As filed with the Securities and Exchange Commission on March 19 , 2021

    Registration No. 333-252996

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FLORA GROWTH CORP.
(Exact name of Registrant as specified in its charter)
Ontario, Canada	2833	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Flora Growth Corp.
65 Queen Street West, Suite 900
Toronto, Ontario M5H 2M5
Tel: +1 (416) 861-2267
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System
28 Liberty Street
New York, New York 10005
Tel: +1 (302) 777-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Rebecca G. DiStefano Greenberg Traurig, P.A. 401 East Las Olas Boulevard, Suite 2000 Fort Lauderdale, Florida 33301 Tel: +1 (954) 768-8221 Fax: +1 (561) 338-7099	Michael Rennie Wildeboer Dellelce LLP 365 Bay Street, Suite 800 Toronto, Ontario M5H 2V1 Tel: +1 (416) 361-4781 Fax: +1 (416) 361-1790	Louis A. Bevilacqua Bevilacqua PLLC 1050 Connecticut Ave., NW, Suite 500 Washington, DC 20036 Tel: +1 (202) 869-0888 Fax: +1 (202) 869-0889

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  □
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging Growth Company ☑
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  □
†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Common Share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares(1)(2)	3,833,333	$4.50(6)	$17,250,000	$1,881.98
Common Shares (3)	1,972,800	-	-	-
Underwriters’ Warrants(4)	-	-	-	-
Common Shares underlying Underwriters’ Warrants(5)	268,333	$5.63	$1,510,715	$164.82
Total			$18,760,715	$2,046.79

(1)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the under the Securities Act of 1933, as amended (the “Securities Act”).  Includes the Common Shares that the underwriters have the option to purchase to cover any over-allotments. See “Underwriting.”

(2)
Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional Common Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(3)
This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders of the Registrant of 1,315,200 common shares and up to 657,600 common shares underlying warrants issued to the selling shareholders as named in the Resale Prospectus.

(4)	No fee required pursuant to Rule 457(g) of the Securities Act.
(5)	Represents underwriters’ warrants to purchase up to an aggregate of seven percent (7%) of the Common Shares sold in the offering at an exercise price equal to one hundred twenty-five percent (125%) of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriters’ warrants is $5.63. The underwriters’ warrants will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the effective date of the registration statement of which this prospectus is a part. The underwriters’ warrants are not exercisable or convertible for more than five years from the commencement of sales of the public offering.
(6)	The assumed offering price of $4.50 per share is the midpoint of the price range set forth on the cover page of this prospectus.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•
Public Offering Prospectus. A prospectus to be used for the public offering of 3,333,333 common shares of the Registrant, as well as up to an additional 500,000 common shares if the underwriters exercise in full their over-allotment option (the “Public Offering Prospectus”), through the underwriter named on the cover page of the Public Offering Prospectus.

•
The Resale Prospectus. A prospectus to be used for the resale by selling shareholders of 1,315,200 common shares (438,400 shares post-split) and up to 657,600 common shares underlying warrants (219,200 shares post-split) of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers;
•	they contain different Offering sections in the Prospectus Summary section beginning on page 1;
•	they contain different Use of Proceeds sections on page 41;
•	a Selling Shareholders section is included in the Resale Prospectus;
•	a Selling Shareholders Plan of Distribution is included in the Resale Prospectus; and
•	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriter.
The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling shareholders.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective.  This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer, solicitation, or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED MARCH 19 , 2021

Flora Growth Corp.
  Common Shares

This is an initial public offering (the “offering”) of our common shares, no par value per share (which we refer to as our “Common Shares”). We are offering 3,333,333 of our Common Shares, as well as up to an additional 500,000 Common Shares if the underwriters exercise in full their over-allotment option, in this offering. It is currently estimated that the initial public offering price will be between $4.00 and $5.00.
Prior to this offering, there has been no public market for our Common Shares.  We are in the process of applying to list our Common Shares and have reserved the symbol “FLGC” for purposes of listing our Common Shares on the NASDAQ Capital Market under the symbol “FLGC.” NASDAQ might not approve such application, and if our application is not approved, this offering cannot be completed.
We are organized under the laws of the Province of Ontario and are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Emerging Growth Company Status.”
Investing in our securities is highly speculative and involves a high degree of risk.  See “Risk Factors” for a discussion of information that should be considered in connection with an investment in our securities.
Neither the U.S. Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Common Share	Total(4)
Initial public offering price(1)	$4.50	$17,250,000
Underwriting discounts and commissions(2)	$0.27	$1,035,000
Proceeds to us (before expenses)(3)	$4.23	$16,215,000

(1)
The initial public offering price of $4.50 per common share is the midpoint of the price range set forth on the cover page of this prospectus. Includes the Common Shares that the underwriters have the option to purchase to cover any over-allotments.

(2)
We have agreed to reimburse the underwriters for certain expenses and the underwriters will receive compensation in addition to underwriting discounts and commissions.  See “Underwriting” for additional disclosure regarding underwriters’ compensation and offering expenses.

(3)	The total estimated expenses related to this offering are set forth in the section entitled "Expenses Related to This Offering".

(4)	Includes exercise of over-allotment by the underwriters.

This offering is being conducted on a firm commitment basis.  The underwriters are obligated to take and purchase all of the Common Shares offered under this prospectus if any such shares are taken.
We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to 15% of the total number of our Common Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable will be $1,035,000  based on an assumed offering price of $4.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and the total gross proceeds to us, before underwriting discounts and commission expenses, will be $17,250,000.  If we complete this offering, net proceeds will be delivered to us on the closing date.
The underwriters expect to deliver the Common Shares to purchasers in the offering on or about           , 2021.

Boustead Securities, LLC

The date of this prospectus is March 19 , 2021.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us.  Neither we nor the underwriters have authorized anyone to provide you with information that is different, and neither we nor the underwriters take any responsibility for, and provide any assurance as to the reliability of, any information, other than the information in this prospectus and any free writing prospectus prepared by us.  We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where such offers and sales
i

are permitted.  This prospectus is not an offer to sell, or a solicitation of an offer to buy, our securities in any jurisdictions where, or under any circumstances under which, the offer, sale, or solicitation is not permitted.  In particular, our securities have not been qualified for distribution by prospectus in Canada and may not be offered or sold in Canada during the course of their distribution hereunder except pursuant to a Canadian prospectus or prospectus exemption. The information in this prospectus and in any free writing prospectus prepared by us is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any free writing prospectus or the time of any sale of our securities.  Our business, results of operations, financial condition, or prospects may have changed since those dates.
Before you invest in our securities, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.
For investors outside of the United States: Neither we nor the underwriters have done anything that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States.  You are required to inform yourselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus.

ABOUT THIS PROSPECTUS
As used in this prospectus, unless the context otherwise requires or otherwise states, references to the “Company,” “we,” “us,” “our,” and similar references refer to Flora Growth Corp., a corporation formed under the laws of the Province of Ontario, and its subsidiaries.
Our functional currency and reporting currency is the U.S. dollar, the legal currency of the United States (which we refer to as “USD”, “US$” or “$”).
INTERNATIONAL FINANCIAL REPORTING STANDARDS
Our financial statements are prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).  Our fiscal year ends on December 31 of each year as does our reporting year.  Therefore, any references to 2019 are references to the fiscal and reporting year from incorporation March 13, 2019 through December 31, 2020.  Our most recent fiscal year ended on December 31, 2019.  See Notes 2 and 3 to our audited consolidated financial statements as of and for the year ended December 31, 2019, included elsewhere in this prospectus, for a discussion of the basis of presentation, functional currency, and translation of financial statements.  In addition to the December 31, 2019 consolidated financial statements, we have also included the unaudited interim condensed consolidated financial statements for the six months ended June 30, 2020.
We have made rounding adjustments to some of the figures included in this prospectus.  Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.
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PROSPECTUS SUMMARY
This summary highlights selected information presented in greater detail elsewhere in this prospectus.  This summary does not include all the information you should consider before investing in our securities.  You should read this summary together with the more detailed information appearing elsewhere in this prospectus, including our audited and unaudited financial statements and related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” elsewhere in this prospectus. Some of the statements in this summary and elsewhere in this prospectus constitute forward-looking statements.  See “Cautionary Note Regarding Forward-looking Statements.”
Our Company
We cultivate and process natural, medicinal-grade cannabis oil and high quality cannabis derived medical and wellbeing products and intend to supply these premium products to large channel distributors, including pharmacies, medical clinics, and cosmetic companies. We are an early-stage private company headquartered in Canada.  Our agricultural and processing operations are in Colombia.  We are an emerging growth company and just began to generate revenues in August 2020 through our Flora Beauty LLC and Hemp Textiles subsidiaries, and in December 2020 following acquisitions of our Cronomed, Breeze, and Kasa subsidiaries. We will require the funding from this offering to begin to plant, grow and harvest our cannabis products on a commercial scale, to produce oil extracts, to access needed facilities and labor and to achieve large channel distribution of our products.

Our Brands and Products

We have developed in-house brands and have completed accretive acquisitions to capitalize on consumer and competitive trends. These divisions fit within the health and wellness space, where we estimate revenue growth can be accelerated with our anticipated new product offerings derived from our cannabinoid or CBD oil.  We have not yet produced commercial grade oil extracts and will require adequate proceeds generated from this offering to do so. We will not have sufficient infrastructure as a grower or have the ability to extract CBD oil in any material amounts until our Research Technology and Processing Centre has been constructed and becomes operational. We intend to increase the size of our facility “module by module” over time as the size of the market for our products increases. See “Risks Related to our Business and Industry”.

Our core products are inclusive of the following:

•Medicinal-Grade Cannabis. Our revenues are expected to begin July 2021, through our 90%-owned subsidiary, Cosechemos YA SAS;

•Cannabis Oils and Extracts. Our revenues are expected to begin July 2021, through our 90%-owned subsidiary, Cosechemos YA SAS;

•Skincare and Beauty Products. Our revenues commenced in August 2020, through our 87% owned subsidiary, Flora Beauty LLC;

•Dermo-Cosmetic Products. Our revenues commenced in December 2020, following our acquisition of our 90%-owned subsidiary, Breeze Laboratory S.A.S. which entity has generated revenues since January 2013;

•Pharmaceutical Products. Our revenues commenced in December 2020, following our acquisition of our 100%-owned subsidiary, Grupo Farmaceutico Cronomed SAS, which entity has generated revenues since March 2005;
•Loungewear and Textiles. Our revenues commenced in October 2020 through our 100%-owned subsidiaries, Hemp Textiles & Co LLC and Hemp Textiles & Co SAS; and

•Food and Beverage Products. Our revenues commenced in December 2020, following our acquisition of our 90%-owned subsidiary Kasa Wholefoods Company SAS Colombia which entity has generated revenues since July 2013.

Global Cannabis Market
We are targeting what we believe to be the lucrative global cannabis market, which is growing at 50% per year and projected to reach $20B by 2024, according to BDS Analytics.  More specifically, the Colombian market offers us a cultivation environment that we believe yields exceptional growing economics and an attractive business environment that is equally favorable to us.  We intend to serve the domestic Colombian market and certain countries in Latin America that have legalized medicinal cannabis and allow for the importation of CBD-based products, addressing the medicinal cannabis needs of prospective Colombian patients with conditions potentially suitable for treatment with medical cannabis. Our current focus is on selling our products in the United States and Colombia in the short term, with expansion to other Latin American countries, Canada and Europe, subject to regulatory conditions in such countries.

We believe that the concentrates and oils segments present the biggest opportunity in the cannabis market, creating a compelling value proposition for our pharmaceutical-grade cannabis oil. Nonetheless, we believe that the cannabis market presents a natural opportunity to diversify revenue streams across consumer segments including wellness, beauty, loungewear, textiles and food and beverages.

Our Competitive Strengths

The market for medicinal cannabis in Colombia is characterized by a structural shortage of supply, with few authorized producers of tetrahydrocannabinol, or THC, dominant cannabis. There are comparatively more producers of CBD dominant cannabis as production of Cannabidiol, or CBD, cannabis is not subject to the quota system in Colombia, which is a system established by the Colombian government to limit the production volume of cannabis plants and derivatives. Although competition in the Colombian market is growing, we believe that we are competitively positioned to capitalize on our early mover status and to satisfy a significant portion of the market’s demand for medicinal cannabis.

We believe that the following competitive strengths have contributed to our success thus far and differentiated us from our competitors:

•
Experienced Management Team.  Our management is experienced and has a fundamental understanding of Colombia’s regulatory framework, the agricultural and scientific processes necessary to develop high quality and consistent medicinal cannabis products.

•
Change in the Global Cannabis Industry.  The global cannabis industry is experiencing significant change as governments embrace regulatory reform, liberalizing the production and consumption of cannabis. It is possible that foreign corporations may enter the Colombian market as a result of Colombia’s regulatory regime, creating the prospect of Colombia becoming a hub for future industry development.

•
Colombian Cultivation Advantage. We anticipate growing our cannabis outdoors in Colombia with favorable environmental conditions.  Further, the strength of the United States dollar is projected to provide us with a cost advantage over our competitors, and Colombia has a workforce highly-skilled in agriculture at a lower cost compared to the United States.

•
Healthy and Sustainable Products.  We produce cannabis and derivative products across food and beverage, cosmetics, and medicinal markets, which markets are projected to grow rapidly as consumers prioritize healthy and sustainable products that are good for themselves, their family, and their environment.

•	Efficient Manufacturing Practices. We have adopted efficient manufacturing practices and logistics, synergizing our operations between our technical and commercial teams
Our Growth Strategies
Our goal is to become a market leader in the cultivation and processing of natural, medicinal-grade cannabis oil and high quality cannabis derived medical and wellbeing products for large channel distributors, including pharmacies, medical clinics, and cosmetic companies.  Our primary strategies to achieve our goals include:

•	Expanding our production capacity. In the near term, our primary strategy is to expand our production capacity as quickly as possible to meet existing demand in the United States and Colombia.
•	Creating Sustainable and Natural Products. We believe that sustainable innovation is key to achieving our production objectives, and the main driver to our product development approach.
•
Expanding our geographic footprint.  Our current focus is on selling our products in the United States and Colombia in the short term, with expansion to other Latin American countries, Canada and Europe, subject to regulatory conditions in such countries.

•
Exploring strategic partnerships.  Because we offer a wide variety of cannabis related products, we believe that we can create a competitive advantage by partnering with influencers, national and multinational companies to jointly develop and market branded cannabis offerings.

•	Pursuing accretive acquisitions. We believe that our deal-making capabilities and experience will allow us to successfully identify, consummate and integrate acquisitions.
Our Acquisitions
Cosechemos Acquisition
Cosechemos YA SAS (“Cosechemos”) became our 90%-owned subsidiary effective October 15, 2019 pursuant to a share purchase agreement (the “Cosechemos Purchase Agreement”) between the Company and Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa (collectively, the “Cosechemos Vendors”). Pursuant to the Cosechemos Purchase Agreement, we acquired 4,500 shares of Cosechemos.  As part consideration for the Cosechemos shares, we granted the Cosechemos Vendors a 10% non-dilutive, free carried interest in Cosechemos (the “Free Carry”). Pursuant to a shareholders agreement with the Cosechemos Vendors (the “Shareholders Agreement”), we are funding the operations of Cosechemos and the Cosechemos Vendors’ equity interest in Cosechemos cannot be diluted by such funding during the time that the Free Carry is in effect.
Kasa Acquisition
Kasa Wholefoods Company SAS Colombia (“Kasa”) became our 90%-owned subsidiary effective December 29, 2020 pursuant to a share purchase agreement (the “Kasa Purchase Agreement”) between the Company and Santiago Mora Bahamon, Laura Londono Tapia, Pablo Silva and Stefan Lauer.  Pursuant to the Kasa Purchase Agreement, we acquired an aggregate of 18,000 shares of Kasa in exchange for aggregate consideration of $235,600, including cash in the amount of $148,300 and discharged debt owed by the sellers to the company in the amount of $87,300.
Breeze Acquisition
Breeze Laboratory S.A.S. (“Breeze”) became our 90%-owned subsidiary effective December 29, 2020 pursuant to a share purchase agreement (the “Breeze Purchase Agreement”) between the Company and Ángel Miguel Ramírez, Roberto Barreto, and Sandra Milena Barreto Garzón.  Pursuant to the Breeze Purchase Agreement, we acquired an aggregate of 46,800 shares of Breeze in exchange for aggregate consideration of $206,200, including cash in the amount of $147,300 and discharged debt owed by the sellers to the company in the amount of $58,900.

Cronomed Acquisition

Grupo Farmaceutico Cronomed SAS (“Cronomed”) became our 100%-owned subsidiary effective December 29, 2020 pursuant to a share purchase agreement (the “Cronomed Purchase Agreement”) between the Company and Luis Gerardo Tovar Osorio, Lucelida Castañeda de Corredor, Inversiones Multicentro S.A.S., Adriana Elizabeth Pérez Medina, Angie Zulanny Jiménez Castellanos, Diego Fernando Ramírez Pardo, Orladis Acero de Ospina, Mary Luz Gonzales Cortés, Olga Lucia Ruge León, Pharmades S.A.S., María Yolima Pedraza Moreno, Diana Patricia Elizalde Arias, Jair Fernely Osuna López and Inversiones Montearroyo. Asociados S.A.S.  Pursuant to the Cronomed Purchase Agreement, we acquired 134 shares of Cronomed in exchange for an aggregate of COP$3,468,631,200 (approximately USD$990,189).
Corporate Structure
The following diagram illustrates our pro forma corporate structure.  For more detail on our corporate history please refer to “History and Corporate Structure.”

Corporate Information
Flora Growth Corp. was incorporated on March 13, 2019 in the Province of Ontario.  Our principal place of business and mailing address is Flora Growth Corp., 65 Queen Street West, Suite 900, Toronto, ON M5V 3W6, and our telephone number is +1 (416) 861-2267.  Our Colombian-based offices are located at Calle 93B # 13-50, Oficina 101, Edificio Hernandez, Bogotá, Colombia and Carrera 25 # 29 - 87 Local 17 A, Giron, Santander, Colombia.  Our website address is www.floragrowth.ca. The information contained on our website or accessible through our website is not incorporated into this prospectus.
Our Intellectual Property Portfolio
We rely on a combination of trademark, patent, copyright and trade secret protection laws in Colombia and other jurisdictions to protect our intellectual property and our brands. We have applied for, and we have received approvals from the Superintendency of Industry and Commerce and the Instituto Nacional de Vigilancia de Medicamentos y Alimentos, for our beauty and skincare, pharmaceutical, loungewear, and food and beverage products.  See “Business—Our Intellectual Property Portfolio” for a summary of such approvals and certificates.

Recent Developments

Reverse Split and Consolidation

Our board of directors and stockholders approved a 1-for-3 reverse split and consolidation of our common shares on March 8, 2021, which will be effected simultaneously with the closing of the offering. The reverse split and consolidation combined each three outstanding common shares into one common share and correspondingly adjusted the conversion prices of our convertible securities. No fractional shares were issued in connection with the reverse split and consolidation, and any fractional shares resulting from the reverse split and consolidation were rounded down to the nearest whole share. All references to common shares, options to purchase common shares, restricted stock, share data, per share data and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the reverse split and consolidation of our common stock as if it had occurred at the beginning of the earliest period presented.  Reference to “post-split” below are references to the number of our common shares after giving effect to this split.
Completed Acquisitions
Effective December 29, 2020, we acquired (i) a 90% equity interest in Kasa pursuant to the Kasa Purchase Agreement; (ii) a 90% equity interest in Breeze pursuant to the Breeze Purchase Agreement; and effective December 18, 2020 we acquired a 100% equity interest in Cronomed pursuant to the Cronomed Purchase Agreement.
On January 12, 2021, we acquired Quipropharma Lab, an asset comprised of a modern Colombia-based manufacturing facility that holds GMP certifications and can produce CBD containing products, pursuant to the Quipropharma Asset Purchase Agreement. We intend to undertake a strategic business combination of our two medical-focused divisions, Cronomed and Breeze Laboratory, along with the newly acquired Quipropharma asset, to form a consolidated Flora Labs medical division.
Assignment of Interests
On December 29, 2020, we were assigned (i) a 10% membership interest in Flora Beauty LLC (5% owned by Andrés Restrepo and 5% owned by Luis Merchan); (ii) a 10% membership interest in Hemp Textiles & Co LLC owned by Luis Merchan; and (iii) a 20% membership interest in Hemp Textiles SAS (5% owned by Santiago Mora Bahamón, 5% owned by Luis Merchan and 10% owned by Nicolás Vásquez). As consideration for the assignment of such membership interests, we granted 190,000 shares of our Common Shares to Mr. Restrepo; 190,000 shares of our Common Shares to Mr. Vazquez; 95,000 shares of our Common Shares to Mr. Bahamón; and paid $300 to Mr. Merchan, who was appointed as the President and Chief Executive Officer by our Board on December 16, 2020.
Novel Coronavirus (COVID-19)
There is an ongoing outbreak of a novel strain of coronavirus (COVID-19), which was first identified in China and has since spread rapidly throughout the world.  The pandemic has resulted in quarantines, travel restrictions, and the temporary closures of stores and business facilities globally for the past few months.  In March 2020, the World Health organization declared COVID-19 to be a pandemic.  Given the rapidly expanding nature of COVID-19 pandemic, we believe there is a risk that our business, results of operations, and financial condition could be significantly adversely affected. We cannot accurately predict the effects COVID-19 will have on our operations and the ability of others to meet their obligations with us, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect our operations and ability to finance our operations.  The effects of COVID-19 on our business, financial condition and results of operations, include, but are not limited to, the following:

•	Agricultural activity has been declared as an essential activity in Colombia. We are operating under a protocol authorized by the Colombian government.

•
At our farm in Santander, all employees receive a new mask and a new set of surgical gloves daily. Hand sanitizer is provided and hand washing protocols are in place. The employees are also provided a transparent face protection mask, which is replaced every 30 days.  All employees have their temperature taken three times daily and must report to the Health and Safety office if they are experiencing any symptoms, including diarrhea, cough, runny nose, or headache.  If an employee reports any of these symptoms, the employee is sent home to isolate for 14 days, if the symptoms persist for 72 hours, the employee is required to go to a hospital.

•
Our farm is located in a rural area, and there have been three positive cases of COVID-19 reported to date.  The province in which the farm is located has reported 475 cases across a population of 2,340,765 to date.

•	Our staff from the Bogotá office have been working from home since March 25, 2020, and staff from the Toronto office have also been working from home since March 17, 2020.

•	To date, there have been 5 reported cases of COVID-19 amongst our staff, with all 5 being completely recovered.

Summary of Risks Related to Our Business and Industry

There are a number of risks that you should carefully consider before making an investment decision regarding this offering.  These risks are discussed more fully in the section entitled “Risk Factors.”   You should read and carefully consider these risks and all of the other information in this prospectus, including the financial statements and the related notes thereto included in this prospectus, before deciding whether to invest in our securities.  If any of these risks actually occur, our business, financial condition, operating results and cash flows could be materially adversely affected.  In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment.  These risk factors include, but are not limited to:
• limited operating history and net losses;
• unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;
• changes in cannabis laws, regulations and guidelines;
• decrease in demand for cannabis and derivative products due to certain research findings, proceedings, or negative media attention;
• damage to reputation as a result of negative publicity;
• exposure to product liability claims, actions and litigation;
• risks associated with product recalls;
• product viability;
• continuing research and development efforts to respond to technological and regulatory changes;
• shelf life of inventory;
• maintenance of effective quality control systems;
• changes to energy prices and supply;
• risks associated with expansion into new jurisdictions;
• regulatory compliance risks;
• opposition to the cannabinoid industry;
• risks related to our operations in Colombia; and
• potential delisting resulting in reduced liquidity of our Common Shares.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer
We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”).  As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to reporting companies that make filings with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”).  For so long as we remain an emerging growth company, we will not be required to, among other things:

•
present more than two years of audited financial statements and two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement of which this prospectus forms a part;

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”);
•	disclose certain executive compensation related items; and
•	seek shareholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements, to the extent applicable to us as a foreign private issuer.
We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year during which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means the market value of our Common Shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, upon the consummation of this offering, we will report in accordance with the rules and regulations applicable to a “foreign private issuer.” As a foreign private issuer, we will take advantage of certain provisions under the rules that allow us to follow the laws of the Province of Ontario for certain corporate governance matters.  Even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;
•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events; and

•	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.
As a foreign private issuer, we will have four months after the end of each fiscal year to file our annual report on Form 20-F with the SEC.  In addition, our executive officers, directors, and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act.
Foreign private issuers, like emerging growth companies, are exempt from certain more stringent executive compensation disclosure rules.  As such, even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are not a foreign private issuer.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer.  We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter.  We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:
(i)	the majority of our executive officers or directors are U.S. citizens or residents;
(ii)	more than 50% of our assets are located in the United States; or
(iii)	our business is administered principally in the United States.
In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer.  Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.  If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

THE OFFERING
Issuer	Flora Growth Corp.
Common Shares Offered
3,333,333 Common Shares (plus up to an additional 500,000 Common Shares if the full over-allotment option is exercised by the underwriters) at an offering price of $4.50 per Common Share, which is the midpoint of the price range set forth on the cover page of this prospectus.

Public Offering Price	The assumed public offering price is $4.50 per Common Share, which is the midpoint of the price range set forth on the cover page of this prospectus.
Common Shares Outstanding Before this Offering	116,071,260 (or 38,690,420 post-split) Common Shares.
Common Shares to be Outstanding Immediately After this Offering	42,023,753 Common Shares (or 42,523,753 if the underwriters exercise the over-allotment option in full).
Underwriting; Over-Allotment Option
This offering is being conducted on a firm commitment basis.  The underwriters are obligated to take and pay for all of the Common Shares if any such shares are taken.  We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to 500,000 additional Common Shares constituting 15% of the total number of our Common Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discount.

Underwriters’ Warrants
We will issue to Boustead Securities, LLC (the “Representative”), the representative of the underwriters, or its permitted designees warrants to purchase up to 268,333 Common Shares if the underwriters exercise their over-allotment option in full. The underwriters’ warrants will have an exercise price of 125% of the per Common Share public offering price, will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the effective date of the registration statement of which this prospectus is a part.. The underwriters’ warrants are not exercisable or convertible for more than five years from the commencement of sales of the public offering.

Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $13,250,000 ($15,350,000 if the full over-allotment option is exercised by the underwriters), assuming an initial public offering price of $4.50 per Common Share (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will use these net proceeds for capital expenditures (including without limitation the construction of our planned Research Technology and Processing Centre), operating capacity, working capital and general corporate purposes, and such other purposes described in “Use of Proceeds.”

Lock-ups
Our company and certain holders of our Common Shares have agreed with the underwriters not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our securities for the following periods from the date on which the trading of our Common Shares on NASDAQ commences: (i) a period of 180 days in the case of our Company; (ii) a period of up to 365 days in the case of holders of our Common Shares, including founder warrant holders but excluding the holders of our Common Shares pursuant to our Regulation A offering.  Notwithstanding the foregoing, if after the first 90 days following the date on which the trading of our Common Shares on NASDAQ commences, the closing bid price of our Common Shares is $8.00 or greater for any ten consecutive trading days, and the average daily trading volume for the first 90 days is 100,000 shares or greater, then the holders may sell up to 33% of his, her or its holdings with a limit of three percent (3%) of the average trading volume on any one day. If after the first 180 days following the date on which the trading of our Common Shares on NASDAQ commences, the closing bid price of our Common Shares is $7.00 or greater for any ten consecutive trading days, and the average daily trading volume for the first 180 days is 100,000 shares or greater, then the holders may sell up to an additional 33% of his, her or its holdings with a limit of three percent (3%) of the average trading volume on any one day. See “Underwriting—No Sales of Similar Securities” for more information.

Listing
We are in the processing of filing a listing application with NASDAQ and intend to list our Common Shares on the NASDAQ Capital Market under the symbol “FLGC.”  Our application could be rejected by NASDAQ, and this offering may not close until we have received NASDAQ’s approval of our application.

Transfer Agent	The transfer agent and registrar for our Common Shares is TSX Trust Company.
Risk Factors
Investing in our securities is highly speculative and involves a high degree of risk.  You should carefully read and consider the information set forth under the heading “Risk Factors”, and all other information contained in this prospectus, before deciding to invest in our securities.

The number of Common Shares to be outstanding immediately after this offering is based on 42,023,753 Common Shares outstanding (post-split) and does not include:
(a)	up to 500,000 Common Shares issuable upon the exercise in full by the underwriters of their over-allotment option to purchase additional Common Shares from us, and
(b)
3,816,667 Common Shares issuable upon exercise of stock options outstanding which are exercisable at an average exercise price of $1.08 per share and 9,298,184 Common Shares issuable upon exercise of common share purchase warrants outstanding which are exercisable at an average exercise price of $2.45 per share.

Except as otherwise indicated, all information in this prospectus assumes:

•
a 1-for-3 reverse split and consolidation of our Common Shares that was approved by our board of directors and stockholders on March 8, 2021, which will be effected simultaneously with the closing of the offering.

•	no exercise by the underwriters of their over-allotment option to purchase additional Common Shares from us.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA
The following tables set forth our summary consolidated financial information and operating data as of its date of incorporation on March 13, 2019 through December 31, 2019 and the six months ended June 30, 2020 and 2019.  You should read the following summary consolidated financial information and operating data in conjunction with, and it is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto, our unaudited condensed consolidated financial statements and the related notes thereto, and the sections entitled “Capitalization”, “Selected Consolidated Financial Information and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, each of which are included elsewhere in this prospectus.
Our summary consolidated statement of income information and operating data for the year ended December 31, 2019, and our related summary consolidated balance sheet information as of December 31, 2019 have been derived from our audited consolidated financial statements as of March 13, 2019 (inception) through December 31, 2019 prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), which are included elsewhere in this prospectus.
Our summary consolidated statement of income information and operating data for the six months ended June 30, 2020 and 2019, and our related summary consolidated balance sheet information as of June 30, 2020 and 2019, have been derived from our unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2020 and 2019, prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), which are included elsewhere in this prospectus.
Our historical results for the periods presented below are not necessarily indicative of the results to be expected for any future periods.

Consolidated Statements of Loss and Comprehensive Loss (Income) (Expressed in United States dollars)	March 13, 2019 (inception) through December 31, 2019	Six Months Ended
		June 30, 2020	June 30, 2019
	(audited)	(unaudited)
Expenses
Consulting and management fees	$2,000,508	$818,866	$1,550,610
Professional fees	182,900	217,960	19,309
General office expenses	175,296	714,947	24,312
Travel expenses	305,874	233,362	219,613
Share based compensation	107,024	344,406	107,024
Depreciation and amortization	25,865	56,617	-
Research and development	21,040	53,405	-
Foreign exchange (gain)	6,119	170,041	-
Loss before interest expense	2,824,626	2,609,604	1,920,868
Interest expense	19,485	72,087	-
Other income	-	(80,579)	-
Net loss for the period	$2,844,111	$2,601,112	$1,920,868

Other comprehensive loss
Exchange differences on foreign operations	(22,877)	(19,046)	-
Total comprehensive loss for the period	$2,821,234	$2,582,066	$1,920,868

Net loss attributable to:
Flora Growth Corp.	$2,824,326	$2,555,413	$1,920,868
Non-controlling interests	$19,785	$45,699	$-

Comprehensive loss attributable to:
Flora Growth Corp.	$2,801,449	$2,536,367	$1,920,868
Non-controlling interests	$19,785	$45,699	$-

Basic and diluted loss per share attributable to Flora Growth Corp.	$0.06	$0.03	$1.00
Weighted average number of Common Shares outstanding – basic and diluted (on a pre-split basis)	44,675,768	81,126,625	1,926,606

RISK FACTORS
An investment in our securities is highly speculative and involves a high degree of risk.  We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties.  You should carefully consider the factors described below, together with all of the other information contained in this prospectus, including the audited and unaudited financial statements and the related notes included in this prospectus, before deciding whether to invest in our securities.  These risk factors are not presented in the order of importance or probability of occurrence.  If any of the following risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected.  In that event, the market price of our securities could decline, and you could lose part or all of your investment.  Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements.  Please refer to the section entitled “Cautionary note regarding forward-looking statements.”
Risks Related to our Business and Industry

We are an early-stage company with limited operating history and may never become profitable.

We are an early-stage company focused on cultivating, processing and supplying natural, medicinal-grade cannabis oil and high quality cannabis derived medical and wellbeing products to large channel distributors, newly-formed in March 2019, and have limited operating history. We have not yet grown nor harvested a commercial cannabis crop nor produced oil extracts, and we will require adequate proceeds generated from this offering to do so. Further, until our Research Technology and Processing Centre has been constructed and becomes operational, we will not sufficient infrastructure as a grower nor have the ability to extract CBD oil in any material amounts. We are currently in discussions with distributors with whom we intend to contract although no definitive agreements have been signed. We have limited financial resources and no source of operating cash flow. In addition, we do not currently have significant revenues and for the year ended December 31, 2019 had losses of $ 2,844,111 and an accumulated deficit of $ 2,824,326 .

Additionally, there can be no assurance that additional funding will be available to us for the development of our business, which will require the commitment of substantial resources. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Potential investors should carefully consider the risks and uncertainties that a company with a limited operating history will face. In particular, potential investors should consider that we may be unable to:

•	successfully implement or execute our business plan, or that our business plan is sound;
•	adjust to changing conditions or keep pace with increased demand;
•	attract and retain an experienced management team; or
•	raise sufficient funds in the capital markets to effectuate our business plan, including product development, licensing and approvals.

The recent Coronavirus (“COVID-19”) outbreak or similar pandemics could adversely affect our operations.

The Company’s operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease and other unforeseen events, including the recent outbreak a of respiratory illness caused by COVID-19 and the related economic repercussions. We cannot accurately predict the effects COVID-19 will have on our operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.

Agricultural activity has been declared as an essential activity in Colombia. Cosechemos is operating under a protocol authorized by the Colombian government. At the farm in Santander, all employees receive a new mask and a new set of surgical gloves daily. Hand sanitizer is provided and hand washing protocols are in place. The employees are also provided a transparent face protection mask, which is replaced every 30 days. All employees have their temperature taken three times daily and must report to the Health and Safety office if they are experiencing any symptoms, including diarrhea, cough, runny nose, or headache. If an employee reports any of these symptoms, the employee is sent home to isolate for 14 days and, if the symptoms persist for 72 hours, the employee is required to go to a hospital.

Recent and future acquisitions and strategic investments could be difficult to integrate, divert the attention of key management personnel, disrupt our business, dilute shareholder value, and harm our results of operations and financial condition.

We have recently acquired the businesses of Kasa, Breeze, Cronomed, as well as the assets of the Quipropharma Lab, and we may in the future seek to acquire or invest in, businesses, products, or technologies that we believe could complement our operations or expand our breadth, enhance our capabilities, or otherwise offer growth opportunities.  Our diversity of product offerings may not be successful. While our growth strategy includes broadening our service and product offerings, implementing an aggressive marketing plan and employing product diversification, there can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand.  We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of our planned growth and diversified product offerings, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. Additionally, the integration of our acquisitions and pursuit of potential future acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. Any acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In addition, we have limited experience in acquiring other businesses. Specifically, we may not successfully evaluate or utilize the acquired products, assets or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. Moreover, the anticipated benefits of any acquisition, investment, or business relationship may not be realized, or we may be exposed to unknown risks or liabilities of our acquisitions.

We may not be able to find and identify desirable acquisition targets or we may not be successful in entering into an agreement with any one target. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could harm our results of operations. In addition, if an acquired business fails to meet our expectations, our business, results of operations, and financial condition may suffer.  In some cases, minority shareholders may exist in certain of our non-wholly-owned acquisitions (for businesses we do not purchase as an 100% owned subsidiary) and  may retain minority shareholder rights which could make a future change of control or corporate approvals for actions more difficult to achieve and/or more costly.

We also make strategic investments in early-stage companies developing products or technologies that we believe could complement our business or expand our breadth, enhance our technical capabilities, or otherwise offer growth opportunities. These investments may be in early-stage private companies for restricted stock. Such investments are generally illiquid and may never generate value. Further, the companies in which we invest may not succeed, and our investments would lose their value.

The farm is located in a rural area, and there have been no positive cases of COVID-19 reported to date. The department in which the farm is located has reported 475 cases across a population of 2,340,765 to date.

Our staff from the Bogotá office have been working from home since March 25, 2020, and staff from the Toronto office have also been working from home since March 17, 2020.

To date, there have been 5 reported cases of COVID-19 amongst our staff, with all 5 being completely recovered.

Certain conditions or events could disrupt the Company’s supply chains, disrupt operations, and increase operating expenses.
Conditions or events including, but not limited to, the following could disrupt the Company’s supply chains and in particular its ability to deliver its products, interrupt operations at its facilities, increase operating expenses, resulting in loss of sales, delayed performance of contractual obligations or require additional expenditures to be incurred: (i) extraordinary weather conditions or natural disasters such as hurricanes, tornadoes, floods, fires, extreme heat, earthquakes, etc.; (ii) a local, regional, national or international outbreak of a contagious disease, including the COVID-19 coronavirus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, or any other similar illness could result in a general or acute decline in economic activity; (iii) political instability, social and labour unrest, war or terrorism; or (iv) interruptions in the availability of basic commercial and social services and infrastructure including power and water shortages, and shipping and freight forwarding services including via air, sea, rail and road.
Cannabis laws, regulations, and guidelines are dynamic and subject to changes.

Cannabis laws and regulations are dynamic and subject to evolving interpretations which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. It is also possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our businesses. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. Management expects that the legislative and regulatory environment in the cannabis industry in Colombia and internationally will continue to be dynamic and will require innovative solutions to try to comply with this changing legal landscape in this nascent industry for the foreseeable future. Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations.

Public opinion can also exert a significant influence over the regulation of the cannabis industry. A negative shift in the public’s perception of the cannabis industry could affect future legislation or regulation in different jurisdictions.

Demand for cannabis and derivative products could be adversely affected and significantly influenced by scientific research or findings, regulatory proceedings, litigation, media attention or other research findings.

The legal cannabis industry in Colombia is at an early stage of its development. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of medicinal cannabis are mixed and evolving and can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medicinal cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favourable to the medicinal cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favourable than, or that question, earlier research reports, findings or publicity, could have a material adverse effect on the demand for medicinal cannabis and on our business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding cannabis in general or associating the consumption of medicinal cannabis with illness or other negative effects or events, could have such a material adverse effect. Public opinion and support for medicinal cannabis use has traditionally been inconsistent and varies from jurisdiction to jurisdiction. Our ability to gain and increase market acceptance of our business may require substantial expenditures on investor relations, strategic relationships and marketing initiatives. There can be no assurance that such initiatives will be successful and their failure to materialize into significant demand may have an adverse effect on our financial condition.

Damage to the Company’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether such publicity is accurate or not.
The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views regarding the Company and its activities, whether true or not. Although the Company believes that it operates in a manner that is respectful to all stakeholders and that it takes pride in protecting its image and reputation, it does not ultimately have direct control over how it is perceived by others. Reputational loss may result in decreased ability to enter into new customer, distributor or supplier relationships, retain existing customers, distributors or suppliers, reduced investor confidence and access to capital, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our projects, thereby having a material adverse effect on our financial performance, financial condition, cash flows and growth prospects.
We are subject to the inherent risk of exposure to product liability claims, actions and litigation.

As a distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused bodily harm or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning health risks, possible side effects or interactions with other substances. Product liability claims or regulatory actions against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.

We are subject to the inherent risks involved with product recalls.
Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labelling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, or at all. In addition, a product recall may require significant management attention. There can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if our products are subject to recall, our reputation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention, potential loss of applicable licenses, and potential legal fees and other expenses.
The Company’s products could have unknown side effects.
If the products the Company sells are not perceived to have the effects intended by the end user, its business may suffer and the business may be subject to products liability or other legal actions. Many of the Company’s products contain innovative ingredients or combinations of ingredients. There is little long-term data available with respect to efficacy, unknown side effects and/or interaction with individual human biochemistry, or interaction with other drugs. Moreover, there is little long-term data available with respect to efficacy, unknown side effects and/or its interaction with individual animal biochemistry. As a result, the Company’s products could have certain side effects if not taken as directed or if taken by an end user that has certain known or unknown medical conditions.

The Company may be unable to anticipate changes in its potential client requirements that could make the Company’s existing products and services obsolete. The Company’s success will depend, in part, on its ability to continue to enhance its product and service offerings so as to address the increasing sophistication and varied needs of the market and respond to technological and regulatory changes and emerging industry standards and practices on a timely and cost-effective basis.
Research regarding the medical benefits, viability, safety, efficacy, use and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages.
There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although the Company believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, investors should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated herein or reach negative conclusions related to medical cannabis, which could have a material adverse effect on the demand for the Company’s products, which could result in a material adverse effect on our business, financial condition and results of operations or prospects.
The Company’s inventory has a shelf life and may reach its expiration and not be sold.
The Company holds finished goods in inventory and its inventory has a shelf life. Finished goods in the Company’s inventory include cannabis flower, cannabis oil products and cosmeceutical. The Company’s inventory may reach its expiration and not be sold. Although management regularly reviews the quantity and remaining shelf life of inventory on hand, and estimates manufacturing and sales lead times in order to manage its inventory, write-downs of inventory may still be required. Any such write-down of inventory could have a material adverse effect on the Company’s business, financial condition, and results of operations.
The seasonal trends in our business create variability in our financial and operating results.
Our financial and operating results are subject to seasonal and quarterly variations in our net revenue and operating income and, as a result, our quarterly results may fluctuate and could be below expectations.
Our business has realized a disproportionate amount of our net revenue and earnings for prior fiscal years in the third and fourth quarter as a result of the holiday season, and we expect this seasonal impact on our operations to continue in the future. If we experience lower than expected net revenue during any third or fourth quarter, it may have disproportionately large effects on our operating results and financial condition for that year. Any factors that harm our third or fourth quarter operating results, including disruptions in our brands or our supply chains or unfavorable economic conditions, could have a disproportionate effect on our results of operations and our financial condition for our entire fiscal year.
The Company may not be able to maintain effective quality control systems.
The Company may not be able to maintain an effective quality control system. The Company ascribes its early successes, in part, on its commitment to product quality and its effective quality control system. The effectiveness of the Company’s quality control system and its ability to obtain or maintain GMP certification with respect to its manufacturing, processing and testing facilities depend on a number of factors, including the design of its quality control procedures, training programs, and its ability to ensure that its employees adhere to the Company’s policies and procedures. The Company also depends on service providers such as toll manufacturers and contract laboratories to manufacture, process or test its products, that are subject to GMP certification requirements.

We expect that regulatory agencies will periodically inspect our and our service providers’ facilities to evaluate compliance with applicable GMP requirements. Failure to comply with these requirements may subject us or our service providers to possible regulatory enforcement actions. Any failure or deterioration of the Company’s or its service providers’ quality control systems, including loss of GMP certification, may have a material adverse effect on the Company’s business, results of operations and financial condition.
Energy prices and supply may be subject to change or curtailment due to new laws or regulations, imposition of new taxes or tariffs, interruptions in production by suppliers, imposition of restrictions on energy supply by government, worldwide price levels and market conditions.
The Company requires diesel and electric energy and other resources for its cultivation and harvest activities and for transportation of cannabis. the Company relies upon third parties for its supply of energy resources used in its operations. The prices for and availability of energy resources may be subject to change or curtailment, respectively, due to, among other things, new laws or regulations, imposition of new taxes or tariffs, interruptions in production by suppliers, imposition of restrictions on energy supply by government, worldwide price levels and market conditions. Although the Company attempts to mitigate the effects of fuel shortages, electricity outages and cost increases, the Company’s operations will continue to depend on external suppliers of fuel and electricity. If energy supply is cut for an extended period and the Company is unable to find replacement sources at comparable prices, or at all, the Company’s business, financial condition and results of operations could be materially and adversely affected.
The Company may face new or unexpected risks associated with expansion into new jurisdictions.
The Company’s expansion and proposed expansion into other jurisdictions is subject to all the normal risks associated with operating in a new jurisdiction. The Company may face new or unexpected risks or significantly increase its exposure to one or more existing risk factors, including economic instability, changes in laws and regulations (including those specifically related to the cannabis industry and related activities), the effects of competition, opposition to the Company’s activities and other risks and uncertainties associated with conducting business in such jurisdictions. The Company will also be subject to new political, legal and regulatory regimes and other risks including but not limited to taxation, price controls, export/import controls, permitting and licensing regimes, environmental laws, labour laws, changing political conditions, repatriation restrictions and currency fluctuations.
The legal and regulatory requirements and local business culture and practices in the foreign countries in which the Company may expand are different from those in which it currently operates. The officers and directors of the Company will rely, to a great extent, on the Company’s local legal counsel and local consultants and advisors in respect of legal, banking, labour, financing and tax matters in order to ensure compliance with material legal, regulatory and governmental developments as they pertain to and affect the Company’s operations, particularly with respect to cannabis or related operations. Increased compliance costs will be incurred by the Company. Further, there can be no assurance that any market for the Company’s products will develop in these new jurisdictions. These factors may limit the Company’s ability to successfully expand its operations into such jurisdictions and may have a material adverse effect on the Company’s business, financial condition and results of operations.
There are risks associated with the regulatory regime and permitting requirements of our operations.
Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products. We may not be able to obtain or maintain the necessary licenses, permits, quotas, authorizations or accreditations to operate our business, or may only be able to do so at great cost. We cannot predict the time required to secure all appropriate regulatory approvals for our products, or the extent of testing and documentation that may be required by local governmental authorities.
Specifically, the validity of the licenses for the cultivation of psychoactive cannabis, non-psychoactive and the manufacture of cannabis derivatives is five years, pursuant to Article 2.8.11.2.1.3. of Decree 613 of 2017 and the Law 1787 of 2016 in relation to the medical and scientific use of cannabis. Such licenses may be renewed for an equal period as many times as requested by the licensee. The license will remain valid as long as it complies with the requirements established by law.
Our officers and directors must rely, to a great extent, on Colombian legal counsel and local consultants retained in order to keep abreast of material legal, regulatory and governmental developments as they pertain to and affect our business operations, and to assist us with governmental relations. We must rely, to some extent, on those members of management and the Board who have previous experience working and conducting business in Colombia in order to enhance our understanding of and appreciation for the local business culture and practices in Colombia.

We also rely on the advice of local experts and professionals in connection with any current and new regulations that develop in respect of banking, financing and tax matters in Colombia. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices in Colombia are beyond our control and may adversely affect our business.
We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage by reason of our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition.
The cannabinoid industry faces strong opposition and may face similar opposition in other jurisdictions in which we operate.
Many political and social organizations oppose hemp and cannabis and their legalization, and many people, even those who support legalization, oppose the sale of hemp and cannabis in their geographies. Our business will need support from local governments, industry participants, consumers and residents to be successful. Additionally, there are large, well-funded businesses that may have a strong opposition to the cannabis industry. For example, the pharmaceutical and alcohol industries have traditionally opposed cannabis legalization. Any efforts by these or other industries opposed to cannabis would make in halting or impeding the cannabis industry could have detrimental effects on our business.

We are subject to the risks inherent in an agricultural business.
Our business involves the growing of cannabis, which is an agricultural product. The occurrence of severe adverse weather conditions, especially droughts, fires, storms or floods is unpredictable and may have a potentially devastating impact on agricultural production and may otherwise adversely affect the supply of cannabis. Adverse weather conditions may be exacerbated by the effects of climate change and may result in the introduction and increased frequency of pests and diseases. The effects of severe adverse weather conditions may reduce our yields or require us to increase our level of investment to maintain yields. Additionally, higher than average temperatures and rainfall can contribute to an increased presence of insects and pests, which could negatively affect cannabis crops. Future droughts could reduce the yield and quality of our cannabis production, which could materially and adversely affect our business, financial condition and results of operations.
The occurrence and effects of plant disease, insects and pests can be unpredictable and devastating to agricultural production, potentially rendering all or a substantial portion of the affected harvests unsuitable for sale. Even when only a portion of the production is damaged, our results of operations could be adversely affected because all or a substantial portion of the production costs may have been incurred. Although some plant diseases are treatable, the cost of treatment can be high and such events could adversely affect our operating results and financial condition. Furthermore, if we fail to control a given plant disease and the production is threatened, we may be unable to adequately supply our customers, which could adversely affect our business, financial condition and results of operations. There can be no assurance that natural elements will not have a material adverse effect on production.
Our operations could be materially and adversely affected if the supply of cannabis seeds is ceased or delayed and we do not find replacement suppliers and obtain all necessary authorizations.
If for any reason the supply of cannabis seeds is ceased or delayed, we would have to seek alternate suppliers and obtain all necessary authorization for the new seeds. If replacement seeds cannot be obtained at comparable prices, or at all, or if the necessary authorizations are not obtained, our business, financial condition and results of operations would be materially and adversely affected.
Many of our competitors have greater resources that may enable them to compete more effectively than us in the cannabis industry.
The industry in which we operate is subject to intense and increasing competition. Some of our competitors have a longer operating history and greater capital resources and facilities, which may enable them to compete more effectively in this market. We expect to face additional competition from existing licensees and new market entrants who are granted licenses in Colombia, who are not yet active in the industry. If a significant number of new licenses are granted in the near term, we may experience increased competition for market share and may experience downward pricing pressure on our products as new entrants increase production. Such competition may cause us to encounter difficulties in generating revenues and market share, and in positioning our products in the market. If we are unable to successfully compete with existing companies and new entrants to the market, our lack of competitive advantage will have a negative effect on our business and financial condition.
The Company could face competitive risks from the development and distribution of synthetic cannabis.
The pharmaceutical industry and others may attempt to enter the cannabis industry and, in particular, the medical cannabis industry through the development and distribution of synthetic products that emulate the effects of and treatment provided by naturally occurring cannabis. If synthetic cannabis products are widely adopted, the widespread popularity of such synthetic cannabis products could change the demand, volume and profitability of the botanical cannabinoid industry. This could adversely affect our ability to secure long-term profitability and success through the sustainable and profitable operation of our business.

The legalization of adult-use, recreational cannabis may reduce sales of medical cannabis.
Legalization of the sale to adults of recreational, non-medical cannabis in any country may increase competition in the medical cannabis market. We may not be able to achieve our business plan in a highly competitive market where recreational, adult-use cannabis is legal, or the market may experience a drop in the price of cannabis and cannabis products over time, decreasing our profit margins.
The Company is reliant on third party transportation services and importation services to deliver its products to customers.
The Company relies on third party transportation services and importation services to deliver its products to its customers. The Company is exposed to the inherent risks associated with relying on third party transportation service-providers, including logistical problems, delays, loss or theft of product and increased shipping and insurance costs. Any delay in transporting the product, breach of security or loss of product, could have a material adverse effect on the Company’s business, financial performance and results of operations. Further, any breach of security and loss of product during transport could affect the Company’s status as a licensed producer in Colombia.
The Company is dependent on suppliers to supply equipment, parts and components for the operation of its business.
The Company’s ability to compete and grow will be dependent upon having access, at a reasonable cost and in a timely manner, to equipment, parts and components. No assurances can be given that the Company will be successful in maintaining the required supply of equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by capital expenditure programs may be significantly greater than anticipated or available, in which circumstance there could be a materially adverse effect on the Company’s financial results.
We may not be able to establish and maintain bank accounts in certain countries.
There is a risk that banking institutions in countries where we operate will not open accounts for us or will not accept payments or deposits from proceeds related to the cannabis industry. Such risks could increase our costs or prevent us from expanding into certain jurisdictions.

The Company may be subject to cyber-security and privacy risks that could disrupt its operations and expose the Company to financial losses, contractual losses, liability, reputational damage and additional expense.
The Company may be subject to risks related to our information technology systems, including cyber-attacks, malware, ransomware and phishing attacks that could target our intellectual property, trade secrets, financial information, personal information of our employees, customers and patients, including sensitive personal health information. The occurrence of such an attack could disrupt our operations and expose the Company to financial losses, contractual damages, liability under labour and privacy laws, reputational damage and additional expenses. We have implemented security measures to protect our data and information technology systems; however, such measures may not be effective in preventing cyber-attacks. We may be required to allocate additional resources to implement additional preventative measures including significant investments in information technology systems. A serious cyber-security breach could have a material adverse effect on our business, financial condition and results of operations.
The Company may collect and store certain personal information about customers and is responsible for protecting such information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. In addition, theft of data is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such privacy breach or theft could have a material adverse effect on the Company’s business, financial condition and results of operations. If the Company were found to be in violation of privacy or security rules or other laws protecting the confidentiality of information, the Company could be subject to sanctions and civil or criminal penalties, which could increase its liabilities, harm its reputation and have a material adverse effect on the Company’s business, financial condition and results of operations.
The Company may incur significant costs to defend its intellectual property and other proprietary rights.
The ownership and protection of trademarks, patents, trade secrets and intellectual property rights are significant aspects of the Company's future success. Unauthorized parties may attempt to replicate or otherwise obtain and use the Company's products and technology. Policing the unauthorized use of the Company's current or future trademarks, patents, trade secrets or intellectual property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others.

In addition, other parties may claim that the Company's products infringe on their proprietary and perhaps patent protected rights. Such claims, regardless of their merit, may result in the expenditure of significant financial and managerial resources, legal fees, injunctions, temporary restraining orders and/or require the payment of damages. As well, the Company may need to obtain licenses from third parties who allege that the Company has infringed on their lawful rights. Such licenses may not be available on terms acceptable to the Company or at all. In addition, the Company may not be able to obtain or utilize on terms that are favorable to it, or at all, licenses or other rights with respect to intellectual property that it does not own.
Risks Related to Operations in Colombia

We are reliant on certain licenses and authorizations to operate in Colombia.

Our ability to grow, store and sell cannabis in Colombia is dependent on our ability to sustain and/or obtain the necessary licenses and authorizations by certain authorities in Colombia. To date, we have received the Non-Psychoactive Cannabis Cultivation License and the Cannabis Derivatives Manufacturing License, and we have applied for the Psychoactive Cannabis Cultivation License. The effects of the compliance regime, any delays in obtaining, or failure to obtain or keep the regulatory approvals may significantly delay or impair the development of markets, products and sales initiatives and could have a material adverse effect on our business, results of operations and financial condition.

The licenses and authorizations are subject to ongoing compliance and reporting requirements and our ability to obtain, sustain or renew any such licenses and authorizations on acceptable terms is subject to changes in regulations and policies and to the discretion of the applicable authorities or other governmental agencies in Colombia and potentially in other foreign jurisdictions. Failure to comply with the requirements of the licenses or authorizations or any failure to maintain the licenses or authorizations would have a material adverse effect on our business, financial condition and operating results. Specifically, the validity of the licenses for the cultivation of psychoactive cannabis, non-psychoactive and the manufacture of cannabis derivatives is five years, pursuant to Article 2.8.11.2.1.3. of Decree 613 of 2017 and the Law 1787 of 2016 in relation to the medical and scientific use of cannabis. Such licenses may be renewed for an equal period as many times as requested by the licensee. The license will remain valid as long as it complies with the requirements established by law.

Although we believe that we will meet the requirements to obtain, sustain or renew the necessary licenses and authorizations, there can be no guarantee that the applicable authorities will issue these licenses or authorizations. Should the authorities fail to issue the necessary licenses or authorizations, we may be curtailed or prohibited from the production and/or distribution of cannabis or from proceeding with the development of our operations as currently proposed and our business, results of operations and financial condition may be materially adversely affected.
Restrictions or regulations concerning changes in corporate structure may discourage transactions that otherwise could involve payment of a premium over prevailing market process for our securities.

Colombian cannabis licenses are granted on a non-transferable, non-exchangeable and non-assignable basis. Any breach of this restriction may result in the revocation of the license. While there are no specific regulations or restrictions regarding the effects of a change in control, modification of the corporate structure, issuance of shares, or any changes in holders or final beneficiaries on the cannabis licenses, these restrictions may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our operations are located in Colombia, which may make it more difficult for investors to understand and predict how changing market and economic conditions will affect our financial results.

Our operations are located in Colombia and, consequently, are subject to the economic, political and tax conditions prevalent in that country. The economic conditions in Colombia are subject to different growth expectations, market weaknesses and business practices than economic conditions in other markets. We may not be able to predict how changing market conditions in Colombia will affect our financial results.

As of the date of this prospectus, Colombia’s long-term foreign currency sovereign credit ratings were affirmed “Baa2” by Moody’s, “BBB-” by S&P and “BBB” by Fitch, three of the main rating agencies worldwide. The Colombian economy is expected to experience a modest recovery in growth in 2019, along with a decrease in the current account deficit and a marginal increase in debt in the coming three years. The stable outlook reflects their expectation that Colombia’s established political institutions and track record of consensus on key economic policies will contribute to economic stability and continuity over the coming two to three years.

Colombia’s economy, like most Latin-American countries, continues to suffer from the effects of lower commodity prices, mainly oil, reflected in its elevated level of external debt. Even though the country has taken measures to stabilize the economy, it is uncertain how these measures will be perceived and if the intended goal of increasing investor’s confidence will be achieved.

Colombia’s financial and securities markets are influenced by the economic and market conditions in other countries.

Financial and securities markets in Colombia are influenced by the economic and market conditions in other countries, including other South American emerging market countries. Although economic conditions in these countries may differ significantly from economic conditions in Colombia, international investors’ reactions to developments in these other countries, may substantially affect capital inflows into the Colombian economy, and the market value of securities of issuers with operations in Colombia.

Economic downturn or volatility could have a material adverse effect on our business, financial condition and results of operations. In addition, weakening of economic conditions could lead to reductions in demand for our products.  Further, weakened economic conditions or a recession could reduce the amount of income customers are able to spend on our products. In addition, as a result of volatile or uncertain economic conditions, we may experience the negative effects of increased financial pressures on our clients. For instance, our business, financial condition and results of operations could be negatively affected by increased competitive pricing pressure, which could result in the incurrence of increased bad debt expense. If we are not able to timely and appropriately adapt to changes resulting from a weak economic environment, our business, results of operations and financial condition may be materially and adversely affected.

While we do not currently operate in protected areas established by the National System of Protected Areas, we cannot provide assurances that areas in which we operate will not be subject to risks associated therewith in the future.

Under Colombian laws, competent governmental authorities are not allowed to grant any type of cannabis licenses on properties that are located within areas registered as national parks or protected areas in the National System of Protected Areas (“SINAP”). Additionally, the Colombian government is entitled to create new protected areas based on their environmental relevance, which might result in the prohibition to conduct any type of activities on those areas or the need to obtain specific environmental authorizations or permits.

We do not operate in a protected area and we believe that we are not currently at risk of expropriation pursuant to the SINAP, but we cannot assure you that the areas in which we operate will not be subject to such risks in the future.

Economic and political conditions in Colombia may have an adverse effect on our financial condition and results of operations.

Our operations are located in Colombia. Consequently, our financial condition and results of operations depend significantly on macroeconomic and political conditions prevailing in Colombia. Decreases in the growth rate, periods of negative growth, increases in inflation, changes in law, regulation, policy, or future judicial rulings and interpretations of policies involving exchange controls and other matters such as (but not limited to) currency depreciation, inflation, interest rates, taxation, banking laws and regulations and other political or economic developments in or affecting Colombia may affect the overall business environment and may, in turn, adversely affect our financial condition and results of operations in the future. The Colombian government frequently intervenes in Colombia’s economy and from time to time makes significant changes in monetary, fiscal and regulatory policy. Our business and results of operations or financial condition may be adversely affected by changes in government or fiscal policies, and other political, diplomatic, social and economic developments that may affect Colombia. We cannot predict what policies the Colombian government will adopt and whether those policies would have a negative effect on the Colombian economy or on our business and financial performance in the future.
We cannot assure you whether current stability in the Colombian economy will be sustained. If the condition of the Colombian economy were to deteriorate, we would likely be adversely affected.

Colombia could experience substantial inflation in the future resulting in the Company’s costs in the Colombian peso increasing significantly.
Colombia has in the past experienced double-digit rates of inflation. If Colombia experiences substantial inflation in the future, the Company’s costs in Colombian peso terms will increase significantly, subject to movements in applicable exchange rates. Inflationary pressures may also curtail the Company’s ability to access global financial markets in the longer term and its ability to fund planned capital expenditures, and could materially adversely affect the Company’s business, financial condition and results of operations. The Colombian government’s response to inflation or other significant macro-economic pressures may include the introduction of policies or other measures that could increase the Company’s costs, reduce operating margins and materially adversely affect its business, financial condition and results of operations.

Certain of the Company’s key documents are in Spanish, and translations may not exist or be readily available.
As a result of the Company conducting its operations in Colombia, certain of the Company’s subsidiaries’ books and records, including key documents such as material contracts and financial documentation are principally negotiated and entered into in the Spanish language and English translations may not exist or be readily available. The Company relies on the use of professional translators for in person meetings with non-Spanish speakers where required, and for document translation. The Company does not foresee that significant additional accommodations will be required. The Company does not have a formal communication plan that sets out measures that will be taken to mitigate any potential communication-related issues as it does not consider one necessary. All material documents provided to the directors are in the English language. If any material documents are in an original language other than English, the documents are translated by certified translators. All members of the Company’s Board of Directors and its executive officers are fluent in English. Additionally, the following directors and officers of the Company are fluent in the Spanish language: Luis Merchan, President, CEO and Director; Damian Lopez, VP Strategy and Legal; and Javier Franco, VP Agriculture.
The Colombian government and the Central Bank exercise significant influence on Colombia’s economy.

Although the Colombian government has not imposed foreign exchange restrictions since 1990, Colombia’s foreign currency markets have historically been extremely regulated. Colombian law permits the Central Bank of Colombia (the “Central Bank”) to impose foreign exchange controls to regulate the remittance of dividends and/or foreign investments in the event that the foreign currency reserves of the Central Bank fall below a level equal to the value of three months of imports of goods and services into Colombia. An intervention that precludes our Colombian subsidiary from possessing, utilizing or remitting U.S. Dollars would impair our financial condition and results of operations, and would impair the Colombian subsidiary’s ability to convert any dividend payments to U.S. dollars.

The Colombian government and the Central Bank may also seek to implement new policies aimed at controlling further fluctuation of the Colombian peso against the U.S. dollar and fostering domestic price stability. The Central Bank may impose certain mandatory deposit requirements in connection with foreign-currency denominated loans obtained by Colombian residents. We cannot predict or control future actions by the Central Bank in respect of such deposit requirements, which may involve the establishment of a different mandatory deposit percentage. The U.S. dollar/Colombian peso exchange rate has shown some instability in recent years.

Colombia has experienced and continues to experience internal security issues that have had or could have a negative effect on the Colombian economy and our financial condition.

Colombia is subject to sustained internal security issues, primarily due to the activities of guerrilla groups, such as dissidents from the former Revolutionary Armed Forces of Colombia (Fuerzas Armadas Revolucionarias de Colombia), or “FARC,” the National Liberation Army (Ejército de Liberación Nacional), or “ELN,” paramilitary groups, drug cartels and criminal gangs (Bacrim). In remote regions of the country with minimal governmental presence, these groups have exerted influence over the local population and funded their activities by protecting and rendering services to drug traffickers and participating in drug trafficking activities. Even though the Colombian government’s policies have reduced guerilla presence and criminal activity, particularly in the form of terrorist attacks, homicides, kidnappings and extortion, such activity persists in Colombia, and possible escalation of such activity and the effects associated with them have had and may have in the future a negative effect on the Colombian economy and on us, including on our customers, employees, results of operations and financial condition. The Colombian government commenced peace talks with the FARC in August 2012, and peace negotiations with the ELN began in November 2016. The Colombian government and the FARC signed a peace deal on September 26, 2016, which was amended after voters rejected it in the referendum held on October 2, 2016. The new agreement was signed on November 24, 2016 and was ratified by the Colombian Congress on November 30, 2016 and is being implemented after four years of negotiations. Pursuant to the peace agreements negotiated between the FARC and the Colombian government in 2016, the FARC occupies five seats in the Colombian Senate and five seats in the Colombian House of Representatives. The new deal clarifies protection to private property, is expected to increase the government’s presence in rural areas and bans former rebels from running for office in certain newly created congressional districts in post-conflict zones. As a result, during the transition process, Colombia may experience an increase in internal security issues, drug-related crime and guerilla and paramilitary activities, which may have a negative effect on the Colombian economy. Our business or financial condition could be adversely affected by rapidly changing economic or social conditions, including the Colombian government’s response to implementation of the agreement with FARC and ongoing peace negotiations, if any, which may result in legislation that increases the tax burden of Colombian companies.

Despite efforts by the Colombian government, drug-related crime, guerrilla paramilitary activity and criminal bands continue to exist in Colombia, and allegations have surfaced regarding members of the Colombian congress and other government officials having ties to guerilla and paramilitary groups. Although the Colombian government and ELN have been in talks since February 2017 to end a five-decade war, the Colombian government has suspended the negotiations after a series of rebel attacks. On January 17, 2019, a car with explosives burst through the gates at a police academy in Bogotá resulting in 21 people dead and many injured. The Colombian Defense Minister confirmed that the terrorist attack was perpetrated by the ELN. Any possible escalation in the violence associated with this terrorist attack and/or these activities may have a negative effect on the Colombian economy. In addition, the current administration has not honored the peace protocols to be applied in the event of a suspension of peace negotiations entered into by the prior administration, on the grounds that these protocols are only binding to the administration that agreed to them. This situation could result in escalated violence by the ELN and may have a negative effect on the credibility of the Colombian government which could in turn have a negative effect on the Colombian economy. Any terrorist activity in Colombia generally may disrupt supply chains and discourage qualified individuals from being involved with our operations.

Political and economic instability in the region may affect the Colombian economy and, consequently, our results of operations and financial condition.

Some of Colombia’s neighboring countries, particularly Venezuela, have experienced and continue to experience periods of political and economic instability. According to figures from the United Nations, more than two million Venezuelans have emigrated amid food and medicine shortages and profound political divisions in their country.  Approximately half of those migrants have opted to live in Colombia, and many have arrived with only what they could carry. Providing migrants with access to healthcare, utilities and education may have a negative effect on Colombia’s economy if the Colombian government is not able to respond adequately to legalize migrants, generate programs to help them find formal jobs, and increase tax revenue and consumption.

Moreover, diplomatic relations with Venezuela and Ecuador have from time to time been tense and affected by events surrounding the Colombian military forces’ confrontations with guerilla groups, particularly on Colombia’s borders with each of Venezuela and Ecuador. More recently, the Colombian government joined an international campaign against Nicolás Maduro asking him to relinquish power, which has further increased diplomatic tensions with Venezuela.

On November 19, 2012, the International Court of Justice placed a sizeable area of the Caribbean Sea within Nicaragua’s exclusive economic zone, which until then had been deemed by Colombia as part of its own exclusive economic zone. A worsening of diplomatic relations between Colombia and Nicaragua involving the disputed waters could result in the Nicaraguan government taking measures, or a reaction among the Nicaraguan public, which would be detrimental to Colombian-owned interests in that country.
Further economic and political instability in Colombia’s neighboring countries or any future deterioration in relations with Venezuela, Ecuador, Nicaragua and other countries in the region may result in the closing of borders, the imposition of trade barriers and a breakdown of diplomatic ties, or a negative effect on Colombia’s trade balance, economy and general security situation, which may adversely affect our results of operations and financial condition.

Finally, political conditions such as changes in the United States policies related to immigration and remittances could affect the regions in which we operate. Economic conditions in the United States and the region generally may be affected by the new United States-Mexico-Canada Agreement. This could have an indirect effect on the Colombian economy and other countries in which we may operate.

The Company is subject to risks from its construction projects, including the anticipated construction of its Research Technology and Processing Centre.
The Company is subject to a number of risks in connection with the construction of facilities in Colombia, including the availability and performance of engineers and contractors, suppliers and consultants and the receipt of required governmental approvals, licenses and permits. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which the Company is dependent in connection with its construction activities, a delay in or failure to receive the required governmental approvals, licenses and permits in a timely manner or on reasonable terms, or a delay in or failure in connection with the completion and successful operation of the operational elements in connection with construction could delay or prevent the construction of the Research Technology and Processing centre as planned. Until the Company’s Research Technology and Processing Centre has been constructed and becomes operational, the Company will not have the ability to extract CBD oil in any material amount. There can be no assurance that current or future construction plans implemented by the Company will be successfully completed on time, within budget and without design defect, that the necessary personnel and equipment will be available in a timely manner or on reasonable terms to successfully complete construction projects, that the Company will be able to obtain all necessary governmental approvals, licenses and permits, or that the completion of the construction, the start-up costs and the ongoing operating costs will not be significantly higher than anticipated by the Company. Any of the foregoing factors could adversely affect our operations and financial condition.

Any additional taxes resulting from changes to tax regulations or the interpretation thereof in Colombia or other countries where we operate, could adversely affect our consolidated results.
Uncertainty relating to tax legislation poses a constant risk to us.  Colombian national authorities have levied new taxes in recent years.  Changes in legislation, regulation and jurisprudence can affect tax burdens by increasing tax rates and fees, creating new taxes, limiting stated expenses and deductions, and eliminating incentives and non-taxed income.
Additional tax regulations could be implemented that could require us to make additional tax payments, negatively affecting our financial condition, results of operation, and cash flow. In addition, either national or local taxing authorities may not interpret tax regulations in the same way that we do. Differing interpretations could result in future tax litigation and associated costs.
Risks Related to Our Regulatory Framework
Marijuana remains illegal under U.S. federal law, and the enforcement of U.S. cannabis laws could change.
There are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana remains a Schedule I drug under the Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. In those states in which the use of marijuana has been legalized, its use remains a violation of federal law pursuant to the Controlled Substances Act. The Controlled Substances Act classifies marijuana as a Schedule I controlled substance, and as such, medical and adult use cannabis use is illegal under U.S. federal law. Unless and until the U.S. Congress amends the Controlled Substances Act with respect to marijuana (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable U.S. federal money laundering legislation. While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis regulatory programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve us of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against us. Since U.S. federal law criminalizing the use of marijuana pre-empts state laws that legalize its use, enforcement of federal law regarding marijuana is a significant risk and would greatly harm our business, prospects, revenue, results of operation and financial condition. The enforcement of federal laws in the United States is a risk to our business and any proceedings brought against us thereunder may materially, adversely affect our operations and financial performance.
Our activities are, and will continue to be, subject to evolving regulation by governmental authorities. The legality of the production, cultivation, extraction, distribution, retail sales, transportation and use of cannabis differs among states in the United States. Due to the current regulatory environment in the United States, new risks may emerge; management may not be able to predict all such risks.
Due to the conflicting views between state legislatures and the federal government regarding cannabis, cannabis businesses are subject to inconsistent laws and regulations. There can be no assurance that the federal government will not enforce federal laws relating to marijuana and seek to prosecute cases involving marijuana businesses that are otherwise compliant with state laws in the future. The prior U.S. administration attempted to address the inconsistent treatment of cannabis under state and federal law in the Cole Memorandum that Deputy Attorney General James Cole sent to all U.S. Attorneys in August 2013, which outlined certain priorities for the U.S. Department of Justice (the “DOJ”) relating to the prosecution of cannabis offenses. The Cole Memorandum noted that, in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, production, distribution, sale and possession of cannabis, conduct in compliance with such laws and regulations was not a priority for the DOJ. However, the DOJ did not provide (and has not provided since) specific guidelines for what regulatory and enforcement systems would be deemed sufficient under the Cole Memorandum.
On January 4, 2018, former U.S. Attorney General Jeff Sessions formally issued the Sessions Memorandum, which rescinded the Cole Memorandum effective upon its issuance. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime,” and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to cannabis activities.

As a result of the Sessions Memorandum, federal prosecutors are now free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities, despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and thus it is uncertain how active U.S. federal prosecutors will be in the future in relation to such activities.
There can be no assurance that the federal government will not enforce federal laws relating to cannabis and seek to prosecute cases involving cannabis businesses that are otherwise compliant with state laws in the future. Jeff Sessions resigned as U.S. Attorney General on November 7, 2018. On February 14, 2019, William Barr was confirmed as U.S. Attorney General. Mr. Barr has stated that he does not support cannabis legalization but has also stated that he does not intend to prosecute cannabis businesses that are in compliance with state laws. Most states that have legalized cannabis continue to craft their regulations pursuant to the Cole Memorandum. Federal enforcement agencies have taken little or no action against state-compliant cannabis businesses. However, the DOJ may change its enforcement policies at any time, with or without advance notice.
The uncertainty of U.S. federal enforcement practices going forward and the inconsistency between U.S. federal and state laws and regulations present major risks for the Company.
Any failure on our part to comply with applicable regulations could prevent us from being able to carry on our business, and there may be additional costs associated with any such failure.
Our business activities are heavily regulated in all jurisdictions where we do business. Our operations are subject to various laws, regulations and guidelines by governmental authorities relating to the cultivation, processing, manufacture, marketing, management, distribution, transportation, storage, sale, packaging, labelling, pricing and disposal of cannabis and cannabis products. In addition, we are subject to laws and regulations relating to employee health and safety, insurance coverage and the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services.
Any failure by us to comply with the applicable regulatory requirements could
•	require extensive changes to our operations;
•	result in regulatory or agency proceedings or investigations;
•	result in the revocation of our licenses and permits, increased compliance costs;
•	result in damage awards, civil or criminal fines or penalties;
•	result in restrictions on our operations;
•	harm our reputation; or
•	give rise to material liabilities.
There can be no assurance that any future regulatory or agency proceedings, investigations or audits will not result in substantial costs, a diversion of management’s attention and resources or other adverse consequences to our business.

Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all necessary regulatory approvals for the cultivation, processing, production, storage, distribution, transportation, sale, import and export, as applicable, of our products. Any failure to comply with the regulatory requirements applicable to our operations may lead to possible sanctions, including:
•	the revocation or imposition of additional conditions on licenses to operate our business;
•	the suspension or expulsion from a particular market or jurisdiction or of our key personnel;
•	the imposition of additional or more stringent inspection, testing and reporting requirements;
•	product recalls or seizures; and
•	the imposition of fines and censures.
In addition, changes in regulations, government or judicial interpretation of regulations, or more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities or a revocation of our licenses and other permits. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely affect our ongoing regulatory compliance costs. There is no assurance that we will be able to comply or continue to comply with applicable regulations.
The FDA Limits the Ability to Discuss the Medical Benefits of CBD.
Under FDA rules it is illegal for companies to make “health claims” or claim that a product has a specific medical benefit. The FDA has not recognized any medical benefits derived from CBD, which means that Company is not legally permitted to advertise any potential health claims related to its CBD products. Because of the perception among many consumers that CBD is a health/medicinal product, Company’s inability to make such health claims about its CBD products, may limit Company’s ability to market and sell its product to consumers, which would negatively affect Company’s revenues and profits.
The legal cannabis market is a relatively new industry. As a result, the size of our target market is difficult to quantify, and investors will be reliant on their own estimates on the accuracy of market data.
Because the cannabis industry is in a nascent stage, there is a lack of information about comparable companies available for potential investors to review in deciding about whether to invest in us and, few, if any, established companies whose business model we can follow or upon whose success we can build. Accordingly, investors should rely on their own estimates regarding the potential size, economics and risks of the cannabis market in deciding whether to invest in our Common Shares. We are an early-stage company that has not generated net income. There can be no assurance that our growth estimates are accurate or that the cannabis market will be large enough for our business to grow as projected.
Although we are committed to researching and developing new markets and products and improving existing products, there can be no assurances that such research and market development activities will prove profitable or that the resulting markets or products, if any, will be commercially viable or successfully produced and marketed. We must rely largely on our own market research to forecast sales and design products as detailed forecasts and consumer research are not generally obtainable from reliable third-party sources in Canada and in other international jurisdictions.
In addition, there is no assurance that the industry and market will continue to exist and grow as currently estimated or anticipated or function and evolve in the manner consistent with management’s expectations and assumptions. We could also be subject to other events or circumstances that that adversely affect the cannabis industry, such as the imposition of further restrictions on sales and marketing or further restrictions on sales in certain areas and markets.

Risks Related to Financials and Accounting

We may increase our foreign sales in the future, and such sales may be subject to unexpected regulatory requirements and other barriers.

Our functional currency is denominated in U.S. dollars. We currently expect that sales will be denominated in Colombian pesos and may, in the future, have sales denominated in the currencies of additional countries in which we establish operations or distribution. In addition, we incur the majority of our operating expenses in Colombia pesos. In the future, the proportion of our sales that are international may increase. Such sales may be subject to unexpected regulatory requirements and other barriers. Any fluctuation in the exchange rates of foreign currencies may negatively affect our business, financial condition and results of operations. We have not previously engaged in foreign currency hedging. If we decide to hedge our foreign currency exposure, we may not be able to hedge effectively due to lack of experience, unreasonable costs or illiquid markets. In addition, those activities may be limited in the protection they provide from foreign currency fluctuations and can themselves result in losses.

Assumptions, estimates and judgments related to critical accounting matters could significantly affect our reported financial results or financial condition.

The preparation of financial statements in conformity with International Financial Reporting Standards issued by the International Accounting Standards Board requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the notes to our financial statements, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if the assumptions change or if actual circumstances differ from those in the assumptions, which could cause our operating results to fall below the expectations of securities analysts and investors, resulting in a decline in the price of our Common Shares. Significant assumptions and estimates used in preparing the financial statements include those related to the credit quality of accounts receivable, income tax credits receivable, share based payments, impairment of non-financial assets, fair value of biological assets, as well as revenue and cost recognition.

There are tax risks the Company may be subject to in carrying on business in multiple jurisdictions.

We and our subsidiaries will operate and, accordingly, will be subject to income tax and other forms of taxation in multiple jurisdictions. We may be subject to income taxes and non-income taxes in a variety of jurisdictions and our tax structure may be subject to review by both domestic and foreign taxation authorities.  Those tax authorities may disagree with our interpretation and/or application of relevant tax rules. A challenge by a tax authority in these circumstances might require us to incur costs in connection with litigation against the relevant tax authority or reaching a settlement with the tax authority and, if the tax authority’s challenge is successful, could result in additional taxes (perhaps together with interest and penalties) being assessed on us, and as a result an increase in the amount of tax payable by us. In addition, we may be subject to different taxes imposed by the Colombian government, and changes within such tax, legal and regulatory framework may have an adverse effect on our financial results.

Taxation laws and rates which determine taxation expenses may vary significantly in different jurisdictions, and legislation governing taxation laws and rates are also subject to change. Therefore, our earnings may be affected by changes in the proportion of earnings taxed in different jurisdictions, changes in taxation rates, changes in estimates of liabilities and changes in the amount of other forms of taxation. The determination of our provision for income taxes and other tax liabilities will require significant judgment (including based on external advice) as to the interpretation and application of these rules. We may have exposure to greater than anticipated tax liabilities or expenses.

Additionally, dividends and other intra-group payments made by our subsidiaries or international branches may expose the recipients of such payments to taxes in their jurisdictions of organization and operation and such dividends and other intra-group payments may also be subject to withholding taxes imposed by the jurisdiction in which the entity making the payment is organized or tax resident.  Unless such withholding taxes are fully creditable or refundable, dividends and other intra-group payments may increase the amount of tax paid by us.  Although the Company and its subsidiaries arrange themselves and their affairs with a view to minimizing the incurrence of such taxes, there can be no assurance that we will succeed.

Restrictions on Deduction of Certain Expenses for U.S. Federal Income Tax Purposes

Section 280E of the Internal Revenue Code of 1986, as amended (the “Code”), prohibits businesses from deducting certain expenses associated with trafficking controlled substances for United States federal income tax purposes. The IRS has invoked Code Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Section 280E of the Code prohibits cannabis businesses that are deemed to be trafficking in controlled substances from deducting certain ordinary and necessary business expenses, forcing them to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a cannabis business depends on how large its ratio of non-deductible expenses is to its total revenues. Therefore, businesses in the legal cannabis industry may be less profitable than they would otherwise be.

Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative bodies and federal courts challenging these restrictions, there is no guarantee that these authorities will issue an interpretation of Code Section 280E favorable to cannabis businesses.

There is a risk that we will be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for the current or any future taxable year, which could result in material adverse U.S. federal income tax consequences if you are a U.S. Holder.

If our Company (or any of our non-U.S. subsidiaries) is a PFIC for any taxable year during which a U.S. Holder (as defined below under “Certain Tax Considerations—Certain Material U.S. Federal Income Tax Considerations”) owns Common Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Certain Tax Considerations—Certain Material U.S. Federal Income Tax Considerations” for further information. The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, the determination of whether a corporation will be a PFIC for any taxable year generally can only be made after the close of such taxable year. Therefore, it is possible that we could be classified as a PFIC for our initial taxable year or in future years due to changes in the nature of our business, composition of our assets or income, as well as changes in our market capitalization. In particular, our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Based upon the foregoing, it is uncertain whether we will be a PFIC for our current taxable year or any future taxable year. We have not determined, if we (or any of our non-U.S. subsidiaries) were to be classified as a PFIC for a taxable year, whether we will provide information necessary for a U.S. Holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. Holders should assume that they will not be able to make a qualified electing fund election with respect to the Common Shares. The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of our Common Shares.

Failure to develop our internal controls over financial reporting as we grow could have an adverse effect on our operations.

As our Company matures we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. For example, the re-audit of our financial statements for the period March 13, 2019 (inception) to December 31, 2019, under PCAOB auditing standards, identified changes in expenditures that were not appropriately recorded and founders' warrants that were revalued. Our management believes that such weakness in our recording has since been remedied through our hiring of additional accounting personnel in Canada and Colombia. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse effect on the price of our Common Shares.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Our financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our future viability is largely dependent upon our ability to raise additional capital to finance our operations. Our management expects that future sources of funding may include sales of equity, obtaining loans, or other strategic transactions. Although our management continues to pursue these plans, there is no assurance that we will be successful with this offering or in obtaining sufficient financing on terms acceptable to us to continue to finance our operations, if at all. These circumstances raise substantial doubt on our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Risks Related to Our Common Shares and this Offering

Investing in an emerging market poses a greater degree of risk than investing in more mature market economies.

Emerging market investment generally poses a greater degree of risk than investment in more mature market economies because the economies in the developing world are more susceptible to destabilization resulting from domestic and international developments. All of our operations are in Colombia. See “Risks Related to Operations in Colombia.”

We will need, but may be unable to, obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

In the future, we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Shares will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. There can be no assurance that we will be able to generate any investor interest in our securities. If we do not obtain additional financing, our business may never commence, in which case you would likely lose the entirety of your investment in the Company.

Even if this offering is successful, we will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We expect the net proceeds from this offering to be $13,250,000 (or $15,350,000 if the underwriters exercise in full their option to purchase up to 500,000 additional Common Shares from us) before deducting offering expenses payable by us. We expect that the net proceeds from this offering will be sufficient to fund our current operations for at least through 2021. However, our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing shareholders. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely affect our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

If you purchase our Common Shares in this offering, you will incur immediate and substantial dilution in the book value of your Common Shares.

You will suffer immediate and substantial dilution in the net tangible book value of the Common Shares you purchase in this offering. Assuming an offering price of $4.50 per Common Share (which is the midpoint of the price range set forth on the cover page of this prospectus), and assuming all 3,333,333 Common Shares are sold (after deducting estimated offering expenses), purchasers of Common Shares in this offering will experience dilution of approximately $3.67 per Common Share (not including the over-allotment of up to an additional 500,000 Common Shares if the full over-allotment option is exercised by the underwriters) in net tangible book value of the Common Shares.

Holders of our Common Shares are subject to dilution resulting from the issuance of equity-based compensation by us.

We have awarded warrants to management to incentivize their performance and retention.  Any additional equity grants and any exercise of existing warrants will cause our shareholders to be diluted and may negatively affect the price of the Common Shares.

The offering price of this offering and the resale offering could differ.

The offering price of the Common Shares in this offering has been determined by negotiations between the Company and the underwriter. The offering price in this offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. The selling shareholders may sell the resale shares at prevailing market prices or privately negotiated prices after the close of this offering and listing of the Common Shares on NASDAQ. Therefore, the offering prices of this offering and the resale offering could differ. As a result, the purchasers in the resale offering could pay more or less than the offering price in this offering.

The resale by the selling shareholders may cause the market price of our Common Shares to decline.

The resale of the Common Shares by the selling shareholders, as well as the issuance of Common Shares in this offering could result in resales of our Common Shares by our current shareholders concerned about the potential dilution of their holdings. In addition, the resale by the selling shareholders could have the effect of depressing the market price for our Common Shares.

We are in the process of applying to list our Common Shares for trading on a securities exchange, which would increase our regulatory burden.

We are in the process of applying to list our Common Shares and have reserved the symbol “FLGC” for purposes of listing our Common Shares on the NASDAQ Capital Market under the symbol “FLGC.” Although to date we have not been subject to the continuous and timely disclosure requirements of exchange rules, regulations and policies of NASDAQ, we are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on NASDAQ. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our shares that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on NASDAQ on a timely basis and that we will be able to maintain listing requirements. In addition, compliance with reporting and other requirements applicable to public companies listed on NASDAQ will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the effects that management’s attention to these matters will have on our business.

We will incur increased costs as a result of operating as a public company and our management will be required to devote substantial time to new compliance initiatives.

Historically, we have operated as a private company. As a public company, particularly after we are no longer an emerging growth company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and rules implemented by the U.S. Securities and Exchange Commission, or the SEC, and NASDAQ, impose various requirements on public companies, including requirements to file annual, quarterly and event-driven reports with respect to our business and financial condition and operations and establish and maintain effective disclosure and financial controls and corporate governance practices. Our management and other personnel have limited experience operating a public company, which may result in operational inefficiencies or errors, or a failure to improve or maintain effective internal controls over financial reporting, or ICFR, and disclosure controls and procedures, or DCP, necessary to ensure timely and accurate reporting of operational and financial results. Our existing management team will need to devote a substantial amount of time to these compliance initiatives, and we may need to hire additional personnel to assist us with complying with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, we will be required to furnish a report by our management on our ICFR, which, after we are no longer an emerging growth company, must be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will document and evaluate our ICFR, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our ICFR, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for ICFR. As an example, the re-audit of our financial statements for the period March 13, 2019 (inception) to December 31, 2019, under PCAOB auditing standards, identified changes in expenditures that were not appropriately recorded and founders' warrants that were revalued. Our management believes that such weakness in our recording has since been remedied; however, despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our ICFR is effective as required by Section 404. This could result in a determination that there are one or more material weaknesses in our ICFR, which could cause an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some public company required activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and divert management’s time and attention from revenue generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and complying with applicable rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantially higher costs to obtain and maintain the same or similar coverage that is currently in place. These factors could also make it more difficult for us to attract and retain qualified executive officers and members of our Board.

If we fail to meet applicable listing requirements, NASDAQ may delist our Common Shares from trading, in which case the liquidity and market price of our Common Shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of NASDAQ in the future.  If we fail to comply with the applicable listing standards and NASDAQ delists our Common Shares, we and our shareholders could face significant material adverse consequences, including:

•	a limited availability of market quotations for our Common Shares;
•	reduced liquidity for our Common Shares;
•
a determination that our Common Shares are “penny stock”, which would require brokers trading in our Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Shares;

•	a limited amount of news about us and analysist coverage of us; and
•	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

Ownership of our Common Shares may be considered unlawful in some jurisdictions and holders of our Common Shares may consequently be subject to liability in such jurisdictions.

Cannabis-related financial transactions, including investment in the securities of cannabis companies and receipt of any associated benefits, such as dividends, are currently subject to anti-money laundering and a variety of other laws that vary by jurisdiction, many of which are unsettled and still developing. While the interpretation of these laws is unclear, in some jurisdictions, financial benefit directly or indirectly arising from conduct that would be considered unlawful in such jurisdiction may be viewed to be within the purview of these laws, and persons receiving any such benefit, including investors in an applicable jurisdiction, may be subject to liability under such laws. Each prospective investor should therefore contact his, her or its own legal advisor regarding the ownership of our Common Shares and any related potential liability.

Our executive officers and directors and their respective affiliates may continue to exercise significant control over our Company after this offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

Our executive officers and directors currently represent beneficial ownership, in the aggregate, of approximately 25.77 % of our outstanding Common Shares. Immediately following the completion of this offering, and disregarding any Common Shares that they purchase in this offering, if any, the existing holdings of our executive officers and directors and their affiliates will represent beneficial ownership, in the aggregate, of approximately 27.12 % of our outstanding Common Shares.  As a result, these shareholders may be able to influence our management and affairs and control the outcome of matters submitted to our shareholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. These shareholders may have interests, with respect to their Common Shares, that are different from those of investors in this offering, and the concentration of voting power among one or more of these shareholders may have an adverse effect on the price of our Common Shares. In addition, this concentration of ownership might adversely affect the market price of our Common Shares by:

• delaying, deferring or preventing a change of control of the Company;
• impeding a merger, consolidation, takeover or other business combination involving the Company; or
• discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

The Company’s directors and officers may have a conflicts of interest in conducting their duties.

We may be subject to various potential conflicts of interest because of the fact that some of our officers and directors may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Shares to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We intend to use the net proceeds from this offering for operating capacity, working capital and general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We are a foreign private issuer and intend to take advantage of less frequent and detailed reporting obligations.

We are a “foreign private issuer”, as such term is defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we will not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.

As a foreign private issuer, we will be exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We will also be exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we will comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, we will have more time than U.S. domestic companies after the end of each fiscal year to file our annual report with the SEC and will not be required under the Exchange Act to file quarterly reports with the SEC.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters.

As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.

We may lose our status as a foreign private issuer in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

The Company will cease to qualify as a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), if, as of the last business day of our second fiscal quarter, more than 50 percent of our outstanding Common Shares are directly or indirectly owned by residents of the United States and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii)more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we determine that we fail to qualify as a foreign private issuer, the Company will cease to be eligible to avail itself of the forms and rules designated for foreign private issuers beginning on the first day of the fiscal year following such determination. Among other things, this will result in loss of the exemption from registration under the Exchange Act provided by Rule 12g3-2(b) thereunder, and, if the Company is required to register our Common Shares under section 12(g) of the Exchange Act, we will have to do so as a domestic issuer.  Further, any securities that we issue in unregistered or unqualified offerings both within and outside the United States will be “restricted securities” (as defined in Rule 144(a)(3) under the Securities Act) and will continue to be subject to United States resale restrictions notwithstanding their resale in “offshore transactions” pursuant to Regulation S under the Securities Act.  As a practical matter, this will likely require us to register more offerings of our securities under the Securities Act on either a primary offering or resale basis, even if they take place entirely outside the United States.  The resulting legal and administrative costs of complying with the resulting regulatory requirements are anticipated to be substantial, and to subject the Company to additional exposure to liability for which we may not be able to obtain insurance coverage on favorable terms or at all.

If our share price fluctuates after the offering, you could lose a significant part of your investment.

The market price of our Common Shares could be subject to wide fluctuations in response to, among other things, the risk factors described in this section of this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Shares. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The public offering price of our Common Shares has been determined by negotiations between us and the underwriters based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our Common Shares may prevent investors from being able to sell their shares at or above the initial public offering price. As a result, you may suffer a loss on your investment.

The regulated nature of our business may impede or discourage a takeover, which could reduce the market price of our Common Shares.

We require and hold various government licenses to operate our business. These licensing requirements could impede a merger, amalgamation, takeover or other business combination involving us or discourage a potential acquiror from making a tender offer for our Common Shares, which, under certain circumstances, could reduce the market price of our Common Shares.

We do not intend to pay dividends on our Common Shares in the near future, and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividend on our Common Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in the Common Shares will depend upon any future appreciation in their value. There is no guarantee that the Common Shares will appreciate in value or even maintain the price at which you purchased them.

Future issuances of debt securities, which would rank senior to our Common Shares upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Shares.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Shares. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Shares in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Shares must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Common Shares.

General Risk Factors

The Company may become involved in legal proceedings from time to time, which could adversely affect the Company.

From time to time, we may be a party to legal and regulatory proceedings, including matters involving governmental agencies, entities with whom it does business and other proceedings arising in the ordinary course of business. We will evaluate our exposure to these legal and regulatory proceedings and establish reserves for the estimated liabilities in accordance with generally accepted accounting principles. Assessing and predicting the outcome of these matters involves substantial uncertainties. Unexpected outcomes in these legal proceedings, or changes in management’s evaluations or predictions and accompanying changes in established reserves, could have an adverse impact on our financial results.
Our participation in the cannabis industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by third parties, other companies and/or various governmental authorities against us. Litigation, complaints, and enforcement actions involving us could consume considerable amounts of financial and other corporate resources, which could have an adverse effect on our future cash flows, earnings, results of operations and financial condition.

The Company’s success will depend, in part, on its ability to continue to enhance its product and service offerings to respond to technological and regulatory changes and emerging industry standards and practices.

Rapidly changing markets, technology, emerging industry and regulatory standards and frequent introduction of new products characterize the Company’s business. The introduction of new products embodying new technologies and regulatory developments may render the Company’s equipment obsolete and its products and services less competitive or less marketable. The process of developing the Company’s products and services is complex and requires significant continuing costs, development efforts, third-party commitments and regulatory approvals. The Company may not be successful in developing or effectively commercializing such new products and services, or obtaining any required regulatory approvals, which, together with any capital expenditures made in the course of developing such products and services, may have a material adverse effect on the Company’s business, financial condition and operating results.

We are dependent upon our management and key employees, and the loss of any member of our management team or key employees could have a material adverse effect on our operations.

The Company’s success is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management and key employees. The loss of any member of our management team or key employees could have a material adverse effect on our business and results of operations. While employment agreements and incentive programs are customarily used as primary methods of retaining the services of key employees, these agreements and incentive programs cannot assure the continued services of such employees. Any loss of the services of such individuals, or an inability to attract other suitably qualified persons when needed, could have a material adverse effect on the Company’s business, operating results or financial condition. We do not currently maintain key-person insurance on the lives of any of our key employees. Competition for qualified technical, sales and marketing staff, as well as officers and directors can be intense, and no assurance can be provided that the Company will be able to attract or retain key employees in the future, which may adversely affect the Company’s operations.

Our inability to retain and acquire skilled personnel could impair our business and operations.

The loss of any member of our management team could have a material adverse effect on our business and results of operations. In addition, the inability to hire or the increased costs of hiring new personnel, including members of executive management, could have a material adverse effect on our business and operating results. The expansion of marketing and sales of our products will require us to find, hire and retain additional capable employees who can understand, explain, market and sell our products. There is intense competition for capable personnel in all of these areas and we may not be successful in attracting, training, integrating, motivating, or retaining new personnel, vendors, or subcontractors for these required functions. New employees often require significant training and, in many cases, take a significant amount of time before they achieve full productivity. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses issued in connection to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. In addition, as we move into new jurisdictions, we will need to attract and recruit skilled employees in those new areas.

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal and other resources. Future growth would impose significant added responsibilities on members of management. In order to manage growth and changes in strategy effectively, the Company must: (a) maintain adequate systems to meet customer demand; (b) expand sales and marketing, distribution capabilities, and administrative functions; (c) expand the skills and capabilities of its current management team; and (d) attract and retain qualified employees. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth and successfully growing our Company.

There is no existing market for our Common Shares, and you cannot be certain that an active trading market or a specific share price will be established.

Prior to this offering, there has been no public market for shares of our Common Shares. We cannot predict the extent to which investor interest in our Company will lead to the development of a trading market or how liquid that market might become. The offering price for the Common Shares has been arbitrarily determined by the Company and may not be indicative of the price that will prevail in any trading market following this offering, if any. The market price for our Common Shares may decline below the offering price, and our share price is likely to be volatile.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us, our share price and trading volume could decline.

The trading market for our Common Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our operations.  We do not have any control over these analysts and their research and reports. Securities and industry analysts do not currently, and may never, publish research on our business.  If no security or industry analysts commence coverage of our Company, the trading price for our Common Shares would likely be negatively affected. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our shares or publish inaccurate or unfavorable research about our business, our share price would likely decline.  In addition, if our operating results fail to meet the forecast of analysts, our share price would likely decline.  If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our shares could decrease, which might cause our share price and trading volume to decline.

After the completion of this offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we are listed on an exchange or quoted over-the-counter and our share price decreases and we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure, growth, regulatory compliance and operations.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure and growth and regulatory compliance, which could have a material adverse effect on our results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition. Our efforts to grow our business may be costlier than we expect, and we may not be able to generate sufficient revenue to offset such higher operating expenses. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays, and other unknown events.

There is no assurance that the Company’s insurance coverage will be sufficient to cover all claims to which the Company may become subject.

Our production is, in general, subject to different risks and hazards, including adverse weather conditions, fires, plant diseases and pest infestations, other natural phenomena, industrial accidents, labor disputes, changes in the legal and regulatory framework applicable to us and environmental contingencies.

We are in the process of obtaining insurance coverage over our production and facilities. We may not be able to maintain or obtain insurance of the type and amount desired at a reasonable cost. If we were to incur significant liability for which we were not fully insured, it could have an adverse effect on our business, financial condition and results of operations.

We do not currently maintain key-person insurance on the lives of any of our key employees.

We may be unable to implement our business strategy, which could have negative financial and reputational effects on our business.

The growth and expansion of our business is heavily dependent upon the successful implementation of our business strategy as described under the heading “Our Business.” There can be no assurance that we will be successful in the implementation of our business strategy. A failure to do so could have negative financial and reputational effects on us. Future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis.

The Company could be subject to a security breach that could result in significant damage or theft of products and equipment.

Breaches of security at our facilities may occur and could result in damage to or theft of products and equipment. A security breach at our facilities could result in a significant loss of inventory or work in process, expose us to liability under applicable regulations and increase expenses relating to the investigation of the breach and implementation of additional preventative security measures, any of which could have an adverse effect on our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements.  These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities.  In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “believe”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes.  You can also identify forward-looking statements by discussions of strategy, plans or intentions.  We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.  These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus.  Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements in this prospectus include:
• Our limited operating history and net losses;
• unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;
• changes in cannabis laws, regulations and guidelines;
• decrease in demand for cannabis and derivative products due to certain research findings, proceedings, or negative media attention;
• damage to our reputation as a result of negative publicity;
• exposure to product liability claims, actions and litigation;
• risks associated with product recalls;
• product viability;
• continuing research and development efforts to respond to technological and regulatory changes;
• shelf life of inventory;
• maintenance of effective quality control systems;
• changes to energy prices and supply;
• risks associated with expansion into new jurisdictions;
• regulatory compliance risks;
• opposition to the cannabinoid industry;
• risks related to our operations in Colombia; and
• potential delisting resulting in reduced liquidity of our Common Shares.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus.  The forward-looking statements contained in this prospectus are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements.  In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus, they may not be predictive of results or developments in future periods.
Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus.  Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS
We estimate that we will receive approximately $13,250,000 in net proceeds from the sale of 3,333,333 Common Shares offered by us in this offering (or approximately $15,350,000 if the underwriters exercise in full their option to purchase up to 500,000 additional Common Shares from us), based on an assumed public offering price of $4.50 per Common Share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses of approximately $1,750,000 payable by us.

We intend to use the net proceeds from this offering for capital expenditures operating capacity, working capital and general corporate purposes. Specifically, we intend to use $5,993,219 of the net proceeds of this offering for capital expenditures, $2,240,111 for operating capacity, $1,460,000 for working capital, and any remaining amounts for general corporate purposes.  Our net proceeds will be utilized for certain capital expenditures and operating expenditures across all of our divisions. Without limitation, our net proceeds are anticipated to be used immediately for construction of the Research Technology and Processing Center, and the customization of the Quipropharma laboratory. The Research Technology and Processing Center expenditures will include: a master plan development fee, construction of facility, purchase of equipment, import fees and logistics. The Quipropharma custom lab expenditures will include:  architectural floorprints, construction of facility, purchase of equipment, import fees and logistics. Our management believes our current capital resources coupled with the net proceeds from the offering will be adequate to purchase and construct the modules of the Research Technology and Processing Center required to operate our business over the next twenty-four months and to complete the Quipropharma laboratory customization for our short term needs over the next twenty-four months.  If the Research Technology and Processing Center were expanded in the long-term to meet the needs of Company growth and industry demand, one or more additional capital financings may be required.

Our management will have discretion in allocating the net proceeds in accordance with the above priorities and purposes.  The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our businesses.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per Common Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $3,100,000, assuming the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us.  We may also increase or decrease the number of Common Shares we are selling in this offering.  An increase (decrease) of 1,000,000 in the number of Common Shares offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $4,185,000, assuming the assumed initial public offering price of $4.50  per Common Share, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us.

We believe that our funds and the net proceeds from this offering will be sufficient to continue our businesses and operations as currently conducted through 2022; however, changing circumstances may cause us to consume capital significantly faster than we currently anticipate.

DIVIDEND POLICY
We have never paid dividends on our Common Shares. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. As such, we do not intend to declare or pay cash dividends on our Common Shares in the foreseeable future. Any future determination to pay dividends will be made at the discretion of our Board of Directors subject to applicable laws and will depend upon, among other factors, our earnings, operating results, financial condition and current and anticipated cash needs. Our future ability to pay cash dividends on our Common Shares may be limited by the terms of any then-outstanding debt or preferred securities.

CAPITALIZATION
The following table sets forth our cash and cash equivalents, debt and capitalization as of June 30, 2020:

•
on an actual basis, except to the extent it has been adjusted to give effect to a 1-for-3 reverse split and consolidation of our Common Shares that was approved by our board of directors and stockholders on March 8, 2021, which will be effected simultaneously with the closing of the offering.

•	on a pro forma basis to give effect to proforma adjustments and the issuances of Common Shares after June 30, 2020 and
•
on a pro forma, as adjusted, basis to give effect to the above and the issuance of Common Shares in this offering at an assumed initial public offering price of $4.50 per Common Share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as set forth in this prospectus.

You should read the following table in conjunction with the sections entitled “Use of Proceeds”, “Selected Consolidated Financial Information and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes thereto included elsewhere in this prospectus.

	As of June 30, 2020
in thousands except share amounts	Actual US$(1)	Pro Forma(1)	Pro Forma, as Adjusted(1)
Cash and cash equivalents	$6,691	$18,986	$31,859
Shareholders’ equity:
Common Shares, without par value; 29,256,700 shares issued and outstanding, actual; 38,538,333 shares issued and outstanding pro forma and 42,023,753 pro forma as adjusted	11,056	26,370	39,221
Warrants; 5,195,017 issued and outstanding, actual; 9,398,807 issued and outstanding pro forma and 9,298,184 , pro forma as adjusted	1,679	4,378	5,119
Options; 2,383,333 issued and outstanding, actual; 3,816,667 pro forma as adjusted	423	2,400	2,400
Non-controlling interest	(57)	(4)	(4)
Accumulated other comprehensive loss	42	42	42
Retained Earnings Deficit	(5,380)	(11,999)	(11,999)
Total shareholders’ equity (deficiency)	7,763	21,187	34,779
Total capitalization	$7,763	$21,187	$34,779

(1) note all shares, warrants and options are adjusted post-split to reflect the 3-for-1 consolidation of our Common Shares

Based on the exchange rate of .7338, which was the foreign exchange rate on June 30, 2020, as reported by the Bank of Canada, and as used in our unaudited consolidated financial statements as of and for the six months ended June 30, 2020 and included elsewhere in this prospectus.

DILUTION
Purchasers of the Common Shares in this offering will experience immediate and substantial dilution to the extent of the difference between the initial public offering price per Common Share paid by the purchasers of the Common Shares in this offering and the pro forma, as adjusted net tangible book value per Common Share immediately after, and giving effect to, this offering.  Dilution results from the fact that the initial public offering price per Common Share in this offering is substantially in excess of the net tangible book value per Common Share attributable to our existing shareholders for our presently outstanding Common Shares.
Our historical net tangible book value per Common Share is determined by dividing our net tangible book value, which is the book value of our total tangible assets less the book value of our total liabilities, by the number of outstanding Common Shares.  As of June 30, 2020, the historical net tangible book value of our Common Shares was $7,763,410, or $0.27 per Common Share (post-split).
After giving effect to the (i)  sale by us of 3,333,333 Common Shares in this offering at an assumed initial public offering price of $4.50 per Common Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and (ii) receipt by us of the net proceeds of this offering, after deduction of the underwriting discounts and commissions and the estimated offering expenses payable by us, our pro forma, as adjusted net tangible book value as of June 30, 2020 would have been $34,778,503, or $0.83 per Common Share.  The pro forma, as adjusted net tangible book value per Common Shares immediately after the offering is calculated by dividing the pro forma, as adjusted net tangible book value of $34,778,503 by 42,023,723 Common Shares (which is the pro forma, as adjusted Common Shares outstanding as June 30, 2020).  The difference between the initial public offering price per Common Share and the pro forma, as adjusted net tangible book value per Common Share represents an immediate increase in net tangible book value of $0.55 per Common Share to our existing shareholders, and an immediate dilution in net tangible book value of $3.67 per Common Share to purchasers of Common Shares in this offering.
The following table illustrates, on a post-split basis, this dilution to purchasers in this offering on a per Common Share basis:

Assumed initial public offering price per Common Share (midpoint of the price range set forth on the cover page of this prospectus)	$4.50
Net tangible book value per Common Share before this offering (as of June 30, 2020)	$0.27
Pro Forma Increase in net tangible book value per Common Share attributable to existing shareholders before this offering as at June 30, 2020, which includes the issuance of Common Shares after June 30, 2020	$0.28
Pro forma net tangible book value per Common Share before this offering (as of June 30, 2020)	$0.55
Increase in net tangible book value per Common Share attributable to purchasers in this offering	$0.28
Pro forma, as adjusted net tangible book value per Common Share immediately after this offering	$0.83
Dilution in pro forma, as adjusted net tangible book value per Common Share to purchasers in this offering	$3.67

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per Common Share, which is the midpoint of the price range set forth on the cover of this prospectus, would increase (decrease) the pro forma, as adjusted net tangible book value per Common Share immediately after this offering by $3,100,000, and the dilution in pro forma, as adjusted net tangible book value per Common Share to purchasers in this offering by $0.93, assuming the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us.

We may also increase or decrease the number of Common Shares we are selling in this offering.  An increase (decrease) of 1,000,000 in the number of Common Shares offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma, as adjusted net tangible book value per Common Share immediately after this offering by $4,185,000, and the dilution in pro forma, as adjusted net tangible book value per Common Share to purchasers in this offering by $0.08, assuming the assumed initial public offering price of $4.50 per Common Share, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us.
The table and information above assume no exercise by the underwriters of their option to purchase additional Common Shares in this offering.  If the underwriters exercise in full their option to purchase up to 500,000 additional Common Shares from us, the pro forma, as adjusted net tangible book value per Common Share immediately after this offering would be $0.87 per Common Share, and the dilution in pro forma, as adjusted net tangible book value per Common Share to purchasers in this offering would be $3.63 per Common Share, in each case assuming an assumed initial public offering price of $4.50 per Common Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
The following table summarizes, as of June 30, 2020, on a post-split basis, the number of shares of our Common Shares, the total consideration and the average price per share (i) paid to us by existing shareholders and (ii) to be paid by new investors purchasing Common Shares in this offering at an assumed initial public offering price of $4.50 per Common Share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses.

	Common Shares		Total Consideration
	Number	Percent	Amount	Percent	Weighted Average Price Per Share
Existing shareholders	38,690,420	92.07%	$29,340,150	66%	$0.76
Purchasers in this offering	3,333,333	7.93%	$15,000,000	34%	$4.50

Total	42,023,753	100%	$44,340,150	100%	$1.13

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per Common Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by purchasers in this offering and the weighted average price per share paid by all shareholders by $3,333,333 and $0.08 per share, respectively, and in the case of an increase, would increase the percentage of total consideration paid by purchasers in this offering by 4.6%, and in the case of a decrease, would decrease the percentage of total consideration paid by purchasers in this offering by 5.4%, assuming the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same, before and after deducting the underwriting discounts and commissions payable by us.
Similarly, an increase (decrease) of 1,000,000 in the number of Common Shares offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by purchasers in this offering and the weighted average price per share paid by all shareholders by $4,500,000 and $0.08 per share, respectively, and in the case of an increase, would increase the percentage of total consideration paid by purchasers in this offering by 6.1%, and in the case of a decrease, would decrease the percentage of total consideration paid by purchasers in this offering by 7.5%, assuming the assumed initial public offering price of $4.50 per Common Share, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same, before and after deducting the underwriting discounts and commissions payable by us.
The table and information above assume no exercise by the underwriters of their option to purchase additional Common Shares in this offering.  If the underwriters exercise in full their option to purchase up to 500,000 additional Common Shares from us, the number of Common Shares underlying the Common Shares held by purchasers in this offering would be increased to 42,523,753 Common Shares, or 9.01% of the total number of Common Shares outstanding immediately after this offering, and the percentage of Common Shares held by our existing shareholders would be reduced to 90.99% of the total number of Common Shares outstanding immediately before this offering.

SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA
The following tables set forth our selected consolidated financial information and operating data as of incorporation March 13, 2019 through December 31, 2019 and the six months ended June 30, 2020 and 2019.  You should read the following selected consolidated financial information and operating data in conjunction with, and it is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto, our unaudited condensed consolidated financial statements and the related notes thereto, and the sections entitled “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which are included elsewhere in this prospectus.
Our selected consolidated statement of income information and operating data for the year ended December 31, 2019, and our related selected consolidated balance sheet information as of December 31, 2019 have been derived from our audited consolidated financial statements as of incorporation March 13, 2019 through December 31, 2019 prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), which are included elsewhere in this prospectus.
Our selected consolidated statement of income information and operating data for the six months ended June 30, 2020 and 2019, and our related selected consolidated balance sheet information as of June 30, 2020 and 2019, have been derived from our unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2020 and 2019, prepared in accordance with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), which are included elsewhere in this prospectus.
Our historical results for the periods presented below are not necessarily indicative of the results to be expected for any future periods.

Consolidated Statements of Loss and Comprehensive Loss (Income) (Expressed in United States dollars)	March 13, 2019 (inception) through December 31, 2019	Six Months Ended
		June 30, 2020	June 30, 2019
	(audited)	(unaudited)
Expenses
Consulting and management fees	$2,000,508	$818,866	$1,550,610
Professional fees	182,900	217,960	19,309
General office expenses	175,296	714,947	24,312
Travel expenses	305,874	233,362	219,613
Share based compensation	107,024	344,406	107,024
Depreciation and amortization	25,865	56,617	-
Research and development	21,040	53,405	-
Foreign exchange (gain)	6,119	170,041	-
Loss before interest expense	2,824,626	2,609,604	1,920,868
Interest expense	19,485	72,087	-
Other income	-	(80,579)	-
Net loss for the period	$2,844,111	$2,601,112	$1,920,868

Other comprehensive loss
Exchange differences on foreign operations	(22,877)	(19,046)	-
Total comprehensive loss for the period	$2,821,234	$2,582,066	$1,920,868

Net loss attributable to:
Flora Growth Corp.	$2,824,326	$2,555,413	$1,920,868
Non-controlling interests	$19,785	$45,699	$-

Comprehensive loss attributable to:
Flora Growth Corp.	$2,801,449	$2,536,367	$1,920,868
Non-controlling interests	$19,785	$45,699	$-

Basic and diluted loss per share attributable to Flora Growth Corp.	$0.06	$0.03	$1.00
Weighted average number of Common Shares outstanding – basic and diluted	44,675,768	81,126,625	1,926,606

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the sections of this prospectus entitled “Selected Consolidated Financial Information and Operating Data” and “Business”, and our consolidated financial statements and related notes thereto, included elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our current plans, expectations, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Overview
We cultivate and process natural, medicinal-grade cannabis oil and high quality cannabis derived medical and wellbeing products and supply these premium products to large channel distributors, including pharmacies, medical clinics, and cosmetic companies.   We are an early-stage private company headquartered in Canada.  Our agricultural and processing operations are in Colombia.  We just began to generate revenues in August 2020 through our Flora Beauty LLC subsidiary, in October 2020 through our Hemp Textiles subsidiaries, and in December 2020 following acquisitions of our Cronomed, Breeze, and Kasa subsidiaries.  Our acquisitions have generated revenues as stand-alone entities:  Cronomed since March 2005; Breeze since January 2013; and Kasa since July 2013.

We have not yet harvested a commercial cannabis crop or produced oil extracts and will require adequate proceeds generated from this offering to do so. We will not have sufficient infrastructure as a grower or have the ability to extract CBD oil in any material amounts until our Research Technology and Processing Centre has been constructed and becomes operational. The production facility is intended to plant, grow and harvest our products on a commercial scale, to produce oil extracts, to access needed facilities and labor and to achieve large channel distribution of our products.

Effective October 15, 2019, we acquired 90% of our Colombian subsidiary, Cosechemos, which is licensed in Colombia to cultivate, produce and distribute CBD medical cannabis for use in Colombia and for  international export.  We have one property under lease, the Cosechemos Farm, in Giron, Santander, Colombia, which is a 361-hectare property.  We also have the option to lease the Palagu Farms, in Puerto Boyaca, Colombia. Our main Colombian operations are currently in Giron, Colombia.  Our Palagua Farms comprise two contiguous farms for a total of 2,132 hectares.

We are currently in discussions with distributors for the distribution of our products from Cosechemos.  Such discussions are preliminary in nature as we focus on building a commercial cultivation at the Cosehemos farm.  We will require adequate funding from this offering and the Regulation A Offering (defined below) to fulfill these business objectives and enter into definitive agreements with distributors.

On July 16, 2019, we signed a share purchase agreement with Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa, who we refer to as the Cosechemos Vendors, to purchase 90% of Cosechemos. Pursuant to the share purchase agreement, we acquired 4,500 shares of Cosechemos. As consideration for the Cosechemos shares, we paid $80,000 to the Cosechemos Vendors, and granted the Cosechemos Vendors a 10% non-dilutive, free carried interest in Cosechemos, which we refer to as the Free Carry. The Free Carry will terminate upon our investing an aggregate of $25,000,000 in Cosechemos.

On October 2, 2019, we signed a shareholders’ agreement with the Cosechemos Vendors and Cosechemos, the legal and beneficial owner of 100% interest of non-psychoactive cannabis license in Colombia.  Pursuant to our shareholders agreement with the Cosechemos Vendors and Cosechemos, we are required to fund the operations of Cosechemos and the Cosechemos Vendors’ equity interest in Cosechemos cannot be diluted by such funding during the time that the Free Carry is in effect. Upon the termination of the Free Carry, the Cosechemos Vendors will be required, if needed by Cosechemos, to fund the operations of Cosechemos on a pro rata basis or risk having their equity interest in Cosechemos be diluted. Pursuant to the purchase agreement, we are required to pay the Cosechemos Vendors, as a one-time payment, $750,000 within 60 days of Cosechemos earning a net income of $10,000,000.

Pursuant to a lease agreement, dated May 2, 2018, between C.I. Gramaluz S.C.A. and Cosechemos, Cosechemos has leased the Cosechemos farm, which is a 361 hectare property in Giron, Santander, Colombia. Effective September 1, 2019, Cosechemos shall pay a monthly fee of approximately $2,900 (COP10,000,000). On March 1, 2020, the monthly fee was increased to approximately $5,800 (COP20,000,000). Cosechemos has a right to purchase the Cosechemos Farm at a price to be determined by an arm’s length third party appraiser from the real estate association of Bogota, Colombia.

Pursuant to an option to lease agreement, dated December 27, 2018, between Waldshut C.V. and Cosechemos, Cosechemos has the option to lease the Palagua Farm I.  Pursuant to an option to lease agreement dated, December 27, 2018, between Vicalvaro C.V. and Cosechemos, Cosechemos has the option to lease the Palagua Farm II. The Palagua Farm I is a 700 hectare property in Palagua, Boyaca, Colombia. The Palagua Farm II is a 1,432 hectare property in Palagua, Boyaca, Colombia. The Palagua Farm I and Palagua Farm II, which, together, we refer to as the Palagua Farms, are contiguous to each other. The Palagua Farms are approximately 300 kilometers from the Cosechemos Farm.  Pursuant to the option to lease agreements for the Palagua Farms, Cosechemos will pay approximately $28.13 (COP$95,879) per month for each hectare of the Palagua Farms being used to cultivate cannabis by Cosechemos.

On December 29, 2020, we acquired 90% of Kasa Wholefoods Company SAS Colombia (“Kasa”), pursuant to a share purchase agreement (the “Kasa Purchase Agreement”) with Santiago Mora Bahamon, Laura Londono Tapia, Pablo Silva and Stefan Lauer, who we refer to as the Kasa Vendors.  Pursuant to Kasa Purchase Agreement, we acquired 18,000 shares of Kasa (the “Kasa Shares”).  As consideration for the Kasa Shares, we paid $148,300 to the Kasa Vendors in the percentages set forth in the Kasa Purchase Agreement and discharged the liabilities of the Kasa Vendors in the amount of $87,300, for aggregate consideration of $235,600.
On December 29, 2020, we acquired 90% of Breeze Laboratory SAS (“Breeze”), pursuant to, pursuant to a share purchase agreement (the “Breeze Purchase Agreement”) with Ángel Miguel Ramírez, Roberto Barreto and Sandra Milena Barreto Garzón, who we refer to as the Breeze Vendors.  Pursuant to the Breeze Purchase Agreement, we acquired 46,800 shares of Breeze (the “Breeze Shares”).  As consideration for the Breeze Shares, we paid $147,300 to the Breeze Vendors in the percentages set forth in the Breeze Purchase Agreement and discharged the liabilities of the Breeze Vendors in the amount of $58,900 for aggregate consideration of $206,200. Pursuant to the Breeze Purchase Agreement, in the event that we elect to merge Breeze and Cronomed, we are required to issue that number of shares of the combined entity to the Breeze Vendors such that collectively the Breeze Vendors would own a 5% equity interest in the combined entity.  In the event that we elect not to merge Breeze and Cronomed and instead sell such shares to an arm’s length third party, at the Breeze Vendors’ sole option, we have agreed to (a) pay to the Breeze Vendors COP$700 million (approximately USD$199,829); (b) pay to the Breeze Vendors 5% of the proceeds from the sale of such shares to the third party; or (c) transfer 10% of such shares to the Breeze Vendors with 8 business days’ notice of any such decision.
On December 18, 2020, we acquired 100% of Grupo Farmaceutico Cronomed SAS (“Cronomed”), pursuant to a share purchase agreement (the “Cronomed Purchase Agreement”) with Luis Gerardo Tovar Osorio, Lucelida Castañeda de Corredor, Inversiones Multicentro S.A.S., Adriana Elizabeth Pérez Medina, Angie Zulanny Jiménez Castellanos, Diego Fernando Ramírez Pardo, Orladis Acero de Ospina, Mary Luz Gonzales Cortés, Olga Lucia Ruge León, Pharmades S.A.S., María Yolima Pedraza Moreno, Diana Patricia Elizalde Arias, Jair Fernely Osuna López and Inversiones Montearroyo Asociados S.A.S., who we refer to as the Cronomed Vendors.  Pursuant to the Cronomed Purchase Agreement, we acquired 134 shares of Cronomed. As consideration for the Cronomed Shares, we paid COP$3,468,631,200 (approximately USD$990,189) to the Cronomed Vendors in the percentages set forth in the Cronomed Purchase Agreement.
On December 29, 2020, we were assigned (i) a 10% membership interest in Flora Beauty LLC (5% owned by Andrés Restrepo and 5% owned by Luis Merchan); (ii) a 10% membership interest in Hemp Textiles & Co LLC owned by Luis Merchan; and (iii) a 20% membership interest in Hemp Textiles SAS (5% owned by Santiago Mora Bahamón, 5% owned by Luis Merchan and 10% owned by Nicolás Vásquez). As consideration for the assignment of such membership interests, we granted 190,000 shares of our Common Shares (on pre-split basis), and 63,333 shares of our Common Shares (on a post-split basis) to Mr. Restrepo; 190,000 shares of our Common Shares (on pre-split basis), and 63,333 shares of our Common Shares (on a post-split basis) to Mr. Vazquez; 95,000 shares of our Common Shares (on a pre-split basis), and 31,667 shares of our Common Shares (on a post-split basis) to Mr. Bahamón; and paid $300 to Mr. Merchan, who was appointed as the President and Chief Executive Officer by our Board on December 16, 2020.

Recent Developments
Reverse Split and Consolidation

Our board of directors and stockholders approved a 1-for-3 reverse split and consolidation of our Common Shares on March 8, 2021, which will be effected simultaneously with the closing of the offering. The reverse split and consolidation combined each three outstanding common shares into one common shares and correspondingly adjusted the conversion prices of our convertible securities. No fractional shares were issued in connection with the reverse split and consolidation, and any fractional shares resulting from the reverse split and consolidation were rounded down to the nearest whole share. All references to common shares, options to purchase common shares, restricted stock, share data, per share data and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the reverse split and consolidation of our common shares as if it had occurred at the beginning of the earliest period presented.

Completed Acquisitions

Effective December 29, 2020, we acquired (i) a 90% equity interest in Kasa pursuant to the Kasa Purchase Agreement; (ii) a 90% equity interest in Breeze pursuant to the Breeze Purchase Agreement; and effective December 18, 2020 we acquired a 100% equity interest in Cronomed pursuant to the Cronomed Purchase Agreement.

On January 12, 2021, we acquired Quipropharma Lab, an asset comprised of a modern Colombia-based manufacturing facility that holds GMP certifications and can produce CBD containing products, pursuant to the Quipropharma Asset Purchase Agreement. We intend to undertake a strategic business combination of our two medical-focused divisions, Cronomed and Breeze Laboratory, along with the newly acquired asset, to form a consolidated Flora Labs medical division.
Assignment of Interests
On December 29, 2020, we were assigned (i) a 10% membership interest in Flora Beauty LLC (5% owned by Andrés Restrepo and 5% owned by Luis Merchan); (ii) a 10% membership interest in Hemp Textiles & Co LLC owned by Luis Merchan; and (iii) a 20% membership interest in Hemp Textiles SAS (5% owned by Santiago Mora Bahamón, 5% owned by Luis Merchan and 10% owned by Nicolás Vásquez). As consideration for the assignment of such membership interests, we granted 190,000 shares of our Common Shares (on pre-split basis), and 63,333 shares of our Common Shares (on a post-split basis) to Mr. Restrepo; 190,000 shares of our Common Shares (on pre-split basis), and 63,333 shares of our Common Shares (on a post-split basis) to Mr. Vazquez; 95,000 shares of our Common Shares (on a pre-split basis), and 31,667 shares of our Common Shares (on a post-split basis) to Mr. Bahamón; and paid $300 to Mr. Merchan, who was appointed as the President and Chief Executive Officer by our Board on December 16, 2020.
Novel Coronavirus (“COVID-19”)

The Company’s operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease and other unforeseen events, including the recent outbreak a of respiratory illness caused by COVID-19 and the related economic repercussions. The Company cannot accurately predict the effects COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.

Agricultural activity has been declared as an essential activity in Colombia.  Cosechemos is operating under a protocol authorized by the Colombian government.

At the farm in Santander, all employees receive a new mask and a new set of surgical gloves daily. Hand sanitizer is provided and hand washing protocols are in place. The employees are also provided a transparent face protection mask, which is replaced every 30 days.  All employees have their temperature taken three times daily and must report to the Health and Safety office if they are experiencing any symptoms, including diarrhea, cough, runny nose, or headache.  If an employee reports any of these symptoms, the employee is sent home to isolate for 14 days, if the symptoms persist for 72 hours, the employee is required to go to a hospital.

The farm is located in a rural area, and there have been no positive cases of COVID-19 reported to date.  The province in which the farm is located has reported 475 cases across a population of 2,340,765 to date.

Our staff from the Bogotá office have been working from home since March 25, 2020, and staff from the Toronto office have also been working from home since March 17, 2020.

To date, there have been 5 reported cases of COVID-19 amongst our staff, with all 5 being completely recovered.

Results of Operations

Period from March 13, 2019 (inception) to December 31, 2019 for the Company

The following table sets forth key components of our results of operations for the period beginning March 13, 2019 (inception) through December 31, 2019.

Period from March 13, 2019 (inception) to December 31, 2019
Revenues	-
Cost of revenues	-
Gross profit	-
Expenses
Consulting and management fees	$2,000,508
Professional fees	182,900
General office expenses	175,296
Travel expenses	305,874
Share based compensation	107,024
Amortization	25,865
Research and development	21,040
Foreign exchange (gain)	6,119
Loss before interest expense	2,824,626
Interest expense	19,485

Net Loss	$2,844,111

Other comprehensive loss
Exchange differences on foreign corporations	(22,877)
Total comprehensive loss for the period from incorporation	$2,821,234

Revenue

To date, we have not generated any revenues from our planned operations. We are a pre-revenue company with a very limited operating history upon which to base an evaluation of our business and prospects. Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations.

Net Loss

For the period from March 13, 2019 (inception) to December 31, 2019, we reported a net loss of $2,844,111 or $0.06 per share. We had a working capital deficit of $ 1,770,818 as at December 31, 2019.

On March 15, 2019, we granted 7,000,000 founder warrants (2,333,333 founder warrants on a post-split basis) to executive officers and directors with an exercise price of $0.05 per Common Share. The fair market value of the warrants was estimated to be $21,154 using the Black Scholes option pricing model. On June 28, 2019, we also granted 7,000,000 options (2,333,333 options on a post-split basis) to directors, officers and consultants of the Company with an exercise price of $0.05 per Common Share. The options vested immediately. The fair market value of the options was estimated to be $85,870 using the Black Scholes option pricing model.

We have and expect to continue to report negative earnings until our cannabis development program finds and develops producing assets. We will continue to utilize proceeds from financing and equity issuances to fund our cannabis program and general and administrative operating costs.

Research and Development Expenses

Our research and development expenses were $21,040 for the period from March 13, 2019 (inception) to December 31, 2019.  Research and development expenses to date consist primarily of contract research fees, manufacturing, consultant fees, and study related costs related to cultivation of cannabis in Colombia.

We provided funding to Cosechemos for the research and development of producing medicinal CBD oil.

Consulting and Management Fees

We recorded consulting and management fees of $2,000,508 for the period from March 13, 2019 (inception) to December 31, 2019.  On June 27, 2019, we granted bonuses of $1,400,000 to our consultants, directors and officers. The bonuses were settled by the issuance of 70,000,000 Common Shares (23,333,333 Common Shares on a post-split basis) at a price of $0.02 per share for a value of $1,400,000 based on the value of services agreed upon by us and our consultants, directors, officers. Of the 70,000,000 Common Shares (23,333,333 Common Shares on a post-split basis) issued, a total of 14,950,000 Common Shares (4,983,333 Common Shares on a post-split basis) with a value of $299,000 were granted to our directors and officers.

Professional Fees

We recorded professional fees of $182,900 for the period from March 13, 2019 (inception) to December 31, 2019. Most of the fees relate to legal and audit fees to prepare the Regulation A+ Tier 2 materials related to the Regulation A Offering (defined below).

General Office and Travel Expenses

General office expenses of $175,296 for the period from March 13, 2019 (inception) to December 31, 2019 were related to filing fees for the Regulation A+ Tier 2 materials for the Regulation A Offering, rent and promotion costs. We recorded $305,874 for the period from March 13, 2019 (inception) to December 31, 2019 in travel expenses for various trips related to the property and the Company’s promotion.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017 for Cosechemos.

The following table sets forth key components of our results of operations for the year ended December 31, 2018 compared to the year ended December 31, 2017 for Cosechemos, on a stand-alone basis.

	Year Ended December 31, 2018	Year Ended December 31, 2017
Revenues	$-	$-
Cost of revenues	-	-
Gross profit	-	-
Expenses
Consulting and management fees	$-	$-
Professional fees	-	-
General office expenses	-	-
Travel expenses	-	-
Share based compensation	-	-
Amortization	-	-
Research and development	-	-
Foreign exchange (gain)	-	-
Loss before interest expense and other income	-	-
Interest expense	-	-
Other income	4	7
Net Loss for the period	4	7

Other comprehensive loss	141	95
Exchange differences on foreign corporations	-	-
Total comprehensive loss for the period	$141	$95

Revenue

To date, Cosechemos has not generated any revenues from its planned operations. Cosechemos isa pre-revenue company with a very limited operating history upon which to base an evaluation of our business and prospects. Its short operating history may hinder its ability to successfully meet its objectives and makes it difficult for potential investors to evaluate its business or prospective operations.

Net Loss

Cosechemos incurred a net loss of $141 for the period ending December 31, 2018 as compared with income of $95 for the period ending December 31, 2017.

The Period from March 13, 2019 (inception) through June 30, 2019 for the Company and Cosechemos Combined

March 13, 2019 (inception) through June 30, 2019
Revenues	$-
Cost of revenues	-
Gross profit	-
Expenses
Consulting and management fees	$1,550,610
Professional fees	19,309
General administration expense	24,312
Travel expenses	219,613
Share based compensation	107,024
Interest expense	-
Amortization	-
Income tax expense	-
Loss for the period	1,920,868
Other comprehensive loss
Foreign currency translation	-
Comprehensive loss for the period	1,920,868

Revenue

To date, we have not generated any revenues from our planned operations. We have and expect to continue to report negative earnings until our cannabis development program generates producing assets. We will continue to utilize proceeds from financing and equity issuances to fund its cannabis program and general and administrative operating costs.

Net Loss

For the period from March 13, 2019 (inception) to June 30, 2019, we reported a net loss of $1,920,868 or $1.00 per share.  We had a working capital deficit of $413,844 as at June 30, 2019.

We granted 7,000,000 founder warrants (2,333,333 founder warrants on a post-split basis) with an exercise price of $0.05 ($0.15 on a post-split basis) per Common Share. The fair market value of the warrants was estimated to be $21,154 using the Black Scholes option pricing model. On June 28, 2019, we also granted 7,000,000 options (2,333,333 options on a post-split basis) to our directors, officers and consultants of with an exercise price of $0.05 ($0.15 on a post-split basis) per Common Share. The options vested immediately. The fair market value of the options was estimated to be $85,870 using the Black Scholes option pricing model.

Consulting and Management Fees

We recorded consulting and management fees of $1,550,610 for the period from March 13, 2019 (inception) to June 30, 2019.  Most of the fees related to financial, operations and management services provided by third party consultants.

Professional Fees

We recorded professional fees of $ 19,309 for the period from March 13, 2019 (inception) to June 30, 2019. Most of the fees related to legal and audit fees to prepare the Regulation A Offering (defined below) materials.

General Office and Travel Expenses

We recorded general office expenses of $24,312 for the period from March 13, 2019 (inception) to June 30, 2019. Most of the fees related to filing fees, rent and promotion costs. We recorded travel expenses of $219,613 for the period from March 13, 2019 (inception) to June 30, 2019, which were related to travel to the property and the promotion of the Company.

Six Months ended June 30, 2020 for the Company and Cosechemos Combined

Six Months ended June 30, 2020
Revenues	-
Cost of revenues	-
Gross profit	-
Expenses
Consulting and management fees	$818,866
Professional fees	217,960
General office expenses	714,947
Travel expenses	233,362
Share based compensation	344,406
Amortization	56,617
Research and development	53,405
Foreign exchange (gain)	170,041
Loss before interest expense and other income	2,609,604
Interest expense	72,087
Other income	(80,579)
Net Loss	2,601,112

Other comprehensive loss
Exchange differences on foreign corporations	(19,046)
Total comprehensive loss for the period from incorporation	$2,582,066

Revenue

To date, we have not generated any revenues from our planned operations. We are a pre-revenue company with a very limited operating history upon which to base an evaluation of our business and prospects. Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations.

Net Loss

For the six months ended June 30, 2020, we reported a net loss of $2,601,112, or $0.03 (pre-split) per share. We had a working capital of $7,304,183 as at June 30, 2020.

We have and expect to continue to report negative earnings until our cannabis development program finds and develops producing assets. We will continue to utilize proceeds from financing and equity issuances to fund its cannabis program and general and administrative operating costs. As at June 30, 2020, we had no operating assets and expect to generate negative cash flow from operations for the foreseeable future.

Research and Development Expenses

Our research and development expenses were $53,405 for the six months ended June 30, 2020.  Research and development expenses to date consist primarily of contract research fees, manufacturing, consultant fees, and study related costs related to cultivation of cannabis in Colombia.

Consulting and Management Fees

We recorded consulting and management fees of $818,866 for the six months ended June 30, 2020. Most of the fees related to financial, operations and management services provided by third party consultants.

Professional Fees

We recorded professional fees of $217,960 for the six months ended June 30, 2020. Most of the fees relate to legal and audit fees to prepare the Regulation A+ Tier 2 materials related to the offering

General Office and Travel Expenses

We recorded general office expenses of $714,947 for the six months ended June 30, 2020 related to filing fees, rent and promotion costs.  We recorded $233,362 for the for the six months ended June 30, 2020 in travel expenses for various trips related to the property and the Company’s promotion.

Liquidity and Capital Resources

The following table sets forth the major components of our statements and consolidated statements of cash flows for the periods presented.

	For the period from March 13, 2019 (inception) to December 31, 2019	For the Fiscal years ended		For the period from March 13, 2019 (inception) through June 30, 2019 for the Company and Cosechemos			For the Six Months ended June 30, 2020
		December 31, 2018	December 31, 2017
Cash from operating activities	$(453,820)	$-	$-		$(413,844	) $	(2,136,702)
Cash from financing activities	$1,004,662	$-	$-	$	- $		10,236,090
Cash from investing activities	$(431,226)	$-	$-	$	- $		1,624,990
Effect of exchange rate change	$20,276	$-	$-	$	- $		76,583
Change in cash during the period	$139,892	$-	$-	$	- $		6,474,698
Cash, beginning of period	$-	$-	$-	$	- $		139,892
Cash, end of period	$139,892	$-	$-	$	- $		6,691,173

As at June 30, 2020, we had working capital of $7,304,183.  Our primary cash flow needs are for the development of our cannabis activities, administrative expenses and for general working capital.

Cosechemos had no cash at June 30, 2019. To date, Cosechemos has not generated any cash from operations. Nominal amounts paid for taxes by Cosechemos were funded by a director’s loan from Oscar Franco. Cosechemos is owed $1,575 from the directors Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa for payment of their share capital. This is expected to be paid in the near term.

At present, we have not had any production and consequently no revenue generating assets or operations. Our continued existence is dependent on our ability to obtain necessary financing to complete the development of our cannabis operations and/or other potential projects and attain future profitable production. At present, we have no established sources of income and the success of our growth and development programs will be contingent upon our ability to raise sufficient equity financing on favorable terms. We do not expect to generate any internal cash flows to finance the development costs in the foreseeable future.

Regulation A Offering

We raised $29,997,195 under an offering of units under Tier 2 of Regulation A under Section 3(b) of the Securities Act of 1933, as amended, that closed upon the sale of the maximum units in December 2020 (the “Regulation A Offering”).  Each Unit is comprised of one Common Share and one-half of one Common Share purchase warrant to purchase one additional Common Share at an exercise price of $1.00 per whole warrant share ($3.00 on a post-split basis), subject to certain adjustments, over an 18-month exercise period following the date of issuance of the warrant. The Units were offered at a purchase price of $0.75 ($2.25 on a post-split basis) per Unit.

QuestCap Loan

On August 6, 2019, we entered into a loan agreement with QuestCap Inc. (formerly Copper One Inc.), as amended on September 12, 2019, for a loan to us of up to $500,000 of which $497,514 of principal was drawn down by us in borrowings prior to repayment (December 31, 2019 - $497,514). The loan is a United States dollar loan which bears interest at 10% annually, is unsecured, and is payable on demand. As at December 31, 2019, the interest payable on the loan was $15,784. Stan Bharti and Deborah Battiston are Director and Chief Financial Officer, respectively, of the Company and of QuestCap Inc. These funds were sent to provide support to Cosechemos and to provide working capital for our Company. On January 31, 2020, the loan was repaid in the amount of $521,341; $497,514 to principal and $23,827 to interest.

Sulliden Mining Capital Loan

On November 6, 2019 we entered into a loan agreement with Sulliden Mining Capital Inc. for a loan to us of up to $525,000 of which $501,941 of principal was drawn down by us in borrowings prior to repayment (December 31, 2019 - $495,613). The loan is a United States dollar loan which bears interest at 12% annually, is unsecured, and was due on March 31, 2020. As at December 31, 2019, the interest payable on the loan was $3,681. Stan Bharti and Deborah Battiston are Director and Chief Financial Officer, respectively, of the Company and Interim Chief Executive Officer and former Chief Financial Officer, respectively of Sulliden Mining. These funds were sent to provide support to Cosechemos and to provide working capital for the Company. On January 31, 2020, the loan was repaid in the amount of $510,557; $501,941 to principal and $8,616 to interest.

Q Gold Resources Loan

On June 18, 2019, we entered into a loan agreement in favor of Q Gold Resources Ltd. for an amount of $16,667. The loan bears interest at 10% annually, is unsecured, and is payable on demand. As at December 31, 2019, the interest payable on the loan was $895. Deborah Battiston is the Chief Financial Officer and Fred Leigh is a former director of the Company. Deborah Battiston is the Chief Financial Officer and Fred Leigh is the former Chief Executive Officer and a former director of Q Gold. These funds were sent to provide support to Cosechemos and to provide working capital for the Company. On March 6, 2020, the loan was repaid in the amount of $17,637; $16,667 to principal and $970 to interest.

Kasa Loan

On January 1, 2020, we made a loan to Kasa Wholefoods Company S.A.S, or Kasa.  The loan accrues interest with an annual interest rate of 5%, is unsecured, and is payable on demand.  As at June 30, 2020, we have a loan receivable of $218,324 (December 31, 2019 - $91,087) of which $216,000 (December 31, 2019 - $91,000) is principal and $2,324 (December 31, 2019 - $87) is interest.  The purpose for the loan was to provide working capital prior to the completion of the acquisition.

Newdene Loan

On February 12, 2020, we made a loan of $1,000,000 to Newdene Gold Inc., or Newdene.  The loan accrues interest with an annual interest rate of 6% and is payable six months following the closing date of February 12, 2020.  The loan is secured by a securities pledge agreement in favor of our Company creating a security interest of 2,000,000 Common Shares (666,667 Common Shares on a post-split basis).  As at June 30, 2020, we had a loan receivable of $1,022,849 (December 31, 2019 - Nil) of which $1,000,000 (December 31, 2019 - Nil) is principal and $22,849 (December 31, 2019 - Nil) is interest.  Subsequent to the period end, the loan was extended for another six months on the same terms. The loan has since been repaid.

Consultancies Loan

On April 17, 2020, we made a loan of CAD$100,000 ($70,811) to Consultancies and Consultancies of Latam by GM LLC, or Consultancies.  The loan accrues interest with an annual interest rate of 5% and is payable sixty days following the closing date of April 17, 2020.  As at June 30, 2020, we had a loan receivable of CAD$100,000 ($73,380) (December 31, 2019 - Nil) of which $73,380 (December 31, 2019 - Nil) is principal and Nil (December 31, 2019 - Nil) is interest.  Subsequent to the period end, the loan was extended for another four months on the same terms. The loan has since been repaid.

We do not pay dividends and, other than the debt discussed above, had no long-term debt or bank facilities, other than our lease liability.

Plan of Operations

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital. If we are successful in raising capital through the sale of Common Shares offered for sale in this offering, we believe that we will have sufficient cash resources to fund our plan of operations through 2022. If we are unable to do so, we may have to curtail and possibly cease some operations. We intend to use the net proceeds from the offering for operating capacity, working capital and general corporate purposes.

During 2019 and 2020, we operated a 2-hectare Pilot Program at the Cosechemos Farm.  Pursuant to the Pilot Program, we have constructed one nursery and propagation center (an aggregate of 1,000 square meters) at the Cosechemos Farm where we planted 7,800 seedlings of non-psychoactive cannabis.  We harvested and processed the non-psychoactive cannabis from the Pilot Program resulting in a defined budget for dry flower productivity per plant and stabilization of certain genetic strains for our planned commercial cannabis production.  The Pilot Program assisted management in establishing what management believes is a viable agronomic management plan for cultivation in the Colombian geographic, organic and outdoor conditions.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

Critical Accounting Policies

Our financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).  The preparation of interim financial statements in accordance with International Accounting Standards (“IAS”) 34, Interim Financial Reporting, requires the use of certain critical accounting estimates. It also requires management to exercise judgement in applying our accounting policies.

Recent Accounting Pronouncements

New accounting pronouncements adopted

We adopted the following amendments, effective January 1, 2018.

IFRS 9 – Financial Instruments: Recognition and Measurement (“IFRS 9”) introduces new requirements for the classification, measurement and impairment of financial assets and hedge accounting. It establishes two primary measurement categories for financial assets: (i) amortized cost and (ii) fair value either through profit or loss (“FVPL”) or through other comprehensive income (“FVOCI”); establishes criteria for the classification of financial assets within each measurement category based on business model and cash flow characteristics; and eliminates the existing held for trading, held to maturity, available for sale, loans and receivable and other financial liabilities categories. IFRS 9 also introduces a new expected credit loss model for the purpose of assessing the impairment of financial assets and requires that there be a demonstrated economic relationship between the hedged item and hedging instrument.

The following table shows the previous classification under IAS 39 and the new classification under IFRS 9 for the Company’s financial instruments:

Financial instrument classification
	Under IAS 39	Under IFRS 9
Financial assets
Cash	Loans and receivables	Amortized cost
Amounts receivable	Loans and receivables	Amortized cost

Financial liabilities
Trade payables and accrued liabilities	Other financial liabilities	Amortized cost

The Company adopted IFRS 9 effective January 1, 2018 retrospectively without restating comparatives and therefore the comparative information in respect of financial instruments for the year ended December 31, 2017 was accounted for in accordance with the Company’s previous accounting policy under IAS 39. There were no effects on opening balances at January 1, 2018  with  respect  to  the  adoption  of IFRS 9.

Accounting pronouncements not yet adopted

Certain new standards, interpretations, amendments and improvements to existing standards were issued by the IASB or IFRIC that are mandatory for accounting periods beginning on or after January 1, 2019 or later periods. The following have not yet been adopted and are being evaluated to determine their impact on the Company.

•
IFRS 3 – Business Combinations (“IFRS 3”) was amended in October 2018 to clarify the definition of a business.  This amended definition states that a business must include inputs and a process and clarified that the process must be substantive and the inputs and process must together significantly contribute to operating outputs.  In addition it narrows the definitions of a business by focusing the definition of outputs on goods and services provided to customers and other income from ordinary activities, rather than on providing dividends or other economic benefits directly to investors or lowering costs and added a test that makes it easier to conclude that a company has acquired a group of assets, rather than a business, if the value of the assets acquired is substantially all concentrated in a single asset or group of similar assets.  The amendments are effective for annual reporting periods beginning on or after January 1, 2020.  Earlier adoption is permitted.

For acquisitions that do not meet the definition of a business under IFRS 3, the Company follows International Accounting Standard (“IAS”) 37 and IAS 38 guidelines for asset acquisition, where the consideration paid is allocated to assets acquired based on fair values on the acquisition date and transactions costs are capitalized and allocated to the assets acquired.

•
IAS 1 – Presentation of Financial Statements (“IAS 1”) and IAS 8 – Accounting Policies, Changes in Accounting Estimates and Errors (“IAS 8”) were amended in October 2018 to refine the definition of materiality and clarify its characteristics.  The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements.  The amendments are effective for annual reporting periods beginning on or after January 1, 2020.  Earlier adoption is permitted.

Trend Information

Because we are still in the start-up phase and have only recently commenced operations, we are unable to identify any recent trends in revenue or expenses. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this offering to not be indicative of future operating results or financial condition.

Going Concern

We are in the preliminary stages of our planned operations and have not yet determined whether our processes and business plans are economically viable. Our continued operations are dependent upon our ability to obtain sufficient financing to complete the development of our facilities and if they are proven successful, the existence of future profitable production, or alternatively, upon our ability to dispose of our assets on an advantageous basis, all of which are uncertain.

Our financial statements have been prepared on a going concern basis, which assumes that we will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. We will need to raise additional capital in the near term to fund its ongoing operations and business activities. There can be no assurance that other financings will be available on terms acceptable to us or at all. As a result of these circumstances, there are material uncertainties that cast significant doubt as to the appropriateness of the going concern presumption.

The business of cannabis growth and development of Cannabidiol (“CBD”) oils involves a high degree of risk and there can be no assurance that current business development programs will result in profitable cannabis operations. Our continued existence is dependent upon the acquisition of assets, preservation of our interest in the underlying assets, acquisition of various licenses, the achievement of profitable operations, or the ability of our Company to raise alternative financing, if necessary, or alternatively upon our ability to dispose of our assets and operations on an advantageous basis.

Our financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and classifications in the statement of financial position that may be necessary if we are unable to continue as a going concern and these adjustments could be material.

Restatement Disclosure

In December 2020, we engaged Davidson & Company LLP, Chartered Accountants (“Davidson”) as our new PCAOB registered accounting firm to audit our financial statements. As part of a re-audit conducted by Davidson of our financial statements for the period March 13, 2019 (inception), to December 31, 2019, under PCAOB auditing standards, we have included disclosures in the audited financial statements related to changes in expenditures that were not appropriately recorded and founders' warrants that were revalued.  For our unaudited financial statements for the interim period ended June 30, 2020, we have revised the unaudited financial statements to include the above disclosures in addition to changes to foreign currency translation of intangible assets and net assets and net losses impacted by the consolidation of Flora Beauty LLC.

Our audit committee and Board have concluded that the restatements are quantitatively and qualitatively immaterial, that the weakness in our recording has been remedied through our hiring of additional accounting personnel in Canada and Colombia and that all previously issued financial statements may be relied upon.

Off Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time.

Contractual Obligations, Commitments and Contingencies

The following table sets forth the amount of our contractual obligations as of June 30, 2020.

Payments due by period:
	Total	Less than 1 year	1 – 3 years	More than 3 years
Long-term debt obligations	$-	$-	$-	$-
Capital (finance) lease obligations	266,790	63,920	192,193	10,677
Operating lease obligations	-	-	-	-
Purchase obligations	-	-	-	-
Other long-term liabilities reflected on our balance sheet	-	-	-	-
Total	$266,790	$63,920	$192,193	$10,677

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to us, but which will only be resolved when one or more future events occur or fail to occur. Our management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we, in consultation with legal counsel, evaluate the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. We are not aware of any matters which result in a loss contingency.

Emerging Growth Company Status
We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act.  As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to SEC reporting companies that are not emerging growth companies.  For so long as we remain an emerging growth company, we will not be required to, among other things:
•
present more than two years of audited financial statements and two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement of which this prospectus forms a part;

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and
•	disclose certain executive compensation related items.
We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year during which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Common Shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer.  Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.  If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

HISTORY AND CORPORATE STRUCTURE
History

Our Company, Flora Growth Corp., was incorporated on March 13, 2019 in the Province of Ontario.  We are an early-stage private company headquartered in Canada focused on becoming a global leader in producing natural, medicinal-grade cannabis oil and high quality cannabis derived medical and wellbeing products for sale around the world.

Our agricultural and processing operations are in Colombia.  We are an emerging growth company just beginning to generate revenues and will require adequate funding from financing efforts to plant, grow and harvest our products on a commercial scale, to produce oil extracts and medical and wellbeing products, to access needed facilities and labor and to achieve large channel distribution of our products.

Our principal place of business and mailing address is Flora Growth Corp., 65 Queen Street West, Suite 900, Toronto, ON M5V 3W6, and our telephone number is +1 (416) 861-2267.  Our Colombian-based offices are located at Calle 93B # 13-50, Oficina 101, Edificio Hernandez, Bogotá, Colombia and Carrera 25 # 29 - 87 Local 17 A, Giron, Santander, Colombia.  Our website address is www.floragrowth.ca. The information contained therein or accessible thereby shall not be deemed to be incorporated into this prospectus.

As of the date of this prospectus, we have the following operating segments:

•
The cultivation, processing and supplying of natural, medicinal-grade cannabis oil and high quality cannabis derived medical and wellbeing products to large channel distributors, including pharmacies, medical clinics, and cosmetic companies in Colombia and internationally;

•
Over-the-counter medical products and medical cannabis products, in which we produce and sell branded products to consumers as well as use our production facility to create white-label products for consumers;

•
Wellbeing products, focused on delivering the benefits of CBD and hemp across an array of various branded consumer packaged goods, such as its Mind Naturals and Ô cosmetics lines and Stardog loungewear line. We leverage our branded product market experience, scientific expertise, agricultural advantages and educational platforms to introduce our products and services across markets in Latin America and the United States; and

•	Food and beverage products, focused on delivering the benefits of exotic fruits from the Colombian amazon to consumers.

See “Our Business.”

Our Acquisitions

Cosechemos YA SAS (“Cosechemos”) became our 90%-owned subsidiary effective October 15, 2019 pursuant to a share purchase agreement (the “Cosechemos Share Purchase Agreement”) between the Company, Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa (collectively, the “Cosechemos Vendors”).  Pursuant to the Cosechemos Share Purchase Agreement, we acquired 4,500 shares of Cosechemos. As consideration for the Cosechemos shares, we (i) paid $80,000 to the Cosechemos Vendors, and (ii) granted the Cosechemos Vendors a 10% non-dilutive, free carried interest in Cosechemos (the “Free Carry”). Pursuant to the shareholders agreement between the Cosechemos Vendors and us (the “Shareholders Agreement”), we are funding the operations of Cosechemos and the Cosechemos Vendors’ equity interest in Cosechemos cannot be diluted by such funding during the time that the Free Carry is in effect. The Free Carry will automatically terminate upon such time as we invest an aggregate of $25 million into Cosechemos.  Upon the termination of the Free Carry, the Cosechemos Vendors will be required, if needed by Cosechemos, to fund the operations of Cosechemos on a pro rata basis or risk having their equity interest in Cosechemos be diluted.  Additionally, we are required to pay the Cosechemos Vendors, as a one-time payment, $750,000 within 60 days of Cosechemos earning a net income of $10 million.
We created Flora Beauty LLC (“Flora Beauty”) in partnership with Paulina Vega, a former Miss Universe (2014) and Miss Colombia (2013), as well as a television personality and model.  Flora Beauty is a private company headquartered in the United States and incorporated on January 14, 2020 under the laws of the State of Colorado.
On March 3, 2020, we incorporated Flora Growth Corp. Sucursal Colombia (“Flora Growth Sucursal”) under the laws of Colombia.

On August 17, 2020, we incorporated Hemp Textiles & Co LLC (“Hemp Textiles”) under the laws of the State of Florida.  On June 25, 2020, we incorporated Hemp Textiles & Co SAS (“Hemp Textiles SAS”) under the laws of Colombia.
On December 29, 2020, we signed a share purchase agreement (the “Kasa Purchase Agreement”) with Santiago Mora Bahamon, Laura Londono Tapia, Pablo Silva and Stefan Lauer, who we refer to as the Kasa Vendors, to purchase 90% of Kasa Wholefoods Company SAS Colombia (“Kasa”).  Pursuant to Kasa Purchase Agreement, we acquired 18,000 shares of Kasa (the “Kasa Shares”).  As consideration for the Kasa Shares, we paid $148,300 to the Kasa Vendors in the percentages set forth in the Kasa Purchase Agreement and discharged the liabilities of the Kasa Vendors in the amount of $87,300, for aggregate consideration of $235,600.

On December 29, 2020, we signed a share purchase agreement (the “Breeze Purchase Agreement”) with Ángel Miguel Ramírez, Roberto Barreto and Sandra Milena Barreto Garzón, who we refer to as the Breeze Vendors, to purchase 90% of Breeze Laboratory SAS (“Breeze”).  Pursuant to the Breeze Purchase Agreement, we acquired 46,800 shares of Breeze (the “Breeze Shares”).  As consideration for the Breeze Shares, we paid $147,300 to the Breeze Vendors in the percentages set forth in the Breeze Purchase Agreement and discharged the liabilities of the Breeze Vendors in the amount of $58,900, for aggregate consideration of $206,200. Pursuant to the Breeze Purchase Agreement, in the event that we elect to merge Breeze and Cronomed, we are required to issue that number of shares of the combined entity to the Breeze Vendors such that collectively the Breeze Vendors would own a 5% equity interest in the combined entity.  In the event that we elect not to merge Breeze and Cronomed and instead sell such shares to an arm’s length third party, at the Breeze Vendors’ sole option, we have agreed to (a) pay to the Breeze Vendors COP$700 million (approximately USD$199,829); (b) pay to the Breeze Vendors 5% of the proceeds from the sale of such shares to the third party; or (c) transfer 10% of such shares to the Breeze Vendors with 8 business days’ notice of any such decision.

On December 18, 2020, we signed a share purchase agreement (the “Cronomed Purchase Agreement”) with Luis Gerardo Tovar Osorio, Lucelida Castañeda de Corredor, Inversiones Multicentro S.A.S., Adriana Elizabeth Pérez Medina, Angie Zulanny Jiménez Castellanos, Diego Fernando Ramírez Pardo, Orladis Acero de Ospina, Mary Luz Gonzales Cortés, Olga Lucia Ruge León, Pharmades S.A.S., María Yolima Pedraza Moreno, Diana Patricia Elizalde Arias, Jair Fernely Osuna López and Inversiones Montearroyo Asociados S.A.S., who we refer to as the Cronomed Vendors, to purchase 100% of Cronomed.  Pursuant to the Cronomed Purchase Agreement, we acquired 134 shares of Cronomed. As consideration for the Cronomed Shares, we paid COP$3,468,631,200 (approximately USD$990,189) to the Cronomed Vendors in the percentages set forth in the Cronomed Purchase Agreement.

On December 29, 2020, we were assigned (i) a 10% membership interest in Flora Beauty LLC (“Flora Beauty”) (5% owned by Andrés Restrepo and 5% owned by Luis Merchan); (ii) a 10% membership interest in Hemp Textiles & Co LLC (“Hemp Textiles”) owned by Luis Merchan; and (iii) a 20% membership interest in Hemp Textiles SAS (5% owned by Santiago Mora Bahamón, 5% owned by Luis Merchan and 10% owned by Nicolás Vásquez). As consideration for the assignment of such membership interests, we granted 190,000 shares of our Common Shares (63,333 Common Shares on a post-split basis) to Mr. Restrepo; 190,000 shares of our Common Shares (63,333 Common Shares on a post-split basis) to Mr. Vazquez; 95,000 shares of our Common Shares (31,667 Common Shares on a post-split basis) to Mr. Bahamón; and paid $300 to Mr. Merchan, who was appointed as the President and Chief Executive Officer by our Board on December 16, 2020.
To date, we have financed our operations and growth though short-term loans and a Regulation A, Tier 2 offering of units qualified with the SEC in December 2019 and completed its Regulation A maximum sale of securities in December 2020.

Effective January 12, 2021, we acquired Quipropharma Lab, an asset comprised of a modern Colombia-based manufacturing facility that holds GMP certifications and can produce CBD containing products, pursuant to the Quipropharma Asset Purchase Agreement. We intend to undertake a strategic business combination of our two medical-focused divisions, Cronomed and Breeze Laboratory, along with the newly acquired Quipropharma asset, to form a consolidated Flora Labs medical division.

Corporate Structure
The following diagram illustrates our pro forma corporate structure as of the date of this prospectus.

Each of our subsidiaries are discussed below.
Cosechemos
Cosechemos is our 90% owned subsidiary, was incorporated on May 3, 2016 under the laws of Colombia and has its registered office address located at Carrera 25 # 29 - 87 Local 17 A, Giron, Santander, Colombia. Cosechemos operates its business of cultivation and processing natural cannabis into standardized, medicinal-grade oil extracts and related products.
Flora Beauty
Flora Beauty is our 87% owned subsidiary and was incorporated on January 14, 2020 under the laws of the State of Colorado.  Business operations and branch office are located in Colombia. Flora Beauty’s registered office and head office are located at 26 W Dry Creek Circle Ste 600, Littleton, CO, 80601. Flora Beauty’s principal executive office is located at Calle 93B #13-50 Bogotá, Colombia.
Ms. Vega, as the sole member of Ludic Investments LLC, a limited liability company organized under the laws of the State of Florida, is a founding partner of Flora Beauty. Ms. Vega has a 13% membership interest in Flora Beauty. Ms. Vega contributes her knowledge and professional experience in all aspects of the operations of Flora Beauty, including having decision making authority and participating in critical stages of different projects, positioning the Flora Beauty brands and products, approving internal and external communications, supporting the creation of advertising campaigns and content, and representing Flora Beauty in public events.

Flora Beauty has a 100% owned subsidiary, Flora Beauty LLC Sucursal Colombia (“Flora Beauty Sucursal”), incorporated on June 24, 2020, under the laws of Colombia and has its registered office address located at Call 93B #13-50 Bogotá, Colombia.  Flora Beauty Sucursal provides Flora Beauty with operational support in Colombia, allowing Flora Beauty to interact with Colombian regulatory authorities such as the Instituto Nacional de Vigilancia de Medicamentos y Alimentos (“INVIMA”).
Breeze

Breeze, our 90% owned subsidiary, has its registered office address located at Calle 53 BIS Sur # 80 – 57, Bogotá, Colombia.  Breeze focuses on the design, development and manufacturing of dermo-cosmetic products to respond to the needs of consumers, health specialists, patients and therapists. Breeze also manufactures magistral formulations in Colombia, which are custom formulations prescribed by physicians according to the individual needs and symptoms of patients and prepared as prescribed by a certified pharmaceutical establishment using cannabis derivatives.

Flora Growth Sucursal
Flora Growth Sucursal is our wholly-owned subsidiary, was incorporated on March 3, 2016 under the laws of Colombia and has its registered office address located at Calle 93 B # 13-50, Oficina 101, Edificio Hernandez, Bogotá, Colombia.  Flora Growth Sucursal is an administrative company that services all of our subsidiaries in Colombia.  Flora Growth Sucursal has no operations other than providing administrative services to our subsidiaries.
Cronomed
Cronomed, our wholly-owned subsidiary, was incorporated on March 16, 2005 in Bogotá, Colombia. Cronomed’s business operations are in Colombia and its registered office address is located at Carrera 72 M Bis N# 37B-24 Sur Carvajal in Bogota, Colombia. Cronomed is focused on the commercialization and distribution of pharmaceutical and over-the-counter products, including dietary supplements, phytotherapeutic and nutraceutical products, supplements and related products to large channel distributors, including pharmacies, medical clinics, and cosmetic companies.

Cronomed’s 100% owned subsidiary, Labcofarm Laboratorios S.A.S. (“Labcofarm”) was incorporated on November 20, 2012 under the laws of Colombia. Labcofarm’s operations include importing raw materials and other products needed for the production of its products..

Hemp Textiles
Hemp Textiles, our wholly-owned subsidiary, was incorporated on August 17, 2020 under the laws of the State of Florida and has its registered office address located at 2937 S.W. 27th Avenue # 104, Coconut Grove, FL 33133.  Hemp Textiles was formed to create and sell hemp-based clothing and textiles.

Hemp Textiles SAS
Hemp Textiles SAS, our wholly-owned subsidiary, was incorporated on June 25, 2020 under the laws of Colombia, and has its registered office address located at Calle 93 B # 13-50, Oficina 101, Edificio Hernandez, Bogotá, Colombia.  Hemp Textiles SAS provides wholesale distribution in Colombia and the United States for Hemp Fortex Industries Ltd., a fully vertically integrated global hemp textile producer. Prospect sectors to supply these textiles include: hospitality, medical, military and apparel sectors, among others with interest in the antibacterial and highly resistant properties of hemp.

Kasa

Kasa, our 90% owned subsidiary, has its registered office address located at Calle 93 B # 13-50 Oficina 101, Bogotá, Colombia. Kasa’s business operations are primarily in Colombia. Kasa is a private company headquartered in Colombia with a focus on designing, producing and supplying natural, no additive-added, no sugar-added juices, chocolate and chocolate related products to large channel distributors, including wholesale distributors, pharmacies, supermarkets and online distributors.

Kasa’s 100% owned subsidiary, Kasa Wholefoods, was incorporated on April 1, 2020 under the laws of Florida.

BUSINESS
Our Mission

Our mission is defined by two guiding principles with the goal of improving the quality of life for people around the world. These principles guide our decision-making process and differentiate us from our peers (which peers are generally limited to cannabis oil production) based on our planned use of the entire cannabis plant to produce a suite of health and wellness products.

•	Help People Restore and Thrive. We develop products to positively affect the health and wellness of people. From medicines to consumer products, we strive to help our customers restore and thrive.

•	Prioritize Value-chain Sustainability. We care about our broader global impact, from production to consumption. We make conscious decisions to prioritize sustainability across our value-chain.

Our Company

We cultivate and process natural, medicinal-grade cannabis oil and high quality cannabis derived medical and wellbeing products and intend to supply these premium products to large channel distributors, including pharmacies, medical clinics, and cosmetic companies. We employ a vertically integrated structure, with operations based in Colombia, and are committed to becoming a competitive producer of low-cost, natural, medicinal-grade cannabis oils and extracts.
We are an emerging growth company and just began to generate revenues in August 2020 through our Flora Beauty LLC and our Hemp Textiles subsidiaries,  and in December 2020 following acquisitions of our Cronomed, Breeze, and Kasa subsidiaries. We will require funding from this offering to begin to plant, grow and harvest our cannabis products on a commercial scale, to produce oil extracts, to access needed facilities and labor and to achieve large channel distribution of our products.

Our Brands and Products

We have developed in-house brands and have completed accretive acquisitions to capitalize on consumer and competitive trends with initial operations in Colombia and potentially in the United States.  These divisions fit within the health and wellness space, where we estimate revenue growth can be accelerated with new product offerings derived from our CBD oil.  We have not yet produced commercial grade oil extracts and will require adequate proceeds generated from this offering to do so. We will not have sufficient infrastructure as a grower or have the ability to extract CBD oil in any material amounts until our Research Technology and Processing Centre has been constructed and becomes operational.  See “Risks Related to our Business and Industry”.

Our core products are inclusive of the following:

•Medicinal-Grade Cannabis. Our revenues are expected to begin July 2021, through our 90%-owned subsidiary, Cosechemos YA SAS;

•Cannabis Oils and Extracts. Our revenues are expected to begin July 2021, through our 90%-owned subsidiary, Cosechemos YA SAS;

•Skincare and Beauty Products. Our revenues commenced in August 2020, through our 87% owned subsidiary, Flora Beauty LLC;

•Dermo-Cosmetic Products. Our revenues commenced in December 2020, following our acquisition of our 90%-owned subsidiary, Breeze Laboratory S.A.S.;

•Pharmaceutical Products. Our revenues commenced in December 2020, following our acquisition of  our 100%-owned subsidiary, Grupo Farmaceutico Cronomed SAS;
•Loungewear and Textiles. Our revenues commenced in October 2020 through our 100%-owned subsidiaries, Hemp Textiles & Co LLC and Hemp Textiles & Co SAS; and

•Food and Beverage Products. Our revenues commenced in December 2020, following our acquisition of our 90%-owned subsidiary Kasa Wholefoods Company SAS Colombia.

Our acquisitions have generated revenues as stand-alone entities prior to the December 2020 consolidate:  Cronomed since March 2005; Breeze since January 2013; and Kasa since July 2013.

Medicinal-Grade Cannabis, Cannabis Oil Extracts and Related Products

Through our 90% owned subsidiary, Cosechemos, we are focused on cultivating, processing and supplying natural, medicinal-grade cannabis oil, cannabis oil extracts and related products to large channel distributors, including pharmacies, medical clinics, and cosmetic companies, as well as direct to consumer.

Our cultivation operations are currently in Colombia at the Cosechemos Farm, which is a 361-hectare property, and the Palagua Farms, which is a 1,900-hectare property. See “Business—Property, Plant and Equipment.”

The development of cannabis strains enables the selection of mother plants and identification of the concentrations of cannabinoids required for the formulations in which we intend to distribute. We are committed to developing final products consistent with medicinal cannabis industry standards and pharmaceutical procedures. Our products will include a variety of THC and CBD compositions designed to treat specific medical conditions. Currently, we are authorized to grow non-psychoactive cannabis (less than 1% THC), and we received a psychoactive cannabis license (higher than 1% THC) in March 2021 from Colombian regulators.  Upon obtaining the psychoactive cannabis license, the composition of the strains we grow will include a wide range of THC and CBD ratios.  See “Business—Regulatory Environment.”

We intend to support the entire marketing and sales process, develop the necessary knowledge to generate trust and encourage the proper use of the product by users. We will employ a hybrid business-to-business (“B2B”) and business-to-consumer (“B2C”) sales and distribution model for our products. Targeted B2B customers will primarily consist of finished goods manufacturers, research organizations and pharmaceutical companies.

However, with respect to B2C channel sales, we do not plan to market products directly to end consumers but rather through channel distributors including medical clinics, pharmacies, and manufacturers of cosmetic products. We will strive to create allies within the healthcare process (clinics and doctors’ offices) that formulate and believe in cannabis therapies. We will aim to create a network of doctors and related health personnel to meet the needs of the market and through a defined system know and manage the product with confidence and tranquility and at the same time distribute the product in an agile and safe way. We believe that new information technologies will be a key part of this strategy in order to have the market educated on the formulation trends of use and consumption of cannabis. These technologies will be used to educate the medical specialists of the selected branches (neurologists, psychiatrists, rheumatologists, oncologists, etc.) and create the necessary confidence so that the patients they attend have the possibility of receiving cannabis therapies as a complement to traditional therapies.

Moreover, we are developing marketing and commercial strategies focusing on the following topics: marketing, strategic planning and sales tactics (line leaders, visitors and promoters); scientific contents; institutional relations; customer service, after sales; and information systems and management platform.

Skincare and Beauty Products

Through our 87% owned subsidiary, Flora Beauty, we manufacture and sell skincare and beauty products made with innovative ingredients such as CBD oil extract, hemp beads for exfoliators and other natural ingredients through Flora Beauty’s two brands, Mind Naturals and Ô.  Flora Beauty sources CBD, cosmetic ingredients and packaging components from a global supply chain for manufacturing and packaging its Mind Naturals and Ô products.  Upon Cosechemos obtaining regulatory approval to commercially cultivate cannabis, Flora Beauty will use CBD oil from Cosechemos to manufacture its products.

Flora Beauty entered the United States skincare market with sales commencing in September 2020 with its first brand, Mind Naturals, and developed its second brand, Ô, in November 2020.  Mind Naturals and Ô inaugural lines exemplify a socially conscious approach to the industry by creating products that are paraben and phthalate free, vegan, and absent any ingredients that utilize animal-testing.  Marketing efforts for such brands will include a cohesive marketing strategy to attract and retain consumer loyalty for its brands, including websites for Mind Naturals (www.mindskincare.com) and Ô (www.lifeinô.com).

Mind Naturals
The Mind Naturals skincare brand is formulated with CDB oil as its key ingredient, alongside other natural ingredients, some of which are endemic to Colombia. Currently, there are four products under the Mind Naturals brand:

(1)	Cleanser: The product is designed to be a gentle gel cleanser is used to remove makeup. The cleanser is creamy and smooth in texture, designed to dig deep and cleanse the skin without peeling it.
(2)	Eye Cream: The eye cream is designed to decompress and recharges the skin with hyaluronic acid-based, aimed to generate smoother skin and diminish expression lines.
(3)
Moisturizer: The moisturizer is designed to feed the skin with antioxidants and is formulated with hyaluronic acid, vitamin E from cacay oil, and CBD.  The moisturizer is designed to nourish and replenish, leaving a smooth and dewy complexion.

(4)	Hydrating mask: The relaxing hydrating mask treatment can be used twice a week to enhance the effects of the other three products.
Ô
Ô, is a brand inspired by the amazing moments of life, the beauty of the world, its biodiversity, and the beauty that everyone can find in themselves.  The difference in ingredients in the Mind Naturals products and Ô products is the concentration of the active ingredients, such as the CBD and the delivery methods. Ô’s initial portfolio of products is similar to Mind Naturals and includes a cleanser, eye cream, moisturizer and a nourishing mask:
(1)	Cleanser: The cleanser is designed to remove impurities and prepare the skin for its daily routine. Its special ingredients include CBD, cold-pressed coconut oil, and cacay oil.
(2)	Eye Cream: The eye cream is designed to provide a smooth finish and eliminate fine lines and under-eye bags. Its special ingredients include CBD and sacha inchi oil.

(3)	Moisturizer: The moisturizer is designed to replenish your skin and deliver a healthy complexion. Its special ingredients include CBD, calendula extract, aloe vera, and cacay oil.
(4)	Nourishing mask: The nourishing mask is designed to rejuvenate your skin and deliver an alluring glow. Special ingredients include CBD and sacha inchi oil.
Dermo-Cosmetic Products
Our 90% owned subsidiary, Breeze, focuses on the design and development of dermo-cosmetic products to respond to the needs of consumers, health specialists, patients and therapists. Breeze also manufactures custom formulas and premium personal care products for B2C clients made at its Instituto Nacional de Vigilancia de Medicamentos y Alimentos (“INVIMA”) and FDA registered laboratory and provides Breeze’s clients with access to its technical team of chemists, specialists and its INVIMA and FDA registered laboratory. This partnership ensures that clients are part of the product development process.
Custom formulas may range in complexity from a single ingredient product to a product featuring multiple ingredients. The custom formulation process includes the modification of an existing product or the development of an entire new product to target a specific concern. Breeze currently provides a variety of custom products for established customers and is involved in every phase of product development.
Breeze’s portfolio of products and services include the following:
•	White Label: development and production of brands for businesses.
•	Custom Formulas: specific customized needs for patients and consumers.
•	Dermo cosmetic products: intended for plastic surgeons, cosmetic surgeons, dermatologists and clinicians in other specialties.
•
Private Label: brands developed for our intra-company divisions and spa products intended for beauticians and beauty treatment professionals for beauty treatments such as weight reduction and skin appearance improvement.

•	Bottling and Packaging Services: to maximize idle time and laboratory output.

95% of Breeze’s suppliers are local suppliers, which offer national and foreign origin raw materials and have 80% immediate availability (maximum time of 8 days). The other 20% of raw materials are managed with a delivery time between 30-90 days depending on the material. Breeze utilizes high quality materials that are certified internationally by ECOCERT, Cosmos, among others.
Breeze is also a strategic partner for the companies within the Flora group of companies. Breeze manufactures all the products in the Flora Beauty brand portfolio as well as the entire Almost Virgin brand portfolio from Kasa. See “Business—Food and Beverage Products.” In the fourth quarter of 2021, Breeze will begin the manufacturing process for all of Cronomed’s beauty products.  Upon Cosechemos obtaining regulatory approval to commercially cultivate cannabis, Breeze will utilize CBD oil from Cosechemos to manufacture CBD infused products, which will lead to better margins and vertical integration of the supply chain.
Pharmaceutical Products

Our wholly-owned subsidiary, Cronomed, employs a business-to-business (“B2B”) model, selling its products to wholesalers, pharmacies and retailers. Cronomed is focused on the commercialization and distribution of pharmaceutical and over-the-counter products, including dietary supplements, phytotherapeutic and nutraceutical products, supplements and related products to large channel distributors, including pharmacies, medical clinics, and cosmetic companies.

Currently, Cronomed offers 56 different products. Cronomed is developing 13 additional products focused on the over-the-counter medicinal market. These new products include five antibiotics (Amoxaciline-Dicloxaciline-Clindamicine-Cefalexine-Clotrimazol), three gastrointestinal (Simeticone-Aginato-Esomeprazol), one analgesic (Meloxicam), one antiparasitic (Nitazoxanide), one antihistamine (Desolaratadine), one mucolytic (Acetylcysteine) and one erectile dysfunction (Tadalafil).

Cronomed uses third-party white-label producers (including international suppliers Athena from France and Nyells from the United States, and domestic suppliers such as Coaspharma, Colompack, Syntofarma, Vital Hands, Nutripharma, among others) to manufacture its products under its various brands and has strong relationships with such producers and suppliers of raw materials.  Currently, Cronomed uses 16 different producers to produce its 56 products in Colombia. In addition, Cronomed acquires the majority of its raw materials in Colombia.  All the active pharmaceutical ingredients (API) are supplied by international companies from various countries including the United States, China and Germany.

Loungewear and Textiles

Through our wholly-owned subsidiary, Hemp Textiles, we develop, manufacture and sell hemp-based products on a hybrid B2B and B2C model. Hemp Textiles products are currently manufactured in Colombia using hemp from Turkey and China.  As our hemp cultivation at Cosechemos becomes commercially operational, Hemp Textiles will use hemp from the Cosechemos Farm for its products. In June 2020, Hemp Textiles launched its inaugural loungewear brand, Stardog Loungewear, and a new business line consisting of the commercialization of hemp textiles launched in the first quarter of 2021.

Under the “Stardog” brand, Hemp Textiles launched its inaugural set of products, including copper infused hemp facemasks, jogger pants, house shoes, crew neck sweaters, hoodies, t-shirts, henley shirts, robes and shorts. Such products are sold directly to consumers via the website www.stardogloungewear.com.   Although most of the Stardog Loungewear sales are expected to take place in the United States, Hemp Textiles is able to distribute its products worldwide. Hemp Textiles incorporates a pre-order business model in which it only produces what it has sold previously to limit inventory and associated costs.  Hemp Textile’s main marketing efforts are focused on digital strategies working with social media influencers, digital advertising, public relation firms, paid media and email marketing.  Facebook advertisements will be the main source of traffic to the Stardog Loungewear website.

According to the U.S. Department of Agriculture’s February 2020 Economic Viability of Industrial Hemp in the United States: A Review of State Pilot Programs, hemp fabrics are mostly found in China due to the lack of stringent cannabis restrictions. In addition, prices have remained stable among the biggest suppliers.  Hemp can grow every 4 months even with a shortage of water, so it can adapt to a variety of conditions. Gradually, the Hemp Textiles business will be vertically integrated, as Cosechemos is testing and developing a variety of hemp strains that fully adapt to the environmental conditions at the Cosechemos Farm. Producing our own fabrics in-house would increase operational margins significantly, as it is our biggest cost center.

We are also focused on the production of a line of textiles servicing the hospitality, medical and clothing industries on a B2B basis.  Hemp Textiles SAS has agreed to wholesale distribution in Colombia and the United States for Hemp Fortex Industries Ltd., a fully vertically integrated global hemp textile producer.  Sectors that we expect to supply these textiles include: hospitality, medical, military and apparel sectors, among others with an interest in the anti-bacterial and highly resistant properties of hemp.
Food and Beverage Products
Our 90% owned subsidiary, Kasa, designs, produces, and supplies natural, no additive-added, no sugar-added juices, chocolate and chocolate related products to large channel distributors, including wholesale distributors, pharmacies, supermarkets and online distributors. Throughout 2020, Kasa has focused its research and development efforts on a water soluble cannabinoid solution to infuse cannabinoids into its products.

Kasa owns the Mambe brand of products, which includes juices, exotic fruits coated with chocolate, chocolate bars (with non-GMO and Kosher certifications) and dried fruits and pulp from Amazonian fruits. Mambe products are made using organic and sustainable methods.

Kasa’s juice co-packer operations are in Rionegro, Antioquia, Colombia, where Kasa produces its inventory for its business, from fruits and pulps to the RTD 250ml Juices. Kasa’s chocolate and botanicals co-packers are based in Bogotá, Colombia, strategically in the center of the country to attend domestic and international distribution.

Kasa’s main chocolate co-packer is Casa Luker S.A, with over 110 years in the chocolate business, and Kasa’s juice co-packer is Hotfill S.A.S, who runs one of the biggest production (RTD) facilities in the region. Kasa’s two main clients in Colombia are Jeronimo Martins, with stores and discount supermarkets, and BBI Colombia S.A.S, with TOSTAO coffeeshops. Kasa currently has over 1,000 points of sale in Colombia. The location of its facilities offers Kasa the opportunity to distribute high quality, healthy beverages to the entire country and both ports in the Caribbean and Pacific.

Raw materials comprise mainly glass, fruits and aluminum. The aluminum for lids and glass for the 250ml bottles comes directly from Peldar O-I (Owen Illinois) producing glass in Colombia and importing lids from Mexico.  Harvest seasons drops prices of fruit significantly, but Kasa’s current negotiations have a fixed price for the whole year supply.

In addition, Kasa has developed a unique blend of organic botanical sexual wellness products designed to promote sexual arousal and help people enjoy the most of their sexual experience under the Almost Virgin brand for the Colombian and North American markets.  These product lines are developed and ready for international distribution.

To market its products, Kasa is focusing on digital strategies, such as working with influencers, digital advertising, public relations, social media, paid search and email marketing to widen reach of its products and brands through wholesale, retail and e-commerce.

Our Industry

Expanding Cannabis Market

We are targeting what we believe to be a lucrative cannabis market, which is growing at 50% per year and projected to reach $20B by 2024 globally, according to BDS Analytics.  Our current focus is on selling our products in the United States and Colombia in the short term, with expansion to other Latin American countries, Canada and Europe, subject to regulatory conditions in such countries. We believe that the concentrates and oils segments present the biggest opportunity in the cannabis market, creating a compelling value proposition for our pharmaceutical-grade cannabis oil. Nonetheless, we believe that the cannabis market presents a natural opportunity to diversify revenue streams across consumer segments including wellness, beauty, loungewear, textiles and food and beverages.

The rapid growth of the global cannabis market is attributed by many to be the result of the positive legislative developments around the globe and increasing recognition for its use in medicinal and wellness application.

(1)	https://bdsa.com/wp-content/uploads/2019/08/BDS-Analytics-The-Global-Cannabinoids-Market-Will-CBD- Overtake-THC.pdf
(2)	2019 Hemp and CBD Industry Factbook

Colombia

Cosechemos was strategically selected as our flagship cultivation facility due to the exceptional growing conditions that are expected to yield low-cost high-quality cannabis.  The Colombian market offers us a cultivation environment that we believe yields exceptional growing economics and an attractive business environment that is equally favorable to us.  We intend to serve the domestic Colombian market and certain countries in Latin America that have legalized medicinal cannabis and allow for the importation of CBD-based products, addressing the medicinal cannabis needs of prospective Colombian patients with conditions potentially suitable for treatment with medical cannabis. Colombia is also one of the world’s top cut flower producing regions. The skills of its many experienced horticultural workers are quickly transferable from flowers to cannabis. Additionally, the cost of agricultural labor in Colombia is less than a quarter of U.S. labor even with fair labor standards now in place throughout the industry to ensure safe and respectful working environments and fair wages. Moreover, the equatorial location of its facilities offers us the opportunity to cultivate the highest quality cannabis flowers and produce correspondingly high-quality oil extracts.

While Colombia-based cultivation yields exceptional growing economics, the broader Colombian investment environment is equally favorable to us.  Colombia is the third largest economy and population (45.5 million) in Latin America; over the last 10 years, the Colombian economy grew more than the average growth for Latin America and the Caribbean.

In addition to serving as an attractive business environment, Colombia is a reliable partner.  Colombia is considered the closest political and commercial ally of the United States in Latin America.  Moreover, Colombia has one of the most productive and highest-skilled manual labour forces available in South America.  Colombia is also a member of the OECD, a sign of what we believe to be economic stability, transparency and government discipline.

Moreover, Colombia is ideally located both globally and locally.  Colombia has more than 18 trade agreements worldwide, including with the United States, Canada, and the European Union, and is a founding member of the Pacific Alliance Regional trade block.  This gives Colombian-based companies preferential access to more than 65 countries.  In addition, Colombia’s geographic access to global markets and well-developed infrastructure result in reduced costs and delivery times according to United Nations, JP Morgan, World Bank.

Rest of the World

While Colombia represents the largest near-term opportunities with respect to the CBD market, many other countries around the world are also legalizing medicinal cannabis at a rapid pace.  Australia, Argentina, Brazil, Chile, New Zealand and South Africa are among countries that have legalized medical cannabis for certain accepted uses.

Medicinal Cannabis Market

We intend to serve the domestic Colombian market and certain countries in Latin America that have legalized medicinal cannabis and allow for the importation of CBD-based products. Our CBD dominant cannabis products will mainly be focused on addressing the medicinal cannabis needs of prospective Colombian patients with conditions potentially suitable for treatment with medical cannabis. Such conditions include anxiety, insomnia, anorexia, chronic pain, epilepsy, chemotherapy-induced nausea and vomiting, post-traumatic stress disorder (PTSD), Parkinson’s disease, Tourette syndrome, irritable bowel syndrome (IBS) and spasticity associated with multiple sclerosis (MS) and spinal cord injury (SCI)1.

Prohibition Partners estimates a need for medical cannabis production in Colombia to treat pain and pain symptoms of 4.5 million patients domestically in addition to noting that 60 million patients in Latin America suffer from conditions such as cancer, multiple sclerosis and epilepsy. In Colombia alone, it is estimated that more than 2.2 million people suffer with chronic pain, some 475,000 suffer post-traumatic stress disorder and another 520,000 have insomnia.

The market for medicinal cannabis in Colombia is characterized by a structural shortage of supply, with few authorized producers of THC dominant cannabis. There are comparatively more producers of CBD dominant cannabis as production of CBD cannabis is not subject to the quota system in Colombia. Although competition in the market is growing, management believes that we are competitively positioned to capitalize on its early mover status and satisfy a significant portion of the market’s demand for medicinal cannabis.

The global cannabis industry is experiencing significant change as governments embrace regulatory reform, liberalizing the production and consumption of cannabis. It is possible that foreign corporations may enter the Colombian market as a result of Colombia’s regulatory regime, creating the prospect of Colombia becoming a hub for future industry development. In addition, we may face new competition with other licensed cannabis producers offering similar products to our products.

We believe that, as global cannabis regulations continue to transform, Colombia may potentially legalize non-medicinal cannabis use following the example of countries such as Uruguay and Canada, which have both recently legalized adult-use recreational cannabis nationally. We believe that such an event would become a key factor for the Company’s future growth prospects, as such, we will continue to proactively monitor Colombia’s legal cannabis environment and plan accordingly for any potential changes to the country’s legal cannabis framework.

We believe that the concentrates and oils segments present the biggest opportunity in the cannabis market, creating a compelling value proposition for our pharmaceutical-grade CBD oil. Nonetheless, we believe that the CBD market presents a natural opportunity to diversify revenue streams across consumer segments including wellness, beauty, and food and beverages.

Skincare and Beauty Market and the Cosmetics Sector

Part of our objectives are to conquer the beauty and wellness markets in the United States and Colombia, give visibility to the quality of the products that are grown and developed in Colombia, and create skincare and beauty products that promote well-being and are part of the beauty routine of the more conscious women. We leverage expertise from industry and business leaders and preserve the traditions of Colombian culture to ensure we develop skincare and beauty products that match the needs of today’s consumers.

Our focus is on selling the Flora Beauty skincare products in the United States and Colombia in the short term, with expansion to other Latin American countries, Canada and Europe, subject to regulatory conditions in such countries.  Presently, each of the United States and Canada allows for the commercial production and distribution of skincare products containing CBD.  Flora Beauty’s products are already being sold in Colombia at S.A.C. I. Falabella (“Falabella”) and online at www.mindskincare.com and www.lifeinô.com.  Falabella has retail stores in large South American countries such as Chile, Peru, Argentina and Colombia and is considered the largest and most valuable retail company in Latin America.

According to Prohibition Partners, a leading market intelligence firm on the global cannabis industry, the beauty industry worldwide generated $524 billion in revenue in 2019 and is projected to grow to over $800 billion by 2023, making it one of the fastest growing segments in retail. At the center of it is the United States, which represents $20 billion in sales and leads the world in trends and brand adoption.  The global CBD skincare market was valued at $710 million in 2018 with projected sales of $959 million by 2024. The sector is likely to continue to gain credibility with more launches from major players in the coming years, and, as a result, CBD skincare could account for around 10% of global skincare sales by 2024.
Moreover, we believe the cosmetics sector is a growing market in Colombia and in the world.. The director of the Chamber of the Pharmaceutical and Toiletries Industry of the National Association of Business of Colombia (ANDI) reported that in 2019 the cosmetics industry represented sales of more than $3.57 billion in Colombia. Breeze anticipates competing with other manufacturers of dermo-cosmetic products in Colombia as it moves forward with the execution of its international business plan.
Pharmaceutical Market and Health Sector

According to the data reported to the Drug Price Information System, pharmaceutical sales have shown sustained growth in recent years, although in 2019 it grew at the lowest rate since 2015.  In turn, the units sold rose from 1,06 billion in 2018 to 1,08 billion in 2019, showing a 2% increase.

The health sector in Colombia offers various business opportunities in vaccine and biotechnological drug production centers, as well as in the medical cannabis market.  We are working with Cronomed’s existing research and development team to explore how Cronomed’s product line can incorporate our CBD-oil to improve the effectiveness of its products and develop new products using CBD as an active ingredient. We believe that Colombia has become a benchmark in this industry as, to our knowledge, one of the first countries to structure a regulatory framework for the safe and informed access to the medical and scientific use of the plant and its derivatives. Furthermore, the chemical sector in Colombia has adopted several international regulations, such as the Good Laboratory Practices (GLP) and the Globally Harmonized System (GHS).  In addition, Colombia has implemented its own control system for substances that could be used for illegal purposes, and it is currently implementing environmental protection systems such as the Pollutant Release and Transfer Registry (PRTR).

Despite Colombia’s struggle with counterfeit medicines and restrictive pharmaceutical pricing environment, the country’s large and burgeoning population and recent legislative commitments to improving healthcare access will continue to offer growth opportunities to drug-makers, like Cronomed.  Nonetheless, Cronomed anticipates competing with other manufacturers and distributers of over-the-counter pharmaceutical products in Colombia, the United States and Canada as it moves forward with the execution of its international business plan. Cronomed’s operations and ability to compete internationally will benefit from joining our group of companies due to vertical integration synergies and access to our management team, board of directors and advisors as well as capital to grow its business.

Pursuant to its marketing plan, Cronomed 10X, Cronomed intends to increase its current market share and net sales ten times in the next three years (2023) from $1.3 million to $13 million by selling its pharmaceutical products in the domestic market in Colombia and targeting foreign export of certain non-pharmaceutical products to the United States. To achieve these objectives, Cronomed will need to increase its sales team to be able to target each region of Colombia.  Further, Cronomed intends to liaise with medical clinics and doctors’ offices to educate medical professionals about Cronomed’s products.  Cronomed will be unable to expand distribution of certain of its pharmaceutical products into the United States without approval from the FDA. Until our revenues increase, we will not have the capital resources to obtain approval from the FDA nor to conduct adequate market research to adapt products and marketing to the needs of the market.

Loungewear and Textiles Market

According to Global Newswire, the global sleepwear and loungewear market are poised to grow by $19.5 billion during 2020-2024, progressing at a CAGR of 9%.  Moreover, according to Bloomberg, the loungewear market is expected to reach $47.8 billion by 2025, making it a very interesting market to focus on.  While apparel sells were down in 2020 by 52%, loungewear sales grew by 22.5%, representing a compound gap of 77.5% according to Forbes. This contrast has made many players turn their eyes to the loungewear subcategories, such as activewear, sleepwear and home comfort wear. Some companies in the sector, such as Alo Yoga, had 40 million in sales on cyber Monday alone. Lululemon is expected to hit a $50 billion market cap this year and was listed by the Financial Times as one of the companies that has had the biggest growth during the COVID-19 pandemic.

While this indicates a strong interest for loungewear products by consumers, it also indicates the level of competition that there already is. The clothing and loungewear in Colombia and the United States is highly competitive with a few companies sharing a large share of the market, however, we believe that there is a need in the marketplace for hemp-based products specifically.

In addition, our loungewear and textiles business have a degree of seasonality due to the fact that the fabrics are warm and are designed to be loungewear.  To mitigate any seasonal risk, Hemp Textiles is designing a summer collection to be suitable for warmer seasons.  Nonetheless, in the retail sector, the e-commerce second semester is typically stronger than the first semester, in part, due to increased consumer buying during the holiday season.

Food and Beverages Market

Kasa’s principal market over the last three years for its Mambe juices has been in Colombia, primarily in supermarkets, hard discount retailers, coffee shops, restaurants and airports in Bogotá, Colombia, including well-known Colombian retailers Tostao, Jumbo, Ara, Xue and Sipote Burrito. Kasa’s products are not subject to strong seasonability concerns in Colombia.

Kasa intends to expand its operation and business over the entire Colombia domestic territory over the next three years and export its portfolio of products to the United States and Canada. The Almost Virgin brand and Mambe chocolates and juices will be available, without any cannabinoids, in the United States and Canada during the first quarter of 2021.  Kasa intends to distribute its juices, chocolates and botanicals with CBD, CBN and CBG in the North American market as soon as possible, subject to approval from the U.S Federal Food and Drug Administration. Moreover, Kasa has already exported initial stock to Montreal and Miami to distribute with its e-commerce platform the Almost Virgin Sexual wellness product lines (www.almost-virgin.com).

In addition, Kasa is aiming to penetrate the Canadian market with its chocolates, initially targeting Toronto, Ottawa and Montreal, with its first buyer being Expod Services de Exportation (based in Montreal). According to Statista, Canada’s revenue in the confectionery segment amounts to $9.44 million in 2020. The market is expected to grow annually by 1.8% (CAGR 2020-2025).  In global comparison, most revenue is generated in the United States ($176.01 million in 2020).  The average per capita consumption stands at 24.9 kg in 2020.

With respect to the juice market, Kasa aims to penetrate the Canadian market and later into the United States in 2021.  According to Statista, global soft drink revenue amounted to a volume of $667.38 million in 2020. In global comparison, most revenue is generated in the United States ($280.51 million in 2020).

Kasa’s erotic botanicals also have very interesting market opportunities in Canada and in the United States. According to Statista, revenue in the beauty and personal care market amounts to $77.99 million in 2020. The market is expected to grow annually by 4.3% (CAGR 2020-2025). The personal care market experienced a market volume of $36.67 million in 2020. In global comparison, most revenue is generated in the United States ($77.99 million in 2020).

Our Competitive Strengths

The market for medicinal cannabis in Colombia is characterized by a structural shortage of supply, with few authorized producers of tetrahydrocannabinol, or THC, dominant cannabis. There are comparatively more producers of CBD dominant cannabis as production of Cannabidiol, or CBD, cannabis is not subject to the quota system in Colombia, which is a system established by the Colombian government to limit the production volume of cannabis plants and derivatives. Although competition in the Colombian market is growing, we believe that we are competitively positioned to capitalize on our early mover status and to satisfy a significant portion of the market’s demand for medicinal cannabis.

Due to the competitive and dynamic nature of the emerging cannabis products market and rapid changes in the regulatory environment, we recognize the need to remain flexible, so we can react to opportunities and risks as they develop. We will continue to re-evaluate and re-prioritize our strategies to respond to these developments. We are actively fostering a culture of continued agility and exploration since the ability to pivot depending on market dynamics will deliver competitive advantage.

Our experienced management team provides us with a competitive advantage in the emerging cannabis industry.

Management expects that its experience and fundamental understanding of Colombia’s regulatory framework, the agricultural and scientific processes necessary to develop high quality and consistent medicinal cannabis products provides the Company with a competitive advantage in the emerging cannabis industry.

We utilize the Colombian cultivation advantage for the operation of our business.

We anticipate growing cannabis outdoors in Colombia with environmental conditions that allow us to have 3+ crop cycles (harvests) per year, compared to 1-2 in other countries.  This allows us to grow cannabis at a very low cost. Further, according to Bloomberg, the strength of the US dollar is projected to provide us with a cost advantage over our competitors, due to each dollar going further in Colombia as compared to other countries (1 USD = 3,750 Colombian pesos). In addition, according to Digital Logistics Capacity Assessments, Colombia has a workforce highly-skilled in agriculture at only 1/10th of the cost compared to the United States.

In addition, we believe that the following competitive strengths in Colombia and the United States have contributed to our success thus far and differentiated us from our competitors:

Colombia

•	Our acquisitions in Colombia of Kasa, Cronomed and Breeze which businesses have some years of operating history, sales and brand recognition;
•	Our Partnerships with Laura Londono and Paulina Vega, well known celebrities in Colombia and Latin America;
•	Following our planned commercial production CBD, we anticipate using CBD in our products as opposed to purchasing which gives us access to high quality lower-priced CBD;
•	Synergies associated with producing our products out of our recently acquired Quipropharma laboratory; and
•	Our strong distribution relationships in Colombia for the product categories Flora offers.

United States

•	Our emerging business producing products in Colombia at a low cost and exporting to US;
•	Strength of the dollar compared to Colombian peso;
•	Our expanding product portfolio that allows for revenue diversification;
•	Paulina Vega, former Ms. Universe, has a strong profile with US Hispanic consumers;
•	Vertical integration that ensures quality of raw materials and cost efficiencies;
•	Sustainability focus that includes natural ingredients, ecological packaging and organic practices;
•	Our ability to utilize skilled labor in Colombia for efficient costs and production; and
•	Positive regulatory environment that supports exports into the United States.

We produce natural cannabis and derivative products to capitalize on rapidly growing consumer segments.

Natural and sustainable products across food and beverage, cosmetics, and medicinal markets are projected to grow rapidly as consumers prioritize healthy and sustainable products that are good for themselves, their family, and their environment.

We have implemented a structure of synergy within our operations.

Breeze provides turn key solutions for skincare professionals and innovated by modifying a business model that already existed but has not been adapted to the needs of consumers. Breeze adopted efficient manufacturing practices and logistics to meet the doctor’s expectation in terms of image, product functionality, profitability, minimum quantities to manufacture and delivery times. 80% of clients are new companies that cannot find an option in the market to manufacture high quality cosmetic and dermo cosmetic products. Breeze supports the product design process through specialized technical assistance.  Breeze’s commercial success has been founded in the synergy between its technical and commercial teams. Technical experts and chemists oversee the client development portfolio. This approach allows prospective clients access to product experts that help solve for specific needs. The team provides firsthand knowledge and support. This approach has been extremely successful, and the company has been able to build over a 300+ client portfolio.

Our Growth Strategies

Our goal is to become a market leader in the in the cultivation and processing of natural, medicinal-grade cannabis oil and high quality cannabis derived medical and wellbeing products for large channel distributors, including pharmacies, medical clinics, and cosmetic companies, by expanding our production capacity, creating sustainable and natural products, expanding our geographic footprint, continuing to explore strategic partnerships and pursuing accretive acquisitions to supplement our organic growth.  These key growth strategies are set forth below.
Expanding our production capacity.
In the near term, our primary strategy is to expand our production capacity and related infrastructure to meet existing demand in the United States and Colombia.
Following the successful cultivation of 100 hectares at the Cosechemos Farm, obtaining adequate financing, if needed, and subject to demand for Cosechemo’s products, we intend to expand our operations by cultivating non-psychoactive cannabis at the Palagua Farms and intend to use 50 hectares for such cultivation at the Palagua Farms.  Following the successful cultivation of the first 50 hectares, the Company can cultivate up to an additional 1,850 hectares at the Palagua Farms. As a result, we would be able to increase our cannabis products production capacity for our subsidiaries.
Breeze is currently negotiating the acquisition of a GMP-C certified laboratory to increase its production capacity and to be able to service international markets in the future.
Creating Sustainable and Natural Products.
We believe that sustainable innovation is key to achieving our production objectives, and the main driver to our product development approach. All Flora Beauty packaging is designed to be sustainable (for example, utilizing sugar cane tubing) to help reduce the environmental impact and support sustainability goals. We are also in the process of achieving Environmental Working Group (“EWG”) certification for the two Flora Beauty lines. EWG is a non-profit, non-partisan organization dedicated to protecting human health and the environment.
Through our strategy of sustainable and natural product development and packaging, we are committed to manufacturing products that are respectful to the environment and based on the 4Rs of resources management: Recycle, Reduce, Replace and Reuse.  We believe that sustainable innovation is key to achieve our goal, and the main driver to our product development approach, which includes creative design, researching new materials, and increasing awareness about the lifecycle of our packaging solutions.

Moreover, Flora Beauty is committed to the development of products that are natural and sustainable with HERO ingredients all based in nature and investing in high-quality packaging with renewable, biodegradable, and recycled materials, that minimize carbon footprint.

Expanding our geographic footprint.
Our current focus is on selling our products in the United States and Colombia in the short term, with expansion to other Latin American countries, Canada and Europe, subject to regulatory conditions in such countries.  In order to expand into these new jurisdictions, we will have to obtain the necessary approvals and licenses and conduct adequate market research to adapt our products and marketing to the needs of those markets.
Exploring strategic partnerships.
Because we offer a wide variety of cannabis related products, including beauty and skincare products, foods and beverages, and clothing products, we believe that we can create a competitive advantage by partnering with national and multinational companies, across various product categories to jointly develop and market branded cannabis offerings.
In addition, by partnering with global beauty influencers, like Ms. Vega, we believe that we can leverage their deep connections with consumers, ensuring that our products deliver on the ever-changing needs of today’s wellness and beauty market. We anticipate that such engagement would help drive sales through e-commerce channels.
Pursuing accretive acquisitions.
We believe that our deal-making capabilities and experience will allow us to successfully identify, consummate and integrate acquisitions. The cannabis industry is highly fragmented and as it continues to evolve, we expect significant industry consolidation in existing and new markets. We believe that our deal-making capabilities and experience will allow us to successfully identify, consummate and integrate acquisitions. As a public company, we would have greater ability to finance acquisitions, including through using our equity as consideration and accessing the capital markets.
Regulatory Environment

Our operations require receipt of certain governmental approvals, licenses and permits.  A summary of such governmental approvals, licenses and permits are set forth below.  Also see “Business—Our Intellectual Property Portfolio.”

Cosechemos Operations and Cultivation Licenses

Import and Export Licenses

Cosechemos will be required to comply with the importation laws, rules and regulations of each country in which it looks to export its products to.  Cosechemos will need to obtain the ICA (Colombian Institute of Agriculture) Permit, which is expected in the second quarter of 2021. Other than approval from the ICA to register CBD strains with the national cultivar registry, Cosechemos does not need any other licenses or permissions to commercially cultivate and export CBD-based products or derivatives from non-psychoactive cannabis outside of Colombia.

Presently, Argentina, Chile, Ecuador, Uruguay and Peru allow for the importation of CBD-based products. We have commenced discussions with potential partners and customers in these jurisdictions, and we expect to export to these countries during the second quarter of 2021, assuming we have received the requisite regulatory approval and adequate funding will enable a commercial-scale harvest.  We do not presently have the customary import approvals from countries outside of Colombia to import our cannabis-based products into such countries and expect to apply for licenses and obtain such approvals in the second quarter of 2021, subject to adequate funding.  We intend to use proceeds from the Regulation A Offering and this offering to apply for and obtain such approvals.  We may need additional financings to achieve the foregoing objectives, and such financing is not guaranteed on acceptable terms or at all.

Fuente Semillera License

Up until December 31, 2018, under article 2.8.11.11.1 of Decree 631 of 2018, licensed cannabis producers had the right to register before the Colombian Agricultural Institute (“ICA”) the genetics of any cannabis strain found in Colombia without having to declare or specify its origin. This right, known as “Fuente semillera”, works a mechanism to legalize the sources of cannabis genetics already existing in Colombia, by allowing licensees to initiate the formal proceedings before the ICA, required to register such genetics in the Colombian National Plants Registry or “Registro Nacional de Cultivares.”  In this sense, each strain registered as Fuente semillera belongs to each licensee, giving it the right to grow its own strands of cannabis as opposed to having to purchase registered strands from other licensed producers. As of December 31, 2018, Cosechemos registered 12 varieties as its own Fuente semillera.  This registration enables Cosechemos to grow its own strands of cannabis as opposed to having to purchase registered strands from other licensed producers.

Psychoactive Cannabis Cultivation License

On August 22, 2019, Cosechemos applied to the Ministry of Justice for a psychoactive cannabis license (the “Psychoactive Cannabis License”), which authorizes the cultivation of psychoactive cannabis plants for (i) seeds and cuttings production; (ii) grain production; (iii) the manufacture of derivatives; and (iv) scientific research purposes. Besides cultivation, licensees also have an authorization to store, commercialize, distribute and transport psychoactive cannabis plants, as well as dried cannabis flower. Cosechemos expects to obtain this license in the first quarter of 2021.

Cannabis Manufacturing License

On August 14, 2019, Cosechemos applied to the Ministry of Health and Social Protection (the “Ministry of Health”) for its cannabis manufacturing license. Cosechemos has received the cannabis manufacturing license as of November 9, 2020.

ICA Permit

Currently, Cosechemos has 12 varieties of medicinal cannabis registered with the ICA and has the registration as a producer of selected seeds granted by the ICA. Upon receiving the ICA Permit, Cosechemos will commence with commercial cultivation. In order to commence with commercial cultivation, we will need to receive the ICA Permit, which is granted after the completion and support of the agronomic evaluation tests, which are a mandatory requirement of the Ministry of Agriculture. Agronomic evaluation tests are ongoing and we expect to obtain the ICA Permit in the second quarter of 2021.

Once the ICA Permit is obtained, we can start commercial planting and we will commence planting 100 hectares of non-psychoactive cannabis at the Cosechemos Farm (the “Stage 1 Grow”).  Following the successful completion of the Stage 1 Grow and subject to the Company having adequate financing and demand for the Company’s products, Cosechemos can expand its operations by cultivating non-psychoactive cannabis at the Palagua Farms comprising over 2,000 hectares.   Following the successful cultivation of 100 hectares at the Cosechemos Farm, adequate financing and subject to demand for the Company’s products, Cosechemos can expand its operations by cultivating non-psychoactive cannabis at the Palagua Farms.

Non-Psychoactive Cannabis License

Cosechemos applied for a non-psychoactive cannabis license (the “Non-Psychoactive Cannabis License”) on September 6, 2019 and the Ministry of Justice granted it on May 15, 2019, through Resolution N° 484. The Non-Psychoactive Cultivation License grants Cosechemos the right to cultivate non-psychoactive cannabis plants for: (a) grain and seeds production; (b) manufacturing of derivatives; and (c) industrial production. The Cannabis Non-Psychoactive Cultivation License does not require a quota. The license is valid up to 5 years and can be renewed for additional 5-year terms. The Colombian government maintains the right to monitor the activities performed by the corresponding licensee.

Because our Non-Psychoactive Cannabis License allows us to produce and distribute CBD dominant cannabis oils and derivative products, this provides a strong base for our operations as the recently established medicinal cannabis market in Colombia develops and matures, and opportunities in Colombia’s low THC non-psychoactive cannabis over-the-counter markets arise. In Colombia, there are approximately 500 companies with a Non-Psychoactive Cannabis Cultivation License.

It is important to note that, in compliance with its international obligations, Colombia establishes an annual limit for the production volume of cannabis plants and derivatives, which is monitored by the International Narcotics Control Board. Based on this limit, the Colombian government established a quota system, in order to control the amount of psychoactive cannabis production per license. This means that for the Psychoactive Cannabis License, licensees must first apply for a specific crop or manufacturing quota, before beginning production. Such restriction is not applicable to non-psychoactive cannabis production, and therefore not applicable to the Non-Psychoactive Cannabis License. The current operations of Cosechemos do not require a Cannabis Seeds Possession License, Psychoactive Cannabis License or a Cannabis Derivatives Manufacturing License.

Compliance and Registrations for our Skincare and Beauty Products
We manufacture our Flora Beauty products under strict international standards.  Pursuant to Colombian law, Flora Beauty is permitted to manufacture, sell and export beauty and cosmetics products made from CBD and other natural ingredients.  In addition, all of Flora Beauty’s products are compliant with FDA regulations and manufactured in an FDA registered lab.
All of Flora Beauty’s Mind Naturals products are registered with INVIMA, Colombia’s food and drug regulatory agency. Currently, Flora Beauty has four licenses from INVIMA for its products. We are also in the process of getting approvals for the Ô brand products from INVIMA and such approvals are expected in the first quarter of 2021.  Moreover, we are in the process of achieving certification for the two Flora Beauty lines from the EWG.
Operating License and Registrations for our Dermo-Cosmetic Products
In 2012, Breeze focused its efforts on the construction of its production facility and received an operating license from INVIMA in November 2012. This operating license allowed Breeze to start the production of cosmetic products in November 2012. Such license is still valid to date.  In 2013, the manufacturing and commercialization of its own brand products and third-party products began. Additionally, each product requires an individual registration called NSO (obligatory sanitary notification). Breeze currently has 22 NSO and 55 NSO from third parties for which it provides bottling and packaging services.
Breeze is currently negotiating the acquisition of a GMP-C certified laboratory to increase its production capacity and to be able to service international markets in the future.
In addition, Breeze intends to develop a new area at its current laboratory, or a new laboratory, if purchased, for drug compounding to obtain a BPE cannabis certification. This certification stands for sterile compounded drugs and non-sterile compounded drugs (topical, oral, among others). Breeze would be one of the first companies in Colombia with a BPE cannabis certification to prepare cannabis compounded drugs. This BPE cannabis certification would allow Breeze to develop and commercialize cannabis medicines in different pharmaceutical forms, such as drops, ointments, capsules, and suppositories. These products are already in development and will begin distribution as soon as the BPE cannabis certification is attained. Breeze intends to apply for the BPE cannabis certification second quarter of 2021.
Licenses for our Pharmaceutical Products

Cronomed’s portfolio of products includes thirty one registered brands that position the company and its brands with the Colombian consumer.   From August 2005 to December 2020, Cronomed has applied to the INVIMA for licenses for distribution and commercialization of Cronomed’s products. Currently, Cronomed has obtained 41 licenses for its 56 products.

Taking into account the regulatory entity’s current regulations, pharmaceutical companies may have one license for several associated brands; for instance, a food license may be associated with several brands and products. As a result, for example, the Cronosure brand has one license for two products (Cronosure Polvo Vainilla and Cronosure Polvo Fresa).

Sanitary Registers for our Food and Beverages Products

Kasa holds four sanitary registers of INVIMA for the production and export of its juices and botanicals, permitting eighteen recipes of juices and three natural erotic oils for distribution.

Property, Plants and Equipment

Cultivation Operations

Our current cultivation operations are in Colombia at: (i) the Cosechemos Farm, a 361-hectare property, and (2) the Palagua Farms, a 1,900-hectare property.

Cosechemos Farm

The Cosechemos Farm is in Giron, Santander, Colombia. Giron has a tropical rainforest climate throughout the year with virtually no variation and consistently receives 12 hours of daylight, year-round, with very little variability, which is important for cannabis cultivation. In addition, rainfall is abundant in Giron, which is ideal for controlling humidity and moisture levels within open-air greenhouses. Giron’s location and infrastructure are further well-suited to supply international markets as it is 10 kilometers from Palonegro International Airport.

The Cosechemos Farm hosts Cosechemo’s Nursery and Propagation Centre, storage warehouse, technical and administrative offices, employee quarters, fertilization booth, a water reservoir and the Research Technology and Processing Centre.

Cosechemos leases the Cosechemos Farm pursuant to a lease agreement (the “Cosechemos Lease”), dated May 2, 2018, as amended, with C.I. Gramaluz S.C.A.  The term of the Cosechemos Lease is six years and automatically renews for successive six year terms. Effective March 1, 2020, Cosechemos pays approximately $5,800 (COP20,000,000) a month to lease the Cosechemos Farm.  Pursuant to the Cosechemos Lease, Cosechemos has a right to purchase the Cosechemos Farm at a price to be determined by an arm’s length third party appraiser from the real estate association of Bogotá, Colombia.

We intend to build the following facilities on the Cosechemos Farm: (i) area for breeding; (ii) warehouse for hosing of equipment; (iii) a technical and administrative office; (iv) housing for the technical team; (v) a fertilization centre; (vi) a deep well; (vii) a water reservoir; and (viii) a research and processing center.  We may need additional financing following this offering in order to meet these objectives. Each of the facilities is discussed below.

Research Technology and Processing Centre

We are initiating the design and construction, during the first quarter of 2021, of a Research Technology and Processing Center, which includes an ethanol biomass extraction filtration and recovery system, in an area of approximately 12,500 square feet. The Research Technology and Processing Center will have facilities to: (i) dry flowers naturally and use drying machines; (ii) a grinding area; (iii) extraction areas; and (iv) a phytocannabinoid quality control laboratory, a soil laboratory, a phytopathology laboratory and a beneficial microorganism multiplication laboratory. Once completed, it must be INVIMA certified to ensure it meets EU-GMP standards. Upon completion of the construction of the Cosechemos Research Technology and Processing Center, cannabis will be produced in accordance with Good Manufacturing Practice (GMP) Standards.

Non-psychoactive cannabis produced as part of our own research projects is processed at our current processing center located at the Cosechemos Farm. Until the Research Technology and Processing Center is built, the CBD oil from the Pilot Project is being extracted at a temporary non-certified facility located at Cosechemos Farm. Our construction of the Research Technology and Processing Centre is dependent on receipt of a portion of the proceeds of the offering in an approximate amount of $1,500,000.  Our construction of the facility is targeted for completion and expected to be operative during the third fiscal quarter of 2021.

The 12,500 square foot Research Technology and Processing Center is designed to be able to process Cosechemos’ cultivation of 50 ha. The center is being designed to be able to scale up to process Cosechemos’ cultivation of up to 100ha.  To process 100 ha. of cultivation, the center must be expanded to be approximately 47,900 square feet. We intend to increase the size of our facility “module by module” over time as the size of the market for our products increases.

Breeding – We intend to build a 2 hectare area for the implementation of the genetic improvement program and the obtaining of propagation material (seed, cuttings, in vitro plants), including a greenhouse of 1,520 square meters, open field area (area of crosses and evaluation of genetic material), reproduction laboratories and tissue culture, which is estimated to be completed in the fourth quarter of 2021.

Propagation Centre – At the moment, we have a 1,512 square meter greenhouse in which we have the capacity to produce 23,000 root cuttings weekly. We intend to build another 1,512 square meters of greenhouses early to mid-2022 capable of supplying 23,000 rooted cuttings per week from 3,000 mother-plants. The estimated number required to support a planned 100-hectare cultivation and harvesting operation at the Cosechemos Farm is 46,000 plants per week (23,000 in each greenhouse).

The primary function of the propagation center is to develop and propagate a steady stream of genetically identically cuttings (clones) that will supply our cultivation lots, where they will grow into flowering plants that eventually yield the harvested cannabis flower that is sent for processing into standardized, medicinal-grade oil extracts at our planned state-of-the-art oil processing center.

Warehouse – We intend to construct a 600 square meter warehouse for the housing and storage of all equipment required at the Cosechemos Farm during the fourth quarter of 2021.

Technical and administrative office – We intend to construct a 1,600 square meter office for our technical and administrative team during the first half of 2022.

Housing for Technical Team – We intend to construct a 100 square meter residential quarters to host its technical team during the second quarter of 2021.  Four members of our technical team will reside at the Cosechemos Farm to ensure that its crops have constant surveillance.

Fertilization Centre – We intend to construct three fertilization centers, each approximately 100 square meters which shall contain all of the fertilization infrastructure and equipment needed for the Cosechemos Farm, including pumping system, filters and automation tanks.

Each station will be built for 25 hectares of cultivation, starting the first one in the second half of 2021, the second in the first half of 2022 and the third in the fourth quarter of 2022.

Deep well – We intend to build a 100 meter deep well during the second quarter of 2021, as an additional source of water to be stored in the water reservoir (see below).

Water Reservoir – We intend to construct a 1-hectare water reservoir which shall have a capacity of approximately 30,000 m3 of water.  The water reservoir will be filled with water from the underground water aquifer and the deep well during the third quarter of 2021, once we have the deep well running.

Palagua Farms

The Palagua Farms (defined below) are located in Puerto Boyacá, Departamento de Boyacá, Colombia.
Puerto Boyacá has a rainforest climate throughout the year with a small variation and consistently receives 12 hours of daylight, year-round, which is excellent for multiple cannabis cultivation cycles in a year. Additionally, rainfall is abundant in Puerto Boyacá, which is ideal for controlling humidity and moisture levels within open-air greenhouses. Puerto Boyacá’s location and infrastructure are well-suited to supply international markets, as it is a river-port town located by the Magdalena River, a principal river of Colombia, and is in close proximity to the airports of Puerto Perales and Puerto Nare.

The Palagua Farm I is a 700 hectare property. The Palagua Farm II is a 1,432-hectare property. The Palagua Farm I and Palagua Farm II (collectively, the “Palagua Farms”) are contiguous to each other. The Palagua Farms are approximately 300 kilometers from the Cosechemos Farm.

Pursuant to an option to lease agreement, dated December 27, 2018, as amended on November 1, 2019, between Waldshut C.V. and Cosechemos, Cosechemos has the option to lease the Palagua Farm I (the “Palagua Farm I Option to Lease”).  Pursuant to an option to lease agreement, dated December 27, 2018, as amended on November 1, 2019, between Vicalvaro C.V. and Cosechemos, Cosechemos has the option to lease the Palagua Farm II (the “Palagua Farm II Option to Lease”, and together with the Palagua Farm I Option to Lease, the “Palagua Farms Options to Lease”).   Cosechemos’ option to lease the Palagua Farms expires on February 1, 2021. Pursuant to the Palagua Farms Options to Lease, Cosechemos shall pay approximately $28.13 (COP$95,879) a month for each hectare of the Palagua Farms being used to cultivate cannabis. Cosechemos is not required to make any payments until it commences its operations at the Palagua Farms.  In addition, Cosechemos has a right to purchase the Palagua Farms, in whole or in part, at a price to be determined by an arm’s length third party appraiser from the real estate association of Bogota, Colombia.

The Palagua Farms will host similar facilities to the Cosechemos Farm, including a nursery and propagation centre, storage warehouse, technical and administrative offices, employee quarters, fertilization booth, a water reservoir, and a research technology and processing centre.

Cronomed Warehouse

Cronomed’s operations are centralized in Bogotá, Colombia and houses all of its raw materials and finished products at its 300 square meters warehouse in Bogotá, Colombia.  Cromoned has an administrative office adjacent to its warehouse.  Other than the warehouse, Cronomed does not have any distribution point.  Additionally, Cromoned has an administrative office adjacent to its warehouse.  Cronomed leases the warehouse and the administrative office from the Inversiones Montearroyo Asociados S.A.S. (“Inversiones”).

Cronomed entered into a lease agreement (the “Cronomed Lease”) with Inversiones on April 24, 2019.  Pursuant to the Cronomed Lease, Inversiones has agreed to lease Cronomed an industrial storage facility for a term of five years, beginning on October 1, 2019 and ending October 1, 2024, for a monthly rent of COP$10,500.  The storage facility consists of two parcels, totaling the surface of 700 square meters.  Cronomed is granted an option to purchase in the Cronomed Lease.

Breeze Laboratory
Breeze Laboratory does the manufacturing and packaging of Flora Beauty’s products for distribution in Colombia and the United States, pursuant to a Residential House Lease Agreement dated January 26, 2021 entered into with Luz Elvira Garzon (the “Breeze Lease”).  The term of the Breeze lease is one year, subject to renewals as set forth therein, for a monthly rent of COP$1,500,000. Due to the growth of the business, Breeze is currently negotiating the acquisition of a GMP-C certified laboratory to increase its production capacity and to be able to service international markets in the future.
Hemp Textiles Store
Hemp Textiles opened its first brick and mortar retail store to sell its Stardog Loungewear products in Bogotá, Colombia in December 2020, pursuant to a Commercial Lease Agreement (the “Hemp Textiles Lease”) with Piedad Franco Crespo.  The term of the Hemp Textiles Lease is two months, subject to renewals as set forth therein, for a monthly rent of COP$6,500,000.  “Parque la Colina”, the selected location, is one of the highest traffic and retail sales generator in Colombia, owned by “Parque Arauco”, a continental leader in the malls sector.

Our Intellectual Property Portfolio

We rely on a combination of trademark, patent, copyright and trade secret protection laws in Colombia and other jurisdictions to protect our intellectual property and our brands. We have applied for, and we have received approvals from INVIMA, for our beauty and skincare, pharmaceutical, loungewear, and food and beverage products.  See “Regulation of our Industry.” The following tables summarize such approvals and certificates.

FLORA BEAUTY LLC
	Application Date	Date of Approval	Approved By	Certificate Number	Country	Validity Period (with an Option to Renew)
Brands
MIND NATURALS	March 25, 2020	September 18, 2020	Superintendency of Industry and Commerce	Certificate 57796 of 2020 on Nice Class 11 (Cosmetic Products)	Colombia	Valid until September 18, 2030, with an option to renew for an addition 10-year period.
SERUM		November 11, 2020	INVIMA	NSOC02984-20CO	Colombia	November 20, 2027
AGIA LIMPIADORA MICELAR		December 30, 2020	INVIMA	NSOC03754-21CO	Colombia	December 1, 2028
Certificates
Anti-Aging Repair Eye Cream		February 19, 2021	INVIMA	NSOC04292-21CO	Colombia	February 19, 2028
Cleanser		September 17, 2020	INVIMA	NSOC01574-20CO	Colombia	July 31, 2027
Eye Cream		July 31, 2020	INVIMA	NSOC00666-20CO	Colombia	July 31, 2027
Hydrating Mask		July 28, 2020	INVIMA	NSOC00613-20CO	Colombia	July 28, 2027
Moisturizer		October 13, 2020	INVIMA	NSOC00648-20CO	Colombia	October 13, 2027
BREEZE LABORATORY SAS
	Application Date	Date of Approval	Approved By	Certificate Number	Country	Validity Period (with an Option to Renew)
Brands
BREEZE		October 24, 2016	Superintendency of Industry and Commerce	541494 of 2016 on Nice Classes 3, 5 y 42	Colombia	October 24, 2026
Certificates
Oil Massage		February 4, 2016	INVIMA	NSOC52156-13CO	Colombia	February 4, 2023
Anti-Age		September 14, 2018	INVIMA	NSOC87929-18CO	Colombia	September 14, 2025
Bio tonic		July 11, 2017	INVIMA	NSOC79856-17CO	Colombia	July 11, 2024
Bio Tonic		September 3, 2015	INVIMA	NSOC67513-15CO	Colombia	September 3, 2022
Soothing and Refreshing tonic		January 1, 2014	INVIMA	NSOC38169-10CO	Colombia	January 1, 2021
Liposome Lightening and Antioxidant Cream		January 1, 2014	INVIMA	NSOC47521-12CO	Colombia	January 1, 2021
DERMOREPARING CREAM		April 2, 2014	INVIMA	NSOC58710-14CO	Colombia	April 2, 2021
PROTECTIVE AND REGENERATING CREAM		April 22, 2014	INVIMA	NSOC71701-16CO	Colombia	April 22, 2023
EMULSION FOR REDUCING, MOLDING AND FIRMING MASSAGE		February 7, 2016	INVIMA	NSOC52155-13CO	Colombia	February 7, 2023
REHYDRATING AND NUTRITIVE EMULSION		April 5, 2016	INVIMA	NSOC52972-13CO	Colombia	April 5, 2023
GEL		June 22, 2018	INVIMA	NSOC86232-18-CO	Colombia	June 22, 2018
ANTIBACTERIAL GEL		March 25, 2020	INVIMA	NSOC99512-20CO	Colombia	March 25, 2027
HYPOTHERMAL GEL FOR FIRMING AND TONING MASSAGE		February 7, 2016	INVIMA	NSOC52157-13CO	Colombia	February 7, 2023
THERMAL GEL FOR ANTI-CELLULITE AND REDUCING MASSAGE		February 7, 2016	INVIMA	NSOC52154-13CO	Colombia	February 7, 2023
FACE CLEANER		August 19, 2016	INVIMA	NSOC73720-16CO	Colombia	August 19, 2023
FOAM CLEANER		October 10, 2018	INVIMA	NSOC88500-18CO	Colombia	October 10, 2025
ANTIBACTERIAL FOAM CLEANER		March 5, 2020	INVIMA	NSOC99498-20CO	Colombia	March 5, 2027
MASK		May 4, 2016	INVIMA	NSOC71907-16CO	Colombia	May 4, 2023
SUN PROTECTOR WITH SCREEN AND SOLAR FILTERS SPF 60+		April 9, 2015	INVIMA	NSOC47416-12CO	Colombia	April 9, 2022
SILICONE DERMAL RECOVERY		July 7, 2018	INVIMA	NSOC79752-17CO	Colombia	July 7, 2024
Shampoo		July 25, 2018	INVIMA	NSOC86762-18CO	Colombia	July 25, 2025
WET TOWEL		March 18, 2020	INVIMA	NSOC99378-20CO	Colombia	March 18, 2027

GRUPO FARMACEUTICO CRONOMED SAS (“CRONOMED”)
	Application Date	Date of Approval	Approved By	Certificate Number	Country	Validity Period (with an Option to Renew)
Brands
COLNLAX		August 21, 2013	Superintendency of Industry and Commerce	477949 of 2013 on Nice Class 5 (Pharmaceutical Products)	Colombia	August 21, 2023
CAPSIFLAM		September 12, 2013	Superintendency of Industry and Commerce	479171 of 2013 on Nice Class 5 (Pharmaceutical Products)	Colombia	September 12, 2023
COLNLAX		August 21, 2013	Superintendency of Industry and Commerce	479171 of 2013 on Nice Class 5 (Pharmaceutical Products)	Colombia	August 21, 2023
CROCEFAL		October 3, 2019	INVIMA	2019M-0019289	Colombia	October 3, 2024
CRONOCICAR		April 12, 2010	Superintendency of Industry and Commerce	405176 of 2010 on Nice Class 3 (Cosmetics Products)	Colombia	April 12, 2020 with an option to renew for an additional 10-year period
CRONODOL MAX		March 10, 2010	Superintendency of Industry and Commerce	398866 of 2010 on Nice Class 5 (Pharmaceutical Products)	Colombia	March 07, 2024
CRONODOL FORTE		March 07, 2014	Superintendency of Industry and Commerce	488961 of 2014 on Nice Class 5 (Pharmaceutical Products)	Colombia	March 10, 2020 with an option to renew for an additional 10-year period
CRONOGRYP ULTRA		March 10, 2010	Superintendency of Industry and Commerce	398865 of 2010 on Nice Class 5 (Pharmaceutical Products)	Colombia	March 10, 2020 with an option to renew for an additional 10-year period
CRONOSURE		March 25, 2010	Superintendency of Industry and Commerce	402780 of 2010 on Nice Class 5 (Pharmaceutical Products)	Colombia	March 10, 2020 with an option to renew for an additional 10-year period
CRONOTEX		September 28, 2010	Superintendency of Industry and Commerce	411173 of 2010 on Nice Class 5 (Pharmaceutical Products)	Colombia	March 10, 2020 with an option to renew for an additional 10-year period
CRONOZIT		September 28, 2010	Superintendency of Industry and Commerce	411174 of 2010 on Nice Class 5 (Pharmaceutical Products)	Colombia	September 28, 2020 with an option to renew for an additional 10-year period
CROSIMPAR		September 28, 2010	Superintendency of Industry and Commerce	411175 of 2010 on Nice Class 5 (Pharmaceutical Products)	Colombia	September 28, 2020 with an option to renew for an additional 10-year period
DEXIFEM		July 27, 2018	Superintendency of Industry and Commerce	599383 of 2018 on Nice Class 5 (Pharmaceutical Products)	Colombia	July 31, 2020 with an option to renew for an additional 10-year period
DUOMELOC		April 18, 2018	Superintendency of Industry and Commerce	592108 of 2018 on Nice Class 5 (Pharmaceutical Products)	Colombia	April 23, 2028
DUOPLUS		April 18, 2018	Superintendency of Industry and Commerce	592107 of 2018 on Nice Class 5 (Pharmaceutical Products)	Colombia	April 23, 2028
ENDOVIT		March 31, 2014	Superintendency of Industry and Commerce	595743 of 2014 on Nice Class 5 (Pharmaceutical Products)	Colombia	March 31, 2024
ENERBIOVIT		March 31, 2014	Superintendency of Industry and Commerce	490055 of 2014 on Nice Class 5 (Pharmaceutical Products)	Colombia	June 22, 2027
FILOX36		May 24, 2018	Superintendency of Industry and Commerce	594262 of 2018 on Nice Class 5 (Pharmaceutical Products)	Colombia	June 22, 2027
FLAXERD		July 31, 2013	Superintendency of Industry and Commerce	594262 of 2018 on Nice Class 5 (Pharmaceutical Products)	Colombia	July 31, 2023

	Application Date	Date of Approval	Approved By	Certificate Number	Country	Validity Period (with an Option to Renew)
FLUMIEL		September 29, 2010	Superintendency of Industry and Commerce	411562 of 2010 on Nice Class 5 (Pharmaceutical Products)	Colombia	September 29, 2020 with an option to renew for an additional 10-year period
IMPROTOP		August 14, 2013	Superintendency of Industry and Commerce	477148 of 2013 on Nice Class 5 (Pharmaceutical Products)	Colombia	August 14, 2023
INFEMOX		August 14, 2013	Superintendency of Industry and Commerce	477148 of 2013 on Nice Class 5 (Pharmaceutical Products)	Colombia	August 14, 2023
INFEMOX PPS		October 16, 2020	INVIMA	2013M-0014385	Colombia	October 16,2025
INFLAGEL		November 28, 2012	Superintendency of Industry and Commerce	486607 of 2012 on Nice Class 5 (Pharmaceutical Products)	Colombia	November 28, 2022
INFLAGEL		April 3, 2013	INVIMA	2013M-0014090	Colombia	In the Renewal Process
INFLEDOL		August 11, 2014	Superintendency of Industry and Commerce	498918 of 2014 on Nice Class 5 (Pharmaceutical Products)	Colombia	August 11, 2024
LESFLIS		April 27, 2018	Superintendency of Industry and Commerce	546101 of 2018 on Nice Class 5 (Pharmaceutical Products)	Colombia	December 14, 2026
MAXERIL		June 14, 2014	Superintendency of Industry and Commerce	494916 of 2014 on Nice Class 5 (Pharmaceutical Products)	Colombia	June 10, 2024
MAXERIL		November 15, 2018	INVIMA	2013M-0014545	Colombia	November 15, 2023
MUCOCISTEIN		August 01, 2018	Superintendency of Industry and Commerce	54921 of 2018 on Nice Class 5 (Pharmaceutical Products)	Colombia	August 01, 2028
MUCOTAPP		August 17, 2018	Superintendency of Industry and Commerce	59595 of 2018 on Nice Class 5 (Pharmaceutical Products)	Colombia	August 17, 2028
NASORYL		May 28, 2014	Superintendency of Industry and Commerce	494091 of 2014 on Nice Class 5 (Pharmaceutical Products)	Colombia	May 28, 2024
SOLKREM ULTRA		November 21, 2012	Superintendency of Industry and Commerce	464794 of 2012 on Nice Class 5 (Pharmaceutical Products)	Colombia	November 21, 2022

Certificates
CRONOGRYP	February 11, 2015	INVIMA	2010M-0010326	Colombia	February 11, 2027
NASORYL® NASAL DROPS	November 16, 2016	INVIMA	2016M-0017373	Colombia	November 16, 2021
CRONODOL MAX mg	April 19, 2016	INVIMA	2016M-0011478-R1	Colombia	April 19, 2021
INFEMOX CAPSULAS	June 11, 2014	INVIMA	2014M-0015026	Colombia	June 11, 2019
INFLEDOL	July 30, 2015	INVIMA	2014M-0015026	Colombia	July 30, 2020
LESFLIS ®	September 23, 2016	INVIMA	2016M-0017227	Colombia	September 23, 2021
CRONODOL FORTE	March 3, 2015	INVIMA	2014M-0015470	Colombia	March 3, 2020
IMPROTOP TABLETS	February 02, 2015	INVIMA	2014M-0015459	Colombia	February 02, 2020
FLAXERD TABLETAS	March 06, 2015	INVIMA	2014M-0015575	Colombia	March 06, 2020
CROSIMPAR TAB	August 30, 2017	INVIMA	2016M-0011643-R1	Colombia	August 30, 2022
CRONOZIT	April 29, 2016	INVIMA	M-0010994-R1	Colombia	April 29, 2021
CRONOTREX CREAM	August 30, 2017	INVIMA	2016M-0011642-R1	Colombia	August 30, 2022
FLUMIEL SYRUP ADULTS	December 23, 2010	INVIMA	PFM2010-0001646	Colombia	December 23, 2020
FLUMIEL SYRUP KIDS	December 23, 2010	INVIMA	PFM2010-0001645	Colombia	December 23, 2020
TOXEDRA SYRUP	February 02, 2010	INVIMA	PFM2010-0001421	Colombia	February 02, 2020
HEDERA HELIX + PROPOLEO	March 24, 2020	INVIMA	PFM2020-0002707	Colombia	March 24, 2030
ENERVIOBIT	June 1, 2015	INVIMA	SD2015-0003501	Colombia	June 1, 2025
XEROL E 400UI	June 1, 2015	INVIMA	SD2015-0003563	Colombia	June 1, 2025
XEROL E 1000UI	June 1, 2015	INVIMA	SD2015-0003551	Colombia	June 1, 2025
CRONOCAL D	August 18, 2010	INVIMA	SD2010-0001422	Colombia	August 18, 2020
ENDOVIT C	April 21, 2014	INVIMA	SD2014-0003153	Colombia	April 21,2024
FIBRA	October 09, 2017	INVIMA	SD2018-0004298	Colombia	October 09, 2027
OSTEOGEN	April 02, 2019	INVIMA	SD2019-0004355	Colombia	April 02, 2029
JUVEX	March 19, 2019	INVIMA	SD2019-0004346	Colombia	March 19, 2029
MULTIVITAMINIC DIETARY SUPPLEMENT ARTIFICIAL FLAVOR SYRUP (ORANGE, LEMON, CHERRY, CANDY)	November 12, 2020	INVIMA	SD2020-0004540	Colombia	November 12, 2030
CRONOSURE / NUTREVICAL PLUS	December 12, 2012	INVIMA	RSAD01I99912	Colombia	December 12, 2022
FLUMIEL LYPTUS ORANGE	October 11, 2011	INVIMA	RSAD09I15511	Colombia	October 11, 2021
FRULYTE	December 12, 2012	INVIMA	RSA-004879-2017	Colombia	December 12, 2022
CAPSIFLAM CREAM	March 16, 2015	INVIMA	NSOC47156-12CO	Colombia	March 16, 2022
SOLKREM SOLAR PROTECTOR	June 18, 2015	INVIMA	NSOC48146-12CO	Colombia	June 18, 2022
CRONOCICAR CREAM	September 27, 2015	INVIMA	NSOC50311-12CO	Colombia	September 27, 2022
SOLKEM XTREME	June 21, 2017	INVIMA	NSOC79476-17CO	Colombia	June 21, 2024
TRICAPS SHAMPOO	June 18, 2018	INVIMA	NSOC86110-18CO	Colombia	June 18, 2025
BIOCURE MICELLAR WATER	December 10, 2018	INVIMA	NSOC89630-18CO	Colombia	December 10, 2025
BIOCURE CREAM MUDS AND SHINS	June 18, 2018	INVIMA	NSOC86109-18CO	Colombia	June 18, 2025

HEMP TEXTILES & CO SAS
	Application Date	Date of Approval	Approved By	Certificate Number	Country	Validity Period (with an Option to Renew)
Brands
STARDOG LOUNGEWEAR	June 9, 2020	October 29, 2020	Superintendency of Industry and Commerce	69482 of 2020 on Nice Class 25 (clothing)	Colombia	October 29, 2030, with an option to renew for an additional 10-year period

KASA WHOLEFOODS COMPANY SAS
	Application Date	Date of Approval	Approved By	Certificate Number	Country	Validity Period (with an Option to Renew)
Brands
MAMBE		March 28, 2016	Superintendency of Industry and Commerce	545034 of 2016 on Nice Class 32 (fruit-based drinks)	Colombia	March 28, 2026
ALMOST VIRGIN MAMBA WATER		December 23, 2015	Superintendency of Industry and Commerce	5321148 of 2015 on Nice Class 32 (fruit-based drinks)	Colombia	December 23, 2025
ALMOST VIRGIN	April 02, 2020		Superintendency of Industry and Commerce	Nice Class Nice Class 11 (Cosmetic Products)	Colombia
ALMOST VIRGIN SX		October 10, 2020	INVIMA	NSOC02063-20CO	Colombia	October 10, 2027
MAMBE SABIDURIA	July 17, 2020		Superintendency of Industry and Commerce	Nice Class Nice Class 30 (Chocolate bar)	Colombia
Certificates
ALMOST VIRGIN SX (CBD Oil)		August 18, 2020	INVIMA	NSOC00887-20CO	Colombia	August 18, 2027
ALMOST VIRGIN (Spray)		August 28, 2020	INVIMA	NSOC01116-20CO	Colombia	August 28, 2027
JUNGLE BOOST; COCONUT WATER; CUCUMBER SOUL; CAMU; PASSIFLORAS; MR. BERRY		July 04, 2017	INVIMA	RSA-003797-2017	Colombia	July 21, 2022
ALBA; FARO; SANTO; PURE DELIGHT; SUPER TONIC; JUST BLOSSUM; GUAPI DREAM; ORANGE BLISS; PASSIFLORA		July 04, 2017	INVIMA	RSA-003797-2017	Colombia
MAMBA, MAMBA RAW	July 4, 2017	February 20, 2018	INVIMA		Colombia

Employees

We had a total of 8 part time consultants and 5 full time employees as of December 31, 2019.  As of June 30, 2020, we had a total of 9 part time consultants and 35 full time employees.

REGULATION OF OUR INDUSTRY
Regulatory Framework in the United States

Packaging, Labeling and Advertising

The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products are subject to federal laws and regulation by one or more federal agencies, including the FDA, the FTC, HHS, the USDA and the United States Environmental Protection Agency (the “EPA”). These activities are also regulated by various state, local and international laws and agencies of the states and localities in which our products are sold. Regulations may prevent or delay the introduction, or require the reformulation, of our products, which could result in lost sales and increased costs to the Company. A regulatory agency may not accept the evidence of safety for any new ingredients that we may want to market, or may determine that a particular product or product ingredient presents an unacceptable health risk. Regulatory agencies may also determine that a particular statement of nutritional support on our products, or a statement that we want to use on our products, is an unacceptable drug claim or an unauthorized version of a food “health claim,” or that particular claims are not adequately supported by available scientific evidence. Any such regulatory determination could prevent us from marketing particular products or using certain statements on those products, which could adversely affect our sales and results of operations.

Developments in the laws and regulations governing our products may result in a more stringent regulatory landscape, which could require reformulation of certain products to meet new standards, recalls or discontinuance of certain products that we are unable to reformulate, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling requirements, additional scientific substantiation requirements, and other requirements or restrictions. Such developments could increase our costs significantly, which could have a material adverse effect on our business, financial condition and results of operations.

Cannabis for Medical Purposes

The United States healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we will provide and bill for telehealth services, our contractual relationships with our providers, vendors and clients, our marketing activities, and other aspects of our planned operations. Of particular importance are:

•
The federal physician self-referral law, commonly known as the Stark Law, that generally prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibit the entity from billing Medicare or Medicaid for such designated health services.

•
The federal Anti-Kickback Statute that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for, or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

•
The criminal healthcare fraud provisions of the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), and their implementing regulations (collectively, “HIPAA”), and related rules which prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation.

•
The federal False Claims Act, which imposes civil and criminal liability on individuals or entities that knowingly submit false or fraudulent claims for payment to the government or knowingly make, or cause to be made, a false statement in order to have a false claim paid, including qui tam or whistleblower suits.

•	Reassignment of payment rules which prohibit certain types of billing and collection practices in connection with claims payable by the Medicare or Medicaid programs.
•	Similar state law provisions pertaining to anti-kickback, self-referral and false claims issues.
•
State laws that prohibit general business corporations, such as us, from practicing medicine, controlling physicians’ medical decisions, or engaging in certain practices such as splitting fees with physicians.

•	Laws that regulate debt collection practices as applied to our debt collection practices.
•	Certain provisions of the Social Security Act that impose criminal penalties on healthcare providers who fail to disclose, or refund known overpayments.
•
Federal and state laws that prohibit providers from billing and receiving payment from Medicare and Medicaid for services unless the services are medically necessary, adequately and accurately documented, and billed using codes that accurately reflect the type and level of services rendered.

•
Federal and state laws and policies that require healthcare providers to maintain licensure, certification or accreditation to enroll and participate in the Medicare and Medicaid programs, and to report certain changes in their operations to the agencies that administer these programs.

Failure to comply with these laws and other laws can result in civil and criminal penalties such as fines, damages, overpayment, recoupment, imprisonment, loss of enrollment status and exclusion from the Medicare and Medicaid programs. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Our failure to accurately anticipate the application of these laws and regulations to our business or any other failure to comply with applicable regulatory requirements could impose liability on us and negatively affect our business. Any action against us for violation of these laws or regulations could cause us to incur significant legal expenses, divert our management’s attention from business operations, and result in adverse publicity.

The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. We cannot assure you that any new or changed healthcare laws, regulations or standards will not materially adversely affect our planned telehealth services business.

Regulatory Framework in Colombia

Our cultivation operations are in Colombia and are carried out through Cosechemos. As a cultivator of non-psychoactive cannabis and manufacturer of cannabis derivatives, the Company is substantially dependent on the licenses for cultivation, production and other regulatory activities, granted to Cosechemos.

Over the past 50 years, Colombia developed comprehensive regulation that took a hardline approach to narcotics and trafficking in response to the growing influence of international treaties and the efforts of governments to coordinate their drug policies. In the mid-1990s, Colombia decriminalized personal possession and consumption of cannabis under Judgment C-221 of 1994 of the Constitutional Court. While this represented a shift in approach by Colombian lawmakers, a constitutional amendment in 2009 reversed the effects of Judgment C-221 of 1994 and reinstated the prohibition on personal possession and consumption of narcotic or psychotropic substances, even on a personal dose basis, unless supported by a medical prescription.

Despite the constitutional amendment in 2009, Colombian cannabis legislation trended towards a preventative and rehabilitative approach. The Colombian Constitutional Court, through rulings SU-642 of 1998 and C-336 of 2008, among others, established that the right to the free development of personality, also known as the right to autonomy and personal identity, grants individuals the right to self-determination, the freedom and independence to govern his/her own existence and determine a lifestyle according to his/her own interests; provided, that the rights of others and the constitutional order are respected.

In January 2013, the Advisory Commission on Drug Policy (the “Drug Policy Commission”) was established to provide recommendations on how legislation should treat criminal networks and citizen drug users, as well as the quantities to be considered as suitable personal amounts. In July 2014, the Drug Policy Commission issued an initial report submitted to the Ministry of Justice analyzing the conditions of drug use in Colombia and proposing guidelines to update the policy.

In May 2015, the Drug Policy Commission published its final report, which proposed a review of the drug policy in the country and made important recommendations, such as: (i) the creation of an agency for drug policy; (ii) measures to help reduce the risk to consumers; (iii) to rethink the fumigation involved with cultivation; (iv) regulation of medicinal cannabis; (v) alternative means to measure the success of policies against drugs; (vi) modernize the National Statute on Drugs and Psychoactive Substances; and (vii) to lead the global drug policy debate.

As a result of the final report of the Drug Policy Commission, the Colombian President approved and sanctioned Law 1787 of 2016 to regulate the use of cannabis for therapeutic purposes. The law, marked a new direction in the legislative approach to drugs. Law 1787 amended articles 375, 376 and 377 of the Colombian Criminal Code (the “Criminal Code”) to remove sanctions against the medical and scientific use of cannabis used under a license granted by the relevant authorities. This amendment was required given that the Criminal Code expressly provided a general prohibition to the cultivation, conservation or financing of marijuana plantations among other related activities.

The following table summarizes regulations applicable to the cultivation, fabrication, import, export and use of cannabis in Colombia.

Regulation:	Regulates:
Law 1787 of 2016	Legalizes the use of Cannabis for medical and scientific purposes
Decree 613 of 2017 modifies Decree 780 of 2016
Regulates law 1787 establishing a licensing system and process, defines psychoactive and non-psychoactive cannabis and the quota system for psychoactive cannabis in accordance with Single Convention of Narcotics of 1961 and amendments

Resolution 577 of 2017 from the Ministry of Justice
Regulates the evaluation and control of the following licenses:

a. Seed Use
b. Cultivation of psychoactive plants (High-THC cultivation licence)
c. Cultivation of non-psychoactive plants (Low-THC cultivation licence)

Creates requirement for security protocol

Resolution 578 of 2017 from the Ministry of Justice	Regulates the cost of the following licences: a. Seed Use b. Cultivation of psychoactive plants (High-THC cultivation licence) c. Cultivation of non-psychoactive plants (Low-THC cultivation licence)
Resolution 579 of 2017 from the Ministry of Justice
Establishes that growers that cultivate on a half a hectare area (5,000 square meters) or less are considered small and medium growers and, therefore, may access technical advice, priority allocation of quotas and purchase of their production by the processor and requires that 10 percent of the total production of the processor must come from a small and medium producers.

Resolution 2892 of 2017 from the Ministry of Health
Regulates the evaluation and control of the Fabrication of Cannabis derivatives (High-THC Production Licence) Provides guidelines for appropriate security protocols for manufacturing cannabis derivatives including physical security, monitoring, detection, and incident reporting to authorities.

Resolution 2891 of 2017 from the Ministry of Health	Regulates the cost of the High-THC production Licence
Resolution 1478 of 2006 from the Ministry of Health modified by Resolution 315 of 2020.
Regulation of the control, monitoring and surveillance of the import, export, processing, synthesis, manufacture, distribution, dispensing, purchase, sale, destruction and use of controlled substances, medicines or products containing them and on those which are State Monopoly

Decree 2200 of 2005 from the Ministry of Health	Regulates pharmaceutical services including the Magistral Preparations
Guidelines for the GEP certification for Magistral Preparations with Cannabis issued the 25 of October 2019 by INVIMA	Establishes the requirements for labs to obtain the GEP certification for the fabrication of Magistral Preparations with Cannabis derivatives

Licenses

The Ministries of Health, Justice and Agriculture issued Decree 613 of 2017 to define the licenses that can be granted with respect to permissible activities related to medical cannabis that include: (i) the production of cannabis derivatives; (ii) use of seeds for sowing; (iii) planting of psychoactive cannabis plants; and (iv) planting non-psychoactive cannabis plants.

Apart from a psychoactive cannabis license, Cosechemos has obtained licenses in each of the above categories, necessary to carry out its operations. Licenses are not transferable, interchangeable, or assignable and are valid for five years and can be renewed for additional five-year periods upon request. Each of the Licenses is current and has not expired. None of the Licenses are subject to current, pending, or compromised regulatory action.

Magistral Preparations

We intend to produce a category of products known as cannabis extemporaneous (magistral) preparation, regulated by Decree 613 of 2017 and Decree 2200 of 2005. Extemporaneous (magistral) preparations are personalized prescription products that do not require a health license for the product but rather from the establishment that produces the product. As they are not mass market products, but exclusively for a patient, these must be prepared by a licensee in an establishment that complies with Good Manufacturing Practice (GMP) standards. In order to sell and distribute these medicines in Colombia, it is necessary to comply with the Guidelines for GMP certification for Extemporaneous (Magistral) Preparations with Cannabis issued on October 25, 2019 by INVIMA. We are required to operate, or have an agreement with, a laboratory that is certified in compliance with GMP for extemporaneous (magistral) preparations with cannabis. Breeze is GMP certified for cannabis compounding.

Strains registration

Cosechemos has varieties of cannabis in various stages of the registration process. Each strain, whether high or low in THC, must undergo an agronomic evaluation by the agricultural health entity - Instituto Colombiano Agropecuario (ICA). For the strains to be included in the National Registry of Cultivars, the following steps must be completed: (i) Genetic Stabilization; (ii) Agronomic Test; (iii) Phase 1 strain registry (legal document that allows the license to enter a strain in the registry); and (iv) Strain registration phase 2 (registration that allows the licensee to market any cannabis product derived from the specific strain in the registry). The harvest is also in the process of agronomic evaluation of additional strains. Based on the yields of each strain, as determined by agronomic testing, "COSECHEMOS YA" may decide to register fewer strains than available. The decision to complete the registration process of a strain will depend on several factors, from biomass yields, cannabinoid profile, average cannabinoid content, resistance to pests among others as determined by agronomic tests, and the intended uses by the company.

Cosmetic Regulations

The Company's business also includes the manufacture and marketing of cosmetics, including some with Cannabidiol (CBD) in Colombia. Cosmetic products in Colombia are regulated by regulations issued by the Andean Community of Nations.
The relevant regulations in health regulatory matters for Cosmetic Products are the following:

• Decision 516 of 2002 of the Andean Community of Nations establishes a sanitary regulation for the manufacture and commercialization of Cosmetic Products in the countries of the Andean Community (Bolivia, Colombia, Ecuador and Peru).

• Decree 219 of 1998, which regulates the quality and monitoring of Cosmetic Products.

• Law 9 of 1979, which establishes the general framework for health surveillance and control

In Colombia, cosmetics must undergo a registration process called Mandatory Sanitary Notification (NSO), which is supervised by INVIMA, prior to marketing. Applicable regulations establish requirements related to labeling, manufacturing facilities, and product composition. The general Colombian regulatory framework on specific cannabis issues limits the manufacture of products with cannabis derivatives with a maximum of 1% THC (psychoactive component) but that the product must demonstrate and comply with the respective international regulations with contents below 03% or 0.2% THC.

Ingredients in the list of accepted ingredients of the Personal Care Products Council (PCPC) in United States of America, Cosmetic ingredient database CosIng in the European Commission database for information on cosmetic substances and ingredients contained the European Cosmetic  are permitted in cosmetic products, including the following cannabis ingredients: Cannabis sativa Flower Extract, Cannabis sativa Flower / Leaf / Stem Extract, Cannabis Sativa Seed Extract, Cannabis Sativa Seed Oil, Cannabis Sativa Seed Oil Glycereth-8 Esters, Cannabis Sativa Seed Oil PEG-8 Esters, Cannabis Sativa Seedcake, Cannabis Sativa Seedcake Powder, Cannabis Sativa Stem Powder, Hydrolyzed Cannabis Sativa Seed Extract, Hydrolyzed Hemp Seed Extract, Cannabidiol.

MANAGEMENT
Our Executive Officers and Directors
The following table sets forth the names, ages and positions of our executive officers and members of our Board of Directors as of the date of this prospectus.  The business address of all of persons identified below is 65 Queen Street West, Suite 900, Toronto, Ontario, M5H 2M5 Canada.
Name	Position	Age
Executive Officers:
Luis Merchan	President and Chief Executive Officer	39
Deborah Battiston	Chief Financial Officer	62
Orlando Bustos	VP Corporate Development	33
Javier Franco	VP Agriculture	53
Damian Lopez	VP Strategy and Legal	38
Evan Veryard	VP Investor Relations	26
Aaron Atin	Corporate Secretary	37
Directors:
Dr. Bernard Wilson	Executive Chairman	77
Luis Merchan	Director	39
Dr. Beverley Richardson	Director	60
Juan Carlos Gomez Roa	Director	58
Stan Bharti	Director	68
Biographical Information
The following is a summary of certain biographical information concerning our executive officers and directors.
Luis Merchan, President, Chief Executive Officer and Director: Mr. Merchan is a proven executive with over 10 years of experience in enterprise sales management from industry-leading consumer package goods companies.  Mr. Merchan has a background in corporate strategy, merchandising, expense management, and customer experience.  Mr. Merchan has served as the President – Consumer Good (which was subsumed by the President and Chief Executive Officer roles) and Director of the Company since July 2020.  From January 2020 to July 2020, Mr. Merchan served as Vice President of Workforce Strategy and Operations for Macy’s Inc. (“Macy’s”), where he managed the enterprise’s profit and loss expense line for its 540-store portfolio.  Throughout Mr. Merchan’s 10-year tenure at Macy’s, Mr. Merchan led various sales and marketing initiatives, including the B2B corporate sales team that was responsible for $160 million in annual revenue and 15% year over year growth.  Prior to Mr. Merchan’s most recent role, Mr. Merchan held various executive-level roles at Macy’s. From January 2019 to December 2019, Mr. Merchan served as VP of Customer Experience and Selling Support Services. From January 2017 to January 2019, Mr. Merchan served as Group VP National Merchandising and Sales – Beauty. From June 2013 to December 2016, Mr. Merchan served as VP Regional Merchandise Execution. Mr. Merchan obtained his Bachelor of Industrial Engineering from Pontifical Xaverian University in Bogota, Colombia and his MBA from McNeese State University.  Mr. Merchan also holds a Graduate Certificate in Marketing Management from Harvard University.

Deborah Battiston, Chief Financial Officer: Ms. Battiston is a CPA-CGA, ICD.D from the University of Toronto’s Rotman School of Management and holds a BA in Economics from the University of Guelph. From August 1998 to the present, Ms. Battiston has been Chief Financial Officer of a number of Canadian Public Companies including, ARHT Media Inc., Copper One Inc., Sulliden Mining Capital Inc. and QMX Gold Corporation.  She has an extensive background with over 25 years of financial management which includes public companies, mergers and acquisitions, tax, and financing. Ms. Battiston also has broad experience with fast paced growth companies and infrastructure creation having managed the financial teams for many successful, international and domestic companies in the mining, technology, cannabis and other sectors.

Orlando Bustos, VP Corporate Development: Mr. Bustos has several years of diverse financial and capital markets experience. Mr. Bustos brings experience in venture capital and investments from Forbes & Manhattan (F&M), a global private merchant bank (September 2016 – present). Additionally, Mr. Bustos worked closely with F&M’s portfolio companies on strategy and corporate development projects. Previously, Mr. Bustos worked in Deloitte’s Global M&A Group providing companies M&A, capital raising and strategic advisory (December 2014 – August 2016). Mr. Bustos also held corporate finance roles in large international corporations including Nutrien, the largest agriculture company in Canada (January 2014 – December 2014). Mr. Bustos obtained a BBA (Finance) with a Joint Major in Economics from the Beedie School of Business at Simon Fraser University.

Javier Franco, VP Agriculture: Mr. Franco is a master horticulturist with over 25 years of experience in the design, implementation and management of cultivation and propagation facilities for flowering plants in Latin America, mainly Colombia and Ecuador. Mr. Franco speaks English and Spanish fluently and obtained his agricultural studies at Zamorano University in Honduras and later an International Exchange Program at Ohio State University. Mr. Franco has managed technical, commercial and research groups in flower, fruit and vegetable markets in Latin America, and has participated in the commercial development of new technologies applied in agro-industry.  From 2015 to present, Mr. Franco has been the director of agriculture for Tecnoviv SAS in Colombia.

Damian Lopez, VP Strategy & Legal: Mr. Lopez has over 10 years of experience working in the Latin American market, including corporate finance, mergers and acquisitions and go-public transactions.  In addition, Mr. Lopez is a corporate securities lawyer who has worked with various Canadian and US publicly listed companies in the technology, resources and cannabis industries. Mr. Lopez served as the President, Chief Executive Officer and Director of the Company from March 2019 to December 2020. Since February 2018 to the present, Mr. Lopez has been serving as the Chief Executive Officer of Wolf Acquisition Corp, a TSX Venture Exchange listed capital pool company.  From May 2016 to January 2019, Mr. Lopez served as the President, Chief Executive Officer, and Director of Valencia Ventures Inc., a Canadian resource company.  Since August 2015 to the present, Mr. Lopez is legal counsel and corporate secretary of a number of Canadian public companies. From September 2011 to July 2015, Mr. Lopez was a Corporate Associate at Stikeman Elliott LLP, a law firm specializing in corporate and securities law. Mr. Lopez is fluent in English and Spanish and obtained a Juris Doctor from Osgoode Hall Law School and a Bachelor of Commerce & Finance from the University of Toronto.

Evan Veryard, VP Investor Relations: Mr. Veryard is an experienced investor relations executive. In his previous role as President of Capital 10X during April 2019 to March 2020, Mr. Veryard worked with public and private companies in the metals and cannabis industries on their digital investor relations strategies to help them drive out more clear messaging and increase investor awareness. Mr. Veryard obtained his Bachelor of Chemical Engineering from McGill University and Masters of Applied Science in Chemical Engineering from the Royal Military College of Canada. Mr. Veryard is also the Founder and Chairman of a national charity, Focus Forward for Indigenous Youth, where he’s worked closely with Indigenous communities on infrastructure development projects, including the construction of two northern 4-season greenhouses (April 2017 – Present). During his time as Chairman, he also helped secure partnerships and funding from international organizations and federal and provincial governments.

Aaron Atin, Corporate Secretary: Mr. Aaron Atin is a corporate and securities lawyer who, since January 2019 to present, has worked as a legal consultant and the corporate secretary of various public companies in the mining, agricultural, medical and technology industries. From June 2014 to December 2018, he was an associate at Davies, Ward, Phillips & Vineberg LLP, a top tier business-focused law firm, where he worked on a variety of corporate, securities and commercial transactions. Mr. Atin studied at the University of Toronto, Faculty of Law, and the University of Waterloo, where he obtained a Juris Doctor and a Bachelor of Arts degree, respectively.

Dr. Bernard Wilson, Chairman: Dr. Wilson is a senior financial professional since July 1975. He is the former Vice-Chairman of PriceWaterhouseCoopers LLP (June 2002 – June 31, 2005) and Chairman of the Founders Board of the Institute of Corporate Directors (January 2002 – December 2005). Mr. Wilson has served as Chairman of the Canadian Chamber of Commerce (January 1991 – December 1991); Chairman of the International Chamber of Commerce – Canada (January 1991 – December 1991); and Member of the Canada/US Trade Committee (January 1988 – December 1991). Mr. Wilson is currently a director of a number of other public Canadian companies. Drawing on his experience as Chairman of the Founders Board of Institute of Corporate Directors, as Lead Director, Mr. Wilson will work with the Company’s Board of Directors and its various standing committees to ensure effective corporate governance practices and to enhance and protect the independent of the Board.

Dr. Beverley Richardson, Director: Dr. Richardson is a renowned psychotherapeutic practitioner whose collaborative efforts and clinical influence are reflected in some of the most compelling and effective addiction and behavioural health programs in North America, which include: Sierra Tucson (Arizona), the Meadows (Arizona) and Betty Ford Centre (California). She has a Doctorate Degree in Psychology and is a B.C. Registered Clinical Counsellor, Internationally Certified Eating Disorders Specialist, and EMDR Level II Trauma Therapist. Dr. Richardson has integrated her extensive experience in health and wellness with her entrepreneurial spirit to form her nutraceutical and bioscience research and development enterprises.

From each of September 2020, March 2013, and October 2009 to the date hereof, Dr. Richardson respectively served as: (i) the Vice President of International Business at Phytorigins Botanicals Ltd., a Canadian biotech company, (ii) the Vice President of Science (Research and Development) at Phytology Nutraceuticals Ltd., a Canadian company focused on the manufacturing and sales of plant based medicines and psychoactive therapeutics, (iii) the managing director of Peyto Enterprises Ltd., a British Columbia company that Dr. Richardson founded operating in the lifestyle industry, and (iv) the managing director of Legacies Advisory Group Inc., a British Columbia consultant agency that Dr. Richardson founded which provides expertise in the planning, development and execution of addiction, behavioural health and wellness programs. Dr. Richardson obtained her Bachelor of Science from the University of Toronto, Master of Science from the University of Pennsylvania, and Doctor of Psychology from California Southern University, graduating magna cum laude.

Juan Carlos Gomez Roa, Director: Mr. Gomez has more than 20 years of experience working in Latin America in the gaming and entertainment industry.  Mr. Gomez has been the Chief Executive Officer of Winner Group CIRSA since January 2000 and participated in the acquisition of Winner Group CIRSA by the Blackstone Group in April 2018.  He has a Bachelors Degree in Psychology from St. Thomas University in Colombia. Mr. Gomez is a director of several private companies in Colombia.

Stan Bharti, Director: Stan Bharti has more than 30 years of professional experience in business, finance, markets, operations, and more. His focus has been on the resource and technology sectors. He has amassed over $3 billion worth of investment capital for the junior companies that he has worked with, and for their shareholders. He is a Professional Mining Engineer and holds a Masters Degree in Engineering from Moscow, Russia and University of London, England. From 2015 to present, Mr. Bharti’s principal occupation has been as the Executive Chairman of Forbes & Manhattan, Inc. In addition, Mr. Bharti is a director of several public and private companies.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers have, during the past ten years:

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Composition of our Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Contemporaneously with this offering, our Board of Directors will be composed of five directors. When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to effectively satisfy its oversight responsibilities in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in the directors’ respective biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Corporate Governance Practices

We are a “foreign private issuer” under the federal securities laws of the United States and the NASDAQ listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled registrants. We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the NASDAQ listing standards.

Under the SEC rules and the NASDAQ listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and the NASDAQ permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a company listed on NASDAQ, may provide less protection than is accorded to investors under the NASDAQ Rules applicable to U.S. domestic issuers.

The Canadian securities regulatory authorities have issued corporate governance guidelines pursuant to National Policy 58-201—Corporate Governance Guidelines (the “Corporate Governance Guidelines”), together with certain related disclosure requirements pursuant to National Instrument 58-101—Disclosure of Corporate Governance Practices. The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted, or in connection with the closing of this offering will adopt, certain corporate governance policies and practices which reflect our consideration of the recommended Corporate Governance Guidelines.

In particular, as a foreign private issuer, in accordance with and pursuant to the authority contained in NASDAQ Listing Rule 5615(a)(3), we will follow certain Canadian law and corporate practice in lieu of certain corporate governance provisions set out under the NASDAQ Rule 5600 Series, the requirement in Listing Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in Listing Rule 5250(d) to distribute annual and interim reports. Of particular note, the following rules under the NASDAQ Listing Rule 5600 Series differ from Canadian law requirements:

• NASDAQ Listing Rule 5605(b)(1) requires that at least a majority of the Company’s Board of Directors shall be independent directors, and NASDAQ Listing Rule 5605(b)(2) requires that independent directors regularly meet in executive session, where only independent directors are present. We will have three (3) independent directors at the time of listing, constituting a majority of the Company’s Board of Directors as of the date hereof.  Our independent directors meet regularly with other members of the Board and will meet in executive session at least two (2) times per year. We intend to appoint more independent directors after the listing over time.

• NASDAQ Listing Rule 5620(c) sets out a quorum requirement of at least 33-1/3% of the outstanding shares with respect to meetings of shareholders. In accordance with Canadian law and generally accepted business practices, our bylaws (the “Bylaws”) provide that, subject to the Business Corporations Act (Ontario) and any minimum quorum requirement for a shareholder meeting of any securities exchange upon which the Company’s shares are listed, a quorum is met when holders of not less than 10% of the shares entitled to vote at the meeting of shareholders are present in person or represented by proxy. The quorum requirement provided in our Bylaws is consistent with applicable Canadian laws and corporate practices.

• NASDAQ Listing Rule 5605(c)(2)(A) requires that the Company shall have an audit committee composed entirely of not less than three directors, each of whom must be independent. At the time of listing, we will have an audit committee comprised of three (3) directors, and each member of the audit committee will meet the independence requirements of NASDAQ Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Exchange Act. See “—Audit Committee” below for further detail.

• NASDAQ Listing Rule 5605(d)(2)(A) requires, among other things, that the Company’s compensation committee include at least two members, each of whom is an independent director as defined under NASDAQ Listing Rule 5605(a)(2). The Company established a compensation committee of the Board effective December 16, 2020. At the time of listing, our compensation committee will be comprised of three (3) directors, two (2) of whom will meet the independence requirements of NASDAQ Listing Rule 5605(a)(2). The Company will utilize the phase-in provisions of NASDAQ Listing Rule 5615(b) for the compensation committee composition requirement.

•NASDAQ Listing Rule 5605(e) requires that the nomination and corporate governance committee include solely independent directors. The Company established a nomination and corporate governance committee of the Board effective December 16, 2020. At the time of listing, our nomination and corporate governance committee will be comprised of three (3) directors, two (2) of whom will meet the independence requirements of NASDAQ Listing Rule 5605(a)(2). The Company will utilize the phase-in provisions of NASDAQ Listing Rule 5615(b) for the nominations committee composition requirement.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees will also provide risk oversight in respect of its respective areas of concentration and reports material risks to the Board for further consideration.

Term of Office

Each of our officers holds office until his or her successor is elected and qualified. Directors are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Family Relationships

There are no familial relationships among any of our directors or officers.

Board Committees

Audit Committee

Our audit committee will be responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm any financial statements that we file with the SEC;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Upon the consummation of this offering, the audit committee will be composed of Dr. Bernard Wilson, Dr. Beverley Richardson and Juan Carlos Gomez Roa, with Dr. Bernard Wilson serving as chair. Dr. Wilson qualifies as an “audit committee financial expert” as such term has been defined in Item 407(d)(5) of Regulation S-K and as “financially literate” within the meaning of NI 52-110. Our Board of Directors has affirmatively determined that Dr. Wilson, Dr. Richardson and Mr. Gomez each meet the definition of “independent director” for purposes of serving on the audit committee under the NASDAQ rules, the independence standards under Rule 10A-3 of the Exchange Act and under NI 52-110.

Following this offering, both our independent registered public accounting firm and management personnel will periodically meet privately with our audit committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will be responsible for, among other things:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;
•	overseeing succession planning for our executive officers;
•	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;
•	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees; and
•	developing and recommending to our Board of Directors a set of corporate governance guidelines.

Upon the consummation of this offering, the nominating and corporate governance committee will be composed of Luis Merchan, Juan Carlos Gomez Roa and Dr. Beverley Richardson, with Juan Carlos Gomez Roa serving as chair.  Our Board of Directors has affirmatively determined that Mr. Gomez and Dr. Richardson each meet the definition of “independent director” for purposes of serving on the nominating and corporate governance committee under the NASDAQ rules, the independence standards under Rule 10A-3 of the Exchange Act and under NI 52-110.

Compensation Committee

Our compensation committee will be responsible for, among other things:

•	reviewing and approving the corporate goals and objectives, evaluating the performance and reviewing and approving the compensation of our executive officers;
•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;
•	reviewing and approving all employment agreement and severance arrangements for our executive officers;
•	making recommendations to our Board of Directors regarding the compensation of our directors; and
•	retaining and overseeing any compensation consultants.

Upon the consummation of this offering, the compensation committee will be composed of Stan Bharti, Dr. Bernard Wilson and Dr. Beverley Richardson, with Stan Bharti serving as chair.  Our Board of Directors has affirmatively determined that Dr. Wilson and Dr. Richardson each meet the definition of “independent director” for purposes of serving on the compensation committee under the NASDAQ rules, the independence standards under Rule 10A-3 of the Exchange Act and under NI 52-110.

Code of Ethics and Business Conduct
Our Board of Directors adopted a written Code of Business Conduct and Ethics on February 18, 2021, which is a “code of ethics” as defined in section 406(c) of Sarbanes-Oxley and which is a “code” under NI 58-101, that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and other of our agents.  The Code of Business Conduct and Ethics will be made publicly available on the Company's website at https://www.floragrowth.ca/.

EXECUTIVE COMPENSATION
The following discussion and analysis of compensation arrangements should be read together with the compensation tables and related disclosures that follow. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Compensation of our Directors
The following table sets forth information concerning the compensation of our non-employee directors for the 2019 fiscal year.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards(1) ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Executive Officers:
Damian Lopez	$152,544	-	$12,300	-	-	-	$164,844
Deborah Battiston	$85,526	-	$9,840	-	-	-	$95,366
Orlando Bustos	$38,509	-	$12,300	-	-	-	$50,809
Javier Franco	-	-	-	-	-	-	-
Luis Merchan	-	-	-	-	-	-	-
Evan Veryard	-	-	-	-	-	-	-
Directors:
Stan Bharti	$216,544	-	-	-	-	-	$216,544
Damian Lopez(2)	-	-	-	-	-	-	-
Fred Leigh	$65,000	-	-	-	-	-	$65,000
William Steers(3)	-	-	$12,300	-	-	-	$12,300
Dr. Bernard Wilson	-	-	-	-	-	-	-

(1)	Option awards are based on the Black-Scholes option valuation model.
(2)	Damian Lopez is a former director of the Company and resigned from the Board in December 2020.
(3)	William Steers is a former director of the Company and resigned from the Board in December 2020.

Director Compensation

During the 2019 fiscal year, we had five directors. We currently do not pay our directors any cash compensation for their services as Board members.

On June 28, 2019, certain of our directors acting at that time were each granted 2,000,000 options (666,667 options on a post-split basis) to purchase Common Shares at $0.05 ($0.15 on a post-split basis) per share.

On December 16, 2020, certain of our directors were each granted 500,000 options (166,667 options on a post-split basis) to purchase Common Shares with an exercise price of $0.75 ($2.25 on a post-split basis) per option, with each option to expire five years from the date of the grant.

Employment Agreements, Arrangements or Plans

The following describes the respective consulting agreements entered into by the Company and its executive officers in place as of the date hereof.

Stan Bharti

The Company entered into a contract with Mr. Bharti for consulting services to the Company in the capacity as Executive Chairman, dated March 14, 2019 (the “Bharti Consulting Agreement”), pursuant to which Mr. Bharti is entitled to compensation for the provision of such services of base fees of CAD$12,500 per month.  This agreement provides for a severance payment of 24 months’ base fees on termination by the Company without cause. This agreement may be terminated at any time for just cause without notice or payment in lieu of notice and without payment of any fees.

Pursuant to the Bharti Consulting Agreement, in the event that there is a change in control of the Company, either Mr. Bharti or the Company shall have one year from the date of such change in control to elect to have this agreement terminated.  In the event that such an election is made, the Company shall, within 30 days of such election, make a lump sum termination payment to Mr. Bharti that is equivalent to 36 months’ base fees plus an amount that is equivalent to all cash bonuses paid to Mr. Bharti in the 36 months prior to the change in control.  Following a change in control, all options granted to Mr. Bharti shall be dealt with in accordance with the terms of the Company’s stock option plan; however, all options granted to Mr. Bharti, but not yet vested, shall vest immediately. Similarly, following a change in control, all shares granted to Mr. Bharti under the Company’s share compensation plan, but not yet vested, shall vest immediately.

Mr. Bharti tendered his resignation as Executive Chairman of the Company, and the board of directors of the Company accepted Mr. Bharti’s resignation as the Executive Chairman of the Company pursuant to resolutions of the Company’s Board dated December 16, 2020. Mr. Bharti will remain as a Director of the Company. The Bharti Consulting Agreement was amended pursuant to that certain Amendment to Independent Contractor Agreement made effective as of December 16, 2020 (the “Amended Bharti Consulting Agreement”).  Pursuant to the Amended Bharti Consulting Agreement, other than in the context of a change of control of the Company, the Company may terminate the Bharti Consulting Agreement without cause by making a lump sum payment to Mr. Bharti that is equivalent to 12 months’ base fees payable to Mr. Bharti within 30 days of the termination date.

Damian Lopez

The Company entered into a contract with Damian Lopez Consulting Professional Corporation (“Lopez Procorp”), through an affiliated entity of Mr. Lopez, for consulting services to the Company in the capacity as Chief Executive Officer, dated March 13, 2019 (the “Lopez Consulting Agreement”), pursuant to which Lopez Procorp is entitled to compensation for the provision of such services of base fees of CAD$12,500 per month.  This agreement provides for a severance payment of 36 months’ base fees on termination by the Company without cause. This agreement may be terminated at any time for just cause without notice or payment in lieu of notice and without payment of any fees.

Pursuant to the Lopez Consulting Agreement, in the event that there is a change in control of the Company, either Lopez Procorp or the Company shall have one year from the date of such change in control to elect to have this agreement terminated.  In the event that such an election is made, the Company shall, within 30 days of such election, make a lump sum termination payment to Lopez Procorp that is equivalent to 36 months’ base fees plus an amount that is equivalent to all cash bonuses paid to Lopez Procorp in the 36 months prior to the change in control.  Following a change in control, all options granted to Lopez Procorp shall be dealt with in accordance with the terms of the Company’s stock option plan; however, all options granted to Lopez Procorp, but not yet vested, shall vest immediately. Similarly, following a change in control, all shares granted to Lopez Procorp under the Company’s share compensation plan, but not yet vested, shall vest immediately.

On December 16, 2020, Mr. Lopez resigned from his positions as President, Chief Executive Officer and Director of the Company.  Mr. Lopez will continue with the Company as Vice President – Legal and Strategy of the Company.  Accordingly, the Lopez Consulting Agreement was amended pursuant to that certain Amendment to Independent Contractor Agreement made effective as of December 16, 2020 (the “Amended Lopez Consulting Agreement”). Pursuant to the Amended Lopez Consulting Agreement, Mr. Lopez will provide consulting services to the Company in capacity of Vice President – Legal and Strategy and is entitled to compensation for the provision of such services of base fees of CAD$10,000 per month. As additional consideration, Mr. Lopez will be granted a one-time bonus of CAD $150,000 forthwith following completion of the public listing of the Common Shares of the Company on a stock exchange. Moreover, other than in the context of a change in control of the Company, the Company may terminate the Lopez Consulting Agreement without cause by making a lump sum payment to Mr. Lopez that is equivalent to 12 months’ base fees payable to Mr. Lopez within 30 days of the termination date.

On December 16, 2020, Mr. Lopez was awarded a one-time bonus in the aggregate amount of C$300,000, plus applicable goods and services tax.

Orlando Bustos

The Company has a contract with Mr. Bustos for consulting services to the Company in his capacity as VP Corporate Development, dated March 13, 2019 (the “Bustos Consulting Agreement”), pursuant to which Mr. Bustos is entitled to compensation for the provision of such services of base fees of CAD$2,500 per month.  This agreement provides for a severance payment of 24 months’ base fees on termination by the Company without cause. This agreement may be terminated at any time for just cause without notice or payment in lieu of notice and without payment of any fees.

Pursuant to the Bustos Consulting Agreement, in the event that there is a change in control of the Company, either Mr. Bustos or the Company shall have one year from the date of such change in control to elect to have this agreement terminated.  In the event that such an election is made, the Company shall, within 30 days of such election, make a lump sum termination payment to Mr. Bustos that is equivalent to 36 months’ base fees plus an amount that is equivalent to all cash bonuses paid to Mr. Bustos in the 36 months prior to the change in control.  Following a change in control, all options granted to Mr. Bustos shall be dealt with in accordance with the terms of the Company’s stock option plan; however, all options granted to Mr. Bustos, but not yet vested, shall vest immediately. Similarly, following a change in control, all shares granted to Mr. Bustos under the Company’s share compensation plan, but not yet vested, shall vest immediately.

The Bustos Consulting Agreement was amended pursuant to that certain Amendment to Independent Contractor Agreement made effective as of December 16, 2020 (the “Amended Bustos Consulting Agreement”).  Pursuant to the Amended Bustos Consulting Agreement, other than in the context of a change in control of the Company, the Company may terminate the Bustos Consulting Agreement without cause by making a lump sum payment to Mr. Bustos that is equivalent to 12 months’ base fees payable to Mr. Bustos within 30 days of the termination date.

Deborah Battiston

The Company has a contract with Jadan Consulting Corporation (“Jadan”), an affiliated entity of Ms. Battiston, for consulting services to the Company in Ms. Battiston’s capacity as Chief Financial Officer, dated March 13, 2019 (the “Battiston Consulting Agreement”), pursuant to which Jadan is entitled to compensation for the provision of such services of base fees of CAD$7,500 per month.  This agreement provides for a severance payment of 24 months’ base fees on termination by the Company without cause. This agreement may be terminated at any time for just cause without notice or payment in lieu of notice and without payment of any fees.

Pursuant to the Battiston Consulting Agreement, in the event that there is a change in control of the Company, either Jadan or the Company shall have one year from the date of such change in control to elect to have this agreement terminated.  In the event that such an election is made, the Company shall, within 30 days of such election, make a lump sum termination payment to Jadan that is equivalent to 36 months’ base fees plus an amount that is equivalent to all cash bonuses paid to Jadan in the 36 months prior to the change in control.  Following a change in control, all options granted to Jadan shall be dealt with in accordance with the terms of the Company’s stock option plan; however, all options granted to Jadan, but not yet vested, shall vest immediately. Similarly, following a change in control, all shares granted to Jadan under the Company’s share compensation plan, but not yet vested, shall vest immediately.

The Battiston Consulting Agreement was amended pursuant to that certain Amendment to Independent Contractor Agreement made effective as of December 16, 2020 (the “Amended Battiston Consulting Agreement”).  Pursuant to the Amended Battiston Consulting Agreement, other than in the context of a change in control of the Company, the Company may terminate the Battiston Consulting Agreement without cause by making a lump sum payment to Ms. Battiston that is equivalent to 12 months’ base fees payable to Ms. Battiston within 30 days of the termination date.

On December 16, 2020, Ms. Battiston was awarded a one-time bonus in the aggregate amount of US$40,000, plus applicable goods and services tax.

Luis Merchan

The Company previously engaged Mr. Merchan to serve as its President – Consumer Goods, which agreement became effective June 15, 2020 (the “Merchan Consulting Agreement”).  Pursuant to the Merchan Consulting Agreement, Mr. Merchan’s base monthly salary is US$25,000.00 (“Base Fees”), plus applicable harmonized sales tax, if applicable, together with any such increments thereto and bonuses as the Company’s Board may from time to time determine.  As part of Mr. Merchan’s engagement, he will be receiving 666,667 options to purchase Common Shares (post-split) in the capital of the Company (the “Options”).  The Options will be issued in accordance with the Company’s stock option plan, will have an exercise price of US$2.25 per Option, will expire five years from the date that the Options are granted and will vest immediately upon the date of the grant.  In addition, Mr. Merchan will be issued 1,666,667 Common Shares in the capital of the Company as follows: (a) 666,667 Common Shares will be issued promptly after the date set forth in the Independent Contractor Agreement (the “First Tranche”); and (b) 1,000,000 Common Shares will be issued on or about the date on which the Company achieves certain milestones, as determined by the Board (each, a “Milestone”).  Pursuant to the Merchan Consulting Agreement, following the completion of a three-month probationary period, the Company may terminate the Merchan Consulting Agreement without cause by making a lump sum payment to Mr. Merchan that is equivalent to 24 months’ Base Fees payable to Mr. Merchan within 30 days of the termination date.

On December 16, 2020, Mr. Merchan was appointed by the Company’s Board to serve as the President and Chief Executive Officer of the Company. Accordingly, the Merchan Consulting Agreement was amended pursuant to that certain Amendment to Independent Contractor Agreement made effective as of December 16, 2020 (the “Amended Merchan Consulting Agreement”).  Pursuant to the Amended Merchan Consulting Agreement, Mr. Merchan will provide consulting services to the Company in the capacity of President and Chief Executive Officer of the Company.  Moreover, other than in the context of a change in control of the Company, the Company may terminate the Merchan Consulting Agreement without cause by making a lump sum payment to Mr. Merchan that is equivalent to 12 months’ base fees payable to Mr. Merchan within 30 days of the termination date.

On December 16, 2020, in accordance with the terms of the Merchan Consulting Agreement, the Company’s Board agreed to fix as a first Milestone the Company’s prior launch of two consumer packaged goods (the “Packaged Goods Launch”) and to issue 666,667 Common Shares (post-split) to Mr. Merchan as a result thereof, and to fix as a second Milestone this offering pursuant to the Merchan Consulting Agreement.  On or about the date on which the second Milestone is achieved, 333,333 Common Shares (post-split) are allotted and to be issued to Mr. Merchan.

Stock Options

The Company has a stock option plan whereby it may grant options for the purchase of Common Shares to any director, consultant, employee or officer of the Company or its subsidiaries.  The aggregate number of shares that may be issuable pursuant to options granted under the Company’s stock option plan will not exceed 10% of the issued Common Shares of the Company.  The options are non-transferable and non-assignable and may be granted for a term not exceeding five-years.  The exercise price of the options will be determined by the Board at the time of grant, but in the event that such shares are traded on any stock exchange, may not be less than the closing price of such shares on such exchange on the trading date immediately precedent the date of grant, subject to all applicable regulatory requirements.
The following table summarizes the stock options we have issued during the 2019 fiscal year (post-split).
Name of Issuance	Issuance Date	Expiration Date	Exercise Price (per share) ($)	Number of Common Shares Granted(1)

Damian Lopez	June 28, 2019	June 28, 2024	$0.15	333,333
Orlando Bustos	June 28, 2019	June 28, 2024	$0.15	333,333
Deborah Battiston	June 28, 2019	June 28, 2024	$0.15	266,667
Marcelo Lopez	June 28, 2019	June 28, 2024	$0.15	200,000
Daniyal Baizak	June 28, 2019	June 28, 2024	$0.15	33,333
Miya Kobayashi	June 28, 2019	June 28, 2024	$0.15	66,667
Wanda Roque	June 28, 2019	June 28, 2024	$0.15	66,667
Kam Gill	June 28, 2019	June 28, 2024	$0.15	150,000
Kenny Choi	June 28, 2019	June 28, 2024	$0.15	75,000
Aaron Atin	June 28, 2019	June 28, 2024	$0.15	75,000
Javier Franco	June 28, 2019	June 28, 2024	$0.15	333,333
Helen Velandria	June 28, 2019	June 28, 2024	$0.15	22,222
David Battiston	June 28, 2019	June 28, 2024	$0.15	22,222
Xuan Do	June 28, 2019	June 28, 2024	$0.15	22,222
William Steers	June 28, 2019	June 28, 2024	$0.15	333,333

The following table summarizes the outstanding stock options with respect to our Common Shares (on a post-split basis) that we have granted to our executive officers and directors during the 2019 fiscal year (post-split):
Name	Grant Date and Beginning of Exercise Period	End of Exercise Period	Exercise Price (per share)	Total Number of Stock Options Granted	Total Number of Common Shares Underlying Stock Options
William Steers	June 28, 2019	June 28, 2024	$0.15	333,333	333,333
Deborah Battiston	June 28, 2019	June 28, 2024	$0.15	266,667	266,667
Damian Lopez	June 28, 2019	June 28, 2024	$0.15	333,333	333,333
Javier Franco	June 28, 2019	June 28, 2024	$0.15	333,333	333,333
Orlando Bustos	June 28, 2019	June 28, 2024	$0.15	333,333	333,333
(1)	Each stock option is exercisable for one Common Share.

PRINCIPAL SHAREHOLDERS
The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our Common Shares as of the date of this prospectus (on a post-split basis):
•	of each of our executive officers and directors;
•	of all of our executive officers and directors as a group; and
•	of each person or entity (or group of affiliated persons or entities) known by us to be the beneficial owner of 5% or more of our Common Shares.
To our knowledge, each shareholder named in the table has sole voting and investment power with respect to all of our Common Shares shown as “beneficially owned” (as determined by the rules of the SEC) by such shareholder, except as otherwise set forth in the footnotes to the table.  The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power.
The percentages reflect beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) immediately prior to, and immediately after, the completion of this offering, and are based on 38,690,420 Common Shares outstanding (post-split) as of the date immediately prior to the completion of this offering, and 42,023,753 Common Shares outstanding as of the date immediately following the completion of this offering of 3,333,333 Common Shares, except to the extent it has been adjusted to give effect to a 1-for-3 reverse split and consolidation of our Common Shares that was that was approved by our board of directors and stockholders on March 8, 2021, which will be effected simultaneously with the closing of the offering.  The percentages assume no exercise by the underwriters of their option to purchase additional Common Shares from us in this offering.

Common Shares which may be acquired upon conversion of preferred stock or exercise of stock options or warrants which are currently exercisable or convertible or which become exercisable or convertible within 60 days after the date indicated in the table are deemed beneficially owned by the optionees or warrant holders. Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.
Except as noted in the footnotes to the table below, the address for all of the shareholders in the table below is 65 Queen Street West, Suite 900, Toronto, Ontario, M5H 2M5 Canada.
	Common Shares Beneficially Owned Immediately Prior to this Offering(1)		Common Shares Beneficially Owned Immediately After this Offering(1)
Name of Beneficial Owner	Shares	Percentage	Shares	Percentage
Executive Officers and Directors:
Executive Officers:
Luis Merchan, President and Chief Executive Officer (2)	2,000,000	5.08%	2,000,000	4.68%
Deborah Battiston, Chief Financial Officer (3)	1,516,667	3.82%	1,516,667	3.52%
Orlando Bustos, VP Corporate Development (4)	1,083,333	2.75%	1,083,333	2.53%
Javier Franco, VP Agriculture (5)	333,333	0.85%	333,333	0.79%
Damian Lopez, VP Strategy & Legal (6)	1,033,333	2.57%	2,500,000	5.74%
Evan Veryard, VP Investor Relations (7)	33,333	0.09%	33,333	0.08%
Aaron Atin, Corporate Secretary(8)	75,000	0.20%	75,000	0.18%
Directors:
Dr. Bernard Wilson, Executive Chairman (9)	166,667	0.43%	166,667	0.40%
Luis Merchan, Director	0	0.00%	-	0.00%
Dr. Beverley Richardson (10)	166,667	0.43%	166,667	0.40%
Juan Carlos Gomez Roa, Director (11)	2,310,333	5.95%	2,310,333	5.48%
Stan Bharti, Director	1,398,467	3.61%	1,398,467	3.33%

All named executive officers and directors as a group	10,117,133	25.77%	11,583,800	27.12%

5% or more Shareholders:
Juan Carlos Gomez Roa (11)	2,310,533	5.95%	2,310,533	5.48%
Hannele Bharti	2,000,000	5.17%	2,000,000	4.76%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.  A person is deemed to be the beneficial owner of any Common Shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days.

(2)	Includes 666,667 options exercisable until November 4, 2025 at an exercise price of $2.25 per option.
(3)	Includes 266,667 options and 750,000 warrants exercisable until June 28, 2024 and March 15, 2022, respectively, at an exercise price of $0.15 per option and warrant, respectively.
(4)	Includes 333,333 options and 416,667 warrants exercisable until June 28, 2024 and March 15, 2022, respectively, at an exercise price of $0.15 per option and warrant, respectively.
(5)	Includes 333,333 options exercisable until June 28, 2024 at an exercise price of $0.15 per option.
(6)	Includes 333,333 options and 1,166,667 warrants exercisable until June 28, 2024 and March 15, 2022, respectively, at an exercise price of $0.15 per option and warrant, respectively.
(7)	Includes 33,333 options exercisable until April 23, 2025 at an exercise price of $2.25 per option.
(8)	Includes 75,000 options exercisable until June 28, 2024 at an exercise price of $0.15 per option.
(9)	Includes 166,667 options exercisable until December 23, 2025 at an exercise price of $2.25 per option.
(10)	Includes 166,667 options exercisable until December 23, 2025 at an exercise price of $2.25 per option.
(11)	Includes 166,667 options exercisable until December 23, 2025 at an exercise price of $2.25 per option.

For additional information about our principal shareholders, please see “Certain Relationships and Related Party Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements discussed under “Executive Compensation,” the following is a description of the material terms of those transactions with related parties to which we are a party and which we are required to disclose pursuant to the disclosure rules of the SEC and the Canadian Securities Administrators. Specifically, the following includes summaries of transactions or agreements, during our last three fiscal years, to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, affiliates of our directors, executive officers and holders of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Executive Compensation” and “Principal Shareholders.”
Transactions with Major Shareholders

The transactions with Mr. Bharti set forth in “Transactions with Related Parties” below is incorporated into this section by reference.

Transactions with Related Parties

The Company has a contract with Forbes & Manhattan, Inc. (“F&M”), of which Mr. Bharti is the Executive Chairman (the “Forbes Consulting Agreement”), for administrative and managerial services, dated March 14, 2019, pursuant to which F&M is entitled to compensation for the provision of such services of base fees of CAD$12,500 per month.  This agreement provides for a severance payment of 24 months’ base fees on termination by the Company without cause. This agreement may be terminated at any time for just cause without notice or payment in lieu of notice and without payment of any fees.

Pursuant to the Forbes Consulting Agreement, in the event that there is a change in control of the Company, either F&M or the Company shall have one year from the date of such change in control to elect to have this agreement terminated.  In the event that such an election is made, the Corporation shall, within 30 days of such election, make a lump sum termination payment to F&M that is equivalent to 36 months’ base fees plus an amount that is equivalent to all cash bonuses paid to F&M in the 36 months’ prior to the change in control.  Following a change in control, all options granted to F&M shall be dealt with in accordance with the terms of the Company’s stock option plan; however, all options granted to F&M, but not yet vested, shall vest immediately.

The Forbes Consulting Agreement was amended pursuant to that certain Amendment to Independent Contractor Agreement made effective as of December 16, 2020 (the “Amended Forbes Consulting Agreement”).  Pursuant to the Amended Forbes Consulting Agreement, other than in the context of a change in control of the Company, the Company may terminate the Forbes Consulting Agreement without cause by making a lump sum payment to F&M that is equivalent to 12 months’ base fees payable to F&M within 30 days of the termination date.

The Company entered into a loan agreement with QuestCap Inc. (formerly Copper One Inc.) for an amount up to $500,000 of which $497,514 of principal was drawn down prior repayment (December 31, 2019 - $497,514). The loan was a United States dollar loan which bore interest at 10% annually, was unsecured, and was payable on demand. As at December 31, 2019, the interest payable on the loan was $15,784. Stan Bharti and Deborah Battiston are the former Chairman and Chief Financial Officer, respectively, of the Company and of QuestCap. These funds were sent to provide support to Cosechemos and to provide working capital for the Company. On January 31, 2020, the loan was repaid in the amount of $521,341; $497,514 to principal and $23,827 to interest.

The Company entered into a loan agreement in favor of Sulliden Mining Capital Inc. for an amount up to $525,000 of which $501,941 of principal was drawn down by the Company in borrowings prior to repayment (December 31, 2019 - $495,613). The loan is a United States dollar loan which bears interest at 12% annually, is unsecured, and was due on March 31, 2020.

As at December 31, 2019, the interest payable on the loan was $3,681. Stan Bharti and Deborah Battiston are the former Chairman and Chief Financial Officer, respectively, of the Company and Interim Chief Executive Officer and former Chief Financial Officer, respectively of Sulliden Mining. These funds were sent to provide support to Cosechemos and to provide working capital for the Company. On January 31, 2020, the loan was repaid in the amount of $510,557; $501,941 to principal and $8,616 to interest.

The Company entered into a loan agreement in favor of Q Gold Resources Ltd. for an amount of $16,667. The loan bears interest at 10% annually, is unsecured, and is payable on demand. As at December 31, 2019, the interest payable on the loan was $895. Deborah Battiston is the Chief Financial Officer and Fred Leigh is a former director of the Company. Deborah Battiston is the Chief Financial Officer and Fred Leigh is the former Chief Executive Officer and a former director of Q Gold. These funds were sent to provide support to Cosechemos and to provide working capital for the Company. On March 6, 2020, the loan was repaid in the amount of $17,637; $16,667 to principal and $970 to interest.

The Company has provided funding to Cosechemos for the research and development of producing medicinal CBD oil.

The Company has granted a loan to Kasa Wholefoods Company S.A.S (“Kasa”). The loan accrues interest with an annual interest rate of 5%, is unsecured, and is payable on demand.  As at June 30, 2020, the Company has a loan receivable of $218,324 (December 31, 2019 - $91,087) of which $216,000 (December 31, 2019 - $91,000) is principal and $2,324 (December 31, 2019 - $87) is interest.  On December 18, 2020, the Company acquired Kasa pursuant to the Kasa Purchase Agreement.

The Company has granted a loan of $1,000,000 to Newdene Gold Inc. (“Newdene”). The loan accrues interest with an annual interest rate of 6% and is payable six months following the closing date of February 12, 2020. The loan is secured by a securities pledge agreement in favor of the Company creating a security interest of 2,000,000 Common Shares (666,667 Common Shares on a post-split basis). As at June 30, 2020, the Company has a loan receivable of $1,022,849 (December 31, 2019 - Nil) of which $1,000,000 (December 31, 2019 - Nil) is principal and $22,849 (December 31, 2019 - Nil) is interest. Subsequent to the period end, the loan was extended for another six months on the same terms. This loan has since been repaid.

The Company has granted a loan of CAD$100,000 ($70,811) to Consultancies and Consultancies of Latam by GM LLC (“Consultancies”). The loan accrues interest with an annual interest rate of 5% and is payable sixty days following the closing date of April 17, 2020. As at June 30, 2020, the Company has a loan receivable of CAD$100,000 ($73,380) (December 31, 2019 - Nil) of which $73,380 (December 31, 2019 - Nil) is principal and Nil (December 31, 2019 - Nil) is interest. Subsequent to the period end, the loan was extended for another four months on the same terms.  This loan has been repaid.

Except as set forth above, there has not been, nor is there currently proposed, any transaction in which the Company or its subsidiary are or were a participant and the amount involved exceeds the lesser of $120,000 or 1% of the total assets as of the date of this prospectus, and in which any of our directors, executive officers, holders of more than 5% of our Common Shares or any immediate family member of any of the foregoing had or will have a direct or indirect material interest, other than compensation arrangements, which include equity and other compensation, termination, change in control, consulting and other arrangements, which are described under “Management.”

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant shareholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

DESCRIPTION OF SHARE CAPITAL
The following is a summary of the material terms of our share capital and certain provisions of our Articles. Because it is a summary, this discussion should be read together with our Articles and Bylaws.
General

The Company’s Articles of Incorporation provide that our authorized capital consists of an unlimited number of Common Shares, with no par value per share, which do not have any special rights or restrictions.

As of the date of this prospectus, and prior to our 1-for-3 reverse split and consolidation, the Company has 116,071,260 Common Shares issued and outstanding, and 42,023,753 Common Shares issued and outstanding on a post-split basis.

Rights, Preferences and Restrictions Attaching to Our Common Shares

The Business Corporations Act (Ontario) provides the following rights, privileges, restrictions and conditions attaching to our Common Shares:

•	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;
•
subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our Company, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company; and

•	the Common Shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

Shareholder Meetings

The Business Corporations Act (Ontario) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of our Company is located; (ii) directors must call an annual meeting of shareholders not later than 18 months after the date of incorporation and no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 50 days or by less than 21 days, if we are a public company, otherwise 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

The Company’s Bylaws provide that a quorum is met when holders of not less than 10% of the shares entitled to vote at the meeting of shareholders are present in person or represented by proxy.

The holders of our Common Shares are entitled to attend and vote at all meetings of the shareholders of the Company.

Units

Pursuant to an offering under Tier 2 of Regulation A under Section 3(b) of the Securities Act of 1933, as amended, we completed an offering of 40,000,000 Units of the Company. The Regulation A Offering was qualified by the U.S. Securities and Exchange Commission on December 12, 2019.  Each Unit is comprised of one Common Share and one-half of one Common Share purchase warrant to purchase one additional Common Share at an exercise price of $1.00 per whole warrant share, subject to certain adjustments, over an 18-month exercise period following the date of issuance of the warrant. The Units were offered at a purchase price of $0.75 ($2.25 on a post-split basis) per Unit.  The Regulation A Offering closed in December 2020 with 39,996,260 Units (13,332,087 Units on a post-split basis) sold and $29,997,195 in gross proceeds raised.

Warrants

As of the date of this prospectus, the Company has a total of 6,000,000 (2,000,000 on a post-split basis) founder Common Share purchase warrants issued and outstanding, which are exercisable at a price of $0.05 ($0.15 on a post-split basis) per share, subject to customary adjustments, over a 36-month exercise period following the date of issuance.

Pursuant to an engagement letter between Boustead Securities, LLC (“Boustead”) and the Company, dated as of September 8, 2020, Boustead is entitled to receive warrants in connection with the closing of certain debt financing transactions between Boustead and the Company. Such warrants shall be for the purchase of a number of Common Shares equal to 4.0% of the gross proceeds from each such debt financing transaction, divided by the price per share paid by investors in the Company’s most recent financing.

Fully Paid and Non-assessable

All outstanding Common Shares are, and the Common Shares to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and non-assessable.

Resale Restrictions

The Regulation A Offering shares are not restricted but subject to Rule 251 limitations.

The Common Shares and Warrants will be separately transferable following the termination of any transfer hold periods under applicable law.

Purchasers under this offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Shares immediately following this offering may be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their Common Shares in the secondary market.

Limitations on Liability and Indemnification of Officers and Directors

In accordance with the Business Corporations Act (Ontario) and pursuant to the Bylaws of the Company, subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We shall advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below or is not successful on the merits in their defense of the action or proceeding. Indemnification is prohibited unless the individual:

•	Acted honestly and in good faith with a view to our best interests;
•	In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and
•	Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Registration Rights

All transfers of securities of the Company shall be made in accordance with the Business Corporations Act (Ontario) and the Securities Transfer Act.  Subject to the provisions of the Business Corporations Act (Ontario) and the Securities Transfer Act, no transfer of shares represented by a security certificate (as defined in the Business Corporations Act (Ontario)) shall be registered in a securities register except upon presentation of the certificate representing such shares with an endorsement which complies with the Business Corporations Act (Ontario) and the Securities Transfer Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Business Corporations Act (Ontario) and the Securities Transfer Act, together with such reasonable assurance that the endorsement is genuine and effective as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of certain liens enumerated in the Bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is TSX Trust Company.

Listing

We are in the processing of filing a listing application with NASDAQ and intend to list our Common Shares on the NASDAQ Capital Market under the symbol “FLGC.”  We expect, as an alternative reporting company, to qualify our Common Shares for listing on NASDAQ in the discretion of the Board of Directors.

SHARES ELIGIBLE FOR FUTURE SALE
Prior to this offering, there has been no market for our Common Shares. Future sales of substantial amounts of our Common  Shares in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our Common Shares in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our Common Shares and our ability to raise equity capital in the future.

After completion of this offering, we will have 42,023,753 shares of Common Shares outstanding, post-split (or 42,523,753 shares if the underwriters’ option to purchase additional shares is exercised in full, post-split).

All of the shares of Common Shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares   owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

All of the shares held by our directors, officers and holders of at least 5% of our outstanding securities totalling 10,852,667 Common Shares, as well as non-affiliate holders of up to 14,505,666 additional outstanding Common Shares, for an aggregate of 25,358,333 Common Shares, are anticipated to be subject to a 365-day lock-up restriction described under “Underwriting.” Accordingly, there will be a corresponding increase in the number of shares that become eligible for sale after the lock-up period expires. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, shares will be available for sale in the public market as follows:

•	beginning on the date of this prospectus, all of the shares sold in this offering will be immediately available for sale in the public market (except as described above);
•
beginning 365 days following the date on which the trading of the securities on the NASDAQ Stock Exchange commences, at the expiration of the lock-up period for our officers, directors and holders of at least 5% of our outstanding securities, 10,852,667 Common  Shares will become eligible for sale in the public market, all of which shares will be held by affiliates and subject to the volume and other restrictions of Rule 144 and Rule 701 as described below.

•
beginning  365 days following the date on which the trading of the securities on the NASDAQ Stock Exchange commences, at the expiration of the lock-up period for certain non-affiliates, up to 14,505,666   additional Common Shares will become eligible for sale in the public market, all of which shares will be held by non-affiliates and subject to the restrictions of Rule 144 and Rule 701 as described below.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors and holders of at least 5% of outstanding shares of our Common Shares and securities exercisable for or convertible into our Common Shares outstanding immediately upon the closing of this offering totalling 10,852,667 Common Shares, as well as non-affiliate holders of up to 14,505,666 additional Common Shares, an aggregate of up to 25,358,333 outstanding Common Shares, are anticipated to agree, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or    in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any Common Shares or securities convertible into or exchangeable or exercisable for any Common Shares, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 365 days from the date of effectiveness of the offering.

The lock-up period described in the preceding paragraph will not apply if upon the receipt of the written confirmation from the representative of the underwriters and in full compliance with all applicable laws, rules and regulations the following occurs.

(1)
If after the first 90 days following the date on which the trading of the securities on the NASDAQ Stock Exchange commences, the closing bid price of the securities is $8.00 or greater for any ten consecutive trading days, and the average daily trading volume for the first 90 days is 100,000 shares or greater, then a shareholder subject to the lock-up agreement may sell up to 33% of his, her or its holdings with a limit of three percent (3%) of the average trading volume on any one day.

(2)
If after the first 180 days following the IPO, the closing bid price of the securities is $7.00 or greater for any ten consecutive trading days, and the average daily trading volume for the first 180 days is  100,000 shares or greater, then the shareholder subject to the lock may sell up to an additional 33% of his, her or its holdings with a limit of three percent (3%) of the average trading volume on any one day.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of our Common Shares then outstanding, which will equal approximately shares immediately after this offering; or

•	the average weekly trading volume of our Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our Common Shares pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described above.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY.  IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR.  EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN TAX CONSIDERATIONS
The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Common Shares, including the Common Shares.  You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any local, state, foreign, including Canada and Colombia, or other taxing jurisdiction.
Taxation in Canada
The following summary describes the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) generally applicable to the acquisition, holding and disposition of the Common Shares by a holder who acquires, as beneficial owner, the Common Shares pursuant to the offering and who, for purposes of the Tax Act and at all relevant times, holds the Common Shares as capital property, deals at arm’s length with the Company and each underwriter and is not affiliated with the Company or any underwriter (a “Holder”). Generally, the Common Shares will be considered to be capital property to a Holder provided the Holder does not acquire or hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary does not apply to a Holder (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii), an interest in which would be a “tax shelter investment” as defined in the Tax Act; (iv) that has made a functional currency reporting election under the Tax Act to report in a currency other than the Canadian currency; or (v) that has or will enter into a “derivative forward agreement”,  a “synthetic disposition arrangement” or a “dividend rental arrangement”, each as defined under the Tax Act, with respect to the Common Shares. Such Holders should consult their own tax advisors with respect to an investment in the Common Shares.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada, and that is or becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person or group of non-resident persons not dealing with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act.  Such Holders should consult their own tax advisors with respect to the possible application of these rules.

In addition, this summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of the Common Shares.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) made publicly available prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed, however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in law or the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial action or decision, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

Subject to certain exceptions that are not discussed in this summary, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares, including dividends, must be determined in Canadian dollars using the relevant exchange rate determined in accordance with the Tax Act.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder or prospective holder of the Common Shares, and no representations with respect to the income tax consequences to any holder or prospective holder are made. Consequently, holders and prospective holders of the Common Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring the Common Shares, having regard to their particular circumstances.

Holders Resident in Canada

This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, is or is deemed to be resident in Canada (a “Resident Holder”).

Certain Resident Holders who might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to have the Common Shares, and all other “Canadian securities” (as defined in the Tax Act) owned by such Resident Holders in the taxation year of the election and any subsequent taxation year, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Resident Holders should consult their own tax advisors regarding the availability or advisability of this election.

Dividends on the Common Shares

Dividends received or deemed to be received on the Common Shares by a Resident Holder who is an individual (other than certain trusts) will generally be included in the individual’s income and will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced dividend tax credit rules applicable to any dividends designated by the Company as “eligible dividends” in accordance with the Tax Act. There may be limitations on the ability of the Company to designate dividends as “eligible dividends.”

In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally also be deductible in computing its taxable income for that taxation year. In certain circumstances, a dividend received or deemed to be received by a Resident Holder that is a corporation may be deemed to be proceeds of disposition or a capital gain pursuant to subsection 55(2) of the Tax Act. Resident Holders that are corporations should consult their own tax advisors having regard to their own particular circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act will generally be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Common Shares to the extent such dividends are deductible in computing its taxable income for the taxation year. Such additional tax may be refundable in certain circumstances.

Dispositions of Common Shares

Upon a disposition (or a deemed disposition) of a Common Share, a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition of such Common Share, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such Common Share to the Resident Holder.

The adjusted cost base to a Resident Holder of Common Shares acquired hereunder will be determined by averaging the cost of such Common Shares to the Resident Holder with the adjusted cost base of all other Common Shares, if any, held by the Resident Holder as capital property immediately before the acquisition.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Common Share may be reduced by the amount of dividends received or deemed to be received by it on such Common Share, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Aggregate Investment Income

A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay a refundable tax on its “aggregate investment income”, which is defined in the Tax Act to include an amount in respect of taxable capital gains and dividends or deemed dividends that are not deductible in computing such corporation’s income.

Alternative Minimum Tax

Capital gains realized and dividends received or deemed to be received by an individual (including certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Holders Not Resident in Canada

This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention (i) is neither resident nor deemed to be resident in Canada, and (ii) does not, and is not deemed to, use or hold the Common Shares in a business carried on in Canada (a “Non-Resident Holder”). In addition, this portion of the summary does not apply to an insurer who carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act) and such Non-Resident Holders should consult their own tax advisors.

Dividends on the Common Shares

Any dividends paid or credited, or deemed to be paid or credited, on the Common Shares, as the case may be, to a Non-Resident Holder will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which that Non-Resident Holder may be entitled under an applicable income tax treaty or convention. For instance, where the Non-Resident Holder is a resident of the United States that is entitled to applicable benefits under the Canada-United States Income Tax Convention (1980), as amended, and is the beneficial owner of the dividends, the rate of Canadian withholding tax applicable to dividends is generally reduced to 15%. The rate of withholding tax is generally further reduced to 5% if the beneficial owner of such dividend is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

Disposition of the Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of a Common Share unless such share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Generally, the Common Shares will not constitute “taxable Canadian property” of a Non-Resident Holder at any particular time provided that the Common Shares are then listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the NASDAQ), unless at any time during the 60-month period immediately preceding such time: (i) at least 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by or belonged to any combination of (x) the Non-Resident Holder, (y) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act), and (z) partnerships in which the Non-Resident Holder or a person described in (y) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived directly or indirectly from one, or any combination of, real or immovable property situated in Canada, Canadian resource property (as defined in the Tax Act), timber resource property (as defined in the Tax Act) or options in respect of, interests in or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, the Common Shares may also be deemed to be “taxable Canadian property” in certain circumstances.

In cases where a Non-Resident Holder disposes (or is deemed to have disposed) of a Common Share that is “taxable Canadian property” to that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption under an applicable income tax treaty or convention, the consequences described above under the headings “Holders Resident in Canada – Dispositions of Common Shares” and “Taxation of Capital Gains and Capital Losses” will generally be applicable to such disposition. Non-Resident Holders for whom a Common Share is, or may be, “taxable Canadian property” should consult their own tax advisors.

Certain Material U.S. Federal Income Tax Considerations
The following discussion is a general summary of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our Common Shares. This summary is based on current U.S. federal income tax laws (including provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions, all in effect as of the date hereof), all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of one or more of our Common Shares:

(a)	that is for U.S. federal income tax purposes one of the following:
(i)	an individual citizen or resident of the United States, including individuals treated as residents of the United States solely for tax purposes,
(ii)	a corporation created or organized in or under the laws of the United States or any political subdivision thereof,
(iii)	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
(iv)
a trust if (1) a court within the United States can exercise primary supervision over it, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person;

This discussion applies only to a U.S. Holder that holds Common Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Unless otherwise provided, this summary does not discuss reporting requirements. In addition, this discussion does not address any tax consequences other than U.S. federal income tax consequences, such as U.S. state and local tax consequences, U.S. estate and gift tax consequences, and non-U.S. tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the net investment income tax, and tax consequences to holders that are subject to special provisions under the Code, including, but not limited to, holders that:

•	are tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax deferred accounts;
•	are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies;
•	are brokers or dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method;
•	have a “functional currency” for U.S. federal income tax purposes that is not the U.S. dollar;
•	own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;
•	acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services;
•	are partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such partnerships and entities);
•	are required to accelerate the recognition of any item of gross income with respect to the Common Shares as a result of such income being recognized on an applicable financial statement;
•	own or will own (directly, indirectly, or constructively) 10% or more of our total combined voting power or value;
•	are controlled foreign corporations;
•	are passive foreign investment companies;
•
hold the Common Shares in connection with trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States; or

•	are former U.S. citizens or former long-term residents of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our securities, the tax treatment of a person treated as a partner for U.S. federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our securities should consult their tax advisors.

We have not sought, and do not expect to seek, a ruling from the United States Internal Revenue Service (the “IRS”), as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

Except as otherwise noted, this summary assumes that the Company (nor any of its subsidiaries) is not a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes. A non-U.S. entity’s possible status as a PFIC must be determined annually and therefore may be subject to change. If the Company (or any of its subsidiaries) were to be a PFIC in any year, materially adverse consequences could result for U.S. Holders.

All prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of the Common Shares.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR COMMON SHARES CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES.

U.S. Holders

Taxation of Distributions to U.S. Holders

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution of cash or other property (other than certain distributions of the Company’s shares or rights to acquire the Company’s shares) paid on the Company’s Common Shares to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under United States federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Common Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Common Shares (the treatment of which is described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to U.S. Holders” below). Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we expect that distributions, if issued, will generally be reported to U.S. Holders as dividends.

Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to individuals and other non-corporate U.S. Holders, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to U.S. Holders” below) applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our Common Shares on which the dividends are paid are readily tradable on an established securities market in the United States or the Company is eligible for the benefits of the U.S.-Canada income tax treaty (the “Treaty”), (2) we are not a PFIC (nor treated as such with respect to a U.S. Holder) at the time the dividend was paid or in the previous year, and (3) certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Common Shares.

For U.S. foreign tax credit purposes, dividends paid on our Common Shares generally will be treated as foreign source income and generally will constitute passive category income. The amount of a dividend will include any amounts withheld by us in respect of Canadian income taxes. Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Canadian income taxes withheld from dividends on the Common Shares, at a rate not exceeding any reduced rate pursuant to the Treaty, will be creditable against the U.S. Holder’s U.S. federal income tax liability. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Canadian income taxes, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability or deductibility of foreign taxes in their particular circumstances.

The amount of any dividend paid in Canadian dollars will equal the U.S. dollar value of the Canadian dollars received, calculated by reference to the exchange rate in effect on the date the dividend is received by you, in the case of Common Shares, regardless of whether the Canadian dollars are converted into U.S. dollars. If the Canadian dollars received as a dividend are converted into U.S. dollars on the date of receipt, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollar will be treated as U.S. source ordinary income or loss.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to U.S. Holders

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Common Shares. The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Shares so disposed of. A U.S. Holder’s adjusted tax basis in its Common Shares generally will equal the U.S. Holder’s acquisition cost reduced by any prior distributions treated as a return of capital.

Any capital gain or loss recognized generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Common Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at rates of taxation lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. The deductibility of capital losses is subject to various limitations.
Any gain or loss recognized by a U.S. Holder will generally be U.S. source gain or loss for foreign tax credit purposes. Consequently, a U.S. Holder may not be able to use the foreign tax credit arising from any non-U.S. tax imposed on the disposition of the Common Shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources.

Passive Foreign Investment Company (“PFIC”) Rules

A non-U.S. corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Although our PFIC status is determined annually, an initial determination that our Company is a PFIC generally will apply for subsequent years to a U.S. Holder who held Company Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Common Shares and the U.S. Holder did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Common Shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Common Shares (which may include gain realized by reason of transfers of Common Shares that would otherwise qualify as nonrecognition transactions for United States federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Common Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Common Shares). Under these special tax rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Common Shares;
•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•
an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid application of the PFIC tax consequences described above in respect to our Common Shares by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. There is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. We, therefore, have not determined whether, if we were to be classified as a PFIC for a taxable year, we will provide information necessary for a U.S. Holder to make a QEF election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. Holders should assume that they will not be able to make a QEF election with respect to the Common Shares.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Common Shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect to its Common Shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of Common Shares at the end of its taxable year over its adjusted basis in its Common Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also generally will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Common Shares over the fair market value of its Common Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Common Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Common Shares will be treated as ordinary income.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Common Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Common Shares under their particular circumstances.

If we are or become a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621, or any successor form, (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS (potentially including with respect to items that do not relate to a U.S. Holder’s investment in Common Shares).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Common Shares should consult their own tax advisors concerning the application of the PFIC rules to our Common Shares under their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends or sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient, or (ii) in the case of backup withholding, the U.S. Holder provides a correct U.S. taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.

Reporting Obligations for Certain Owners of Foreign Financial Assets

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the Common Shares if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Common Shares.

The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. Holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. Holders should consult with their own tax advisors regarding their reporting obligations under these rules, including the requirement to file an IRS Form 8938.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our Common Shares that is for United States federal income tax purposes that is not a U.S. Holder, as defined above.

Taxation of Distributions to Non-U.S. Holders

A Non-U.S. Holder of our Common Shares will generally not be subject to U.S. federal income or withholding tax on dividends received on our Common Shares, unless such income is effectively connected with the conduct by the holder of a U.S. trade or business.

Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the Non-U.S. Holder’s shares of our Common Shares and, to the extent it exceeds the adjusted basis in the Non-U.S. Holder’s shares of our Common Shares, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of our Common Shares to Non-U.S. Holders”.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to Non-U.S. Holders

A Non-U.S. Holder of our Common Shares will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition of our Common Shares of Common Shares, unless: such gain is effectively connected with the conduct by the holder of a U.S. trade or business; or in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

ELIGIBILITY FOR INVESTMENT
Provided the Common Shares acquired by investors pursuant to this offering are listed on a “designated stock exchange” for purposes of the Tax Act (which currently includes the NASDAQ) on the closing date, the Common Shares would, if issued on such date, be a “qualified investment” under the Tax Act for a trust governed by a registered retirement savings plan, a registered retirement income fund, a registered education savings plan, a registered disability savings plan, a tax-free savings account (collectively, “Registered Plans”) or a deferred profit sharing plan (“DPSP”).
Notwithstanding the foregoing, the annuitant, holder or subscriber of or under a Registered Plan, as the case may be, that holds Common Shares will be subject to a penalty tax if such securities are a "prohibited investment" for the purposes of the Tax Act. Common Shares will not be a "prohibited investment" for a Registered Plan provided the annuitant, holder, or subscriber of or under such Registered Plan, as the case may be, deals at arm's length with Company for purposes of the Tax Act and does not have a "significant interest" (as defined in the Tax Act) in the Company. In addition, the Common Shares will generally not be a "prohibited investment" if such Common Shares are "excluded property" for purposes of the prohibited investment rules.
Prospective investors who intend to hold the Common Shares in Registered Plans or a DPSP should consult their own tax advisors having regard to their particular circumstances.

UNDERWRITING
We expect to enter an underwriting agreement with Boustead Securities, LLC (who we refer to as the Representative), as representative of the underwriters named in this prospectus, with respect to the Common Shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the Representative will agree to purchase from us on a firm commitment basis the respective number of Common Shares at the public price less the underwriting discounts set forth on the cover page of this prospectus, and each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of Common Shares listed next to its name in the following table.

Underwriters	Number of Shares
Boustead Securities, LLC	3,333,333

Total	3,333,333

The Common Shares sold by the underwriters to the public will initially be offered at the initial public offering price range set forth on the cover page of this prospectus. Any Common Shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $4.50 per share. If all of the shares are not sold at the initial offering price, the Representative may change the offering price and the other selling terms. The Representative has advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more Common Shares than the total number set forth in the table above, we have granted to the Representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to 500,000 additional Common Shares at the public offering price less the underwriting discount, constituting 15% of the total number of Common Shares to be offered in this offering (excluding shares subject to this option). The Representative may exercise this option solely for the purpose of covering over-allotments in connection with this offering. This offering is being conducted on a firm commitment basis.  Any Common Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Common Shares that are the subject of this offering.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

●	Short sales involve secondary market sales by an underwriter of a greater number of shares than they are required to purchase in the offering.

●	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the over-allotment option.

●	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the over-allotment option.

●	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●
To close a naked short position, an underwriter must purchase shares in the open market after the distribution has been completed.  A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●
To close a covered short position, an underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the Common Shares. They may also cause the price of the Common Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the Representative), based on the assumed initial public offering price of $4.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus:

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$4.50	$15,000,000	$17,250,000
Underwriting discounts (6%) (1)	$4.23	$14,100,000	$16,215,000

(1)
Does not include (i) the warrant to purchase Common Shares equal to 7% of the number of shares sold in the offering, (ii) a 1% non-accountable expense allowance or (iii) amounts representing reimbursement of certain out-of-pocket expenses, each as described below.

We have agreed to issue warrants to the Representative to purchase a number of Common Shares equal to 7% of the total number of shares sold in this offering at an exercise price equal to 125% of the public offering price of the shares sold in this offering. The underwriters’ warrants will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the effective date of the registration statement of which this prospectus is a part. The underwriters’ warrants are not exercisable or convertible for more than five years from the commencement of sales of the public offering. The underwriters’ warrants also provide for customary anti-dilution provisions and immediate “piggyback” registration rights with respect to the registration of the Common Shares underlying the warrants for a period of seven years from the effective date of the registration statement of which this prospectus forms a part. We have registered the underwriters’ warrants and the shares underlying the underwriters’ warrants in this offering.

The underwriters’ warrant and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the underwriters’ warrant nor any of our Common Shares issued upon exercise of the underwriters’ warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the effective date of the registration statement pursuant to which the underwriters’ warrant is being issued, subject to certain exceptions. The underwriters’ warrant to be received by the Representative and related persons in connection with this offering: (i) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1); and (ii) fully comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2).

We have agreed to pay the Representative a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, and we have also agreed to pay the Representative the reasonable out-of-pocket expenses incurred by the Representative in connection with this offering up to $230,000. The Representative out-of-pocket expenses include but are not limited to: (i) road show and travel expenses, (ii) reasonable fees of Representative’s legal counsel, (iii) the cost of background check on our officers, directors and major shareholders and due diligence expenses. As of the date of this prospectus, we have paid the Representative advances of $95,000 for its anticipated out-of-pocket costs. Such advance payments will be returned to us to the extent such out-of-pocket expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Determination of Offering Price

In determining the initial public offering price, we and the Representative have considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future revenue and earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the Representative and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Representative can assure investors that an active trading market will develop for our Common Shares, or that the shares will trade in the public market at or above the initial public offering price.

We have agreed to indemnify the Representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Representative and the other underwriters may be required to make for these liabilities.

Right of First Refusal

We have agreed to provide the Representative the right of first refusal for twelve (12) months following the consummation of this offering or the termination or expiration of the engagement with the Representative to act as financial advisor or to act as joint financial advisor on or at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or our assets (collectively, “Future Services”); provided, however, that the underwriter shall not be entitled to have such right of first refusal if this offering is not consummated.  In the event that we engage the Representative to provide such Future Services, the Representative will be compensated consistent with the engagement agreement with the Representative, unless we mutually agree otherwise. To the extent we are approached by a third party to lead any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or assets, the Representative will be notified of the transaction and be granted the right to participate in such transaction under any syndicate formed by such third party.

No Sales of Similar Securities

We have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares at a price per share that is less the price per Common Share in this offering, for a period of six months following date on which the Common Shares are trading on the NASDAQ Capital Market, without the prior written consent of the Representative.

Company Lock-Up

The Company will not for a period of 180 days from the date on which the trading of the Common Shares on NASDAQ commences: (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, the Common Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares.

Lock-Up Agreements

Certain holders of our outstanding Common Shares have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Common Shares for a period of  up to 365 days from the date on which the trading of our Common Shares on NASDAQ commences.

Notwithstanding the foregoing, in the event the criteria listed below (the “Criteria”) are achieved, the lock-up period will not apply:

(1)
If after the first 90 days following the date on which the trading of our Common Shares on NASDAQ commences, the closing bid price of our Common Shares is $8.00 or greater for any ten consecutive trading days, and the average daily trading volume for the first 90 days is 100,000 shares or greater, then the holders may sell up to 33% of his, her or its holdings with a limit of three percent (3%) of the average trading volume on any one day.

(2)
If after the first 180 days following the date on which the trading of our Common Shares on NASDAQ commences, the closing bid price of our Common Shares is $7.00 or greater for any ten consecutive trading days, and the average daily trading volume for the first 180 days is 100,000 shares or greater, then the holders may sell up to an additional 33% of his, her or its holdings with a limit of three percent (3%) of the average trading volume on any one day.

Notwithstanding the above, the underwriters of this offering may engage in stabilization activities as described above.  The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the Lock-Up Period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Electronic Offer, Sale and Distribution of Common Shares

A prospectus in electronic format may be made available on the websites maintained by the Representative. In addition, Common Shares may be sold by the Representative to securities dealers who resell Common Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as Representative and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Common Shares, where action for that purpose is required. Accordingly, the Common Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Common Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful. In particular, the Common Shares have not been qualified for distribution by prospectus in Canada and may not be offered or sold in Canada during the course of their distribution hereunder except pursuant to a Canadian prospectus or prospectus exemption.

EXPENSES RELATED TO THE OFFERING
The following table sets forth the costs and expenses, other than the underwriting discounts and commissions and expenses, payable in connection with this offering.  All amounts shown are estimates and subject to future contingencies, except the U.S. Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, and the NASDAQ Capital Market entry and listing fee.

Description	Amount
U.S. Securities and Exchange Commission registration fee	$1,635.00
Financial Industry Regulatory Authority filing fee	3,087.50
NASDAQ Capital Market entry and listing fee	5,000.00
Accounting and Audit fees and expenses	94,000.00
Legal fees and expenses	300,000.00
Printing expenses	15,000.00
Miscellaneous	50,777.50

Total	$469,500.00

LEGAL MATTERS
We are being represented by Greenberg Traurig, P.A., with respect to certain legal matters as to United States federal securities and state securities law. The underwriters are being represented by Bevilacqua PLLC, with respect to certain legal matters as to United States federal securities and state securities law.  The validity of the Common Shares offered in this offering and certain legal matters as to Canadian law will be passed upon for us by Wildeboer Dellelce LLP and Colombian law will be passed upon for us by our Colombian in-house counsel.
EXPERTS
The Company’s consolidated financial statements from its incorporation on March 13, 2019 through December 31, 2019 included in this prospectus, have been audited by Davidson & Company LLP (“Davidson”), an independent registered public accounting firm, as set forth in their report thereon.  Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson’s headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation organized under the laws of the Province of Ontario.  Most of our directors and executive officers reside in Canada, and significantly all of our assets and the assets of such persons are located outside of the United States.  As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States.  There is doubt as to the enforceability in Canada, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.
128

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) a registration statement on Form F-1 under the Securities Act relating to the securities we are offering to sell.  This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  Some items included in the registration statement have been omitted from this prospectus in accordance with the rules and regulations of the SEC.  For further with respect to us and our securities, we refer you to the registration statement, including all amendments, supplements, exhibits, and schedules thereto.  Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete.  If a contract or document has been filed as an exhibit to the registration statement, please see a copy of such contract or document that has been filed.  Each statement in this prospectus relating to a contract or document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or document filed as an exhibit to the registration statement.
You may access and read the registration statement and this prospectus, including the related exhibits and schedules, and any document we file with the SEC at the SEC’s Internet website that contains reports and other information regarding issuers that file electronically with the SEC.  Our filings with the SEC are available to the public without charge through the SEC’s website at http://www.sec.gov.
Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act, that are applicable to “foreign private issuers,” and under those requirements will file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a “foreign private issuer,” we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of Common Shares. Furthermore, as a “foreign private issuer,” we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, we will not be required under the Exchange Act to file annual or other reports and financial statements with the SEC as frequently or as promptly as U.S. companies that have securities registered under the Exchange Act. As such, we will file with the SEC, within 120 days after the end of each fiscal year, or such other applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also intend to furnish to the SEC under cover of Form 6-K certain other material information. Our corporate website is https://www.floragrowth.ca//.  After the consummation of this offering, you may go to our website to access our periodic reports and other information that we file with the SEC as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus.  We have included our website address in this prospectus solely for informational purposes.
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INDEX TO FINANCIAL STATEMENTS
FLORA GROWTH CORP.

All Flora financial statements, with the exception of the Unaudited Pro Forma Condensed Consolidated Financial Statements as at June 30, 2020, are presented on a pre-consolidation basis

Page

Audited Consolidated Financial Statements of Flora Growth Corp. for the Period from Incorporation on March 13, 2019 to December 31, 2019 (Expressed in United States Dollars)	F-1

Independent Auditors’ Report	F-2

Consolidated Statement of Financial Position as of December 31, 2019	F-4

Consolidated Statement of Loss and Comprehensive Loss for the period from incorporation on March 13, 2019 to December 31, 2019	F-5

Consolidated Statement of Changes in Shareholders’ Deficiency for the period from incorporation on March 13, 2019 to December 31, 2019	F-6

Consolidated Statement of Cash Flows for the period from incorporation on March 13, 2019 to December 31, 2019	F-7

Notes to the Audited Consolidated Financial Statements for the period from incorporation on March 13, 2019 to December 31, 2019	F-8

Audited Financial Statements of Cosechemos Ya S.A.S. for the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017 (Expressed in United States Dollars)

Independent Auditor’s Report	F-27

Statements of Financial Position for the year ended December 31, 2018 compared to the year ended December 2017	F-29

Statements of Loss and Comprehensive Loss (Income) for the year ended December 31, 2018 compared to the year ended December 2017	F-30

Statements of Shareholders’ Equity for the year ended December 31, 2018 compared to the year ended December 2017	F-31

Statements of Cash Flows for the year ended December 31, 2018 compared to the year ended December 2017	F-32

Notes to the Audited Financial Statements for the year ended December 31, 2018 compared to the year ended December 2017	F-33

Page

Unaudited Interim Condensed Consolidated Financial Statements of Flora Growth Corp. for the Three and Six Months Ended June 30, 2020 and the Three Months Ended June 30, 2019 and the Period from Incorporation on March 31, 2019 to June 30, 2019
F-57

Interim Condensed Consolidated Statement of Financial Position as at June 30, 2019 and December 31, 2019	F-58

Interim Condensed Consolidated Statement of Loss and Comprehensive Loss for the Three Months Ended June 30, 2020, the Three Months Ended June 30, 2019, the Six Months Ended June 30, 2020 and the Period from Incorporation on March 31, 2019 to June 30, 2019
F-59

Interim Condensed Consolidated Statement of Shareholders’ Equity as at March 13, 2019, June 30, 2019, December 31, 2019 and June 30, 2020	F-60

Interim Condensed Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2020 and for the Period from Incorporation on March 31, 2019 to June 30, 2019	F-61

Notes to the Unaudited Interim Condensed Consolidated Financial Statements for the Six Months Ended June 30, 2020 and the Period from Incorporation on March 31, 2019 to June 30, 2019	F-62

Financial Statements of Breeze Laboratory S.A.S. for the Year Ended December 31, 2019 (Audited) Compared to the Year Ended December 31, 2018 (Unaudited) (Expressed in United States Dollars)	F-76

Statements of Financial Position for the year ended December 31, 2019 (Audited) compared to the year ended December 2018 (Unaudited)	F-78

Statements of Loss and Comprehensive Loss (Income) for the year ended December 31, 2019 (Audited) compared to the year ended December 2018 (Unaudited)	F-79

Statements of Shareholders’ Equity for the year ended December 31, 2019 (Audited) compared to the year ended December 2018 (Unaudited)	F-80

Statements of Cash Flows for the year ended December 31, 2019 (Audited) compared to the year ended December 2018 (Unaudited)	F-81

Notes to the Financial Statements for the year ended December 31, 2019 (Audited) compared to the year ended December 2018 (Unaudited)	F-82

Page

Audited Financial Statements of Grupo Farmacéutico Cronomed S.A.S. for the Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018 (Expressed in United States Dollars)	F-111

Audited Statements of Financial Position for the year ended December 31, 2019 compared to the year ended December 2018	F-113

Audited Statements of Loss and Comprehensive Loss (Income) for the year ended December 31, 2019 compared to the year ended December 2018	F-114

Audited Statements of Shareholders’ Equity for the year ended December 31, 2019 compared to the year ended December 2018	F-115

Audited Statements of Cash Flows for the year ended December 31, 2019 compared to the year ended December 2018	F-116

Notes to the Audited Financial Statements for the year ended December 31, 2019 compared to the year ended December 2018	F-117

Unaudited Interim Condensed Consolidated Financial Statements of Grupo Farmaceutico Cronomed S.A.S. for the Three and Six Months Ended June 30, 2020 and June 30, 2019	F-132

Interim Condensed Consolidated Statements of Financial Position as at June 30, 2020 and December 31, 2019 (Unaudited)	F-135

Interim Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three and Six Months Ended June 30, 2020, and June 30, 2019 (Unaudited)	F-136

Interim Condensed Consolidated Statements of Changes in Equity for the Three and Six Months Ended June 30, 2020 and June 30, 2019 (Unaudited)	F-137

Interim Condensed Consolidated Statements of Cash Flows for the Three and Six Months Ended June 30, 2020 and June 30, 2019 (Unaudited)	F-138

Notes to the Interim Condensed Consolidated Financial Statements for the Three and Six Months ended June 30, 2020 and June 30, 2019 (Unaudited)	F-139

Page
Financial Statements of Kasa Wholefoods Company S.A.S. for the Year Ended December 31, 2019 (Audited) Compared to the Year Ended December 31, 2018 (Unaudited) (Expressed in United States Dollars)	F-148

Statements of Financial Position for the year ended December 31, 2019 (Audited) compared to the year ended December 2018 (Unaudited)	F-151

Statements of Loss and Comprehensive Loss (Income) for the year ended December 31, 2019 (Audited) compared to the year ended December 2018 (Unaudited)	F-152

Statements of Shareholders’ Equity for the year ended December 31, 2019 (Audited) compared to the year ended December 2018 (Unaudited)	F-153

Statements of Cash Flows for the year ended December 31, 2019 (Audited) compared to the year ended December 2018 (Unaudited)	F-154

Notes to the Financial Statements for the year ended December 31, 2019 (Audited) compared to the year ended December 2018 (Unaudited)	F-155

Unaudited Interim Condensed Financial Statements of Kasa Wholefoods Company S.A.S. for the Six Months Ended June 30, 2020	F-173

Interim Condensed Statements of Financial Position as at June 30, 2020 and December 31, 2019 (Unaudited)	F-176

Interim Condensed Statement of Operations and Comprehensive Loss for the Three and Six Months Ended June 30, 2020, and June 30, 2019 (Unaudited)	F-177

Interim Condensed Statement of Changes in Equity for the Six Months Ended June 30, 2020 and June 30, 2019 (Unaudited)	F-178

Interim Condensed Statements of Cash Flows for the Six Months Ended June 30, 2020 and June 30, 2019 (Unaudited)	F-179

Notes to the Interim Condensed Financial Statements for the Six Months ended June 30, 2020 (Unaudited)	F-180

Unaudited Pro Forma Condensed Consolidated Financial Statements as at June 30, 2020 (Expressed in United States Dollars)

Pro Forma Condensed Consolidated Statement of Financial Position as at June 30, 2020	F-194

Pro Forma Condensed Consolidated Statement of Loss and Comprehensive Loss for the period ended June 30, 2020	F-195

Pro Forma Condensed Consolidated Statement of Loss and Comprehensive Loss for the year ended December 31, 2019	F-196

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements as at June 30, 2020	F-197

Flora Growth Corp.

CONSOLIDATED FINANCIAL STATEMENTS

For the period from incorporation on March 13, 2019
to December 31, 2019

(Expressed in United States Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of
Flora Growth Corp.

Opinion on the consolidated Financial Statements

We have audited the accompanying consolidated statement of financial position of Flora Growth Corp. (the “Company”), as of December 31, 2019, and the related consolidated statements of loss and comprehensive loss, changes in shareholders’ deficiency, and cash flows for the period from incorporation on March 13, 2019 to December 31, 2019, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from incorporation on March 13, 2019 to December 31, 2019, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

“DAVIDSON & COMPANY LLP”

Chartered Professional Accountants

Vancouver, Canada

December 9, 2020

Flora Growth Corp.
Consolidated Statement of Financial Position
(Expressed in US dollars)

As at:	December 31, 2019

ASSETS
Current
Cash	$139,892
Amounts receivable (Note 5)	20,401
Loan receivable (Note 6)	91,087
Prepaid expenses (Note 7)	210,197
Total current assets	461,577
Non-current
Property, plant and equipment (Note 8)	434,520
Intangible asset (Note 10)	276,778
Total assets	$1,172,875

LIABILITIES
Current
Trade payables and accrued liabilities (Note 16)	$1,149,469
Loans payable (Note 11)	1,030,154
Current lease liability (Note 12)	52,772
Total current liabilities	2,232,395
Non-current
Non-current lease liability (Note 12)	245,801
Total liabilities	2,478,196

SHAREHOLDERS' DEFICIENCY
Share capital (Note 13(b))	1,400,000
Options (Note 14)	85,870
Warrants (Note 15)	21,154
Accumulated other comprehensive income	22,877
Deficit	(2,824,326)
Non-controlling interest (deficiency) (Note 9)	(10,896)
Total shareholders deficiency	(1,305,321)
Total liabilities and shareholders' deficiency	$1,172,875

Nature and continuance of operations (Note 1)
Commitments and contingencies (Note 17)
Subsequent events (Note 22)

APPROVED ON BEHALF OF THE BOARD

Signed “Damian Lopez”, DIRECTOR

Signed “Fred Leigh”, DIRECTOR

The accompanying notes are an integral part of these consolidated financial statements.

Flora Growth Corp.
Consolidated Statement of Loss and Comprehensive Loss
(Expressed in U.S. Dollars)

For the period from incorporation (March 13, 2019)
to December 31, 2019

Expenses
Consulting and management fees (Note 13(b) and 16)	$2,000,508
Professional fees	182,900
General office expenses	175,296
Travel expenses	305,874
Share based compensation (Note 14, 15, and 16)	107,024
Depreciation and amortization (Note 8 and 10)	25,865
Research and development	21,040
Foreign exchange loss	6,119
Loss before interest expense	2,824,626
Interest expense	19,485

Net loss	$2,844,111

Other comprehensive income
Exchange differences on foreign operations	(22,877)
Total comprehensive loss for the period from incorporation	$2,821,234

Net loss attributable to:
Flora Growth Corp.	$2,824,326
Non-controlling interests	$19,785

Comprehensive loss attributable to:
Flora Growth Corp.	$2,801,449
Non-controlling interests	$19,785

Basic and diluted loss per share attributable to Flora Growth Corp.	$0.06
Weighted average number of common shares outstanding - basic and diluted (Note 18)	44,675,768

The accompanying notes are an integral part of these consolidated financial statements.

Flora Growth Corp.
Consolidated Statement of Shareholders' Deficiency
(Expressed in United States dollars)

	Common Shares		Options	Warrants	Accumulated other comprehensive income	Accumulated Deficit	Non-Controlling interest (Deficiency)	Shareholders' Equity (Deficiency)
	#	$	$	$	$	$	$	$
Balance, March 13, 2019	-	-	-	-	-	-	-	-

Incorporation share	1	-	-	-	-	-	-	-
Common shares issued (Note 13(b))	69,999,999	1,400,000	-	-	-	-	-	1,400,000
Options issued (Note 14)	-	-	85,870	-	-	-	-	85,870
Warrants issued (Note 15)	-	-	-	21,154	-	-	-	21,154
Acquisition of Cosechemos (Note 9)	-	-	-	-	-	-	8,889	8,889
Other comprehensive income - exchange differences on foreign operations	-	-	-	-	22,877	-	-	22,877
Loss for the period	-	-	-	-	-	(2,824,326)	(19,785)	(2,844,111)

Balance, December 31, 2019	70,000,000	1,400,000	85,870	21,154	22,877	(2,824,326)	(10,896)	(1,305,321)

The accompanying notes are an integral part of these consolidated financial statements

Flora Growth Corp.
Consolidated Statement of Cash Flows
(Expressed in US dollars)

For the period from incorporation on March 13, 2019 to December 31, 2019

CASH FROM OPERATING ACTIVITIES:
Net loss for the period	$(2,844,111)
Items not involving cash:
Share-based compensation (Note 14 and 15)	107,024
Bonus settled in shares (Note 13(b))	1,400,000
Depreciation and amortization (Note 8 and 10)	25,865
Accrued interest on loan receivable (Note 6)	(87)
Accrued interest on loans payable (Note 11)	20,360
(1,290,949)

Net change in non‑cash working capital:
Amounts receivable	(18,687)
Prepaid expenses	(170,299)
Trade payables and accrued liabilities	1,026,115
837,129
Net cash flows from operating activities	(453,820)

CASH FROM FINANCING ACTIVITIES:
Loans received (Note 11)	1,009,794
Principal payments on lease (Note 12)	(5,132)
Net cash flows from financing activities	1,004,662

CASH FROM INVESTING ACTIVITIES:
Loan provided (Note 6)	(390,022)
Acquisition of equipment (Note 8)	(140,174)
Acquisition of Cosechemos (Note 9)	(80,000)
Cash acquired on asset acquisition (Note 9)	178,970
Net cash flows from investing activities	(431,226)

Effect of exchange rate change	20,276

CHANGE IN CASH DURING THE PERIOD	139,892

CASH, beginning of the period	-

CASH, end of the period	$139,892

The accompanying notes are an integral part of these consolidated financial statements.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

1. NATURE AND CONTINUANCE OF OPERATIONS
Flora Growth Corp. (the “Company” or “Flora”) was incorporated under the laws of the Province of Ontario, Canada by Articles of Incorporation, on March 13, 2019. The Company is focused on developing business for the purpose of cultivating, processing and supplying all natural, medicinal-grade cannabis oil, cannabis oil extracts and related products to large channel distributors, including pharmacies, medical clinics, and cosmetic companies. The Company’s head office is located at 65 Queen Street West, Suite 800, Toronto, Ontario, M5H 2M5, Canada. On July 16, 2019, the Company signed a share purchase agreement with Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa, collectively, the “Vendors”, to purchase 90% of Cosechemos YA S.A.S (“Cosechemos”). Pursuant to the share purchase agreement, Flora acquired 4,500 shares of Cosechemos on October 15, 2019.

Through the Company’s subsidiary, Cosechemos, the Company is licensed by the Ministry of Health and Ministry of Justice in Colombia to cultivate, produce derivatives, distribute and commercialize domestically and internationally, derived non-psychoactive cannabis (less than 1% of THC) and by the Ministry of Health to manufacture psychoactive derivatives (more than 1% of THC [tetrahydrocannabinol]) of cannabis.  Cosechemos is currently awaiting the psychoactive cannabis license from the Ministry of Justice and Law.

Going concern

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. It will need to raise additional capital in the near term to fund its ongoing operations and business activities. While the Company has engaged in an offering of units (Note 22), there is no assurance of the amount of financing that will be received. There is also no assurance that other financings will be available on terms acceptable to the Company or at all.

These consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and classifications in the consolidated statement of financial position that may be necessary were the Company unable to continue as a going concern and these adjustments could be material.

The business of cannabis growth and development of Cannabidiol (“CBD”) oils involves a high degree of risk and there can be no assurance that current business development programs will result in profitable cannabis operations. The Company’s continued existence is dependent upon the acquisition of assets, preservation of its interest in the underlying assets, acquisition of various licenses, the achievement of profitable operations, or the ability of the Company to raise alternative financing, if necessary, or alternatively upon the Company’s ability to dispose of its assets and operations on an advantageous basis.

The Company does not have any operating assets that generate revenues and incurred a net loss of $2,844,111 during the period from incorporation on March 13, 2019 to December 31, 2019. As at December 31, 2019, the Company had a working capital deficiency of $1,770,818. These conditions indicate the existence of material uncertainties which cast substantial doubt about the Company’s ability to continue as a going concern.

2. BASIS OF PRESENTATION
The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.
Statement of compliance

These consolidated financial statements have been prepared by management in accordance with generally accepted accounting principles in Canada for publicly accountable enterprises, as set out in the CPA Canada Handbook – Accounting, which incorporates International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The policies set out below have been consistently applied to all periods presented unless otherwise noted.

These consolidated financial statements were approved and authorized for issuance by the Board of Directors of the Company on December 9, 2020.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its subsidiary, Cosechemos YA S.A.S. (90% owned).  All significant intercompany balances and transactions were eliminated on consolidation. Subsidiaries are entities the Company controls when it is exposed, or has rights, to variable returns from its involvement in the entity and has the ability to affect those returns through its power to direct the relevant activities of the entity.

Basis of measurement

The consolidated financial statements of the Company have been prepared on an accrual basis, and are based on historical cost except for financial instruments measured at fair value. The consolidated financial statements are presented in United States dollars unless otherwise noted.

3. SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements for the period from incorporation on March 13, 2019 to December 31, 2019.
Foreign currency translation

The presentation currency and functional currency of the Company is the United States dollar. The functional currency of Cosechemos YA S.A.S. is the Colombian Peso.

Translation into functional currency
Transactions in foreign currencies are recorded in the functional currency at exchange rates prevailing on the dates of the transactions. At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are translated at the period end exchange rates. Non-monetary items are translated at the exchange rates in effect on the date of the transactions. Foreign exchange gains and losses arising on translation are presented in the consolidated statement of loss and comprehensive loss.

Translation into presentation currency
The assets and liabilities of foreign operations are translated into United States dollars at year-end exchange rates. Revenue and expenses, and cash flows of foreign operations are translated into United States dollars using average exchange rates. Exchange differences resulting from translating foreign operations are recognized in other comprehensive income and accumulated in shareholders’ equity. The cumulative exchange differences are reclassified to profit or loss upon the disposal of the foreign operation.

Share based compensation

Share based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured and are recorded at the date the goods or services are received. The Company operates an employee stock option plan. The corresponding amount is recorded to the stock option reserve. The fair value of options is determined using the Black–Scholes pricing model which incorporates all market vesting conditions. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest. On exercise of a stock option, any amount related to the initial value of the stock option, along with the proceeds from exercise are recorded to share capital. On expiry of a stock option, any amount related to the initial value of the stock option is recorded to accumulated deficit.

Provisions

General
Provisions are recognized when (a) the Company has a present obligation (legal or constructive) as a result of a past event, and (b) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where the Company expects some or all of a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

The expense relating to any provision is presented in the consolidated statement of loss, net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost in the statement of loss.

Decommissioning obligations
The Company records a liability for the fair value of legal or constructive obligations associated with the decommissioning of long-lived tangible assets in the period in which they are incurred. The decommissioning liability is recognized at the present value of the estimated future cash flow associated with the decommissioning of the applicable assets or properties. On recognition of the liability there is a corresponding increase in the carrying amount of the related asset known as the decommissioning cost, which is depleted on a unit-of-production basis over the life of the reserves. The liability is adjusted each reporting period to reflect the passage of time using the discount rate, with the interest charged to earnings, and for revisions to the estimated future cash flows. Actual costs incurred upon settlement of the obligations are charged against the liability.

As at December 31, 2019, the Company did not have any material provisions, including decommissioning obligations.

Cash

Cash in the consolidated statement of financial position includes cash on hand and deposits held with banks and other financial intermediaries that have a maturity of less than three months at the date they are acquired.

Financial assets

Initial recognition and measurement

The Company aggregates its financial assets in accordance with IFRS 9, Financial Instruments, into classes at the time of initial recognition based on the Company’s business model and the contractual terms of the cash flows. Non-derivative financial assets are classified and measured as “financial assets at fair value”, as either fair value through profit or loss “FVPL” or fair value through other comprehensive income “FVOCI”, and “financial assets at amortized cost”, as appropriate.

All financial assets are recognized initially at fair value plus, in the case of financial assets not at FVPL, directly attributable transaction costs on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

Financial assets with embedded derivatives are considered in their entirety when determining their classification.

Subsequent measurement – Financial assets at amortized cost

After initial recognition, financial assets measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the Effective Interest Rate (“EIR”) method. Amortized cost is calculated by taking into account any discount or premium on acquisition and any fees or costs that are an integral part of the EIR. In these consolidated financial statements, cash, amounts receivable, and loan receivable are classified in this category.

Subsequent measurement – Financial assets at FVPL

Financial assets measured at FVPL include financial assets management intends to sell in the short term and any derivative financial instrument that is not designated as a hedging instrument in a hedge relationship. Financial assets measured at FVPL are carried at fair value in the consolidated statement of financial position with changes in fair value recognized in other income or expense in the statement of loss. The Company does not measure any financial assets at FVPL.

Subsequent measurement – Financial assets at FVOCI

Financial assets measured at FVOCI are non-derivative financial assets that are not held for trading and the Company has made an irrevocable election at the time of initial recognition to measure the assets at FVOCI. The Company does not measure any financial assets at FVOCI.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

After initial measurement, investments measured at FVOCI are subsequently measured at fair value with unrealized gains or losses recognized in other comprehensive income or loss in the statement of comprehensive loss. When the investment is sold, the cumulative gain or loss remains in accumulated other comprehensive income or loss and is not reclassified to profit or loss.

Dividends from such investments are recognized in other income in the consolidated statement of loss when the right to receive payments is established.

Derecognition

A financial asset is derecognized when the contractual rights to the cash flows from the asset expire, or the Company no longer retains substantially all the risks and rewards of ownership.

Impairment of financial assets

Financial assets classified subsequently as amortized cost are subject to impairment based on the expected credit losses “ECL’s”. The Company’s only financial assets subject to impairment are cash, amounts receivable, and loan receivable, which are measured at amortized cost.

Critical to the determination of ECL’s is the definition of default and the definition of a significant increase in credit risk. The definition of default is used in measuring the amount of ECL’s and in the determination of whether the loss allowance is based on a 12-month or lifetime ECL’s. The Company considers the following as constituting an event of default: the borrower is past due more than 90 days on any material credit obligation, or the borrower is unlikely to pay its credit obligations to the Company in full. The Company monitors all financial assets that are subject to the impairment requirements to assess whether there has been a significant increase in credit risk since initial recognition. If there has been a significant increase in credit risk, the Company will measure the loss allowance based on lifetime rather than 12-month ECL’s. In assessing whether the credit risk on a financial asset has increased significantly since initial recognition, the Company compares the risk of a default occurring on the financial asset at the reporting date based on the remaining maturity of the instrument with risk of a default occurring that was anticipated for the remaining maturity at the current reporting date when the financial asset was first recognized.

Financial liabilities

Initial recognition and measurement

Financial liabilities are measured at amortized cost, unless they are required to be measured at FVPL as is the case for held for trading or derivative instruments, or the Company has opted to measure the financial liability at FVPL. The Company’s financial liabilities include trade payables and accrued liabilities and loans payable which are measured at amortized cost.  All financial liabilities are recognized initially at fair value.

Subsequent measurement – Financial liabilities at amortized cost

After initial recognition, financial liabilities measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the EIR method. Amortized cost is calculated by taking into account any discount or premium on acquisition and any fees or costs that are an integral part of the EIR.

Subsequent measurement – Financial liabilities at FVPL

Financial liabilities measured at FVPL include any derivative financial instrument that is not designated as a hedging instrument in a hedge relationship. Financial liabilities measured at FVPL are carried at fair value in the consolidated statement of financial position with changes in fair value recognized in other income or expense in the consolidated statement of loss. In these consolidated financial statements, trade payables and accrued liabilities, lease liability and loans payable are measured at amortized cost.

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged, cancelled or expires with any associated gain or loss recognized in other income or expense in the consolidated statement of loss.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

Property, plant and equipment

Property, plant and equipment are measured at cost less accumulated depreciation and impairment losses. Depreciation is provided for on a straight-line basis over the assets’ estimated useful lives, which management has determined to be as follows:

Office equipment        5-10 years
Vehicle                       10 years
Right-of-use assets     Lesser of useful life and remaining term of the lease

The Company assesses an asset’s residual value, useful life and depreciation method at each financial year end and makes adjustments if appropriate.

Gains and losses on disposal of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of the property, plant and equipment and are recognized in the consolidated statement of loss of the related year.

Intangible assets
Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization is provided on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively. The license is amortized on a straight-line basis over the term of the lease of the property, a period of 58 months from the date of acquisition.

Impairment of non-financial assets
The carrying amounts of the Company’s non-financial assets are reviewed for impairment as at the consolidated statement of financial position date or whenever events or changes in circumstances indicate that the carrying amount of an asset exceeds its recoverable amount. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the cash generating unit, or “CGU”). The recoverable amount of an asset or a CGU is the higher of its fair value, less costs to sell, and its value in use. If the carrying amount of an asset exceeds its recoverable amount, an impairment charge is recognized immediately in profit or loss by the amount in which the carrying amount of the asset exceeds the recoverable amount. Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the lesser of the revised estimate of the recoverable amount and the carrying amount that would have been recorded had no impairment loss been recognized previously.

Share capital

Proceeds from the issuance of common shares are classified as equity. Incremental costs directly attributable to the issue of common shares, stock options and warrants are recognized as a deduction from equity, net of any tax effects.  The fair value of options and warrants is determined using the Black Scholes model.  Warrants attached to units along with common shares are measured with the relative fair value method.

Income taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Leases

At the inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company recognizes a right-of-use asset and a lease liability at the commencement date of the lease. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset, less any lease incentives received. The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. In addition, the right-of-use assets are adjusted for impairment losses, if any. The estimated useful lives and recoverable amounts of right-of-use assets are determined on the same basis as those of property, plant and equipment. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company's incremental borrowing rate. The lease liability is subsequently measured at amortized cost using the effective interest method. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases (lease term of 12 months or less) and leases for which the underlying asset is of low value. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

Loss per share

Basic loss per share is calculated using the weighted average number of shares outstanding during the period. Diluted loss per share reflects the potential dilution of common share equivalents, such as outstanding options and warrants, in the weighted average number of common shares outstanding during the period, if dilutive. The diluted loss per share calculation excludes any potential conversion of options and warrants that would be anti-dilutive.

Non-controlling interests

Non-controlling interests (“NCI”) are recognized either at fair value or at the NCI’s proportionate share of the net assets, determined on an acquisition-by-acquisition basis at the date of acquisition. Subsequently, the NCI’s share of net loss and comprehensive loss is attributed to the NCI.

Adoption of amendments to accounting standards

IFRS 3 – Business Combinations (“IFRS 3”) was amended in October 2018 to clarify the definition of a business.  This amended definition states that a business must include inputs and a process and clarified that the process must be substantive and the inputs and process must together significantly contribute to operating outputs.  In addition it narrows the definitions of a business by focusing the definition of outputs on goods and services provided to customers and other income from ordinary activities, rather than on providing dividends or other economic benefits directly to investors or lowering costs and added a test that makes it easier to conclude that a company has acquired a group of assets, rather than a business, if the value of the assets acquired is substantially all concentrated in a single asset or group of similar assets.  The amendments are effective for annual reporting periods beginning on or after January 1, 2020.  For acquisitions that do not meet the definition of a business under IFRS 3, the Company follows International Accounting Standard (“IAS”) 37 and IAS 38 guidelines for asset acquisition, where the consideration paid is allocated to assets acquired based on fair values on the acquisition date and transactions costs are capitalized and allocated to the assets acquired. The Company has adopted these amendments during the current period and these amendments have not resulted in a material impact on these consolidated financial statements.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

Accounting pronouncements not yet adopted

Certain new standards, interpretations, amendments and improvements to existing standards were issued by the IASB or IFRIC that are mandatory for accounting periods beginning on or after January 1, 2020 or later periods. The following have not yet been adopted and are being evaluated to determine their impact on the Company.

IAS 1 – Presentation of Financial Statements (“IAS 1”) and IAS 8 – Accounting Policies, Changes in Accounting Estimates and Errors (“IAS 8”) were amended in October 2018 to refine the definition of materiality and clarify its characteristics.  The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements.  The amendments are effective for annual reporting periods beginning on or after January 1, 2020.  Earlier adoption is permitted.

4. CRITICAL JUDGMENTS AND ESTIMATION UNCERTAINTIES
The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements and related notes to the consolidated financial statements. Although these estimates are based on management’s best estimates of the amount, event or actions, actual results could differ from those estimates and these estimates could be material.

The areas which require management to make significant judgments, estimates and assumptions include, but are not limited to:

Determination of functional currency

The Company determines the functional currency through an analysis of several indicators such as financing activities, cash flows from operating activities and frequency of transactions within the reporting entity.

Expected credit losses on financial assets

Determining an allowance for expected credit losses for all debt financial assets not held at fair value through profit or loss requires management to make assumptions about the historical patterns for the probability of default, the timing of collection and the amount of incurred credit losses, which are adjusted based on management’s judgment about whether economic conditions and credit terms are such that actual losses may be higher or lower than what the historical patterns suggest.

Asset acquisition versus business combination

The determination of whether a transaction meets the definition of a business combination under IFRS 3 or constitutes an asset acquisition requires significant judgment.

Income taxes and recoverability of potential deferred tax assets
In assessing the probability of realizing income tax assets recognized, management makes estimates related to expectations of future taxable income, applicable tax planning opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified. Estimates of future taxable income are based on forecasted cash flows from operations and the application of existing tax laws in each jurisdiction. The Company considers relevant tax planning opportunities that are within the Company’s control, are feasible and within management’s ability to implement. Examination by applicable tax authorities is supported based on individual facts and circumstances of the relevant tax position examined in light of all available evidence. Where applicable tax laws and regulations are either unclear or subject to ongoing varying interpretations, it is reasonably possible that changes in these estimates can occur that materially affect the amounts of income tax assets recognized. Also, future changes in tax laws could limit the Company from realizing the tax benefits from the deferred tax assets. The Company reassesses unrecognized income tax assets at each reporting period.
Share based payment transactions
The Company measures the cost of equity-settled transactions with employees and applicable non-employees by reference to the fair value of the equity instruments at the date at which they are vested. Estimating fair value for share based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the stock price, stock option, risk-free interest rates, volatility and dividend yield.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

Contingencies and provisions

Contingencies can be either possible assets or possible liabilities arising from past events which, by their nature, will only be resolved when one or more future events not wholly within our control occur or fail to occur. The assessment of such contingencies inherently involves the exercise of significant judgment and estimates of the outcome of future events. In assessing loss contingencies related to legal proceedings that are pending against us, un-asserted claims that may result in such proceedings or regulatory or government actions that may negatively impact our business or operations, the Company and its legal counsel evaluate the perceived merits of any legal proceedings or un-asserted claims or actions as well as the perceived merits of the nature and amount of relief sought or expected to be sought, when determining the amount, if any, to recognize as a provision or assessing the impact on the carrying value of assets. Contingent assets are not recognized in the consolidated financial statements.

Useful lives and impairment of property, plant and equipment

Depreciation of property, plant and equipment is dependent upon management’s estimate of the assets’ useful lives, which requires judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of these assets.

Intangible assets, other than goodwill

Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less accumulated amortization and accumulated impairment losses, if any. The cost of intangible assets acquired in an asset acquisition are initially measured using an allocation of the purchase consideration using a relative fair value approach. The useful lives of intangible assets are assessed as either finite or indefinite. The Company does not have any indefinite life intangible assets. Intangible assets with finite lives are amortized over their useful economic lives and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the remaining amortization period or method, as appropriate, and are treated as changes in accounting estimates. Useful lives and the recoverable amount of intangible assets depend on management’s estimates and require judgement.

Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the consolidated statement of loss and comprehensive loss when the asset is derecognized.

Discount rate used in application of IFRS 16

The determination of the Company’s lease liabilities and right-of-use assets depends on certain assumptions, which include the selection of the discount rate. The discount rate is set by reference to the Company’s incremental borrowing rate. Significant assumptions are required to be made when determining which borrowing rates to apply in this determination. Changes in the assumptions used may have a significant effect on the Company’s consolidated financial statements.

5. AMOUNTS RECEIVABLE
The amounts receivable balance as at December 31, 2019 consists of amounts receivable from the Government of Canada for Harmonized Sales Taxes (“HST”) and sundry receivables.

December 31, 2019

HST receivable	$ 18,840
Sundry receivables	1,561
Total	$ 20,401

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

6. LOAN RECEIVABLE
The Company has granted a loan to Kasa Wholefoods Company S.A.S (“Kasa”).  The purpose of making this loan was to provide working capital to Kasa as a potential acquisition target, and subsequent to December 31, 2019 the Company signed an letter of intent (“LOI”) with Kasa .  The loan accrues interest with an annual interest rate of 5%, is unsecured, and is payable on demand.  As at December 31, 2019, the Company has a loan receivable of $91,087 of which $91,000 is principal and $87 is interest.

7. PREPAID EXPENSES
On September 6, 2019, the Company signed a broker-dealer agreement with Dalmore Group LLC (“Dalmore”), to provide operations and compliance services. Additionally, professional fees have been prepaid related to the Company’s Regulation A Offering (see Note 22) and to suppliers in Colombia.  Prepaid expenses consist of $33,000 for operations and compliance services, $125,633 for prepaid professional fees and $51,564 related to prepaid suppliers in Colombia.

8. PROPERTY, PLANT AND EQUIPMENT
Cost	Construction in progress	Office equipment	Vehicle	Right of use asset (land)	Total
As at March 13, 2019	$-	$-	$-	$-	$-
Additions	99,556	715	39,903	-	140,174
Asset acquisition (Note 9)	-	609	-	288,111	288,720
Foreign exchange translation	3,602	249	1,444	17,537	22,832
Cost as at December 31, 2019	$103,158	$1,573	$41,347	$305,648	$451,726

Accumulated depreciation
As at March 13, 2019	$-	$-	$-	$-	$-
Depreciation	-	(1,370)	(333)	(13,133)	(14,836)
Foreign exchange translation	-	(22)	(12)	(2,336)	(2,370)
Accumulated depreciation as at December 31, 2019	$-	$(1,392)	$(345)	$(15,469)	$(17,206)

Net book value
As at December 31, 2019	$103,158	$181	$41,002	$290,179	$434,520
The Company is constructing greenhouses in Colombia, the expenditures for which are recorded as construction in progress which is not currently being depreciated.  Depreciation will commence when construction is complete, and the facility is available for its intended use. All of the Company’s property, plant and equipment is domiciled in Colombia.

9. ASSET ACQUISITION
Acquisition of Cosechemos YA S.A.S (the “Acquisition”)
On July 16, 2019, the Company signed a share purchase agreement with Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa, collectively, the “Vendors”, to purchase 90% of Cosechemos. Pursuant to the share purchase agreement, Flora acquired 4,500 shares of Cosechemos on October 15, 2019. As consideration for the Cosechemos shares, Flora agreed to (i) pay $80,000 to the Vendors, and (ii) grant the Vendors a 10% non-dilutive, free carried interest in Cosechemos, the (“Free Carry”). Pursuant to the agreement, Flora is required to pay the Vendors, as a one-time payment, $750,000 within 60 days of Cosechemos earning a net income of $10,000,000. On October 15, 2019, $80,000 was paid to the Vendors for the purchase of 90% of Cosechemos. Cosechemos was acquired to gain access to certain cannabis licenses held by Cosechemos in Colombia.  Cosechemos is focused on cultivating, processing and supplying all natural, medicinal-grade cannabis oil extracts and related products to large channel distributors, including pharmacies, medical clinics and cosmetic companies.  Cosechemos’ operations are in Giron, Santander, Colombia where it has leased a 361 hectare property.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

The Free Carry will terminate upon Flora investing an aggregate of $25,000,000 in Cosechemos.

The asset acquisition was recorded at 100% of the fair value of the net assets acquired with 10% attributable to the non-controlling interest.

The allocation of the consideration to the fair value of 100% of the net assets acquired at the date of acquisition is as follows:

$
Current assets	220,582
Property and equipment	609
Right of use asset	288,111
Intangible asset	271,725
Trade and other payables	(102,892)
Loans payable to Flora Growth Corp.	(299,022)
Lease liability	(290,224)
Non-controlling interest	(8,889)
Total consideration paid	80,000

10. INTANGIBLE ASSET

A continuity of the intangible assets for the year ended December 31, 2019 is as follows:

	Balance at March 13, 2019		Additions		Balance at December 31, 2019
Cost	$		$		$
Acquisition of license (Note 9)		-		271,725		271,725
Amortization		-		(11,029)		(11,029)
Foreign currency translation		-		16,082		16,082
Total		-		276,778		276,778

The Company’s intangible asset consists of a license for the production of non-psychoactive cannabis products on its property located in Colombia. See Note 12.

11. LOANS PAYABLE
December 31, 2019
Loans payable	$ 1,030,154
Total	$ 1,030,154

The Company entered into a loan agreement with QuestCap Inc. (formerly Copper One Inc.) for an amount up to $500,000 of which $497,514 of principal has been drawn down. The loan is a United States dollar loan which bears interest at 10% annually, is unsecured, and is payable on demand. As at December 31, 2019, the interest payable on the loan was $15,784. Stan Bharti and Deborah Battiston are the Chairman and Chief Financial Officer, respectively, of the Company and of QuestCap. These funds were sent to provide support to Cosechemos and to provide working capital for the Company. On January 31, 2020, the loan was repaid in the amount of $521,341; $497,514 to principal and $23,827 to interest.
The Company entered into a loan agreement with Sulliden Mining Capital Inc. for an amount up to $525,000 of which $495,613 of principal has been drawn down. The loan is a United States dollar loan which bears interest at 12% annually, is unsecured, and is due on March 31, 2020. As at December 31, 2019, the interest payable on the loan was $3,681. Stan Bharti and Deborah Battiston are the Chairman and Chief Financial Officer, respectively, of the Company and Interim Chief Executive Officer and Chief Financial Officer, respectively of Sulliden Mining. These funds were sent to provide support to Cosechemos and to provide working capital for the Company. On January 31, 2020, the loan was repaid in the amount of $510,557; $501,941 to principal and $8,616 to interest.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

The Company entered into a loan agreement with Q Gold Resources Ltd. for an amount of $16,667. The loan bears interest at 10% annually, is unsecured, and is payable on demand. As at December 31, 2019, the interest payable on the loan was $895. Deborah Battiston is the Chief Financial Officer and Fred Leigh is a director of the Company. Deborah Battiston is the Chief Financial Officer and Fred Leigh is Chief Executive Officer and a director of Q Gold. These funds were sent to provide support to Cosechemos and to provide working capital for the Company. On March 6, 2020, the loan was repaid in the amount of $17,637; $16,667 to principal and $970 to interest.

12. LEASE LIABILITY
The Company entered into a land lease for 361 hectares of property in the municipality of Giron, in Santander, Colombia. The land is subject to a 6-year lease and is recorded as a right of use asset in property, plant and equipment.  The discount rate used to calculate the lease liability is 5.2%.
A continuity of lease liability for the year ended December 31, 2019 is as follows:
As at March 13, 2019	$ -
Acquisition of lease	290,224
Lease payments	(8,835)
Interest expense on lease liability	3,703
Foreign currency translation	13,481
As at December 31, 2019	$298,573
Current portion	52,772
Long term portion	$245,801

The maturity analysis of the undiscounted contractual balances of the lease liability is as follows:
Less than one year	$ 67,132
One to five years	269,394
336,526
Effect of discounting	(37,953)
298,573
Potential exposure on extension option (over 5 years) (i)	366,412
(i) There is an option to extend the lease in the event that neither the lessee nor the lessor terminates the lease, for an additional five years.

13. CAPITAL STOCK
a.	Authorized

Unlimited number of common shares, without par value

b.	Common shares issued
	Number of shares	Stated value $
Balance, March 13, 2019	-	$ -

Incorporation share	1	-
Bonus shares	69,999,999	1,400,000
Balance, December 31, 2019	70,000,000	$ 1,400,000

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

On June 27, 2019, the Company granted bonuses of $1,400,000 to consultants, directors and officers of the Company for services provided. The bonuses were settled by the issuance of 69,999,999 common shares at a price of $0.02 per share for a value of $1,400,000 based on the value of services agreed upon and invoiced by the consultants, directors, officers and the Company. Of the 70,000,000 common shares issued, a total of 14,950,000 common shares with a value of $299,000 were granted to the directors and officers of the Company (See Note 16).

14. OPTIONS
The Company has a stock option plan whereby it may grant options for the purchase of common shares to any director, consultant, employee or officer of the Company or its subsidiaries. The aggregate number of shares that may be issuable pursuant to options granted under the Company’s stock option plan will not exceed 10% of the issued common shares of the Company (the “Shares”) at the date of grant. The options are non-transferable and non-assignable and may be granted for a term not exceeding five years. The exercise price of the options will be determined by the board at the time of grant, but in the event that the Shares are traded on any stock exchange (the “Exchange”), may not be less than the closing price of the Shares on the Exchange on the trading date immediately preceding the date of grant, subject to all applicable regulatory requirements. Stock option vesting terms are subject to the discretion of the board of directors.

Information relating to share options outstanding and exercisable as at December 31, 2019 is as follows:

	Number of options	Weighted average exercise price
Balance, March 13, 2019	-	$ -
Granted	7,000,000	0.05

Balance, December 31, 2019	7,000,000	$ 0.05

Date	Options	Options	Exercise	Grant date	Remaining life
of expiry	outstanding	exercisable	price	fair value	in years

June 28, 2024	7,000,000	7,000,000	$0.05	$ 85,870	4.50
	7,000,000	7,000,000		$ 85,870	4.50

On June 28, 2019, the Company granted 7,000,000 options to directors, officers and consultants of the Company with an exercise price of $0.05 per common share. The options vested immediately. The fair market value of the options was estimated to be $85,870 using the Black Scholes option pricing model based on the following assumptions: risk‑free rate of 1.39%, estimated current stock price of $0.02, expected volatility of 100% based on comparable companies, an estimated life of 5 years and an expected dividend yield of 0%. Of the 7,000,000 options granted, 3,800,000 options with a value of $46,615 were granted to the directors and officers of the Company (See Note 16).

15. WARRANTS
On March 15, 2019, the Company granted 7,000,000 founder warrants of the Company with an exercise price of $0.05 per common share. The fair market value of the warrants was estimated to be $21,154 using the Black Scholes option pricing model based on the following assumptions: risk‑free rate of 1.63%, estimated current stock price of $0.01, expected volatility of 100%, based on comparable companies, an estimated life of 3 years and an expected dividend yield of 0%. A total of 7,000,000 warrants with a value of $21,154 were granted to the directors and officers of the Company (See Note 16).
	Number of warrants	Weighted average exercise price
Balance, March 13, 2019	-	$ -
Granted	7,000,000	0.05
Balance, December 31, 2019	7,000,000	$ 0.05

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

Date of expiry	Warrants outstanding	Exercise price	Grant date fair value	Remaining life in years

March 15, 2022	7,000,000	$ 0.05	$ 21,154	2.21
	7,000,000		$ 21,154	2.21

16. RELATED PARTY DISCLOSURES
Key management personnel compensation

In addition to their contracted fees, directors and officers also participate in the Company’s stock option program. Certain executive officers are subject to termination notices of twenty-four months to thirty-six months and change of control contingent provisions (Note 17). Key management personnel compensation is comprised of the following, see Notes 13(b), 14, 15:

Period from incorporation on March 13, 2019 to December 31, 2019
Directors & officers’ compensation	$ 557,165
Directors & officers’ share based payments	67,769
$ 624,934

In accordance with IAS 24, key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company directly or indirectly, including any directors (executive and non-executive) of the Company. The remuneration of directors and key executives is determined by the board of directors of the Company having regard to the performance of individuals and market trends.

The above directors’ and officers’ compensation are included in the trade payables and accrued liabilities as at December 31, 2019. These amounts are unsecured, non-interest bearing and due on demand.

During the period from incorporation on March 13, 2019 to December 31, 2019, the Company incurred expenses for consulting, rent and promotion services in the amount of $143,710 from 2227929 Ontario Inc. and expenses for consulting in the amount of $119,758 from Forbes and Manhattan.  As at December 31, 2019, these amounts were included in trade payables and accrued liabilities, and are unsecured, non-interest bearing and due on demand.  Fred Leigh is a director of the Company and is also a director and officer of 2227929 Ontario Inc. Stan Bharti is a director of the Company and is also a director of Forbes and Manhattan.

During the period from incorporation on March 13, 2019 to December 31, 2019, the Company issued 6,000,000 shares valued at $120,000 for consulting services to an individual personally related to one of the directors of the Company.

See Note 11 for loans payable to related parties.

17. COMMITMENTS AND CONTINGENCIES

Management contracts

The Company is party to certain management contracts. Currently, these contracts require payments of CAD$2,232,000 (approximately $1,719,000 USD) to be made upon the occurrence of a change in control to the officers of the Company. The Company is also committed to payments upon termination of approximately CAD$1,633,000 (approximately $1,258,000 USD) pursuant to the terms of these contracts. As a triggering event has not taken place, these amounts have not been recorded in these consolidated financial statements.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

Shared services and space commitment

The Company has an agreement to share general and administrative, promotion, corporate development, consulting services, and office space with other companies at a cost of CAD$15,000 per month, with a minimum commitment of CAD$45,000. This agreement may be terminated by either party giving at least 90 days’ prior written notice (or such shorter period as the parties may mutually agree upon) to the other party of termination. These services are provided by 2227929 Ontario Inc. (Note 16).

18. LOSS PER SHARE

The following securities were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive:

December 31, 2019
Stock options (Note 14)	7,000,000
Warrants (Note 15)	7,000,000
14,000,000

19. INCOME TAXES
The reconciliation of the combined Canadian federal and provincial statutory income tax rate of 26.5% to the effective tax rate is as follows:

2019
$

(Loss) before income taxes	(2,844,111)

Expected income tax recovery based on statutory rate	754,000
Adjustment to expected income tax recovery:
Stock based Compensation	(28,000)
Expenses not deductible for tax purposes	(4,000)
Difference in tax rates among tax jurisdictions	10,000
Change in benefit not recognized	(732,000)

Deferred income tax provision (recovery)	-

Deferred taxes are a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences because it is not probable that future taxable profit will be available against which the Company can utilize the benefits therefrom:

2019
$

Non-capital loss carry-forwards - Canada	2,476,000
Non-capital loss carry-forwards - Colombia	187,000

Total	2,663,000

For income tax purposes, the Company has non-capital losses carried forward from the current period which can be used to reduce future years' taxable income. Of the total loss carry-forwards, $2,476,000 expire in 2039, and $187,000 expire in 2031.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

20. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT
Environmental

The Company’s growth and development activities are subject to laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company believes its operations are materially in compliance with all applicable laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

Fair value

The Company’s financial instruments measured at amortized cost as at December 31, 2019, consist of cash, amounts receivable, loan receivable, trade payables and accrued liabilities, and loans payable. The amounts reflected in the consolidated statements of financial position approximate fair value due to the short term maturity of these instruments.

Financial instruments recorded at the reporting date at fair value are classified into one of three levels based upon the fair value hierarchy. Items are categorized based on inputs used to derive fair value based on:

Level 1 - quoted prices that are unadjusted in active markets for identical assets or liabilities;
Level 2 - inputs other than quoted prices included in level 1 that are observable for the asset/liability either directly or indirectly; and
Level 3 - inputs for the instruments are not based on any observable market data.

The Company had no financial instruments recorded at fair value in the consolidated statement of financial position at December 31, 2019.

Fair value estimates are made at the relevant transaction date, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties in significant matters of judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

Risk management overview

The Company has exposure to credit, liquidity and market risks from its use of financial instruments. This note provides information about the Company’s exposure to each of these risks, the Company’s objectives, policies and processes for measuring and managing risk. Further quantitative disclosures are included throughout these consolidated financial statements.

Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s loan receivable and cash held with banks and other financial intermediaries.

The carrying amount of the cash and loan receivable represents the maximum credit exposure which amounted to $230,979 as at December 31, 2019.

The Company has assessed that there has been no significant increase in credit risk of this loan receivable from initial recognition based on the financial position of the borrower, and the regulatory and economic environment of the borrower. As a result, the loss allowance recognized during the period was limited to 12 months expected credit losses. Based on historical information, and adjusted for forward-looking expectations, the Company has assessed an insignificant loss allowance on this loan as at December 31, 2019.

The Company held cash of $139,892 at December 31, 2019, of which, $nil is held with central banks and financial institution counterparties that are highly rated. The remaining amount of $139,892 is held with a financial intermediary in Colombia. The Company has assessed no significant increase in credit risk from initial recognition based on the availability of funds, and the regulatory and economic environment of the financial intermediary. As a result, the loss allowance recognized during the period was limited to 12 months expected credit losses. Based on historical information, and adjusted for forward-looking expectations, the Company has assessed an insignificant loss allowance on this cash balance as at December 31, 2019.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

Market risk

Market risk is the risk that changes in market conditions, such as commodity prices, foreign exchange rates, and interest rates, will affect the Company’s net income or the value of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable limits, while maximizing the Company’s returns.

       Foreign exchange risk
Foreign currency exchange rate risk is the risk that the fair value of future cash flows will fluctuate as a result of changes in foreign exchange rates. The Company does not currently use foreign exchange contracts to hedge its exposure to currency rate risk as management has determined that this risk is not significant at this point in time. As such, the Company's financial position and financial results may be adversely affected by the unfavorable fluctuations in currency exchange rates.

As at December 31, 2019, the Company had the following monetary assets and liabilities denominated in foreign currencies:

December 31, 2019	CAD	COP
Cash	$ -	523,676,716
Amounts receivable	18,518	5,115,000
Trade payables	(384,767)	(247,758,338)
Accrued liabilities	(791,485)	-
Lease liability	-	(978,464,861)
	$ (1,157,734)	(697,431,483)

Monetary assets and liabilities denominated in Canadian dollars and Colombian pesos are subject to foreign currency risk. As at December 31, 2019, had the United States dollar weakened/strengthened by 5% against the Canadian dollar with all other variables held constant, there would have been a change of approximately $45,000 in the Company’s net loss. As at December 31, 2019, had the United States dollar weakened/strengthened by 5% against the Colombian peso with all other variables held constant, there would have been a change of approximately $8,000 in the Company’s other comprehensive income.

It is management’s opinion that the Company is not subject to significant commodity or interest rate risk.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with the financial liabilities. The Company’s financial liabilities consist of trade payables and accrued liabilities of $1,149,469, loans payable of $1,030,154 and lease liability of $298,573 as at December 31, 2019. The Company had cash of $139,892 as at December 31, 2019. The Company’s policy is to review liquidity resources and ensure that sufficient funds are available to meet financial obligations as they become due. Further, the Company's management is responsible for ensuring funds exist and are readily accessible to support business opportunities as they arise.

Trade payables and accrued liabilities consist of invoices payable to trade suppliers for administration and professional expenditures. The Company processes invoices within a normal payment period. Trade payables have contractual maturities of less than 90 days.

21. CAPITAL MANAGEMENT
The Company considers the aggregate of its common shares, options and deficit as capital. The Company’s objective, when managing capital, is to ensure sufficient resources are available to meet day to day operating requirements and to safeguard its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders.

At December 31, 2019, the Company has no cash-generating operations; therefore, the only source of cash flow is generated from financing activities. The Company’s officers and senior management are in the process of searching for additional business opportunities. Potential business activities are appropriately evaluated by senior management and a formal review and approval process has been established at the Board of Directors’ level. The Company may enter into new financing arrangements to meet its objectives for managing capital, until such time as a viable business activity is operational and the Company can thereby internally generate sufficient capital to cover its operational requirements.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

The Company’s officers and senior management take full responsibility for managing the Company’s capital and do so through quarterly meetings and regular review of financial information. The Company’s Board of Directors is responsible for overseeing this process.

The Company is not subject to any external capital requirements.

22. SUBSEQUENT EVENTS

Flora is offering up to 40,000,000 (the “Maximum Offering”) units (the “Units”) of the Company to be sold in the offering (the “Offering”). Each Unit is comprised of one common share in the capital of the Company, with no par value per share (a “Common Share”), and one-half of one Common Share purchase warrant (each whole warrant, a “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of $1.00 per Warrant Share, subject to certain adjustments, over an 18-month exercise period following the date of issuance of the Warrant. The Units are being offered at a purchase price of $0.75 per Unit. Flora is selling the Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933. There is no assurance the Maximum Offering will be completed. As at December 9, 2020, the Company has issued 38,947,060 units of the Company at a price of $0.75 per unit for gross proceeds of $29,997,195 pursuant to the Offering. As at December 9, 2020, the balance of funds held in the escrow account is $6,891,000.

The Company granted a loan of $1,000,000 to Newdene Gold Inc. (“Newdene”).  The loan accrued interest with an annual interest rate of 6%, and was payable twelve months following the closing date of February 12, 2020.  The loan was secured by a securities pledge agreement in favor of the Company creating a security interest of 2,000,000 common shares in the capital of Flora. On November 23, 2020, the loan plus interest of $46,849 was repaid in full.
The Company has granted a loan of CAD$100,000 ($70,811) to Consultancies and Consultancies of Latam by GM LLC (“Consultancies”).  The loan accrues interest with an annual interest rate of 5% and was payable sixty days following the closing date of April 17, 2020.  The loan plus interest of $1,876 has been repaid in full via services provided.

Subsequent to December 31, 2019, 600,000 stock options were exercised for gross proceeds of $30,000.

Subsequent to December 31, 2019, the Company granted 3,600,000 stock options and canceled 50,000 stock options of the Company at a price of $0.75 to officers, employees and consultants of the Company.

On August 28, 2020, the Company granted a bonus to employees officers directors and consultants of the Company totaling $1,215,000.
The Company has entered into a non-binding LOI to acquire 100% of Grupo Farmacéutico Cronomed S.A.S, a company incorporated and currently existing under the laws of the Republic of Colombia (“Cronomed”) for consideration of $1,000,000.  In September 2020, the Company advanced $1,000,000 to the owners of Cronomed. The Cronomed shares are currently held in escrow pending closing of the purchase agreement which is expected on occur in December 2020. The Company has also advanced $368,579 for working capital.

The Company has entered into a non-binding LOI to acquire 100% of Kasa Wholefoods Company S.A.S., a company incorporated and currently existing under the laws of the Republic of Colombia (“Kasa”).  The Company has advanced $285,922 for working capital.

The Company has entered into a non-binding LOI to acquire 90% of Breeze Laboratory S.A.S, a company incorporated and currently existing under the laws of the Republic of Colombia (“Breeze”).  The Company has advanced $106,000 for working capital.

NOVEL CORONAVIRUS (“COVID-19”)

The Company’s operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease, including the recent outbreak of respiratory illness caused by COVID-19. The Company cannot accurately predict the impact COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.

Flora Growth Corp.
Notes to the consolidated financial statements
For the period from incorporation on March 13, 2019 to December 31, 2019
(expressed in United States dollars)

23. RESTATEMENTS

Subsequent to the issuance of the consolidated financial statements on April 29, 2020, the Company determined that aggregate expenditures of $51,031 related to the period from incorporation on March 13, 2019 to December 31, 2019 had not been appropriately recorded.  Additionally, the founders warrants discussed in Note 15 were revalued to $21,154 from $nil based on a change in the estimated share price in the Black-Scholes model used to value these instruments.  Additionally, the foreign currency translation of intangible assets was increased from $5 to $16,082 (Note 10). These corrections have been made in these consolidated financial statements.

COSECHEMOS YA S.A.S.
INDIVIDUAL FINANCIAL STATEMENTS
For the years ended December 31, 2018 and 2017
(Expressed in US Dollars)

Report of Independent Registered Public Accounting Firm

To the Directors of COSECHEMOS YA S.A.S.

Opinion on the Individual Financial Statements

We have audited the accompanying individual statements of financial position of COSECHEMOS YA S.A.S. (the “Company”) as of December 31, 2018, and 2017 and the related statements of loss and comprehensive loss, changes in equity, and cash flows for each of the two years in the period ended December 31, 2018, and 2017, and the related notes.

In our opinion, the individual financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and 2017 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2018, and 2017, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

The Company’s management is responsible for these financial statements. Our responsibility is to express opinions on these financial statements based on our audits.
We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the individual financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Certain Matters
Cash Handling
At the date of our report, the Company does not have a bank account to manage its funds and operations in Colombia; Therefore, payment of liabilities and capital investments, are being manager to through a mandate contract.
As described in Note 14 of subsequent events, currently, the Company is working with local financial entities to complete the process of opening of a bank account.

Material Uncertainty Related to Going Concern
The accompanying individual financial statements have been prepared under the going concern assumption.  We draw attention to Note 14 - Subsequent events and over the fact that the accumulated losses as of October 31, 2020 amount over USD 304 thousand, which would place the Company under a technical cause of dissolution under Colombian legislation, Article 34 of Law 1258 of 2008.

Management’s plans regarding these matters are also described in Note 1. The individual financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Licences

Currently the Company has received the license for the cultivation of non-psychoactive cannabis plant, according to resolution N°0484 of May 15, 2019, for a term of five years and issued by the sub-directorate of control and audit of chemical and narcotic substances of the Ministry of Justice and Law. As described in Note 1-Nature and Continuance of Operations, the Company is awaiting the approval of licenses for the manufacture of cannabis derivatives and the use of seeds for commercialization, delivery, or scientific purposes.

COVID-19

As indicated in Note 14 of subsequent events to the individual financial statements of COSECHEMOS YA S.A.S., during the first months of the year 2020, the Covid-19 virus emerged in Colombia. At the date of issuance of these financial statements, the effect on globalized markets and consequently on the results, cash flows and financial situation of the entity remains uncertain; likewise, the recent volatility of the exchange rate, which has caused a devaluation of the Colombian peso against the US dollar, may cause the conversion at the current exchange rate to generate a material net financial impact. The exchange rate as of the date of this report amounts to COP 3,611.44 per USD. Other effects of the impact of the coronavirus are mainly related to delays in obtaining Licenses for the development of the Company’s main economic activity and the execution of some other activities scheduled for 2020.

Moore Assurance SAS.
Bogotá, Colombia
November 30, 2020

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

Individual Statement of Financial Position

As at:	December 31, 2018	December 31, 2017

ASSETS
Current
Amounts receivable (Note 5)	$1,539	1,676
Prepaid expenses (Note 6)	3	1
Total assets	$1,542	1,677

LIABILITIES
Current
Trade payables and accrued liabilities (Note 7)	$14	8
Total liabilities	14	8

SHAREHOLDERS’ EQUITY
Share capital (Note 8)	1,764	1,764
Loss of the period	(4)	(7)
Loss Accumulated	(7)	-
Adjustment for translation	(225)	(88)
Total shareholders' equity	1,528	1,669
Total liabilities and shareholders’ equity	$1,542	1,677

The accompanying notes are an integral part of these individual financial statements.

Jina Paola Forero Daza Legal representative	Ernesto Erazo Cardona Public accountant T.P 108159–T Representing Mazars Colombia SAS

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

Statements of Loss and Comprehensive Loss

	For the year ended	For the year ended
	December 31, 2018	December 31, 2017

Expenses
Income tax expenses (Note 9)	$4	$7

Operating (loss)	$(4)	$(7)

Loss before income tax	$(4)	$(7)

Provision for income tax	-	-
Loss of the period	$(4)	$(7)

The accompanying notes are an integral part of these individual financial statements.

Jina Paola Forero Daza Legal representative	Ernesto Erazo Cardona Public accountant T.P 108159–T Representing Mazars Colombia SAS

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

INDIVIDUAL STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

	Share Capital	Loss of the period	Loss Accumulated	Adjustment for translation	Total, Shareholders' equity
Balance, December 31, 2017	$1,764	$(7)	$-	$(88)	$1,669
Loss of the period	$-	$(4)	$-	$-	$(4)
Translation	$-	$7	$(7)	$-	$-
Adjustment for translation	$-	$-	$-	$(137)	$(137)
Balance, December 31, 2018	$1,764	$(4)	$(7)	$(225)	$1,528

The accompanying notes are an integral part of these individual financial statements.

Jina Paola Forero Daza Legal representative	Ernesto Erazo Cardona Public accountant T.P 108159–T Representing Mazars Colombia SAS

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

INDIVIDUAL STATEMENT OF CASH FLOWS

Cash Flows in Operating Activities	December 31, 2018	December 31, 2017
Loss of the period	$(4)	$(7)
Net change in non-cash working capital	4	7

Change in cash during the period	-	-

Cash and cash equivalent at the beginning of the period		-
Available at end of period	$-	$-

The accompanying notes are an integral part of these individual financial statements.

Jina Paola Forero Daza Legal representative	Ernesto Erazo Cardona Public accountant T.P 108159–T Representing Mazars Colombia SAS

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

1.	NATURE AND CONTINUANCE OF OPERATIONS
COSECHEMOS YA SAS, was established on May 12, 2016 under a private single shareholder document No. 05-346798-16, with the corporate purpose to advance research to develop services and products for the agricultural sector of the country of Columbia or abroad as well as to promote and implement projects related to the agricultural sector, to develop and operate activities related to the agricultural sector and especially technological development for the Colombian rural areas, and to export, import, wholesale or retail all kinds of goods and services produced in the agricultural sector.

The  September 4, 2020 minutes of the board of directors expanded the corporate purpose by adding  the propagation of seeds, growing, and harvest of varieties of cannabis for medicinal and scientific purposes;  the production of medicinal cannabis derivatives, which includes the transformation of medicinal cannabis plant material into resins, oils, extracts and tinctures; the concentration, separation and purification of these, allowing third parties the quality controls and tests of the plant material and its derivatives; the export of cannabis derivatives for medicinal and/or scientific purposes, including, but not limited to resins and oils, medicines, cosmetics and the similar items.

On May 15, 2019, Cosechemos YA SAS was granted by resolution 0484 the NON-psychoactive Cannabis Cultivation License by the Colombian Ministry of Justice and Law to grow, produce and distribute (domestically and internationally) CBD medicinal cannabis (cannabidiol). In the property located in Predio de Cantalavieja, Vereda de Motoso of the Municipality of GIRÓN (SANTANDER - COLOMBIA) with real estate registration 300-193758. This license is valid for five years from its execution date.

On May 19, 2020 COSECHEMOS YA S.A.S was granted registration as a producer of selected (asexual) seed of non-psychoactive cannabis under resolution No. 67978 (May 19, 2020) and registration as a research unit in non-psychoactive cannabis breeding under the resolution 67975 (May 19, 2020)  by the Colombian Agricultural Institute (ICA).

On November 9, 2020, under resolution 2005 of 2020, a license to manufacture cannabis derivatives was granted by the Ministry of Health and Social Protection.

This license was granted in the modalities of: National Use and Export. In the property located in the Vereda de Motoso of the Municipality of Girón (Santander - Colombia) with real estate registration 300-193758. This license is valid for five years from its execution date.

It is clarified that currently it is necessary to obtain the license for the cultivation of psychoactive Cannabis, which is being held by the Ministry of Justice and Law because Colombian legislation contemplates first obtaining the license to manufacture derivatives and subsequently grant psychoactive cannabis cultivation license, which is expected to be obtained in 2020.

On the other hand, the modification of the derivatives manufacturing license must be made to include the investigation modality, which was not included at the time of the request.

Currently, the Company is in process to obtain the request registration with the “Instituto Colombiano Agropecuario” - ICA (for its acronym in Spanish), “as an importer of Cannabis seeds in order to have Psychoactive varieties of Cannabis to register with the ICA, because the seed source no longer exists in Colombia (Art. 2, Resolution 631 of 2018) and they need to have their own seeds for the research and manufacturing processes of derivatives intended by “Cosechemos YA SAS”

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

Going concern

The Company is in the preliminary stages of its planned operations and has not yet determined whether its processes and business plans are economically viable. The continued operations of the Company are dependent upon the ability of the Company to obtain sufficient financing to complete the development of its facilities and if they are proven successful, the existence of future profitable production, or alternatively, upon the Company’s ability to dispose of its assets on an advantageous basis, all of which are uncertain.

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company will need to raise additional capital in the near term to fund its ongoing operations and business activities. While the Company has entered into a share purchase agreement with Flora Growth Corp. (“Flora”), and Flora advanced loans there is no assurance that this financing will conclude. As a result of these circumstances, there are material uncertainties that cast significant doubt as to the appropriateness of the going concern presumption.

The business of cannabis growth and development of Cannabidiol (“CBD”) oils involves a high degree of risk and there can be no assurance that current business development programs will result in profitable cannabis operations. The Company’s continued existence is dependent upon the acquisition of assets, preservation of its interest in the underlying assets, acquisition of various licenses, the achievement of profitable operations, or the ability of the Company to raise alternative financing, if necessary, or alternatively upon the Company’s ability to dispose of its assets and operations on an advantageous basis.

These financial statements do not give effect to adjustments that would be necessary and could be material to the carrying values and classifications of assets and liabilities should the Company be unable to continue as a going concern.

2.	BASIS OF PRESENTATION
The following is a summary of significant accounting policies used in the preparation of these financial statements.
Statement of compliance

These financial statements of the Company were prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

The preparation of financial statements in accordance with International Accounting Standards (“IAS”) 1, Presentation of Financial Statements, requires the use of certain critical accounting estimates. It also requires management to exercise judgement in applying the Company’s accounting policies.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

Basis of presentation

The Individual Financial Statements of the Company have been prepared on an accrual basis, except for cash flow information and are based on historical cost basis, except for certain financial instruments which are stated at their fair values. The financial statements are presented in in American Dollars, unless otherwise stated.

3.	SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies used in the preparation of these financial statements for the year ended December 31, 2018 and 2017.
Foreign currency translation

The presentation currency is in United States Dollars and functional currency of the Company is the Colombian pesos. Transactions in foreign currencies are recorded in the functional currency at exchange rates prevailing on the dates of the transactions. At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are translated at the period end exchange rates. Non-monetary items are translated at the exchange rates in effect on the date of the transactions. Foreign exchange gains and losses arising on translation are presented in the statement of loss and comprehensive loss (income).

Cash

Cash and cash equivalents in the statement of financial position includes cash on hand and deposits held with banks that have a maturity of less than three months at the date they are acquired.

Property, plant and equipment

Items of property, plant and equipment are stated at cost, less accumulated depreciation and accumulated impairment losses.

The initial cost of an asset comprises its purchase price or construction cost, any costs directly attributable to bringing the asset into operation, the initial estimate of the rehabilitation obligation, and for qualifying assets, borrowing costs. The purchase price or construction cost is the aggregate amount paid and the fair value of any other consideration given to acquire the asset.

Property, plant and equipment are generally depreciated on a straight-line basis over their estimated useful lives as follows:

Buildings	25 - 40 years
Machinery	10 - 15 years
Vehicles	3-5 years
Furniture and equipment	3-8 years

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

An item of property, plant and equipment and any significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the statement of loss when the asset is derecognized. The assets’ residual values, useful lives and methods of depreciation/amortization are reviewed at each reporting period and adjusted prospectively if appropriate.

Expenditures on major maintenance refits or repairs comprise the cost of replacement assets or parts of assets and overhaul costs. Where an asset or part of an asset that was separately depreciated and is now written off is replaced, and it is probable that future economic benefits associated with the item will flow to the Company through an extended life, the expenditure is capitalized.

Where part of the asset was not separately considered as a component, the replacement value is used to estimate the carrying amount of the replaced assets, which is immediately written off. All other day-to-day maintenance costs are expensed as incurred.

Impairment of non-financial assets

The carrying values of property, plant and equipment are assessed for impairment when indicators of such impairment exist. If any indication of impairment exists an estimate of the asset’s recoverable amount is calculated. The recoverable amount is determined as the higher of the fair value less costs to sell for the asset and the asset’s value in use.

Impairment is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets. If this is the case, the individual assets of the Company are grouped together into cash generating units (“CGUs”) for impairment purposes. Such CGUs represent the lowest level for which there are separately identifiable cash inflows that are largely independent of the cash flows from other assets.

If the carrying amount of the asset exceeds its recoverable amount, the asset is impaired and an impairment loss is charged to the statement of loss so as to reduce the carrying amount to its recoverable amount.

A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. If this is the case, the carrying amount of the asset is increased to its recoverable amount. The increased amount cannot exceed the carrying amount that would have been determined, net of depreciation/amortization, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the statement of loss.

Share capital
Proceeds from the issuance of common shares are classified as equity. Incremental costs directly attributable to the issue of common shares, stock options and warrants are recognized as a deduction from equity, net of any tax effects.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

Income taxes
Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Provisions

General
Provisions are recognized when (a) the Company has a present obligation (legal or constructive) as a result of a past event, and (b) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where the Company expects some or all of a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain.

The expense relating to any provision is presented in the statement of operations, net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost in the statement of loss.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

Decommissioning obligations
The Company records a liability for the fair value of legal or constructive obligations associated with the decommissioning of long-lived tangible assets in the period in which they are incurred. The decommissioning liability is recognized at the present value of the estimated future cash flow associated with the decommissioning of the applicable assets or properties. On recognition of the liability there is a corresponding increase in the carrying amount of the related asset known as the decommissioning cost, which is depleted on a unit-of-production basis over the life of the reserves. The liability is adjusted each reporting period to reflect the passage of time using the discount rate, with the interest charged to earnings, and for revisions to the estimated future cash flows. Actual costs incurred upon settlement of the obligations are charged against the liability.

As at December 31, 2018 and 2017, the Company did not have any material provisions, including decommissioning obligations.

Amounts receivable

Amounts receivable are amounts that are due from others in the normal course of business. If collection is expected in one year or less, they are classified as current assets; if not, they are presented as noncurrent assets and discounted accordingly.

Loss per share

Basic loss per share is calculated using the weighted average number of shares outstanding during the period. Diluted loss per share reflects the potential dilution of common share equivalents, such as outstanding options and warrants, in the weighted average number of common shares outstanding during the period, if dilutive. The diluted loss per share calculation excludes any potential conversion of options and warrants that would be anti-dilutive.

Accounting policy under IFRS 9 applicable from January 1, 2018

Financial assets

Initial recognition and measurement

Non-derivative financial assets within the scope of IFRS 9 are classified and measured as “financial assets at fair value”, as either FVPL or FVOCI, and “financial assets at amortized costs”, as appropriate. The Company determines the classification of financial assets at the time of initial recognition based on the Company’s business model and the contractual terms of the cash flows.

All financial assets are recognized initially at fair value plus, in the case of financial assets not at FVPL, directly attributable transaction costs on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

Financial assets with embedded derivatives are considered in their entirety when determining their classification at FVPL or at amortized cost. Amounts receivable held for collection of contractual cash flows are measured at amortized cost.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

Subsequent measurement – financial assets at amortized cost

After initial recognition, financial assets measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the Effective Interest Rate (“EIR”) method. Amortized cost is calculated by taking into account any discount or premium on acquisition and any fees or costs that are an integral part of the EIR.

Subsequent measurement – Financial assets at FVPL

Financial assets measured at FVPL include financial assets management intends to sell in the short term and any derivative financial instrument that is not designated as a hedging instrument in a hedge relationship. Financial assets measured at FVPL are carried at fair value in the statement of financial position with changes in fair value recognized in other income or expense in the statement of loss. The Company does not measure any financial assets at FVPL.

Subsequent measurement – Financial assets at FVOCI

Financial assets measured at FVOCI are non-derivative financial assets that are not held for trading and the Company has made an irrevocable election at the time of initial recognition to measure the assets at FVOCI. The Company does not measure any financial assets at FVOCI.

After initial measurement, investments measured at FVOCI are subsequently measured at fair value with unrealized gains or losses recognized in other comprehensive income or loss in the statement of comprehensive loss (income). When the investment is sold, the cumulative gain or loss remains in accumulated other comprehensive income or loss and is not reclassified to profit or loss.

Dividends from such investments are recognized in other income in the statement of loss when the right to receive payments is established.

Derecognition

A financial asset is derecognized when the contractual rights to the cash flows from the asset expire, or the Company no longer retains substantially all the risks and rewards of ownership.

Impairment of financial assets

The Company’s only financial assets subject to impairment are amounts receivable, which are measured at amortized cost. The Company has elected to apply the simplified approach to impairment as permitted by IFRS 9, which requires the expected lifetime loss to be recognized at the time of initial recognition of the receivable. To measure estimated credit losses, accounts receivable has been grouped based on shared credit risk characteristics, including the number of days past due. An impairment loss is reversed in subsequent periods if the amount of the expected loss decreases and the decrease can be objectively related to an event occurring after the initial impairment was recognized.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

Financial liabilities

Initial recognition and measurement

Financial liabilities are measured at amortized cost, unless they are required to be measured at FVPL as is the case for held for trading or derivative instruments, or the Company has opted to measure the financial liability at FVPL. The Company’s financial liabilities include trade payables and accrued liabilities which are each measured at amortized cost.  All financial liabilities are recognized initially at fair value.

Subsequent measurement – financial liabilities at amortized cost

After initial recognition, financial liabilities measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the EIR method. Amortized cost is calculated by taking into account any discount or premium on acquisition and any fees or costs that are an integral part of the EIR.

Subsequent measurement – Financial liabilities at FVPL

Financial liabilities measured at FVPL include any derivative financial instrument that is not designated as a hedging instrument in a hedge relationship. Financial liabilities measured at FVPL are carried at fair value in the statement of financial position with changes in fair value recognized in other income or expense in the statement of loss.

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged, cancelled or expires with any associated gain or loss recognized in other income or expense in the statement of loss.

Accounting policy under IAS 39 applicable prior to January 1, 2018

The accounting policy under IAS 39 for the comparative information presented in respect of financial assets and liabilities, excluding derivative instruments related to hedging activities, was similar to the accounting policy adopted in 2018, with the following exceptions.

Financial assets

Initial recognition and measurement

Non-derivative financial assets within the scope of IAS 39 were classified as “financial assets at fair value through profit or loss”, “loans and receivables”, or “available-for-sale financial assets”, as appropriate. The Company determines the classification of its financial assets at initial recognition.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

Subsequent measurement – financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss included financial assets held for trading and financial assets designated upon initial recognition at fair value through profit or loss. Financial assets were classified as held for trading if management intended to sell the financial assets in the short term. This category included any derivative financial instrument that was not designated as a hedging instrument in a hedge relationship under IAS 39.

Derivatives embedded in host contracts were accounted for as separate derivatives and recorded at fair value if their economic characteristics and risks were not closely related to those of the host contracts. Host contracts were not held for trading or designated at fair value through profit or loss. These embedded derivatives were measured at fair value with changes in fair value recognized in the consolidated statements of operations. Reassessment only occurred if there was a change in the terms of the contract that significantly modified the cash flows that would have otherwise been required.

Impairment of financial assets

The Company assessed at each reporting date whether there was any objective evidence that a financial asset or a group of financial assets was impaired. A financial asset or a group of financial assets was deemed to be impaired if there were objective evidence of impairment as a result of one or more events that had occurred after the initial recognition of the asset (an incurred “loss event”) and the loss had an impact on the estimated cash flows of the financial asset or group of assets that could be reliably estimated.

For financial assets carried at amortized cost, the Company considered evidence of impairment at both a specific asset and collective level. Objective evidence could include the default or delinquency of a debtor or restructuring of an amount due to the Company on terms that the Company would not consider otherwise.

All individually significant financial assets were assessed for specific impairment. Financial assets that were not individually significant were collectively assessed for impairment by grouping together financial assets with similar risk characteristics. If there were objective evidence that an impairment had incurred, the amount of the charge was recognized in the consolidated statements of operations and was measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows, excluding future credit losses that had not yet been incurred. If, in a subsequent period, the estimated impairment charge decreased because of an event, any reversal would have been credited to profit or loss.

New accounting pronouncements adopted

The Company has adopted the following amendments, effective January 1, 2018.

IFRS 9 – Financial Instruments: Recognition and Measurement (“IFRS 9”) introduces new requirements for the classification, measurement and impairment of financial assets and hedge accounting. It establishes two primary measurement categories for financial assets: (i) amortized cost and (ii) fair value either through profit or loss (“FVPL”) or through other comprehensive income (“FVOCI”); establishes criteria for the classification of financial assets within each measurement category based on business model and cash flow characteristics; and eliminates the existing held for trading, held to maturity, available for sale, loans and receivable and other financial liabilities categories. IFRS 9 also introduces a new expected credit loss model for the purpose of assessing the impairment of financial assets and requires that there be a demonstrated economic relationship between the hedged item and hedging instrument.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

The following table shows the previous classification under IAS 39 and the new classification under IFRS 9 for the Company’s financial instruments:

Financial instrument classification
	Under IAS 39	Under IFRS 9
Financial assets
Cash	Loans and receivables	Amortized cost
Amounts receivable	Loans and receivables	Amortized cost

Financial liabilities
Trade payables and accrued liabilities	Other financial liabilities	Amortized cost

The Company adopted IFRS 9 effective January 1, 2018 retrospectively without restating comparatives and therefore the comparative information in respect of financial instruments for the year ended December 31, 2017 was accounted for in accordance with the Company’s previous accounting policy under IAS 39. There were no effects on opening balances on January 1, 2018 with respect to the adoption of IFRS 9.

Accounting pronouncements not yet adopted

Certain new standards, interpretations, amendments and improvements to existing standards were issued by the IASB or IFRIC that are mandatory for accounting periods beginning on or after January 1, 2019 or later periods. The following have not yet been adopted and are being evaluated to determine their impact on the Company.

IAS 1 – Presentation of Financial Statements (“IAS 1”) and IAS 8 – Accounting Policies, Changes in Accounting Estimates and Errors (“IAS 8”) were amended in October 2018 to refine the definition of materiality and clarify its characteristics.  The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements.  The amendments are effective for annual reporting periods beginning on or after January 1, 2020.  Earlier adoption is permitted.

IFRS 3 – Business Combinations (“IFRS 3”) was amended in October 2018 to clarify the definition of a business.  This amended definition states that a business must include inputs and a process and clarified that the process must be substantive and the inputs and process must together significantly contribute to operating outputs.  In addition it narrows the definitions of a business by focusing the definition of outputs on goods and services provided to customers and other income from ordinary activities, rather than on providing dividends or other economic benefits directly to investors or

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

lowering costs and added a test that makes it easier to conclude that a company has acquired a group of assets, rather than a business, if the value of the assets acquired is substantially all concentrated in a single asset or group of similar assets.  The amendments are effective for annual reporting periods beginning on or after January 1, 2020.  Earlier adoption is permitted.

For acquisitions that do not meet the definition of a business under IFRS 3, the Company follows International Accounting Standard (“IAS”) 37 and IAS 38 guidelines for asset acquisition, where the consideration paid is allocated to assets acquired based on fair values on the acquisition date and transactions costs are capitalized and allocated to the assets acquired.

IFRS 16 - Leases (“IFRS 16”) was issued in January 2016. It replaces the previous leases Standard, IAS 17 Leases, and related Interpretations. IFRS 16 sets out the principles for the recognition, measurement, presentation and disclosure of leases. It eliminates the current dual accounting model for leases. The standard provides a single lessee accounting model, requiring lessees to recognize assets and liabilities for all leases unless the term is 12 months or less or the underlying asset has a low value. Lessors continue to classify leases as operating or finance, with lessor accounting substantially unchanged from IAS 17. The amendments are effective for annual reporting periods beginning on or after January 1, 2019.  Earlier adoption is permitted.

For contracts entered into before January 1, 2019, the Company determined whether the arrangement contained a lease under IAS 17 Leases ("IAS 17") and its interpretive guidance. Prior to the adoption of IFRS 16, these leases were classified as operating or finance leases based on an assessment of whether the lease transferred significantly all the risks and rewards of ownership of the underlying asset.

Upon transition to IFRS 16, lease liabilities are measured at the present value of the remaining lease payments discounted by the Company's incremental borrowing rate as at January 1, 2019. Right-of-use assets and lease liabilities are recognized on the statement of financial position with the cumulative difference recognized in retained earnings. At transition, the Company has lease liabilities of $315,531 and right-of-use asset of $315,531 and are recognized in the statement of financial position.

For contracts entered into subsequent to January 1, 2019, at inception of the contract, the Company assesses whether a contract is, or contains, a lease by evaluating if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.  To assess whether a contract conveys the right to control the use of an identified asset, the Company assesses whether:
•
The contract involves the use of an identified asset. This may be specified explicitly or implicitly and should be physically distinct or represent substantially all of the capacity of a physically distinct asset. If the supplier has a substantive substitution right, then the asset is not identified;

•	The Company has the right to obtain substantially all of the economic benefits from the use of the asset throughout the period of use; and
•
The Company has the right to direct the use of the asset. The Company has this right when it has the decision-making rights that are most relevant to changing how and for what purpose the asset is used. In rare cases where the decision about how and for what purpose the asset is used is predetermined, the Company has the right to direct the use of the asset if either:

o	The Company as the right to operate the asset; or
o	The Company designed the asset in a way that predetermines how and for what purpose it will be used.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

For contracts that contain a lease, the Company recognizes a right-of-use asset and a lease liability at the lease commencement date.  The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted by any initial direct costs, and costs to dismantle and remove the underlying asset less any lease incentives.  The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the underlying asset or the end of the lease term. The estimated useful lives of right-to-use assets are determined on the same basis as those of IAS 16, property, plant and equipment. Under IFRS 16, right-of-use assets are tested for impairment in accordance with IAS 36 Impairment of Assets. This replaced the previous requirement to recognize a provision for onerous lease contacts.

The lease liability is initially measured at the present value of lease payments to be paid subsequent to the commencement date of the lease, discounted either at the interest rate implicit in the lease or the Company's incremental borrowing rate.  The lease payments measured in the initial lease liability include payments for an optional renewal period, if any, if the Company is reasonably certain that it will exercise a renewal extension option.  The liability is measured at amortized cost using the effective interest method and will be remeasured when there is a change in either the future lease payments or assessment of whether an extension or other option will be exercised. The lease liability is subsequently adjusted for lease payments and interest on the obligation.  Interest expense on the lease obligation is included in the statement of loss.

4.	CRITICAL JUDGEMENTS AND ESTIMATION UNCERTAINTIES
The preparation of the financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions about future events that affect the amounts reported in the financial statements and related notes to the financial statements. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results could differ from those estimates and these estimates could be material.

The areas which require management to make significant judgments, estimates and assumptions in determining carrying values include, but are not limited to:

Determination of functional currency

The Company determines the functional currency through an analysis of several indicators such as financing activities, cash flows from operating activities and frequency of transactions within the reporting entity.

Assets’ carrying values and impairment charges

In the determination of carrying values and impairment charges, management looks at the higher of recoverable amount or fair value less costs to sell in the case of assets and at objective evidence, significant or prolonged decline of fair value on financial assets indicating impairment. These determinations and their individual assumptions require that management make a decision based on the best available information at each reporting period.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

Asset acquisition versus business combination

The determination of whether a transaction meets the definition of a business combination or constitutes an asset acquisition under IFRS 3.

Income, value added, withholding and other taxes

The Company is subject to income, value added, withholding and other taxes. Significant judgment is required in determining the Company’s provisions for taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. The determination of the Company’s income, value added, withholding and other tax liabilities requires interpretation of complex laws and regulations. The Company’s interpretation of taxation law as applied to transactions and activities may not coincide with the interpretation of the tax authorities. All tax related filings are subject to government audit and potential reassessment subsequent to the financial statement reporting period. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the tax related accruals and deferred income tax provisions in the period in which such determination is made.
Income taxes and recoverability of potential deferred tax assets
In assessing the probability of realizing income tax assets recognized, management makes estimates related to expectations of future taxable income, applicable tax planning opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified. Estimates of future taxable income are based on forecasted cash flows from operations and the application of existing tax laws in each jurisdiction. The Company considers relevant tax planning opportunities that are within the Company’s control, are feasible and within management’s ability to implement. Examination by applicable tax authorities is supported based on individual facts and circumstances of the relevant tax position examined in light of all available evidence. Where applicable tax laws and regulations are either unclear or subject to ongoing varying interpretations, it is reasonably possible that changes in these estimates can occur that materially affect the amounts of income tax assets recognized. Also, future changes in tax laws could limit the Company from realizing the tax benefits from the deferred tax assets. The Company reassesses unrecognized income tax assets at each reporting period.

Contingencies and provisions

Contingencies can be either possible assets or possible liabilities arising from past events which, by their nature, will only be resolved when one or more future events not wholly within our control occur or fail to occur. The assessment of such contingencies inherently involves the exercise of significant judgment and estimates of the outcome of future events. In assessing loss contingencies related to legal proceedings that are pending against us, un-asserted claims, that may result in such proceedings or regulatory or government actions that may negatively impact our business or operations, the Company and its legal counsel evaluate the perceived merits of any legal proceedings or un-asserted claims or actions as well as the perceived merits of the nature and amount of relief sought or expected to be sought, when determining the amount, if any, to recognize as a contingent liability or assessing the impact on the carrying value of assets. Contingent assets are not recognized in the financial statements.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

5.	AMOUNTS RECEIVABLE
	December 31, 2018	December 31, 2017
Amounts receivable	$ 1,539	$ 1,676
Total	$ 1,539	$ 1,676

As of December 31, 2018, and 2017, the Company's amounts receivable corresponds to amounts receivable from founders since the incorporation of the Company.

6.	PREPAID EXPENSES
	December 31, 2018	December 31, 2017
Prepaid expenses	$ 3	$ 1
Total	$ 3	$ 1

As of December 31, 2018, and 2017, the Company’s prepaid expense corresponds to rent advances.

7.	TRADE PAYABLES AND ACCRUED LIABILITIES
	December 31, 2018	December 31, 2017
Trade payables and accrued liabilities	$ 14	$ 8
Total	$ 14	$ 8

As of December 31, 2018, and 2017, the Company’s trade payables and accrued liabilities corresponds to taxes payable, and loan payable to Oscar Franco, a director of the Company, for 2016 and 2017 rent.

8.	CAPITAL STOCK
a.	Authorized

Unlimited number of common shares, without par value

b.	Common shares issued

	December 31, 2018	December 31, 2017
Share capital	$ 1,764	$ 1,764
Total	$ 1,764	$ 1,764

As of December 31, 2018, and 2017, the Company’s share capital consists of 5,000 common shares at a value of $1,764.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

9.	INCOME TAX
	December 31, 2018	December 31, 2017
Income tax	4	7
Total	$ 4	$ 7

The 2017 and 2018 income tax provision was calculated by presumptive income.

The tax provisions applicable to the Company establish a general rate of 34% for the year 2017, for the year 2018 onwards of 33%, and a surcharge for taxable bases greater than $ 800,000 between 0 and 6%, the year 2018 will be between 0 and 4%.

The basis for determining the income tax cannot be less than 3.5% of your liquid assets on the last day of the immediately preceding taxable year (presumptive income).  In accordance with article 165 of Law 1607 of 2012 and Regulatory Decree 2548 of 2014, for tax purposes, the remissions contained in the tax rules to the accounting standards will continue in force during the four (4) years following the entry into force of the International Financial Reporting Standards.  The Law and Regulatory Decree were repealed according to article 22 of Law 1819 of 2016, which added a new article to the National Tax Statute, which provides the following for the validity of 2017 and subsequent: “for the determination of the tax on income and complementary, in the value of assets, liabilities, equity, income, costs and expenses, the taxpayers obliged to keep accounting will apply the recognition and measurement systems, in accordance with the regulatory technical frameworks in force in Colombia, when the tax law expressly refers to them and in cases where this does not regulate the matter. In any case, the tax law may expressly provide a different treatment, in accordance with article 4 of law 1314 of 2009”.

The general term of the income statements from 2016 onwards is three (3) years. For entities subject to transfer prices the term will be six (6) years, this term also applies in the case of declarations in which tax losses are compensate. The statements that generate tax losses, the term will be twelve (12) years; however, if the taxpayer compensates the loss in the last two (2) years to do so, the term  will be extend for three (3) more years from said compensation in relation to the statement in which it was settled such loss.

The following is a detail of the reconciliation between the accounting profit and the liquid income, as well as the determination of the income tax and the surcharge recognized for the period.

Financing Law

On December 29, 2018, Law 1943 (called the financing law) was promulgated, introducing important reforms to the tax code in Colombia, the most relevant issues about this law are summarized below:

1.	The list of goods and services excluded from VAT established in articles 424, 426 and 476 of the Tax Code was modified.
2.	Article 437 of the Tax Code was added, regarding guidelines on the fulfillment of formal duties on VAT by service providers from abroad.
3.
The withholding of VAT may be up to 50% of the value of the tax, subject to regulation of the National Government. Withholding tax must be made at VAT when personal property or encumbered services are acquired from persons registered as contributors to Simple regime.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

4.	The VAT rate remains at 19%.
5.
The simplified VAT regime is eliminated, classifying taxpayers as not responsible as long as they meet the same criteria as they were for the simplified one (in addition to not belonging to the simple regime).

6.	The tax discount on income is created in the sales tax on the acquisition or formation of real productive fixed assets (eliminating the special deduction of VAT on the acquisition of capital goods).
7.
For the years 2019, 2020, 2021, an extraordinary estate tax is created by: i) natural persons and illiquid successions contributing to income tax, ii) national or foreign natural persons who do not have residence in the country , with respect to the assets directly owned in the country, ii) national or foreign natural persons who do not have residence in the country, with respect to their assets indirectly owned through permanent establishments in the country (except for exceptions in international treaties and in domestic law ), iv) illiquid successions of causes without residence in the country at the time of their death with respect to their assets owned in the country; and v) foreign companies or entities not declaring income tax, with respect to their property owned in Colombia, such properties, yachts, boats, boats, works of art, aircraft or mining or oil rights. This lien will not apply to stocks or accounts receivable. The lien will apply to the possession as of January 1, 2019 of a net worth of more than 5,000 million pesos (1% rate each year).

8.	Creation of the tax normalization tax at a rate of 13% for taxpayers of income tax who have omitted assets or non-existent liabilities as of January 1, 2019.
9.
As of 2019, a withholding at the source of the income tax of 7.5% on the profits that would have been able to be distributed to national companies as non-constitutive income or occasional income is added. The component taxed on profits distributed via dividends will be taxed at the rate indicated in article 240 of the Tax Statute, in which case the withholding at the source indicated above will be applied once this tax has been reduced. This withholding does not apply to taxpayers who are part of a business group or who belong to the holding regime.

10.
The income tax rate on dividends received by companies or other foreign entities without domicile in the country, by natural persons without residence in Colombia and by illiquid successions of causes that were not residents in Colombia was increased to 7.5% (profits) of 2017 and 2018 were taxed at 5%). The component taxed on profits distributed via dividends will be taxed at the rate indicated in article 240 of the Tax Statute, in which case the tax indicated above will be applied once this tax has been reduced.

11.	A transition regime is created with regard to changes made to dividends.
12.
Increases the maximum marginal rate applicable to resident natural persons and modal assignments to 39%. Likewise, certain percentages applicable to withholding at source to natural persons are modified.

13.	Life insurance indemnities will be taxed at the rate applicable to occasional earnings from the taxable year 2019 if they exceed 12,000 UVT.
14.
The income tax rate applicable to national (and similar) or foreign companies (with or without residence in Colombia required to file annual income tax returns) and permanent establishments of foreign entities will be 33% for the taxable year 2019, 32% by 2020, 31% by 2021, and 30% from 2022. Special rules will apply to the hotel sector as of January 1, 2019

15.
Financial institutions must settle additional point to income tax and complementary when the taxable income is equal to or greater than 120,000 UVTs as follows: (i) 4% by 2019; and (ii) 3% by 2020 and 2021.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

16.
In the income tax there are modifications around: i) income that is not considered to be of national source; ii) deduction of all taxes paid (exception to estate tax and standardization tax) and inclusion of some taxes paid as a tax discount (50% - industry and commerce tax); iii) reduction of the presumptive income rate gradually up to 0% from the taxable year 2021 iv) discounts for taxes paid abroad, v) modification of the exempt income contained in article 235-2 of the Tax Statute ; vi) elimination of tax discounts; and vii) the rules applicable to private equity funds, collective investment funds, among others.

17.
Modifies the provision contained in article 90 of the Tax Statute and the allocation of commercial margins will be extensible to the provision of services. It is understood that the value assigned by the parties differs markedly from the average when it is separated by more than fifteen percent (15%) of the prices established in commerce for goods or services of the same species and quality. It is also provided that the sale value of the shares cannot be less than 130% of the intrinsic value, leaving the possibility for the DIAN to use technical methods to determine the sale price.

18.
The sub-capitalization rule is modified by stating that it only applies when debts that generate interest are incurred, directly or indirectly, in favor of economic or domestic affiliates (before it did not matter), only interest generated on occasion may be deducted of such debts as the average total amount thereof, does not exceed the result of multiplying by two (2) the taxpayer's liquid assets determined as of December 31 of the immediately preceding taxable year.

19.
The profits obtained in the transfer of assets or companies located in the national territory are taxed, through the transfer of shares, participations or rights of foreign entities, if the transfer was made directly with the underlying asset (indirect disposals).

20.	Permanent establishments of foreign companies will be taxed with income tax with respect to their income from national and foreign sources that are attributable to them.
21.	Employee education contributions not considered as indirect payments to the worker are included as a deductible expense.
22.	It also indicates that interest and other financial costs attributed to a permanent establishment in Colombia may be deductible provided they have not been subject to withholding at source.
23.	Article 885 of the Tax Statute regarding the presumption of full right for foreign controlled entities is amended, indicating that if more than 80% of income is active there will be no passive income.
24.	Article 793 of the Tax Statute is added, including events under which there is joint and several liability with the principal taxpayer in paying the tax.
25.
A special regime called mega investments is created as of January 1, 2019 for 20 years, for income taxpayers who generate at least 250 direct jobs and make new investments within the national territory with a value equal to or greater than 30,000. 000 UVT (COP $ 1,028,100,000,000 in the year 2019) in any commercial, industrial and / or service activity.

26.
Benefits are raised for the mega-investment regime in: i) the income tax rate (27%), ii) asset depreciation, iii) presumptive income exclusion, iv) non-application of dividend tax; and v) not subject to the estate tax.

27.
The regime for Colombian holding companies is added to income and complementary taxes. It emphasizes in national societies that have as one of their main activities the holding of securities, investment in shares or participations abroad. This regime allows an exemption on dividends received by foreign entities.

28.	Guidelines are generated around works for taxes clarifying validity, conditions for maintaining the means of payment, among others.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

29.
Some retention rates at the source are modified for payments abroad: i) for administration services it will be 33% and in the case of technical assistance, exploitation of industrial property, technical services, consulting, software licensing (among others) will be 20%.

30.
In the matter of procedure there are modifications: i) withholding statements at the source that despite being ineffective will be an executive title, ii) electronic notification of administrative acts; and iii) payment of glosses in the statement of objections to avoid default interest and use the flows plus two points; iv) elimination of extension of firmness to three (3) additional years for compensation of tax losses; v) inclusion of terminations by mutual agreement and conciliations, among others.

10.	RELATED PARTY DISCLOSURES
The directors and officers owe the Company USD$1,539 as at December 31, 2018 (USD$1,676 – December 31, 2017).
During 2019 and 2020, the Company incurred monthly payroll payments for COP 13,000,000 (USD 3.966,87) to Oscar Mauricio Franco Ulloa, president of the company and a 5% shareholder;
Vallita Petroleum is a Related Party who has responsibility for cash handling of Cosechemos Ya SAS.
11.	COMMITMENTS AND CONTINGENCIES
Management contracts

The Company currently does not have management contracts. These contracts require payments of approximately $Nil to be made upon the occurrence of a change in control to the officers of the Company. The Company is also committed to payments upon termination of approximately $Nil pursuant to the terms of these contracts. As a triggering event has not taken place, these amounts have not been recorded in these financial statements.

Lease commitment

Pursuant to a lease agreement dated May 2, 2018, between C.I. Gramaluz S.C.A. and Cosechemos, Cosechemos has leased the Cosechemos farm, which is a 361 hectares property in Girón, Santander, Colombia.  The monthly rent is fixed at approximately $3,480 (COP12,000,000) for 6 years starting on May 2, 2018.

On September 1, 20019, an amendment with a grace period of 16 months formalized with respect to the initial subscription date, with new terms established for the leases and an option to purchase the property to CI Gramaluz SCA was signed and the lease contract was revised. Monthly rent was waived from May 2, 2018 to August 31, 2019. Effective September 1, 2019, Cosechemos shall pay approximately $2,900 (COP10,000,000) a month. On March 1, 2020, the monthly fee was increased to approximately $5,800 (COP20,000,000).  This contract maturity is 5 years. Cosechemos has an option to purchase the Cosechemos Farm, in whole or in part, at a price to be determined by an arm’s length third party appraiser from the real estate association of Bogota, Colombia. As of January 1, 2019, the lease will be accounted under IFRS 16 and the Company will recognize a right-of-use asset of $315,531, a current lease liability of $5,374 and non-current lease liability of $310,157.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

Pursuant to an (i) option dated December 27, 2018 to enter in a lease agreement between Waldshut C.V. and Cosechemos, Cosechemos has the option to lease the Palagua Farm I, and (ii) option to lease agreement dated December 27, 2018 between Vicalvaro C.V. and Cosechemos, Cosechemos the option to lease the Palagua Farm II. The Palagua Farm I is a 700 hectare property in Palagua, Boyaca, Colombia. The Palagua Farm II is a 1,432 hectares property in Palagua, Boyacá, Colombia. The Palagua Farm I and Palagua Farm II (collectively, the “Palagua Farms”) are contiguous to each other. The Palagua Farms are approximately 300 kilometers from the Cosechemos Farm. There is not any expiration date for this option.

Pursuant to the option to lease agreements for the Palagua Farms, Cosechemos shall pay approximately $28.13 (COP$95,879) a month for each hectare of the Palagua Farms being used to cultivate cannabis by Cosechemos. Cosechemos is not required to make any payments until it commences its operations at the Palagua Farms.  Cosechemos has a right to purchase the Palagua Farms, in whole or in part, at a price to be determined by an arm’s length third party appraiser from the real estate association of Bogota, Colombia.

Contingencies

Cannabis operations are subject to extensive controls and regulations imposed by various levels of government that may be amended from time to time. The Company’s operations may require licenses and permits from various governmental authorities in the countries in which it plans to operate. There can be no assurance that the Company will be able to obtain all necessary licenses and permits that may be required to carry out growth and development of its projects.

Although the Company has taken steps to verify title to the properties on which it will conduct its cannabis development and in which it has an interest, in accordance with industry standards for the current stage of operations of such properties, these procedures do not guarantee the Company's title. Property title may be subject to government licensing requirements or regulations, social licensing requirements, unregistered prior agreements, unregistered claims, and non-compliance with regulatory and environmental requirements. The Company’s assets may also be subject to increases in taxes and royalties, renegotiation of contracts, political uncertainty and currency exchange fluctuations and restrictions.

Environmental

The Company’s growth and development activities are subject to laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company believes its operations are materially in compliance with all applicable laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

12.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT
Fair value

The Company’s financial instruments measured at amortized cost as at December 31, 2018 and 2017, consist of amounts receivable, trade payables and accrued liabilities, and the amounts reflected in the statements of financial position approximate fair value due to the short term maturity of these instruments.

Financial instruments recorded at the reporting date at fair value are classified into one of three levels based upon the fair value hierarchy. Items are categorized based on inputs used to derive fair value based on:

Level 1 - quoted prices that are unadjusted in active markets for identical assets or liabilities;
Level 2 - inputs other than quoted prices included in level 1 that are observable for the asset/liability either directly or indirectly; and
Level 3 - inputs for the instruments are not based on any observable market data.

The Company had no financial instruments recorded at fair value in the statement of financial position at December 31, 2018 and 2017.

Fair value estimates are made at the relevant transaction date, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties in significant matters of judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

Risk management overview

The Company has exposure to credit, liquidity and market risks from its use of financial instruments. This note provides information about the Company’s exposure to each of these risks, the Company’s objectives, policies and processes for measuring and managing risk. Further quantitative disclosures are included throughout these financial statements.

Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s amounts receivables.

The carrying amount of amounts receivable represents the maximum credit exposure. As at December 31, 2018, the Company’s total receivable was $1,539 ($1,676 – December 31, 2017).

Market risk

Market risk is the risk that changes in market conditions, such as commodity prices, foreign exchange rates, and interest rates, will affect the Company’s net income or the value of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable limits, while maximizing the Company’s returns.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

(i)
Commodity price risk
Commodity price risk is the risk that future cash flows will fluctuate as a result of changes in commodity prices. Commodity prices for cannabis seeds and plants are impacted by not only the relationship between the Colombian peso, Canadian and United States dollar, as outlined below, but also global economic events that dictate the levels of supply and demand. Lower commodity prices can also reduce the Company’s ability to raise capital. As the Company is not generating revenues, commodity price risk does not directly impact the Company’s financial results.

(ii)
Foreign exchange risk
Foreign currency exchange rate risk is the risk that the fair value of future cash flows will fluctuate as a result of changes in foreign exchange rates.

As at December 31, 2018 and 2017, the Company had no liabilities denominated in foreign currencies, they are presented in United States dollars.

(iii)	Interest exchange risk The Company has no cash balance as at December 31, 2018 and 2017.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with the financial liabilities. The Company’s financial liabilities consist of trade payables and accrued liabilities of $14 USD as at December 31, 2018 ($8 USD – December 31, 2017). The Company has no cash as at December 31, 2018 and 2017.

Trade payables and accrued liabilities consist of invoices payable to trade suppliers for administration and professional expenditures. The Company processes invoices within a normal payment period. Trade payables have contractual maturities of less than 90 days.

Price risk

The Company is exposed to price risk with respect to commodity prices. Commodity prices fluctuate on a daily basis and are affected by numerous factors beyond the Company’s control. The supply and demand for commodities, the level of interest rates, the rate of inflation, investment decisions by large holders of commodities including governmental reserves and stability of exchange rates can all cause significant fluctuations in commodities prices. Such external economic factors are in turn influenced by changes in international investment patterns and monetary systems and political developments.

Sensitivity analysis

The Company has, for accounting purposes, designated its amounts receivable as loans and receivables which are measured at amortized cost. Trade payables and accrued liabilities are classified for accounting purposes as other financial liabilities, which are measured at amortized cost. As of December 31, 2018, and 2017, both the carrying and fair value amounts of the Company's financial instruments are approximately equivalent due to the short-term maturity of these instruments.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

The sensitivity analysis shown in the notes below may differ materially from actual results. Based on management's knowledge of and experience with the financial markets, the Company believes the following movements are "reasonably possible":

Trade payables and accrued liabilities denominated in Canadian and United States dollars are subject to foreign currency risk. As at December 31, 2018, had the United States dollar weakened/strengthened by 5% against the Canadian dollar with all other variables held constant, there would have been a change of approximately $Nil in the Company’s net loss.

13.	CAPITAL MANAGEMENT
The Company will consider the aggregate of its common shares and deficit as capital. The Company’s objective, when managing capital, is to ensure sufficient resources are available to meet day to day operating requirements and to safeguard its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders.

At December 31, 2018 and 2017, the Company has no cash-generating operations; therefore, the only source of cash flow is generated from financing activities or loans. The Company’s officers and senior management are in the process of searching for additional business opportunities. Potential business activities are appropriately evaluated by senior management and a formal review and approval process has been established at the Board of Directors’ level. The Company may enter into new financing arrangements to meet its objectives for managing capital, until such time as a viable business activity is operational and the Company can thereby internally generate sufficient capital to cover its operational requirements.

The Company’s officers and senior management take full responsibility for managing the Company’s capital and do so through quarterly meetings and regular review of financial information. The Company’s Board of Directors is responsible for overseeing this process.

14.	SUBSEQUENT EVENTS
The Company received loans from Flora in the amount of $212,380 in August 2019.n July 16, 2019, the Company signed a share purchase agreement with Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa, collectively, the “Vendors”, to purchase 90% of Cosechemos S.A.S Ya (“Cosechemos”). Pursuant to the share purchase agreement, Flora acquired 4,500 shares of Cosechemos. As consideration for the Cosechemos shares, Flora (i) pay $80,000 to the Vendors, and (ii) grant the Vendors a 10% non-dilutive, free carried interest in Cosechemos, the (“Free Carry”). Pursuant to the agreement, Flora is required to pay the Vendors, as a one-time payment, $750,000 within 60 days of Cosechemos earning a net income of $10,000,000. To date, payments under this agreement has not been made.
The Free Carry will terminate upon Flora investing an aggregate of $25,000,000 into the Company.
In September 2019 the planting of 2,431 cannabis plants distributed in 12 codes began for research purposes.

In the Cantalavieja farm located in the municipality of Motoso, Giron, Santander, which has been rented for 5 years from September 1, 2019, the following improvement activities have been carried out:

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

- Construction of propagation greenhouse
- Cleaning and preparation of 1 hectare of land for research growing
- Planting for research purposes
- Transplant and crop development in production area.
- Installation of temporary irrigation system
- Trellising installation
- Training of cultivation personnel

Additionally, the following works will be carried out in the period:

- Conformation and/or adaptation of the internal vehicular routes of the farm
-              Demolitions and improvement of the existing farm facilities: office, warehouse, camp, guard area, dormitories, bathrooms, among others.

- Design and installation of the general sign system
- Construction of the propagation greenhouse with ventilation system and lighting system.
- Construction of a production greenhouse, which will be used in production evaluations.
- Installation of the automated irrigation system for 2.13 hectares of production

Staff at all levels are also being trained, which will be documented. The guidelines for organic and Global Gap certifications will be defined beginning in January 2021 for a future pre-audit.

The Agronomic Evaluation Tests are scheduled to be carried out beginning January 2021 to obtain the Cultivars national registry and thus begin commercial planting.

In June 2019, treasury mandate contracts were signed for the management of funds from Canada, with Vallita Petroleum SAS, to provide the cash needed for the operations of the Company.

During 2019 and 2020 the company has been in the process of opening a bank account with BBVA, which it expects to finalize in December 2020; during this period of time all the payments have been handled through mandate contracts mentioned above.

In November 2020, the design planning begins for the implementation of processes COSO and procedures for identification, evaluation, and management of risk with SOX by the Company, which it is expected to be completed in the first half of 2021.

As of the date of this audit, the company does not have any type of judicial process pending.

OFFERING

Flora is offering up to 40,000,000 (the “Maximum Offering”) units (the “Units”) of the Company to be sold in the offering (the “Offering”). Each Unit is comprised of one common share in the capital of the Company, with no par value per share (a “Common Share”), and one-half of one Common Share purchase warrant (each whole warrant, a “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of $1.00 per Warrant Share, subject to certain adjustments, over an 18-month exercise period following the date of issuance of the Warrant. The Units are being offered at a purchase price of $0.75 per Unit. Flora is selling the Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933. There is no assurance the Maximum Offering will be completed.

COSECHEMOS YA SAS
For the years ended December 31, 2018 and 2017
(Figures Expressed in American US Dollars, unless otherwise stated)

LEASE AGREEMENT

Pursuant to a lease agreement dated May 2, 2018, between C.I. Gramaluz S.C.A. and Cosechemos, Cosechemos has leased the Cosechemos farm, which is a 361 hectares property in Girón, Santander, Colombia.  The monthly rent is fixed at approximately $3,480 (COP12,000,000) for 6 years starting on May 2, 2018.

On September 1, 20019, an amendment with a grace period of 16 months formalized with respect to the initial subscription date, with new terms established for the leases and an option to purchase the property to CI Gramaluz SCA was signed and the lease contract was revised. Monthly rent was waived from May 2, 2018 to August 31, 2019. Effective September 1, 2019, Cosechemos shall pay approximately $2,900 (COP10,000,000) a month. On March 1, 2020, the monthly fee was increased to approximately $5,800 (COP20,000,000).  This contract maturity is 5 years. Cosechemos has an option to purchase the Cosechemos Farm, in whole or in part, at a price to be determined by an arm’s length third party appraiser from the real estate association of Bogota, Colombia. As of January 1, 2019, the lease will be accounted under IFRS 16 and the Company will recognize a right-of-use asset of $315,531, a current lease liability of $5,374 and non-current lease liability of $310,157.

Pursuant to an (i) option dated December 27, 2018 to enter in a lease  agreement between Waldshut C.V. and Cosechemos, Cosechemos has the option to lease the Palagua Farm I, and (ii) option to lease agreement dated December 27, 2018 between Vicalvaro C.V. and Cosechemos, Cosechemos the option to lease the Palagua Farm II. The Palagua Farm I is a 700 hectare property in Palagua, Boyaca, Colombia. The Palagua Farm II is a 1,432 hectares property in Palagua, Boyacá, Colombia. The Palagua Farm I and Palagua Farm II (collectively, the “Palagua Farms”) are contiguous to each other. The Palagua Farms are approximately 300 kilometers from the Cosechemos Farm.   There is not any expiration date for this option.

Pursuant to the option to lease agreements for the Palagua Farms, Cosechemos shall pay approximately $28.13 (COP$95,879) a month for each hectare of the Palagua Farms being used to cultivate cannabis by Cosechemos. Cosechemos is not required to make any payments until it commences its operations at the Palagua Farms.  Cosechemos has a right to purchase the Palagua Farms, in whole or in part, at a price to be determined by an arm’s length third party appraiser from the real estate association of Bogota, Colombia.

15.	APPROVAL OF FINANCIAL STATEMENTS
The individual financial statements at December 31, 2018 y 2017 were authorized for their disclosures by the Legal Representative on November 30, 2020.

Flora Growth Corp.

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2020 and the three months ended June 30, 2019 and the period from incorporation on March 13, 2019 to June 30, 2019

(Expressed in United States Dollars)

Flora Growth Corp.
Interim Condensed Consolidated Statements of Financial Position
(Unaudited - Prepared by Management)
(Expressed in US dollars)

As at:	June 30, 2020	December 31, 2019

ASSETS
Current
Cash	$6,174,917	$139,892
Restricted cash (Note 3)	516,256	-
Amounts receivable (Note 4)	240,583	20,401
Loans receivable (Note 5)	1,314,553	91,087
Prepaid expenses	56,943	210,197
Advances (Note 5)	345,501	-
Total current assets	8,648,753	461,577
Non-current
Property, plant and equipment (Note 6)	430,534	434,520
Intangible asset (Note 8)	216,124	276,778
Total assets	$9,295,411	$1,172,875

LIABILITIES
Current
Trade payables and accrued liabilities (Note 14)	$1,291,855	$1,149,469
Loans payable (Note 9)	-	1,030,154
Current lease liability (Note 10)	52,715	52,772
Total current liabilities	1,344,570	2,232,395
Non-current
Non-current lease liability (Note 10)	187,431	245,801
Total liabilities	1,532,001	2,478,196

SHAREHOLDERS' EQUITY (DEFICIENCY)
Share capital (Note 11(b))	11,056,384	1,400,000
Warrants (Note 13)	1,678,521	21,154
Options (Note 12)	422,916	85,870
Non-controlling interest	(56,595)	(10,896)
Accumulated other comprehensive income	41,923	22,877
Deficit	(5,379,739)	(2,824,326)
Total Shareholders' equity (deficiency)	7,763,410	(1,305,321)
Total liabilities and shareholders' equity (deficiency)	$9,295,411	$1,172,875

Nature and continuance of operations (Note 1)
Commitments and contingencies (Note 15)
Subsequent events (Note 19)

APPROVED ON BEHALF OF THE BOARD

Signed “Damian Lopez”, DIRECTOR

Signed “Fred Leigh”, DIRECTOR

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Flora Growth Corp.
Interim Condensed Consolidated Statements of Loss and Comprehensive Loss
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)

	For the three months	For the three months	For the six months	For the period from incorporation
	ended June 30, 2020	ended June 30, 2019	ended June 30, 2020	(March 13, 2019) to June 30, 2019

Expenses
Consulting and management fees (Note 11(b) and 14)	$585,422	$1,550,610	$818,866	$1,550,610
Professional fees	88,991	19,309	217,960	19,309
General office expenses	529,177	24,312	714,947	24,312
Travel expenses	206,051	219,613	233,362	219,613
Share based compensation (Note 12)	344,406	85,870	344,406	107,024
Amortization (Notes 6 and 8)	27,417	-	56,617	-
Research and development	24,785	-	53,405	-
Foreign exchange (gain)	(75,430)	-	170,041	-
Loss before interest expense and other income	1,730,819	1,899,714	2,609,604	1,920,868
Interest expense (Note 9)	38,749	-	72,087	-
Other income (Note 5)	(52,371)	-	(80,579)	-
Net loss for the period	$1,717,197	$1,899,714	$2,601,112	$1,920,868

Other comprehensive loss
Exchange differences on foreign operations	(67,808)	-	(19,046)	-
Total comprehensive loss for the period	$1,649,389	$1,899,714	$2,582,066	$1,920,868

Net loss attributable to:
Flora Growth Corp.	$1,700,739	$1,899,714	$2,555,413	$1,920,868
Non-controlling interests	$16,458	$-	$45,699	$-

Comprehensive loss attributable to:
Flora Growth Corp.	$1,632,931	$1,899,714	$2,536,367	$1,920,868
Non-controlling interests	$16,458	$-	$45,699	$-

Basic and diluted loss per share attributable to Flora Growth Corp.	$0.02	$0.82	$0.03	$1.00
Weighted average number of common shares outstanding - basic and diluted (Note 16)	85,432,654	2,307,692	81,126,625	1,926,606

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Flora Growth Corp.
Interim Condensed Consolidated Statement of Shareholders' Equity (Deficiency)
(Unaudited - Prepared by Management)
(Expressed in United States dollars)

	Common Shares		Options	Warrants	Accumulated other comprehensive loss	Accumulated Deficit	Non-Controlling interest (Deficiency)	Shareholders' Equity (Deficiency)
	#	$	$	$	$	$	$	$
Balance, March 13, 2019	-	-	-	-	-	-	-	-
Incorporation share	1	-	-	-	-	-	-	-
Common shares issued (Note 11(b))	69,999,999	1,400,000	-	-	-	-	-	1,400,000
Options issued (Note 12)	-	-	85,870	-	-	-	-	85,870
Warrants issued (Note 13)	-	-	-	21,154		-	-	21,154
Loss and comprehensive loss for the period	-	-	-	-	-	(1,920,868)	-	(1,920,868)

Balance, June 30, 2019	70,000,000	1,400,000	85,870	21,154	-	(1,920,868)	-	(413,844)

Balance, December 31, 2019	70,000,000	1,400,000	85,870	21,154	22,877	(2,824,326)	(10,896)	(1,305,321)

Regulation A Offering (Note 11(b))	17,170,100	10,984,300	-	1,893,275	-	-	-	12,877,575
Share issuance costs (Note 11(b))	-	(1,365,276)	-	(235,908)	-	-	-	(1,601,184)
Options exercised	600,000	37,360	(7,360)	-	-	-	-	30,000
Options issued (Note 12)	-	-	344,406	-	-	-	-	344,406
Other comprehensive loss - exchange differences on foreign operations	-	-	-	-	19,046	-	-	19,046
Loss and comprehensive loss for the period	-	-	-	-	-	(2,555,413)	(45,699)	(2,601,112)
Balance, June 30, 2020	87,770,100	11,056,384	422,916	1,678,521	41,923	(5,379,739)	(56,595)	7,763,410

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Flora Growth Corp.
Interim Condensed Consolidated Statements of Cash Flows
(Unaudited - Prepared by Management)
(Expressed in US dollars)

	For the six months ended June 30, 2020	For the period from incorporation (March 13, 2019) to June 30, 2019

CASH FROM OPERATING ACTIVITIES:
Net loss for the period	$(2,601,112)	$(1,920,868)
Items not involving cash:
Share-based compensation (Note 12)	344,406	107,024
Bonus paid in shares (Note 11(b))	-	1,400,000
Amortization (Notes 6 and 8)	56,617	-
Accrued interest on loans receivable (Note 5)	(25,124)	-
Accrued interest on loans payable (Note 9)	13,053	-
	(2,212,160)	(413,844)

Net change in non‑cash working capital (Note 3)
Amounts receivable	(220,182)	(238)
Prepaid expenses	153,254	414,082
Trade payables and accrued liabilities	142,386	-
Net cash flows from operating activities	(2,136,702)	-

CASH FROM FINANCING ACTIVITIES:
Regulation A Offering (Note 11(b))	12,877,575	-
Unit issue costs (Note 11(b))	(1,601,184)	-
Exercise of options (Note 11(b))	30,000	-
Repayment of lease liability (Note 10)	(27,094)	-
Loan received (Note 9)	6,328	-
Interest paid (Note 9)	(33,413)	-
Loan repayments (Note 9)	(1,016,122)	-
Net cash flows from financing activities	10,236,090	-

CASH FROM INVESTING ACTIVITIES:
Loans provided (Note 5)	(1,195,773)	-
Advances (Note 5)	(345,501)	-
Acquisition of equipment (Note 6)	(83,416)	-
Net cash flow from investing activities	(1,624,690)	-

Effect of exchange rate change	76,583	-

CHANGE IN CASH DURING THE PERIOD	6,474,698	-

CASH, beginning of the period	139,892	-

CASH AND RESTRICTED CASH, end of the period	$6,691,173	$-

Supplemental cash flows:
Income taxes paid	-	-
Interest paid	33,413	-

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

1. NATURE AND CONTINUANCE OF OPERATIONS
Flora Growth Corp. (the “Company” or “Flora”) was incorporated under the laws of the Province of Ontario, Canada by Articles of Incorporation, on March 13, 2019. The Company is focused on developing business for the purpose of cultivating, processing and supplying all natural, medicinal-grade cannabis oil, cannabis oil extracts and related products to large channel distributors, including pharmacies, medical clinics, and cosmetic companies. The Company’s head office is located at 65 Queen Street West, Suite 800, Toronto, Ontario, M5H 2M5, Canada. On July 16, 2019, the Company signed a share purchase agreement with Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa, collectively, the “Vendors”, to purchase 90% of Cosechemos YA S.A.S (“Cosechemos”). Pursuant to the share purchase agreement, Flora acquired 4,500 shares of Cosechemos on October 15, 2019.

Through the Company’s subsidiary, Cosechemos, the Company is licensed by the Ministry of Health and Ministry of Justice in Colombia to cultivate, produce derivatives, distribute and commercialize domestically and internationally, derived non-psychoactive cannabis (less than 1% of THC) and by the Ministry of Health to manufacture psychoactive derivatives (more than 1% of THC [tetrahydrocannabinol]) of cannabis.  Cosechemos is currently awaiting the psychoactive cannabis license from the Ministry of Justice and Law.

Going concern

These interim condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. It will need to raise additional capital in the near term to fund its ongoing operations and business activities. While the Company has engaged in an offering of units (Notes 11(b) and 19), there is no assurance of the amount of financing that will be received. There is also no assurance that other financings will be available on terms acceptable to the Company or at all.

These interim condensed consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and classifications in the interim condensed consolidated statement of financial position that may be necessary were the Company unable to continue as a going concern and these adjustments could be material.

The business of cannabis growth and development of Cannabidiol (“CBD”) oils involves a high degree of risk and there can be no assurance that current business development programs will result in profitable cannabis operations. The Company’s continued existence is dependent upon the acquisition of assets, preservation of its interest in the underlying assets, acquisition of various licenses, the achievement of profitable operations, or the ability of the Company to raise alternative financing, if necessary, or alternatively upon the Company’s ability to dispose of its assets and operations on an advantageous basis.

The Company does not have any operating assets that generate revenues and incurred a net loss of $2,601,112 during the six months ended June 30, 2020 (net loss of $1,920,868 for the period from March 13, 2019 to June 30, 2019). These conditions indicate the existence of material uncertainties which cast substantial doubt about the Company’s ability to continue as a going concern.

2. BASIS OF PRESENTATION
Statement of compliance

These interim condensed consolidated financial statements have been prepared by management in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting, as issued by the International Accounting Standards Board (“IASB”). These condensed consolidated financial statements do not include all notes of the type normally included within the annual financial statements and should be read in conjunction with the audited consolidated financial statements of the Company for the period from March 13, 2019 (incorporation) to December 31, 2019, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the IFRS Interpretations Committee (“IFRIC”).

These interim condensed consolidated financial statements have been prepared following the same accounting policies used in the preparation of the audited financial statements of the Company for the period from March 13, 2019 (incorporation) to December 31, 2019, with the exception of the adoption of amendments to accounting standards as described below.

These interim condensed consolidated financial statements were approved and authorized for issuance by the Board of Directors of the Company on December 9, 2020.

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

Basis of consolidation

These interim condensed consolidated financial statements include the accounts of the Company and its subsidiaries, Cosechemos YA S.A.S. (90% owned), Flora Growth Corp. Sucursal Colombia (100% owned), which was incorporated on March 20, 2020, Hemp Textiles & Co. LLC (80% owned), which was incorporated on June 25, 2020, Flora Beauty LLC (80% owned), which was incorporated on February 12, 2020 and Flora Beauty LLC Sucursal Colombia (100% owned), which was incorporated on June 24, 2020.  All significant intercompany balances and transactions were eliminated on consolidation. Subsidiaries are entities the Company controls when it is exposed, or has rights, to variable returns from its involvement in the entity and has the ability to affect those returns through its power to direct the relevant activities of the entity.

Basis of measurement

The interim condensed consolidated financial statements of the Company have been prepared on an accrual basis, and are based on historical cost, except for financial instruments measured at fair value.

Foreign currency translation

The presentation currency and functional currency of the Company and Flora Beauty LLC is the United States dollar. The functional currency of Cosechemos YA S.A.S., Flora Growth Corp. Sucursal Colombia, Flora Beauty LLC Sucursal Colombia and Hemp Textiles & Co. LLC is the Colombian Peso.

New accounting standards

Certain pronouncements were issued by the IASB or the IFRIC that are mandatory for accounting periods on or after January 1, 2020 or later periods. Many are not applicable or do not have a significant impact to the Company and have been excluded.

IAS 1 – Presentation of Financial Statements (“IAS 1”) and IAS 8 – Accounting Policies, Changes in Accounting Estimates and Errors (“IAS 8”) were amended in October 2018 to refine the definition of materiality and clarify its characteristics. The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements. The adoption of IAS 1 on January 1, 2020 did not have a material impact on the Company’s interim condensed consolidated financial statements.

3. RESTRICTED CASH
Restricted cash consists of cash held by the Company’s escrow agent in relation to the investments made by the potential investors that have not passed clearance requirements for the subscription of the Company’s capital as of June 30, 2020. The corresponding amount has been recorded in accounts payable, and represents a non-cash transaction. See Note 19 for units issued subsequent to June 30, 2020.

4. AMOUNTS RECEIVABLE
The amounts receivable balance as at June 30, 2020 and December 31, 2019 consists of amounts receivable from the Government of Canada for Harmonized Sales Taxes (“HST”) and sundry receivables.

	June 30, 2020	December 31, 2019

HST receivable	$223,477	$18,840
Sundry receivables	17,106	1,561
Total	$240,583	$20,401

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

5. LOANS RECEIVABLE AND ADVANCES
Loans Receivable
The Company has granted a loan to Kasa Wholefoods Company S.A.S (“Kasa”).  The purpose of making this loan was to provide working capital to Kasa as a potential acquisition target, and subsequent to December 31, 2019 the Company signed an letter of intent (“LOI”) with Kasa .  The loan accrues interest with an annual interest rate of 5%, is unsecured, and is payable on demand.  As at June 30, 2020, the Company has a loan receivable of $218,324 (December 31, 2019 - $91,087) of which $216,000 (December 31, 2019 - $91,000) is principal and $2,324 (December 31, 2019 - $87) is interest.
The Company has granted a loan of $1,000,000 to Newdene Gold Inc. (“Newdene”).  The loan accrues interest with an annual interest rate of 6%, and is payable six months following the closing date of February 12, 2020.  The loan is secured by a securities pledge agreement in favor of the Company creating a security interest of 2,000,000 common shares in the capital of Flora.  As at June 30, 2020, the Company has a loan receivable of $1,022,849 (December 31, 2019 - nil) of which $1,000,000 (December 31, 2019 - nil) is principal and $22,849 (December 31, 2019 - nil) is interest.  Subsequent to the period end, the loan was extended for another six months on the same terms and was subsequently repaid on November 23, 2020 (Note 19).
The Company has granted a loan of CAD$100,000 ($70,811) to Consultancies and Consultancies of Latam by GM LLC (“Consultancies”).  The loan accrues interest with an annual interest rate of 5%, and is payable sixty days following the closing date of April 17, 2020.  As at June 30, 2020, the Company has a loan receivable of CAD$100,000 ($73,380) (December 31, 2019 - nil) of which $73,380 (December 31, 2019 - nil) is principal and nil (December 31, 2019 - nil) is interest.  Subsequent to the period end, the loan was extended for another four months on the same terms and was subsequently repaid (Note 19).
Advances
During the six-month period ended June 30, 2020, the Company made the following advances:
•	$131,579 to Grupo Farmaceutico Cronomed S.A.S. (“Cronomed”) (see Note 19);
•	$189,482 to Breeze Laboratory S.A.S. (“Breeze”);
•	$24,440 to Kasa.
These advances are non-interest bearing, are unsecured, and due on demand.
The Company has entered into a non-binding LOI to acquire 100% of Kasa, a company incorporated and currently existing under the laws of the Republic of Colombia.

The Company has entered into a non-binding LOI to acquire 90% of Breeze, a company incorporated and currently existing under the laws of the Republic of Colombia.

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

6. PROPERTY, PLANT AND EQUIPMENT
Cost	Construction in progress	Office equipment	Vehicle	Right of use asset (land)	Total
As at March 13, 2019	$-	$-	$-	$-	$-
Additions	99,556	715	39,903	-	140,174
Asset acquisition (Note 7)	-	609	-	288,111	288,720
Foreign exchange translation	3,602	249	1,444	17,537	22,832
Cost as at December 31, 2019	$103,158	$1,573	$41,347	$305,648	$451,726
Additions	35,007	48,409	-	-	83,416
Foreign exchange translation	(13,956)	(1,549)	(5,299)	(39,174)	(59,978)
Cost as at June 30, 2020	$124,209	$48,433	$36,048	$266,474	$475,164

Accumulated depreciation
As at March 13, 2019	$-	$-	$-	$-	$-
Depreciation	-	(1,370)	(333)	(13,133)	(14,836)
Foreign exchange translation	-	(22)	(12)	(2,336)	(2,370)
Accumulated depreciation as at December 31, 2019	$-	$(1,392)	$(345)	$(15,469)	$(17,206)
Depreciation	-	(7,975)	(1,027)	(21,147)	(30,149)
Foreign exchange translation	-	1,447	(731)	2,009	2,725
Accumulated depreciation as at June 30, 2020	$-	$(7,920)	$(2,103)	$(34,607)	$(44,630)

Net book value
As at December 31, 2019	$103,158	$181	$41,002	$290,179	$434,520
As at June 30, 2020	$124,209	$40,513	$33,945	$231,867	$430,534

The Company is constructing greenhouses in Colombia, the expenditures for which are recorded as construction in progress which is not currently being depreciated.  Depreciation will commence when construction is complete, and the facility is available for its intended use. All of the Company’s property, plant and equipment is domiciled in Colombia.
7. ASSET ACQUISITION
Acquisition of Cosechemos YA S.A.S (the “Acquisition”)
On July 16, 2019, the Company signed a share purchase agreement with Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa, collectively, the “Vendors”, to purchase 90% of Cosechemos. Pursuant to the share purchase agreement, Flora acquired 4,500 shares of Cosechemos on October 15, 2019. As consideration for the Cosechemos shares, Flora agreed to (i) pay $80,000 to the Vendors, and (ii) grant the Vendors a 10% non-dilutive, free carried interest in Cosechemos, the (“Free Carry”). Pursuant to the agreement, Flora is required to pay the Vendors, as a one-time payment, $750,000 within 60 days of Cosechemos earning a net income of $10,000,000. On October 15, 2019, $80,000 was paid to the Vendors for the purchase of 90% of Cosechemos. Cosechemos was acquired to gain access to certain cannabis licenses held by Cosechemos in Colombia.  Cosechemos is focused on cultivating, processing and supplying all natural, medicinal-grade cannabis oil extracts and related products to large channel distributors, including pharmacies, medical clinics and cosmetic companies.  Cosechemos’ operations are in Giron, Santander, Colombia where it has leased a 361 hectare property.

The Free Carry will terminate upon Flora investing an aggregate of $25,000,000 in Cosechemos.

The asset acquisition was recorded at 100% of the fair value of the net assets acquired with 10% attributable to the non-controlling interest.

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

The allocation of the consideration to the fair value of 100% of the net assets acquired at the date of acquisition is as follows:

	$
Current assets		220,582
Property and equipment		609
Right of use asset		288,111
Intangible asset		271,725
Trade and other payables		(102,892)
Loans payable to Flora Growth Corp.		(299,022)
Lease liability		(290,224)
Non-controlling interest		(8,889)
Total consideration paid		80,000

8. INTANGIBLE ASSET

A continuity of the intangible assets for the period ended June 30, 2020 is as follows:

	$
Balance, March 13, 2019		-

Acquisition of license (Note 9)		271,725
Amortization		(11,029)
Foreign currency translation		16,082
Balance, December 31, 2019		276,778

Amortization		(26,468)
Foreign currency translation		(34,186)
Balance, June 30, 2020		216,124
The Company’s intangible assets consist of a license is for the production of non-psychoactive cannabis products on its property located in Colombia. See Note 10.

9. LOANS PAYABLE
The Company entered into a loan agreement with QuestCap Inc. (formerly Copper One Inc.) for an amount up to $500,000 of which $497,514 of principal was drawn down prior repayment (December 31, 2019 - $497,514). The loan was a United States dollar loan which bore interest at 10% annually, was unsecured, and was payable on demand. As at December 31, 2019, the interest payable on the loan was $15,784. Stan Bharti and Deborah Battiston are the Chairman and Chief Financial Officer, respectively, of the Company and of QuestCap. These funds were sent to provide support to Cosechemos and to provide working capital for the Company. On January 31, 2020, the loan was repaid in the amount of $521,341; $497,514 to principal and $23,827 to interest.
The Company entered into a loan agreement with Sulliden Mining Capital Inc. for an amount up to $525,000 of which $501,941 of principal was drawn down prior to repayment (December 31, 2019 - $495,613). The loan was a United States dollar loan which bore interest at 12% annually, was unsecured, and was due on March 31, 2020. As at December 31, 2019, the interest payable on the loan was $3,681. Stan Bharti and Deborah Battiston are the Chairman and Chief Financial Officer, respectively, of the Company and Interim Chief Executive Officer and Chief Financial Officer, respectively of Sulliden Mining. These funds were sent to provide support to Cosechemos and to provide working capital for the Company. On January 31, 2020, the loan was repaid in the amount of $510,557; $501,941 to principal and $8,616 to interest.
The Company entered into a loan agreement with Q Gold Resources Ltd. for an amount of $16,667 (December 31, 2019 - $16,667). The loan bore interest at 10% annually, was unsecured, and was payable on demand. As at December 31, 2019, the interest payable on the loan was $895. Deborah Battiston is the Chief Financial Officer and Fred Leigh is a director of the Company. Deborah Battiston is the Chief Financial Officer and Fred Leigh is Chief Executive Officer and a director of Q Gold. These funds were sent to provide support to Cosechemos and to provide working capital for the Company. On March 6, 2020, the loan was repaid in the amount of $17,637; $16,667 to principal and $970 to interest.

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

10. LEASE LIABILITY
The Company entered into a land lease for 361 hectares of property in the municipality of Giron, in Santander, Colombia. The land is subject to a 6-year lease and is recorded as a right of use asset in property, plant and equipment.  The discount rate used to calculate the lease liability is 5.2%.
A continuity of lease liability for the period ended June 30, 2020 is as follows:
As at December 31, 2019	$298,573
Lease payments	(27,094)
Interest expense on lease liability	6,563
Foreign currency translation	(37,896)
As at June 30, 2020	$240,146
Current portion	52,715
Long term portion	$187,431

The maturity analysis of the undiscounted contractual balances of the lease liability is as follows:

Less than one year	$ 63,920
One to five years	202,870
266,790
Effect of discounting	(26,644)
240,146
Potential exposure on extension option (over 5 years) (i)	$320,322
(i) There is an option to extend the lease in the event that neither the lessee nor the lessor terminates the lease, for an additional five years.
11. CAPITAL STOCK
a.	Authorized

Unlimited number of common shares, without par value

b.	Common shares issued
	Number of shares	Stated value $
Balance, March 13, 2019	-	$ -
Incorporation share	1	-
Bonus shares	69,999,999	1,400,000
Balance, June 30, 2019 and December 31, 2019	70,000,000	$ 1,400,000
Regulation A Offering	17,170,100	10,984,300
Share issuance costs	-	(1,365,276)
Stock options exercised	600,000	37,360
Balance, June 30, 2020	87,770,100	$ 11,056,384

On June 27, 2019, the Company granted bonuses of $1,400,000 to consultants, directors and officers of the Company. The bonuses were settled by the issuance of 69,999,999 common shares at a price of $0.02 per share for a value of $1,400,000 based on the value of services agreed upon and invoiced by the consultants, directors, officers and the Company. Of the 69,999,999 common shares issued, a total of 14,950,000 common shares with a value of $299,000 were granted to the directors and officers of the Company (See Note 14).

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

11. CAPITAL STOCK (CONTINUED)
REGULATION A OFFERING

During the six months ended June 30, 2020, the Company announced an offering up to 40,000,000 (the “Maximum Offering”) units (the “Units”) of the Company to be sold in a Regulation A offering circular under the Securities Act of 1933 (the “Offering”). Each Unit is comprised of one common share in the capital of the Company, with no par value per share (a “Common Share”), and one-half of one Common Share purchase warrant (each whole warrant, a “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of $1.00 per Warrant Share, subject to certain adjustments, over an 18-month exercise period following the date of issuance of the Warrant. The Units are being offered at a purchase price of $0.75 per Unit. Flora is selling the Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933. There is no assurance the Maximum Offering will be completed. During the six months ended June 30, 2020, the Company has issued 17,170,100 units of the Company at a price of $0.75 per unit.  In connection with the closing, the Company has paid unit issuance costs of $1,601,184 in cash, which has been allocated $1,365,276 to capital stock and $235,908 to warrants.  The issue date fair value of the warrants was estimated at $1,893,275 using the Black Scholes option pricing model with the following weighted average assumptions: expected dividend yield of 0%; expected volatility of 100% based comparable companies; risk-free interest rate of 0.96% and an expected life of 1.5 years.
On March 9, 2020, 600,000 stock options were exercised for gross proceeds of $30,000.
12. OPTIONS
The Company has a stock option plan whereby it may grant options for the purchase of common shares to any director, consultant, employee or officer of the Company or its subsidiaries. The aggregate number of shares that may be issuable pursuant to options granted under the Company’s stock option plan will not exceed 10% of the issued common shares of the Company (the “Shares”) at the date of grant. The options are non-transferable and non-assignable and may be granted for a term not exceeding five years. The exercise price of the options will be determined by the board at the time of grant, but in the event that the Shares are traded on any stock exchange (the “Exchange”), may not be less than the closing price of the Shares on the Exchange on the trading date immediately preceding the date of grant, subject to all applicable regulatory requirements. Stock option vesting terms are subject to the discretion of the board of directors.

Information relating to share options outstanding and exercisable as at June 30, 2020 and December 31, 2019 is as follows:

	Number of options	Weighted average exercise price
Balance, March 13, 2019	-	$ -
Granted	7,000,000	0.05

Balance, June 30, 2019 and December 31, 2019	7,000,000	$ 0.05
Granted	750,000	0.75
Exercised	(600,000)	0.05
Balance, June 30, 2020	7,150,000	$ 0.12

Date	Options	Options	Exercise	Grant date	Remaining life
of expiry	outstanding	exercisable	price	fair value	in years

June 28, 2024	6,400,000	6,400,000	$0.05	$ 78,510	4.00
April 23, 2025	750,000	750,000	$0.75	344,406	4.82
	7,150,000	7,150,000	$0.12	$ 422,916	4.08

On June 28, 2019, the Company granted 7,000,000 options to directors, officers and consultants of the Company with an exercise price of $0.05 per common share. The options vested immediately. The fair market value of the options was estimated to be $85,870 using the Black Scholes option pricing model based on the following assumptions: risk‑free rate of 1.39%, estimated current stock price of $0.02, expected volatility of 100% based on comparable companies, an estimated life of 5 years and an expected dividend yield of 0%. Of the 7,000,000 options granted, 3,800,000 options with a value of $46,615 were granted to the directors and officers of the Company (See Note 14).

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

On April 23, 2020, the Company granted 750,000 options to officers, employees and consultants of the Company with an exercise price of $0.75 per common share. The options vested immediately. The fair market value of the options was estimated to be $344,406 using the Black Scholes option pricing model based on the following assumptions: risk‑free rate of 0.45%, estimated current stock price of $0.64, expected volatility of 100% based on comparable companies, an estimated life of 5 years and an expected dividend yield of 0%.
13. WARRANTS
On March 15, 2019, the Company granted 7,000,000 founder warrants of the Company with an exercise price of $0.05 per common share. The fair market value of the warrants was estimated to be $21,154 using the Black Scholes option pricing model based on the following assumptions: risk‑free rate of 1.63%, estimated current stock price of $0.01, expected volatility of 100%, based on comparable companies, an estimated life of 3 years and an expected dividend yield of 0%. A total of 7,000,000 warrants with a value of $21,154 were granted to the directors and officers of the Company (See Note 14).
See Note 11(b) for warrants issued under Regulation A offering.
	Number of warrants	Weighted average exercise price
Balance, March 13, 2019	-	$ -
Granted	7,000,000	0.05
Balance, June 30, 2019 and December 31, 2019	7,000,000	$ 0.05
Granted (Note 11(b))	8,585,050	1.00
Balance, June 30, 2020	15,585,050	$ 0.57

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

13. WARRANTS (CONTINUED)
The following table shows all warrants outstanding as at June 30, 2020:
Date of expiry	Warrants outstanding	Exercise price	Grant date fair value	Remaining life in years

March 15, 2022	7,000,000	$ 0.05	$ 21,154	1.71
July 23, 2021	1,232,600	1.00	272,397	1.06
July 28, 2021	1,155,050	1.00	255,259	1.08
August 3, 2021	216,400	1.00	47,823	1.09
August 5, 2021	428,200	1.00	94,629	1.10
August 7, 2021	92,800	1.00	20,508	1.10
August 11, 2021	660,000	1.00	145,856	1.12
August 14, 2021	304,000	1.00	67,182	1.12
August 19, 2021	213,600	1.00	47,204	1.14
August 24, 2021	560,000	1.00	123,756	1.15
August 26, 2021	381,600	1.00	84,331	1.16
September 3, 2021	265,400	1.00	58,652	1.18
September 5, 2021	112,000	1.00	24,751	1.18
September 9, 2021	25,600	1.00	5,657	1.19
September 10, 2021	56,400	1.00	12,464	1.20
September 11, 2021	68,200	1.00	15,072	1.20
September 16, 2021	58,800	1.00	12,994	1.21
September 18, 2021	59,200	1.00	13,083	1.22
September 20, 2021	226,400	1.00	50,033	1.22
September 23, 2021	69,200	1.00	15,293	1.23
September 24, 2021	18,800	1.00	4,155	1.24
September 30, 2021	111,400	1.00	24,619	1.25
October 2, 2021	60,400	1.00	13,242	1.26
October 6, 2021	43,200	1.00	9,471	1.27
October 7, 2021	35,800	1.00	7,849	1.27
October 14, 2021	83,400	1.00	18,285	1.29
October 20, 2021	220,200	1.00	48,278	1.31
October 27, 2021	225,000	1.00	49,330	1.33
November 1, 2021	184,600	1.00	40,473	1.34
November 12, 2021	158,000	1.00	34,641	1.37
November 15, 2021	247,600	1.00	54,285	1.38
November 22, 2021	154,400	1.00	33,852	1.40
December 1, 2021	172,800	1.00	37,886	1.42
December 3, 2021	140,800	1.00	30,870	1.43
December 10, 2021	166,000	1.00	36,395	1.45
December 16, 2021	160,200	1.00	35,123	1.46
December 24, 2021	165,800	1.00	36,351	1.48
December 29, 2021	51,200	1.00	11,225	1.50

	15,585,050	$ 0.57	$ 1,914,429	1.42

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

14. RELATED PARTY DISCLOSURES
Key management personnel compensation

In addition to their contracted fees, directors and officers also participate in the Company’s stock option program. Certain executive officers are subject to termination notices of twenty-four months to thirty-six months and change of control contingent provisions (Note 15). Key management personnel compensation is comprised of the following, see Notes 11(b), 12, 13.

	Three months ended June 30, 2020	Three months ended June 30, 2019	Six months ended June 30, 2020	Period from incorporation on March 13, 2019 to June 30, 2019
Directors & officers’ compensation	$ 81,347	$ 95,759	$ 157,638	$ 95,759
Share-based payments	-	46,615	-	67,769
	$ 81,347	$ 142,374	$ 157,638	$ 163,528

In accordance with IAS 24, key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company directly or indirectly, including any directors (executive and non-executive) of the Company. The remuneration of directors and key executives is determined by the board of directors of the Company having regard to the performance of individuals and market trends.

As at June 30, 2020, nil of the above directors’ and officers’ compensation was included in the trade payables and accrued liabilities (December 31, 2019 - $557,165). These amounts are unsecured, non-interest bearing and due on demand.

During the six months period ended June 30, 2020, the Company incurred expenses for consulting, rent and promotion services in the amount of $65,988 (period from March 13, 2019 to June 30, 2019 - $43,105) from 2227929 Ontario Inc.

During the three months period ended June 30, 2020, the Company incurred expenses for consulting, rent and promotion services in the amount of $33,493 (June 30, 2019 - $41,039) from 2227929 Ontario Inc.

As at June 30, 2020, nil (December 31, 2019 - $143,710) was owing to 2227929 Ontario Inc. and nil (December 31, 2019 - $119,758) was owing to Forbes and Manhattan and was included in trade payables and accrued liabilities, and are unsecured, non-interest bearing and due on demand.  Fred Leigh is a director of the Company and is also a director and officer of 2227929 Ontario Inc. Stan Bharti is a director of the Company and is also a director of Forbes and Manhattan.

See Note 9 for loans payable to related parties.

15. COMMITMENTS AND CONTINGENCIES

Management contracts

The Company is party to certain management contracts. Currently, these contracts require payments of CAD$2,232,000 (approximately $1,638,000 USD) to be made upon the occurrence of a change in control to the officers of the Company. The Company is also committed to payments to certain individuals upon termination of approximately CAD$1,639,000 (approximately $1,203,000 USD) pursuant to the terms of these contracts. As a triggering event has not taken place, these amounts have not been recorded in these interim condensed consolidated financial statements.

Shared services and space commitment

The Company has an agreement to share general and administrative, promotion, corporate development, consulting services, and office space with other companies at a cost of CAD$15,000 per month, with a minimum commitment of CAD$45,000. This agreement may be terminated by either party giving at least 90 days’ prior written notice (or such shorter period as the parties may mutually agree upon) to the other party of termination. These services are provided by 2227929 Ontario Inc. (Note 14).

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

16. LOSS PER SHARE

The following securities were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive:

June 30, 2020
Stock options (Note 12)	7,150,000
Warrants (Note 13)	15,585,050
22,735,050

17. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT
Environmental

The Company’s growth and development activities are subject to laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company believes its operations are materially in compliance with all applicable laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

Fair value

The Company’s financial instruments measured at amortized cost as at June 30, 2020 and December 31, 2019, consist of cash and restricted cash, amounts receivable, loans receivable, advances, trade payables and accrued liabilities, and loans payable. The amounts reflected in the interim condensed consolidated statements of financial position approximate fair value due to the short term maturity of these instruments.

Financial instruments recorded at the reporting date at fair value are classified into one of three levels based upon the fair value hierarchy. Items are categorized based on inputs used to derive fair value based on:

Level 1 - quoted prices that are unadjusted in active markets for identical assets or liabilities;
Level 2 - inputs other than quoted prices included in level 1 that are observable for the asset/liability either directly or indirectly; and
Level 3 - inputs for the instruments are not based on any observable market data.

The Company had no financial instruments recorded at fair value in the interim condensed consolidated statements of financial position at June 30, 2020 or December 31, 2019.

Fair value estimates are made at the relevant transaction date, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties in significant matters of judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

Risk management overview

The Company has exposure to credit, liquidity and market risks from its use of financial instruments. This note provides information about the Company’s exposure to each of these risks, the Company’s objectives, policies and processes for measuring and managing risk. Further quantitative disclosures are included throughout these interim condensed consolidated financial statements.

Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s loan receivable, advances, and cash and restricted cash held with banks and other financial intermediaries.

The carrying amount of the cash and restricted cash, advances, and loan receivable represents the maximum credit exposure which amounted to $8,351,227 as at June 30, 2020 (December 31, 2019 - $230,979).

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

17. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONTINUED)
Credit risk (Continued)

The Company has assessed that there has been no significant increase in credit risk of the loans receivable and advances from initial recognition based on the financial position of the borrowers, and the regulatory and economic environment of the borrowers. As a result, the loss allowance recognized during the period was limited to 12 months expected credit losses. Based on historical information, and adjusted for forward-looking expectations, the Company has assessed an insignificant loss allowance on the loans receivable and advances as at June 30, 2020 and December 31, 2019.

The Company held cash and restricted cash of $6,691,173 at June 30, 2020 (December 31, 2019 - $139,892), of which, $5,862,847 (December 31, 2019 – nil) is held with central banks and financial institution counterparties that are highly rated. $516,256 (December 31, 2019 – nil) is held in a trust account. The remaining amount of $312,070 (December 31, 2019 - $159,797) is held with a financial intermediary in Colombia. The Company has assessed no significant increase in credit risk from initial recognition based on the availability of funds, and the regulatory and economic environment of the financial intermediary. As a result, the loss allowance recognized during the period was limited to 12 months expected credit losses. Based on historical information, and adjusted for forward-looking expectations, the Company has assessed an insignificant loss allowance on this cash balance as at June 30, 2020 and December 31, 2019.

Market risk

Market risk is the risk that changes in market conditions, such as commodity prices, foreign exchange rates, and interest rates, will affect the Company’s net income or the value of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable limits, while maximizing the Company’s returns.

       Foreign exchange risk
Foreign currency exchange rate risk is the risk that the fair value of future cash flows will fluctuate as a result of changes in foreign exchange rates. The Company does not currently use foreign exchange contracts to hedge its exposure to currency rate risk as management has determined that this risk is not significant at this point in time. As such, the Company's financial position and financial results may be adversely affected by the unfavorable fluctuations in currency exchange rates.

As at June 30, 2020, the Company had the following monetary assets and liabilities denominated in foreign currencies:

June 30, 2020	CAD	COP
Cash	$ 223,350	1,173,041,789
Loans receivable	100,000	-
Amounts receivable	302,767	28,120,092
Trade payables	(826,639)	(262,919,485)
Accrued liabilities	182,201	-
Lease liability	-	(902,689,236)
	$ (18,321)	35,553,160

As at December 31, 2019, the Company had the following monetary assets and liabilities denominated in foreign currencies:

December 31, 2019	CAD	COP
Cash	$ -	523,676,716
Amounts receivable	18,518	5,115,000
Trade payables	(384,767)	(247,758,338)
Accrued liabilities	(791,485)	-
Lease liability	-	(978,464,861)
	$ (1,157,734)	(697,431,483)

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

17. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONTINUED)
Market risk (Continued)

Monetary assets and liabilities denominated in Canadian dollars and Colombian pesos are subject to foreign currency risk. As at June 30, 2020, had the United States dollar weakened/strengthened by 5% against the Canadian dollar with all other variables held constant, there would have been a change of approximately $1,000 (December 31, 2019 - $45,000) in the Company’s net loss. As at June 30, 2020, had the United States dollar weakened/strengthened by 5% against the Colombian peso with all other variables held constant, there would have been a change of approximately $500 (December 31, 2019 - $8,000) in the Company’s other comprehensive income.

It is management’s opinion that the Company is not subject to significant commodity or interest rate risk.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with the financial liabilities. The Company’s financial liabilities consist of trade payables and accrued liabilities of $1,291,855 and lease liability of $240,146 as at June 30, 2020. The Company had cash and restricted cash of $6,691,173 as at June 30, 2020. The Company’s policy is to review liquidity resources and ensure that sufficient funds are available to meet financial obligations as they become due. Further, the Company's management is responsible for ensuring funds exist and are readily accessible to support business opportunities as they arise.

Trade payables and accrued liabilities consist of invoices payable to trade suppliers for administration and professional expenditures. The Company processes invoices within a normal payment period. Trade payables have contractual maturities of less than 90 days.

Novel Coronavirus (“COVID-19”)
The Company’s operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease, including the recent outbreak of respiratory illness caused by COVID-19. The Company cannot accurately predict the impact COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.
18. CAPITAL MANAGEMENT
The Company considers the aggregate of its common shares, options, warrants and deficit as capital. The Company’s objective, when managing capital, is to ensure sufficient resources are available to meet day to day operating requirements and to safeguard its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders.

At June 30, 2020 and December 31, 2019, the Company has no cash-generating operations; therefore, the only source of cash flow is generated from financing activities. The Company’s officers and senior management are in the process of searching for additional business opportunities. Potential business activities are appropriately evaluated by senior management and a formal review and approval process has been established at the Board of Directors’ level. The Company may enter into new financing arrangements to meet its objectives for managing capital, until such time as a viable business activity is operational and the Company can thereby internally generate sufficient capital to cover its operational requirements.

The Company’s officers and senior management take full responsibility for managing the Company’s capital and do so through quarterly meetings and regular review of financial information. The Company’s Board of Directors is responsible for overseeing this process.

The Company is not subject to any external capital requirements.

Flora Growth Corp.
Notes to the interim condensed consolidated financial statements
For the six months ended June 30, 2020 and the period from incorporation on March 13, 2019 to June 30, 2019
(expressed in United States dollars)

19. SUBSEQUENT EVENTS
REGULATION A OFFERING

Subsequent to June 30, 2020, the Company issued 21,776,960 units of the Company at a price of $0.75 per unit for gross proceeds of $16,332,720. Each Unit is comprised of one common share in the capital of the Company, with no par value per share, and one-half of one Common Share purchase warrant to purchase one additional Common Share at an exercise price of $1.00 per Warrant Share, subject to certain adjustments, over an 18-month exercise period following the date of issuance of the Warrant.  Flora is selling the Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933.  As at December 9, 2020, the balance of funds held in the escrow account is $6,891,000.

Subsequent to June 30, 2020, the Company issued 2,850,000 stock options and canceled 50,000 stock options of the Company at a price of $0.75 to employees and consultants of the Company.

On August 28, 2020, the Company granted a bonus to employees officers directors and consultants of the Company totaling $1,215,000.
The Company has entered into a non-binding LOI to acquire 100% Grupo Farmacéutico Cronomed S.A.S, a company incorporated and currently existing under the laws of the Republic of Colombia (“Cronomed”) for consideration of $1,000,000.  In September 2020, the Company advanced $1,000,000 to the owners of Cronomed. The Cronomed shares are currently held in escrow pending closing of the purchase agreement which is expected on occur in December 2020. The Company has also advanced $368,579 for working capital.

On November 23, 2020, the Newdene loan of $1,000,000 plus interest of $46,849 was repaid in full.
The loan to Consultancies and Consultancies of Latam by GM LLC (“Consultancies”) of CAD$100,000 ($70,811) plus interest of $1,876 has been repaid in full via services provided.

20.     RESTATEMENT

Subsequent to the issuance of the condensed interim consolidated financial statements on September 28, 2020, the Company determined the following items would require restatement:

For the period from incorporation to December 31, 2019:
-	aggregate expenditures of $51,031 related to the period from incorporation on March 13, 2019 to December 31, 2019 had not been appropriately recorded.
-	founders warrants discussed in Note 13 were revalued to $21,154 from $nil based on a change in the estimated share price in the Black-Scholes model used to value these instruments.
-	foreign currency translation of intangible assets was increased from $5 to $16,082 (Note 8).

For the six months ending June 30, 2020
-	foreign currency translation of intangible assets was decreased from ($217) to ($33,969) (Note 8).
-	consolidation of Flora Beauty LLC which impacted net assets by $4,511 and net loss for the period by $52,521

These corrections have been made in these interim condensed consolidated financial statements.

BREEZE LABORATORY S.A.S.
Financial Statements
Years Ended December 31, 2019 and 2018
(Stated in Colombian Pesos)

Calle 93 No. 15 – 40 Piso 4 Bogotá, Colombia Tel: +57 (1) 256 30 04 www.mazars.com.co

Independent Auditors’ Report

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Breeze Laboratory S.A.S. (the ‘Company’) as of December 31, 2019, and the related statements of income and comprehensive income, changes in shareholders' equity, and cash flows for the year ended December 31, 2019 and the related notes (collectively referred to as the ‘Financial Statements’).

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s Financial Statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  Our audit included performing procedures to assess the risks of material misstatement of the Financial Statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the Financial Statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Financial Statements. We believe that our audit provides a reasonable basis for our opinion.

/s/Carlos Andres Molano
Carlos Andres Molano
Partner

We have served as the Company’s auditor since 2020.
Mazars Colombia SAS
December 15, 2020

Mazars Colombia SAS
NIT: 830.055.030 – 9

BREEZE LABORATORY S.A.S.
Statements of Financial Position As at December 31, 2019 and 2018 (Stated in Colombian Pesos)

	Notes	December 31, 2019	December 31, 2018

Assets
Current
Cash		$29,457,979	$142,035,004
Trade and other receivables	13	176,699,802	170,275,065
Inventories	3	210,135,959	30,157,357
Other assets		4,574,270	-
		420,868,010	342,467,426
Property, plant and equipment	4	1,182,301,677	617,109,648
Total Assets		$1,603,169,687	$959,577,074

Liabilities
Current
Accounts payable and accrued liabilities		$48,716,122	$33,551,839
Current portion of long-term debt	5	62,923,381	15,429,256
Deferred revenue		17,176,479	-
Income taxes payable		24,252,508	38,722,042
Due to related parties	11	827,770,119	477,707,381
		980,838,609	565,410,518
Long-term debt	5	249,076,601	194,987,411
Total Liabilities		1,229,915,210	760,397,929

Shareholders' Equity
Share capital	6	52,000,000	52,000,000
Retained earnings		304,490,477	133,472,825
Restricted retained earnings	7	16,764,000	13,706,320
Total Equity		373,254,477	199,179,145
Total Liabilities and Equity		$1,603,169,687	$959,577,074

Subsequent Events	15

The accompanying notes are an integral part of these financial statements.

BREEZE LABORATORY S.A.S.
Statements of Operations and Comprehensive Income
Years Ended December 31, 2019 and 2018
(Stated in Colombian Pesos)

		Years Ended December 31,
	Notes	2019	2018

Revenue	8	$1,325,631,530	$1,057,618,584
Cost of Sales	3	488,391,447	573,502,832
Gross Profit		837,240,083	484,115,752

General and Administrative Expenses
Salaries, wages and benefits	11	238,544,466	174,684,353
Advertising and promotions		-	97,045,488
Professional fees		49,469,006	46,002,289
Occupancy, office expense and others		150,797,611	80,207,048
Amortization		71,703,000	69,214,460
		510,514,083	467,153,638

Other Income (Expense)
Other income	9	35,576,976	65,123,795
Finance costs	10	(145,350,187)	(30,454,414)
Other expenses		(2,966,949)	(1,371,713)
		(112,740,160)	33,297,668
Income Before Taxes		213,985,840	50,259,782

Income tax expense	12	39,910,508	19,683,000
Net Income and Comprehensive Income		$174,075,332	$30,576,782

Weighted average number of outstanding shares, basic and diluted		52,000	52,000
Basic and diluted earnings per share		$3,347.60	$588.02

The accompanying notes are an integral part of these financial statements.

BREEZE LABORATORY S.A.S.
Statements of Changes in Equity
Years Ended December 31, 2019 and 2018
(Stated in Colombian Pesos)

	Notes	Number of Shares	Share Capital	Retained Earnings	Restricted Retained Earnings	Total

Balance at December 31, 2017		52,000	$ 52,000,000	$ 105,189,836	$ 11,412,527	$ 168,602,363
Transfer to reserve	7	-	-	(2,293,793)	2,293,793	-
Net income for the year		-	-	30,576,782	-	30,576,782
Balance at December 31, 2018		52,000	$ 52,000,000	$ 133,472,825	$ 13,706,320	$ 199,179,145

Balance at December 31, 2018		52,000	$ 52,000,000	$ 133,472,825	$ 13,706,320	$ 199,179,145
Transfer to reserve	7	-	-	(3,057,680)	3,057,680	-
Net income for the year		-	-	174,075,332	-	174,075,332
Balance at December 31, 2019		52,000	$ 52,000,000	$ 304,490,477	$ 16,764,000	$ 373,254,477

The accompanying notes are an integral part of these financial statements.

BREEZE LABORATORY S.A.S
Statements of Cash Flows
Years Ended December 31, 2019 and 2018
(Stated in Colombian Pesos)

	Years Ended December 31,
	2019	2018

Operating Activities
Net loss for the year	$174,075,332	$30,576,782
Items not affecting cash:
Amortization	71,409,000	76,000,000
	245,484,332	106,576,782
Net changes in non-cash working capital:
Trade and other receivables	(6,424,737)	149,364,249
Inventories	(179,978,602)	41,193,068
Other assets	(4,574,270)	13,463,206
Accounts payable and accrued liabilities	15,164,283	(1,125,283)
Deferred revenue	17,176,479	-
Income taxes payable	(14,469,534)	(6,808,958)
Due to related parties	350,062,738	(195,122,899)
Cash Flows Provided By Operating Activities	422,440,689	107,540,165
Investing Activities
Acquisition of property, plant and equipment	(636,601,029)	(22,426,931)
Cash Flows Used In Investing Activities	(636,601,029)	(22,426,931)
Financing Activities
Proceeds from long-term debt	101,583,315	-
Repayment of long-term debt	-	(48,333,336)
Cash Flows Provided By (Used In) Financing Activities	101,583,315	(48,333,336)

Net Increase in Cash During the Year	(112,577,025)	36,779,898
Cash, Beginning of Year	142,035,004	105,255,106
Cash, End of Year	$29,457,979	$142,035,004

The accompanying notes are an integral part of these financial statements.

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

Nature of Business

Breeze Laboratory S.A.S. (“the Company’) is a Simplified Stock Company incorporated under Colombian laws on January 23, 2012.
The corporate purpose of the Company is the research, design, development, direct or third-party manufacturing, acquisition, distribution and marketing of pharmaceutical, cosmetic, dermatological, beauty, aesthetic and wellness products and services, hygiene, cleaning and dressing products, design and elaboration of topical master formulations, homeopathic, natural and over-the-counter (OTC) products.
The Company’s activities include the manufacturing of soaps and detergents, cleaning and polishing preparations, perfumes and toiletries, as well as the manufacturing of pharmaceuticals, medical chemicals and botanical products. Its registered office is Calle 53 Bis Sur #80-57, Bogotá, Colombia.

1.  Basis of Presentation

 (a)  Statement of compliance

The financial statements have been prepared using accounting policies in compliance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”) applicable to the preparation of these financial statements.

The financial statements at December 31, 2019 and 2018 were authorized for their disclosure by the Legal Representative on November 28, 2020.

 (b)  Basis of measurement
These financial statements have been prepared on the historical cost basis. In addition, these financial statements have been prepared using the accrual basis of accounting except for cash flow information.
(c)  Functional and presentation currency
These financial statements are presented in Colombian Pesos ("COP") unless otherwise noted. The functional currency of the Company is the Colombian Peso.
(d)  Estimates and critical judgements by management
The preparation of financial statements in conformity with IFRS requires management to make judgments and estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences.
Revisions to accounting estimates are recognized in the period in which the estimate is revised and may affect both the period of revision and future periods. Actual results could differ from those estimates. Significant items that require estimates as the basis for determining the stated amounts are identified below. While management believes that the estimates are reasonable, actual results could differ materially from those estimates and may impact the future results of operations.

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

1.  Basis of Presentation (continued)

 (d)  Estimates and critical judgements by management (continued)

 (i) Estimated useful lives and depreciation of property, plant and equipment
Depreciation and amortization of property, plant and equipment are dependent upon estimates of useful lives and when the asset is available for use, which are determined through the exercise of judgment.
 (ii) Impairment of long-lived assets
Long-lived assets consist of property, plant and equipment. The assessment of any impairment on property, plant and equipment is dependent upon estimates of recoverable amounts. Management must consider factors such as economic and market conditions, estimated future cash flows, discount rates and asset-specific risks.
 (iii) Income, value added, withholding and other taxes
The Company is subject to income, value added, withholding and other taxes. Significant judgment is required in determining the Company’s provisions for taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. The determination of the Company’s income, value added, withholding and other tax liabilities requires interpretation of complex laws and regulations. The Company’s interpretation of taxation law as applied to transactions and activities may not coincide with the interpretation of the tax authorities. All tax related filings are subject to government audit and potential reassessment subsequent to the reporting date. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the tax related accruals and deferred income tax provisions in the period in which such determination is made.
 (iv) Inventory
Inventory is valued at the lower of cost and net realizable value. Determining net realizable value requires the Company to make assumptions about estimated selling prices in the ordinary course of business, the estimated costs of completion and the estimated variable costs to sell.
 (v) Expected credit losses on financial assets
Determining an allowance for expected credit losses ("ECLs") for all debt financial assets not held at fair value requires management to make assumptions about the historical patterns for the probability of default, the timing of collection and the amount of incurred credit losses. These assumptions are adjusted based on management’s judgment about whether economic conditions and credit terms are such that actual losses may be higher or lower than what the historical patterns suggest.

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

2  Significant Accounting Policies

The accounting policies set out below have been applied consistently to all years presented in these financial statements.
(a)  Property, Plant and Equipment
Property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Depreciation is provided for on a straight-line basis, over the following terms:
Buildings	10 years
Leasehold improvements \	Lesser of useful life and term of the lease
Computing and communications equipment	5 years
Machinery and equipment	10 years
Furniture and appliances	10 years
An asset’s residual value, useful life and depreciation method are reviewed at the end of each reporting period and adjusted if appropriate. When parts of an item of plant, property and equipment have different useful lives, they are accounted for as separate items (major components).
During their construction, property, plant and equipment are not subject to depreciation. When the asset is available for use, depreciation commences.
(b)  Impairment of Non-financial Assets
The Company reviews the carrying amounts of property, plant and equipment at the end of each reporting period to determine whether there is any indication that the carrying amount is not recoverable. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where the carrying value of an asset exceeds its recoverable amount, the asset is written down accordingly.
The recoverable amount is the higher of fair value less costs of disposal and value in use. Fair value is determined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. In assessing value in use, the estimated future cash flows resulting from the asset’s use and eventual disposition are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.
When an individual asset does not generate independent cash flows, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs. Assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.
An impairment loss is recognized in the statement of operations.

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

2.  Significant Accounting Policies (continued)

(c)  Income Taxes
Income tax expense is comprised of current and deferred tax. Current and deferred income tax are recognized in the statement of operations except to the extent that they relate to a business combination or items recognized directly in equity or other comprehensive income, in which case the income tax is also recognized directly in equity or other comprehensive income. Current income taxes are the expected taxes payable on the taxable income for the year, using tax rates enacted, or substantively enacted, at the end of the reporting period, and any adjustments to taxes payable in respect of previous years.
To determine the provision of income and complementary taxes, the highest value between taxable income or the presumptive income (minimum return on liquid assets of the previous year that the law presumes to establish income tax) is calculated.
Deferred tax assets and liabilities are recognized in respect of all qualifying temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. Deferred income tax is determined on a non-discounted basis using tax rates and laws that have been enacted or substantively enacted at the financial position date and are expected to apply when the deferred tax asset or liability is settled. Deferred tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the asset can be utilized.
At the end of each reporting period, the Company reassesses unrecognized deferred tax assets. The Company recognizes a previously unrecognized deferred tax asset to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.
Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset tax assets and liabilities and when the deferred tax balances relate to the same taxation authority. Deferred income tax assets and liabilities are presented as non-current.
(d)  Provisions
Provisions are recognized for liabilities of uncertain timing or amount that have arisen as a result of past transactions, including legal or constructive obligations.  The provision is measured at the best estimate of the expenditure required to settle the obligation at the reporting date. The Company had no material provision at the end of the reporting periods.
(e)  Inventories
Inventories are comprised of raw materials and finished goods. Inventories are initially values at cost and subsequently at the lower of cost and net realizable value. Inventory cost is determined on an average cost basis and any trade discounts and rebates are deducted from the purchase price. Raw material costs include the purchase cost of the materials, freight-in and duty. Finished goods include the cost of direct materials and labor and a proportion of manufacturing overhead allocated based on normal production capacity.
Net realizable value represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory and contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The impact of changes in inventory reserves is reflected in cost of revenue. To the extent that circumstances have changed subsequently such that the net realizable value has increased, previous write-downs are reversed and recognized in net income (loss) in the year during which the reversal occurs.

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

2.  Significant Accounting Policies (continued)

(f)  Share Capital
Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial liability. The Company’s common shares are classified as equity instruments. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.
(g)  Revenue Recognition
The Company generates revenues from the sale of consumer products, specifically focusing on the manufacturing and distribution of soaps and detergents and pharmaceutical products.
Revenue is recognized at the transaction price, which is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods to a customer. Gross revenue excludes duties and taxes collected on behalf of third parties. Net revenue from sale of goods, as presented in the statement of operations and comprehensive income, represents revenue from the sale of goods less expected price discounts, returns on sales of defective products and customer rebates.
The Company's contracts with customers for the sales of products, and in some cases, including delivery of the products, consist of one performance obligation. The Company has concluded that revenue from the sale of these products should be recognized at the point in time when control is transferred to the customer, which is on shipment or delivery, depending on the contract. The Company's payment terms range from 0 to 30 days from the transfer of control.
The Company also generates revenues through providing advisory services related to the INVIMA (Instituto Nacional de Vigilancia de Medicamentos y Alimentos), the National Institute for Medicine and Food Surveillance in Colombia.
Revenue is recognized at the transaction price, which is the amount of consideration to which the Company expects to be entitled in exchange for rendering promised services to a customer. The Company has concluded that revenue from the services provided should be recognized as services are rendered. The Company's payment terms range from 0 to 30 days from the invoice date.
(h)  Basic and Diluted Earnings per Share
Basic earnings per share is computed by dividing the net income for the year by the weighted average number of common shares outstanding for the relevant year. Diluted earnings per common share is computed by dividing the net income applicable to common shares by the sum of the weighted average number of common shares issued and outstanding and all additional common shares that would have been outstanding, if potentially dilutive instruments were converted.
(i)  Financial Instruments
All financial instruments are initially recorded at fair value at the time of acquisition. The Company aggregates its financial instruments in accordance with IFRS 9, Financial Instruments, into classes based on their nature and characteristics. Management determines the classification when the instruments are initially recognized, which is normally the date of the transaction. The Company's accounting policy for each class of financial instruments is as follows:

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

2.  Significant Accounting Policies (continued)

(j)  Financial Instruments (continued)
Amortized cost
This category includes financial assets that are held within a business model with the objective to hold the financial assets in order to collect contractual cash flows that meet the solely principal and interest ("SPPI") criterion, and financial liabilities which are not required, and for which the Company has not elected to subsequently record at fair value through profit or loss.
Financial instruments in this category are initially recognized at fair value plus directly attributable transaction costs. Subsequently, these instruments are measured at amortized cost using the effective interest method. The effective interest method is a method of calculating the amortized cost of a financial instrument and of allocating interest over the relevant period. The effective interest rate is the rate that discounts estimated future cash receipts through the expected life of the financial instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition. Financial assets are adjusted for any expected credit losses (“ECLs”).
Financial instruments in this category include cash, trade and other receivables, accounts payable and accrued liabilities, due to related parties and long-term debt.
Impairment of Financial Assets at Amortized Cost
The Company recognizes a loss allowance for expected credit losses on cash and trade and other receivables. The amount of expected credit losses is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument. The Company recognizes lifetime ECLs for trade receivables. The expected credit losses on these financial assets are estimated using a provision matrix based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate. For all other financial instruments, the Company recognizes lifetime ECLs when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to 12-month ECLs. Lifetime ECLs represent the expected credit losses that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECLs represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

2.  Significant Accounting Policies (continued)

(k)  Leases in accordance with IFRS 16, adopted January 1, 2019
Lessee
At the inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company recognizes a right-of-use asset and a lease liability at the commencement date of the lease. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset, less any lease incentives received. The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. In addition, the right-of-use assets are adjusted for impairment losses, if any. The estimated useful lives and recoverable amounts of right-of-use assets are determined on the same basis as those of property, plant and equipment. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company's incremental borrowing rate. The lease liability is subsequently measured at amortized cost using the effective interest method.
The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases (lease term of 12 months or less) and leases for which the underlying asset is of low value. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.
Lessor
At commencement date, the Company recognizes assets held under finance leases in its statement of financial position as a receivable at the amount equal to the net investment in the lease. The net investment in the lease is calculated as the present value of lease payments, using the interest rate implicit in the lease. For subleases, if the interest rate implicit in the sublease cannot be readily determined, the Company uses the discount rate under the primary lease. The Company recognizes finance income over the lease term using the effective interest rate method.

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

2.1.  Newly Adopted Standards and Interpretations
IFRS 16 Leases
In January 2016, the IASB issued IFRS 16, Leases ("IFRS 16"), which set out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract. Under IFRS 16, the majority of off balance sheet leases became on balance sheet liabilities. The Company has applied IFRS 16 with an initial application date of January 1, 2019, in accordance with the transitional provisions specified in IFRS 16.
The Company has applied the following practical expedients:
(i) The Company applied the simplified transition approach and did not restate comparative information. As a result, the Company recognized the cumulative effect of initially applying IFRS 16 as an adjustment to the retained earnings as at January 1, 2019.
(ii) The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases (lease term of 12 months or less) and leases for which the underlying asset is of low value.
The Company has performed an evaluation of the impact of IFRS 16 on its financial statements and based on the analysis performed, has identified a number of leases which have a remaining term of 12 months or less at January 1, 2019. The Company has accounted for these as short-term leases with no adjustments upon adoption of IFRS 16. The Company did not have any significant adjustments upon adoption of IFRS 16.
IFRIC 23 Uncertainty Over Income Tax Treatments
In June 2017, the IASB issued IFRIC 23, Uncertainty Over Income Tax Treatments (“IFRIC 23”) to clarify the accounting for uncertainties in income taxes. The interpretation committee concluded that an entity shall consider whether it is probable that a taxation authority will accept an uncertain tax treatment. If an entity concludes it is probable that the taxation authority will accept an uncertain tax treatment, then the entity shall determine taxable profit (tax loss), tax bases, unused tax losses and credits or tax rates consistently with the tax treatment used or planned to be used in its income tax filings. If an entity concludes it is not probable that the taxation authority will accept an uncertain tax treatment, the entity shall reflect the effect of uncertainty in determining the related taxable profit (tax loss), tax bases, unused tax losses and credits or tax rates. Effective January 1, 2019, the Company has adopted this interpretation and there was no material impact to the financial statements upon the adoption.

2.1  Recently Issued Accounting Pronouncement Not Yet Adopted
IAS 1 - Presentation of Financial Statements ("IAS 1 ") and IAS 8 - Accounting Policies, Changes in Accounting Estimates and Errors ("IAS 8") were amended in October 2018 to refine the definition of materiality and clarify its characteristics. The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements. The amendments are effective for annual reporting periods beginning on or after January 1, 2020. Earlier adoption is permitted. The Company will adopt these amendments as of their effective date, and is currently assessing the impacts on adoption.

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

3.   Inventories

	As at December 31, 2019	As at December 31, 2018
Raw materials	$206,545,995	$30,157,357
Finished goods	3,589,964	-
	$210,135,959	$30,157,357

During the year ended December 31, 2019, inventories expensed to cost of sales was $488,391,447 (December 31, 2018 - $573,502,832).

4.  Property, Plant and Equipment

	Buildings and leasehold improvements	Machinery and equipment	Furniture and appliances	Computing and communications equipment	Total
Cost
At January 1, 2018	$-	$13,231,933	$15,956,684	$8,127,482	$48,395,099
Additions	650,000,000	21,815,727	611,204	-	672,426,931
At December 31, 2018	$650,000,000	$35,047,660	$16,567,888	$8,127,482	$720,822,030

Accumulated Amortization
At January 1, 2018	$-	$2,992,439	$9,467,504	$4,173,439	$27,712,382
Additions	65,000,000	6,359,528	3,014,964	1,625,508	76,000,000
At December 31, 2018	$65,000,000	$9,351,967	$12,482,468	$5,798,947	$103,712,382

Net book value at
December 31, 2018	$585,000,000	$25,695,693	$4,085,420	$2,328,535	$617,109,648

	Buildings and leasehold improvements	Machinery and equipment	Furniture and appliances	Computing and communications equipment	Total
Cost
At January 1, 2019	$650,000,000	$35,047,660	$16,567,888	$8,127,482	$720,822,030
Additions	628,928,259	7,558,370	114,400	-	636,601,029
At December 31, 2019	$1,278,928,259	$42,606,030	$16,682,288	$8,127,482	$1,357,423,059

Accumulated Amortization
At January 1, 2019	$65,000,000	$9,351,967	$12,482,468	$5,798,947	$103,712,382
Additions	65,000,000	4,155,000	629,000	1,625,000	71,409,000
At December 31, 2019	$130,000,000	$13,506,967	$13,111,468	$7,423,947	$175,121,382

Net book value at
December 31, 2019	$1,148,928,259	$29,099,063	$3,570,820	$703,535	$1,182,301,677

As at December 31, 2019, assets included in leasehold improvements that were not available for use and therefore not amortized, amounted to $628,928,259 (December 31, 2018 - $nil).

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

5.  Long-term Debt

	As at December 31, 2019	As at December 31, 2018
(a) Term loan - bearing interest at 10.91% per annum, monthly payments of $4,572,590, 120-month term, maturing in June of 2027	$185,416,646	$210,416,667
(b) Term loan - bearing interest at 11.91% per annum, monthly payments of $5,101,214, 36-month term, maturing in June of 2022	126,583,336	-
	311,999,982	210,416,667
Less: current portion	(62,923,381)	(15,429,256)
Long-term portion	$249,076,601	$194,987,411

(a)
On June 12, 2017, the Company entered into a 120-month loan agreement with Banco Caja Social for an amount of $250,000,000. The loan has an effective interest rate of 10.91% and monthly payments of $4,572,590 is required.

(b)
On June 10, 2019, the Company entered into a 36-month loan agreement with Bancolombia for an amount of $151,900,000. The loan has an effective interest rate of 11.91% and monthly payments of $5,101,214 is required.

6.  Share Capital

(a) Authorized, issued and outstanding
The Company is authorized to issue 52,000 common shares with a par value of $1,000.

	Number of common shares	Share capital
Balance – December 31, 2018 and 2019	52,000	$52,000,000

7.  Restricted Retained Earnings

According to Colombian trade law, 10% of net income for each year must be transferred to restricted retained earnings, until the balance is equivalent to at least 50% of share capital. Mandatory restricted retained earnings cannot be distributed before the Company's liquidation, but can be used to absorb or reduce losses.
As at December 31, 2019, the restricted retained earnings amounted to $16,764,000 (December 31, 2018 - $13,706,320). The Company was not in any causes of dissolution.

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

8.  Revenue

The Company’s trade revenue for each respective year are comprised of the following:

	Year ended December 31, 2019	Year ended December 31, 2018
Revenue from sale of goods	$1,262,446,466	$1,055,876,182
Revenue from provision of services	63,185,064	1,742,402
Total	$1,325,631,530	$1,057,618,584
In each respective year, all revenues were generated from domestic customers and no customers accounted for more than 10% of the Company’s revenues. The majority of the revenues were generated from individual customers.

9.  Other Income

	Year ended December 31, 2019	Year ended December 31, 2018
Rental income	$34,664,443	$54,599,582
Miscellaneous	912,533	10,524,213
Total	$35,576,976	$65,123,795

10.  Finance costs

	Year ended December 31, 2019	Year ended December 31, 2018
Bank fees	$6,031,711	$2,208,612
Interest on loans	139,325,558	49,501,178
Other interest income	(7,082)	(21,255,376)
Total	$145,350,187	$30,454,414

11.  Related Party Transactions and Balances

All amounts either due to or from related parties, unless disclosed otherwise, are non-interest bearing, unsecured and due on demand. Transactions undertaken with related parties during the year ended December 31, 2019 and 2018 are as follows:

(a)  Transactions with shareholders, officers and companies controlled by shareholders, officers and/or their families

	Year ended December 31, 2019	Year ended December 31, 2018
Occupancy	$ 37,682,917	$ 16,692,000
Interest expense	94,883,408	14,731,243
Total	$ 132,566,325	$ 31,423,243

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

11.  Related Party Transactions and Balances (continued)

(a)  Key management compensation

	Year ended December 31, 2019	Year ended December 31, 2018
Salary and short-term benefits	$ 40,617,000	$ 37,405,243

As at December 31, 2019, shareholders advanced a total of $827,770,119 (December 31, 2018: $477,707,381) for certain expenses of the Company. The advance bears a monthly interest rate of 1.5% and monthly payments of $7,906,951 (December 31, 2018: $7,906,951) were made. The advance is unsecured.

12.  Income Tax

The Company's Colombian corporate income tax rate is 33% for the year ended December 31, 2019 and 2018.

	2019	2018
Net income before income taxes	$ 213,985,840	$ 50,259,782
Non-deductible expenses (income)	(93,044,907)	9,385,561
Income subjected to income taxes	120,940,933	59,645,343
Income tax expense	$ 39,910,508	$ 19,683,000

13.  Financial Instruments

The Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information pertaining to these risks is presented throughout the financial statements.
There have been no substantive changes in the Company’s exposure to financial instrument risks, its objectives, policies and processes for managing those risks, or the methods used to measure them since December 31, 2018, unless otherwise stated.
(a)  Credit risk
Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company has exposure to credit risk from its cash and trade and other receivables. The risk exposure is limited to their carrying amounts at the statement of financial position date. The risk for cash is mitigated by holding these balances with highly-rated financial institutions. The Company therefore does not expect any credit losses on its cash.
The Company uses an allowance matrix to measure the ECLs of trade receivables from customers. Rates are calculated separately for exposures based on the following common credit risk characteristic – the age of the customer relationship.

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

13. Financial Instruments (continued)
The following table provides information about the exposure to credit risk and ECLs for trade receivables due from customers as at December 31, 2019.

	Weighted average loss rate	Gross carrying amount	Loss allowance
Current (30 days or less)	0%	$82,892,753	$-
31-60 days	0%	46,230,719	-
61-90 days	0%	14,394,470	-
Greater than 90 days	0%	29,481,860	-
		$172,999,802	$-

The following table provides information about the exposure to credit risk and ECLs for trade receivables due from customers as at December 31, 2018.

	Weighted average loss rate	Gross carrying amount	Loss allowance
Current (30 days or less)	0%	$110,564,992	$-
31-60 days	0%	29,851,416	-
61-90 days	0%	9,790,649	-
Greater than 90 days	0%	-	-
		$150,207,057	$-
The Company has assessed that there is no concentration of credit risk, see also Note 8.

(b)  Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet the financial obligations associated with its financial liabilities as they come due. The Company manages liquidity risk through the management of its capital structure. As at December 31, 2019, the Company had negative working capital of $701,901,091. (December 31, 2018 – $222,943,092).
		Payments due by period
	Total	<1 year	1-3 years	> 3 years
Accounts payable and accrued liabilities	$48,716,122	$48,716,122	$-	$-
Due to related parties	827,770,119	827,770,119	-	-
Long-term debt	311,999,982	62,923,381	249,076,601	-
Total	$1,188,486,223	$939,409,622	$249,076,601	$-

BREEZE LABORATORY S.A.S.
Notes to Financial Statements
Years ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

13. Financial Instruments (continued)
(c)  Market risk
(i)  Foreign currency risk
Foreign currency risk is the risk that a variation in exchange rates between the Colombian Pesos and other foreign currencies will affect the Company’s operations and financial results. The Company does not have significant exposure to foreign exchange rate fluctuations.
(ii)  Interest rate risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s long-term debt bears interest as detailed in Note 5. As at December 31, 2019 and December 31, 2018, the Company had no hedging agreements in place.

14.  Capital Management

When managing capital, the Company’s objective is to ensure the entity continues as a going concern as well as to achieve optimal returns to its shareholders and benefits for other stakeholders. Management adjusts the capital structure as necessary in order to support the operation. Management does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain the future development of the business. The Company considers its capital structure to consist of share capital and retained earnings.
Management considers its approach to capital management to be appropriate given the relative size of the Company. There were no changes in the Company’s approach to capital management during the period. The Company is not subject to externally imposed capital requirements.

15.  Subsequent Events

(a)  Novel Coronavirus (“COVID-19’)
The Company’s operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease, including the recent outbreak of respiratory illness caused by COVID-19. The Company cannot accurately predict the impact COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.

(b)  Sale of Building
On October 20, 2020, the Company completed the sale of a building located at CL 35 SUR 69C 36 to a third party for consideration of $660,000,000.

BREEZE LABORATORY S.A.S
Interim Condensed Financial Statements
Three and Six Months Ended June 30, 2020 and June 30, 2019
(Stated in Colombian Pesos)
(Unaudited)

Notice of No Auditor Review of Interim Financial Statements
Under National Instrument 51-102, Part 4, subsection 4.3(3) (a), if an auditor has not performed a review of the interim unaudited condensed financial statements they must be accompanied by a notice indicating that the interim unaudited condensed financial statements have not been reviewed by an auditor.

The accompanying interim unaudited condensed financial statements of the Company have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent auditor has not performed a review of these interim unaudited condensed d financial statements.

BREEZE LABORATORY S.A.S

Interim Condensed Financial Statements

Three and Six Months Ended June 30, 2020 and June 30, 2019

Page

Interim Condensed Statements of Financial Position	F-99

Interim Condensed Statements of Operations and Comprehensive Income	F-100

Interim Condensed Statements of Changes in Equity	F-101

Interim Condensed Statements of Cash Flows	F-102

Notes to Interim Condensed Financial Statements	F-103

BREEZE LABORATORY S.A.S
Interim Condensed Statements of Financial Position
As at June 30, 2020 and December 31, 2019
(Stated in Colombian Pesos, Unaudited)

	Notes	June 30, 2020	December 31, 2019

Assets
Current
Cash		$323,695,836	$29,457,979
Trade and other receivables	12	385,564,868	176,699,802
Prepaid expenses		79,790,183	-
Inventories	3	897,760,893	210,135,959
Other assets		66,212,652	4,574,270
		1,753,024,432	420,868,010
Property, plant and equipment	4	1,350,968,692	1,182,301,677
Total Assets		$3,103,993,124	$1,603,169,687

Liabilities
Current
Accounts payable and accrued liabilities		$1,584,222,610	$48,716,122
Current portion of long-term debt	5	231,312,037	62,923,381
Deferred revenue		8,904,128	17,176,479
Income taxes payable		15,165,508	24,252,508
Due to related parties	11	827,885,923	827,770,119
		2,667,490,206	980,838,609
Long-term debt	5	59,308,451	249,076,601
Total Liabilities		2,726,798,657	1,229,915,210

Shareholders' Equity
Share capital	6	52,000,000	52,000,000
Retained earnings		305,081,083	304,490,477
Restricted retained earnings	7	20,113,384	16,764,000
Total Equity		377,194,467	373,254,477
Total Liabilities and Equity		$3,103,993,124	$1,603,169,687

Subsequent Events	14

The accompanying notes are an integral part of these interim condensed financial statements.

Approved on behalf of the Board of Directors:

Director	Director

BREEZE LABORATORY S.A.S
Interim Condensed Statements of Operations and Comprehensive Income
Three and Six Months ended June 30, 2020 and 2019
(Stated in Colombian Pesos, Unaudited)

	Notes	Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019

Revenue	8	$475,375,361	$346,021,074	$729,171,617	$609,026,617
Cost of Sales	3	274,686,271	68,043,919	477,496,508	125,543,350
Gross Profit		200,689,090	277,977,155	251,675,109	483,483,267

General and Administrative Expenses
Salaries, wages and benefits	11	47,161,249	58,851,900	95,395,517	115,090,966
Professional fees		12,205,192	8,717,379	20,364,230	19,184,188
Occupancy, office expense and others	11	45,826,450	27,228,137	61,740,522	47,054,537
Amortization		17,730,327	16,453,139	36,055,353	34,067,145
		122,923,218	111,250,555	213,555,622	215,396,836

Other Income (Expense)
Other income	9	12,963,150	9,828,922	22,372,938	16,514,543
Finance costs	10, 11	(27,262,520)	(40,017,324)	(60,907,580)	(73,889,226)
Other expenses		(57,630)	(6,586)	(1,810,855)	(165,985)
		(14,357,000)	(30,194,988)	(40,345,497)	(57,540,668)
Income (Loss) Before Taxes		63,408,873	136,531,612	(2,226,010)	210,545,763

Income tax (recovery) expense		(6,166,000)	45,055,432	(6,166,000)	69,480,102
Net Income and Comprehensive Income		$69,574,873	$91,476,180	$3,939,990	$141,065,661

Weighted average number of outstanding shares, basic and diluted		52,000	52,000	52,000	52,000
Basic and diluted earnings per share		$1,337.98	$1,759.16	$75.77	$2,712.80

The accompanying notes are an integral part of these interim condensed financial statements.

BREEZE LABORATORY S.A.S
Interim Condensed Statements of Changes in Equity
Six Months ended June 30, 2020 and 2019
(Stated in Colombian Pesos, Unaudited)

	Notes	Number of Shares	Share Capital	Retained Earnings	Restricted Retained Earnings	Total

Balance at December 31, 2018		52,000	$52,000,000	$133,472,825	$13,706,320	$199,179,145
Transfer to reserve	7	-	-	(1,674,692)	1,674,692	-
Net income for the period		-	-	141,065,661	-	141,065,661
Balance at June 30, 2019		52,000	$52,000,000	$272,863,794	$15,381,012	$340,244,806

Balance at December 31, 2019		52,000	$52,000,000	$304,490,477	$16,764,000	$373,254,477
Transfer to reserve	7	-	-	(3,349,384)	3,349,384	-
Net income for the period		-	-	3,939,990	-	3,939,990
Balance at June 30, 2020		52,000	$52,000,000	$305,081,083	$20,113,384	$377,194,467

The accompanying notes are an integral part of these interim condensed financial statements.

BREEZE LABORATORY S.A.S
Interim Condensed Statements of Cash Flows
Six Months ended June 30, 2020 and 2019
(Stated in Colombian Pesos, Unaudited)

	Notes	Six Months Ended June 30,
		2020	2019

Operating Activities
Net income for the period		$3,939,990	$141,065,661
Items not affecting cash:
Amortization		36,055,353	34,067,145
		39,995,343	175,132,806
Net changes in non-cash working capital:
Trade and other receivables		(208,865,066)	38,969,162
Prepaid expenses		(79,790,183)	(22,503,763)
Inventories		(687,624,934)	(181,226,992)
Other assets		(61,638,382)	(9,020,208)
Accounts payable and accrued liabilities		1,535,506,488	112,518,463
Deferred revenue		(8,272,351)	344
Income taxes payable		(9,087,000)	(38,722,042)
Due to related parties		115,804	-
Cash Flows Provided By Operating Activities		520,339,719	75,147,770
Investing Activities
Acquisition of property, plant and equipment		(204,722,368)	(138,952,253)
Cash Flows Used In Investing Activities		(204,722,368)	(138,952,253)
Financing Activities
Proceeds from long-term debt		-	139,399,981
Repayment of long-term debt		(21,379,494)	-
Cash Flows (Used In) Provided By Financing Activities		(21,379,494)	139,399,981

Net Increase in Cash During the Period		294,237,857	179,142,745
Cash, Beginning of Period		29,457,979	142,035,004
Cash, End of Period		$323,695,836	$321,177,749

The accompanying notes are an integral part of these interim condensed financial statements.

BREEZE LABORATORY S.A.S
Notes to Interim Condensed Financial Statements
For the Three and Six Months ended June 30, 2020 and June 30, 2019
(Stated in Colombian Pesos) (Unaudited)

Nature of Business

Breeze Laboratory S.A.S. (“the Company’) is a Simplified Stock Company incorporated under Colombian laws on January 23, 2012.
The corporate purpose of the Company is the research, design, development, direct or third-party manufacturing, acquisition, distribution and marketing of pharmaceutical, cosmetic, dermatological, beauty, aesthetic and wellness products and services, hygiene, cleaning and dressing products, design and elaboration of topical master formulations, homeopathic, natural and over-the-counter (OTC) products.
The Company’s activities include the manufacturing of soaps and detergents, cleaning and polishing preparations, perfumes and perfumes and toilet preparations, as well as the manufacturing of pharmaceuticals, medical chemicals and botanical products. Its registered office is Calle 53 Bis Sur #80-57, Bogotá, Colombia.

1.	Basis of Presentation

(a)	Statement of compliance

These interim condensed financial statements have been prepared using accounting policies in compliance with International Accounting Standard 34, “Interim Financial Reporting” (“IAS 34”). The accounting policies adopted in preparing these interim condensed consolidated financial statements are consistent with those applied in the Company’s annual financial statements as at and for the year ended December 31, 2019, except for the adoption of new accounting standards and policies described in Note 2. The Company has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective.

These interim condensed financial statements do not conform in all respects to the requirements of International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") for annual financial statements. Accordingly, these interim condensed financial statements should be read in conjunction with the Company's December 31, 2019 audited annual consolidated financial statements and notes.

These financial statements were approved by the Board of Directors on December 17, 2020.

(b)	Basis of measurement

These interim condensed financial statements have been prepared on the historical cost basis. In addition, these financial statements have been prepared using the accrual basis of accounting except for cash flow information.

(c)	Functional and presentation currency

These interim condensed financial statements are presented in Colombian Pesos ("COP") unless otherwise noted. The functional currency of the Company is the Colombian Peso.

BREEZE LABORATORY S.A.S
Notes to Interim Condensed Financial Statements
For the Three and Six Months ended June 30, 2020 and June 30, 2019
(Stated in Colombian Pesos) (Unaudited)

1.	Basis of Presentation (continued)

(d)	Estimates and critical judgements by management

The preparation of these interim condensed financial statements in conformity with IFRS requires management to make judgments and estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and contingent liabilities at the date of the interim condensed financial statements and the reported amounts of revenues and expenses during the reporting period. The interim condensed financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences.
Revisions to accounting estimates are recognized in the period in which the estimate is revised and may affect both the period of revision and future periods. Actual results could differ from those estimates. Significant items that require estimates as the basis for determining the stated amounts are identified below. While management believes that the estimates are reasonable, actual results could differ materially from those estimates and may impact the future results of operations.

(e)	Novel Coronavirus (“COVID-19’)

The Company’s operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease, including the recent outbreak of respiratory illness caused by COVID-19. The Company cannot accurately predict the impact COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.

2.	Adoption of new accounting pronouncements

IAS 1 - Presentation of Financial Statements ("IAS 1 ") and IAS 8 - Accounting Policies, Changes in Accounting Estimates and Errors ("IAS 8") were amended in October 2018 to refine the definition of materiality and clarify its characteristics. The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements. The amendments are effective for annual reporting periods beginning on or after January 1, 2020. Effective January 1, 2020, the Company has adopted this amendment and has determined that there is no material impact or disclosure required.

BREEZE LABORATORY S.A.S
Notes to Interim Condensed Financial Statements
For the Three and Six Months ended June 30, 2020 and June 30, 2019
(Stated in Colombian Pesos) (Unaudited)

3.	Inventories

	As at June 30, 2020	As at December 31, 2019
Raw materials	$319,513,942	$206,545,995
Finished goods	578,246,951	3,589,964
	$897,760,893	$210,135,959

During the three and six months ended June 30, 2020, inventories expensed to cost of sales was $274,686,271 and $477,496,508, respectively (June 30, 2019 - $68,043,919 and $125,543,350 respectively).

4.	Property, Plant and Equipment
	Buildings and leasehold improvements	Machinery and equipment	Furniture and appliances	Computing and communications equipment	Total
Cost
At January 1, 2019	$650,000,000	$35,047,660	$16,567,888	$8,127,482	$720,822,030
Additions	628,928,259	7,558,370	114,400	-	636,601,029
At December 31, 2019	$1,278,928,259	$42,606,030	$16,682,288	$8,127,482	$1,357,423,059

Accumulated Amortization
At January 1, 2019	$65,000,000	$9,351,967	$12,482,468	$5,798,947	$103,712,382
Additions	65,000,000	4,155,000	629,000	1,625,000	71,409,000
At December 31, 2019	$130,000,000	$13,506,967	$13,111,468	$7,423,947	$175,121,382

Net book value at
December 31, 2019	$1,148,928,259	$29,099,063	$3,570,820	$703,535	$1,182,301,677

	Buildings and leasehold improvements	Machinery and equipment	Furniture and appliances	Computing and communications equipment	Total
Cost
At January 1, 2020	$1,278,928,259	$42,606,030	$16,682,288	$8,127,482	$1,357,423,059
Additions	194,138,868	5,940,000	2,781,000	1,862,500	204,722,368
At June 30, 2020	$1,473,067,127	$48,546,030	$19,463,288	$9,989,982	$1,562,145,427

Accumulated Amortization
At January 1, 2020	$130,000,000	$13,506,967	$13,111,468	$7,423,947	$175,121,382
Additions	33,310,002	1,829,400	557,175	358,776	36,055,353
At June 30, 2020	$163,310,002	$15,336,367	$13,668,643	$7,782,723	$211,176,735

Net book value at
June 30, 2020	$1,309,757,125	$33,209,663	$5,794,645	$2,207,259	$1,350,968,692

As at June 30, 2020, assets included in leasehold improvements that were not available for use and therefore not amortized, amounted to $823,067,127 (December 31, 2019 - $628,928,259).

BREEZE LABORATORY S.A.S
Notes to Interim Condensed Financial Statements
For the Three and Six Months ended June 30, 2020 and June 30, 2019
(Stated in Colombian Pesos) (Unaudited)

5.	Long-term Debt

	As at June 30, 2020	As at December 31, 2019
(a) Term loan - bearing interest at 10.91% per annum, monthly payments of $4,572,590, 120-month term, maturing in June of 2027	$180,914,928	$185,416,646
(b) Term loan - bearing interest at 11.91% per annum, monthly payments of $5,101,214, 36-month term, maturing in June of 2022	109,705,560	126,583,336
	290,620,488	311,999,982
Less: current portion	(231,312,037)	(62,923,381)
Long-term portion	$59,308,451	$249,076,601

(a)
On June 12, 2017, the Company entered into a 120-month loan agreement with Banco Caja Social for an amount of $250,000,000. The loan has an effective interest rate of 10.91% and monthly payments of $4,572,590 is required.

(b)
On June 10, 2019, the Company entered into a 36-month loan agreement with Bancolombia for an amount of $151,900,000. The loan has an effective interest rate of 11.91% and monthly payments of $5,101,214 is required.

6.	Share Capital

(a)	Authorized, issued and outstanding

The Company is authorized to issue 52,000 common shares with a par value of $1,000.

	Number of common shares	Share capital
Balance – June 30, 2020 and December 31, 2019	52,000	$52,000,000

7.	Restricted Retained Earnings

According to Colombian trade law, 10% of net income for each year must be transferred to restricted retained earnings, until the balance is equivalent to at least 50% of share capital. Mandatory restricted retained earnings cannot be distributed before the Company's liquidation, but can be used to absorb or reduce losses.
As at June 30, 2020, the restricted retained earnings amounted to $20,113,384 (December 31, 2019 - $16,764,000). The Company was not in any causes of dissolution.

BREEZE LABORATORY S.A.S
Notes to Interim Condensed Financial Statements
For the Three and Six Months ended June 30, 2020 and June 30, 2019
(Stated in Colombian Pesos) (Unaudited)

8.	Revenue

The Company’s trade revenue for three and six months ended June 30, 2020 is comprised of the following:

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenue from sale of goods	$446,067,790	$333,536,323	$682,992,329	$587,741,845
Revenue from provision of services	29,307,571	12,484,751	46,179,288	21,284,722
	$475,375,361	$346,021,074	$729,171,617	$609,026,617

During the three and six months ended June 30, 2020 and 2019, all revenues were generated from domestic customers and no customers accounted for more than 10% of the Company’s revenues.

9.	Other Income

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Rental income	$6,218,488	$9,327,732	$15,546,220	$16,008,979
Miscellaneous	6,744,662	501,260	6,826,718	505,564
	$12,963,150	$9,828,922	$22,372,938	$16,514,543

10.	Finance costs

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Bank fees	$2,482,639	$3,016,266	$4,603,521	$5,037,466
Interest on loans	24,812,666	37,001,058	56,336,844	68,851760
Other interest income	(32,785)	-	(32,785)	-
	$27,262,520	$40,017,324	$60,907,580	$73,889,226

11.	Related Party Transactions and Balances

All amounts either due to or from related parties, unless disclosed otherwise, are non-interest bearing, unsecured and due on demand. Transactions undertaken with related parties during the three and six months ended June 30, 2020 and 2019 are as follows:

(a)	Transactions with shareholders, officers and companies controlled by shareholders, officers and/or their families

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Occupancy	$9,985,974	$9,420,729	$19,971,948	$18,841,459
Interest expense	23,720,861	23,720,853	47,441,724	47,441,704
	$33,706,835	$33,141,582	$67,413,672	$66,283,163

BREEZE LABORATORY S.A.S
Notes to Interim Condensed Financial Statements
For the Three and Six Months ended June 30, 2020 and June 30, 2019
(Stated in Colombian Pesos) (Unaudited)

11.	Related Party Transactions and Balances (continued)

(b)	Key management compensation

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Salary and short-term benefits	$10,055,811	$10,167,500	$18,516,611	$19,811,000

As at June 30, 2020, officers advanced a total of $477,707,381 (June 30, 2019: $477,707,381) for certain expenses of the Company. The advancement bears a monthly interest rate of 1.5% and monthly payments of $7,906,954 (June 30, 2019: $7,906,951) were made.
As at June 30, 2020, families of an officer advanced a total of $350,178,542 (June 30, 2019: $nil) for certain expenses of the Company. The advancement is non-interest bearing and due on demand.

12.	Financial Instruments

The Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information pertaining to these risks is presented throughout financial statements.
There have been no substantive changes in the Company’s exposure to financial instrument risks, its objectives, policies and processes for managing those risks, or the methods used to measure them since December 31, 2019, unless otherwise stated.

(a)	Credit risk
Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company has exposure to credit risk from its cash and trade and other receivables. The risk exposure is limited to their carrying amounts at the statement of financial position date. The risk for cash is mitigated by holding these balances with highly-rated financial institutions. The Company therefore does not expect any credit losses on its cash.
The Company uses an allowance matrix to measure the ECLs of trade receivables from customers. Rates are calculated separately for exposures based on the following common credit risk characteristic – the age of the customer relationship.

The following table provides information about the exposure to credit risk and ECLs for trade receivables due from customers as at June 30, 2020.
	Weighted average loss rate	Gross carrying amount	Loss allowance
Current (30 days or less)	0%	$265,153,258	$-
31-60 days	0%	23,591,203	-
61-90 days	0%	22,364,61	-
Greater than 90 days	0%	74,456,247	-
		$385,564,868	$-

BREEZE LABORATORY S.A.S
Notes to Interim Condensed Financial Statements
For the Three and Six Months ended June 30, 2020 and June 30, 2019
(Stated in Colombian Pesos) (Unaudited)

12. Financial Instruments (continued)

The following table provides information about the exposure to credit risk and ECLs for trade receivables due from customers as at December 31, 2019.

	Weighted average loss rate	Gross carrying amount	Loss allowance
Current (30 days or less)	0%	$82,892,753	$-
31-60 days	0%	46,230,719	-
61-90 days	0%	14,394,470	-
Greater than 90 days	0%	29,481,860	-
		$172,999,802	$-

The Company has assessed that there is no concentration of credit risk, see also Note 8.

(b)	Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet the financial obligations associated with its financial liabilities as they come due. The Company manages liquidity risk through the management of its capital structure. As at June 30, 2020, the Company had negative working capital of $845,909,266 (December 31, 2019 – $559,970,599).

		Payments due by period
	Total	<1 year	1-3 years	> 3 years
Accounts payable and accrued liabilities	$1,584,222,610	$1,584,222,610	$-	$-
Due to related parties	827,885,923	827,885,923	-	-
Long-term debt	290,620,488	231,312,037	59,308,451	-
Total	$2,702,729,021	$2,643,420,570	$59,308,451	$-

(c)	Market risk
(i)	Foreign currency risk
Foreign currency risk is the risk that a variation in exchange rates between the Colombian Pesos and other foreign currencies will affect the Company’s operations and financial results. The Company does not have significant exposure to foreign exchange rate fluctuations.

(ii)	Interest rate risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s long-term debt bears interest as detailed in Note 5. As at June 30, 2020 and December 31, 2019, the Company had no hedging agreements in place.

BREEZE LABORATORY S.A.S
Notes to Interim Condensed Financial Statements
For the Three and Six Months ended June 30, 2020 and June 30, 2019
(Stated in Colombian Pesos) (Unaudited)

13.	Capital Management

When managing capital, the Company’s objective is to ensure the entity continues as a going concern as well as to achieve optimal returns to its shareholders and benefits for other stakeholders. Management adjusts the capital structure as necessary in order to support the operation. Management does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain the future development of the business. The Company considers its capital structure to consist of share capital and retained earnings.
Management considers its approach to capital management to be appropriate given the relative size of the Company. There were no changes in the Company’s approach to capital management during the period. The Company is not subject to externally imposed capital requirements.

14.  Subsequent Events

(a)	Sale of Building

On October 20, 2020, the Company completed the sale of a building located at CL 35 SUR 69C 36 to a third party for consideration of $660,000,000.

(b)	Acquisition by Flora Growth Corp.

On August 11, 2020, Flora Growth Corp. (“Flora”) and the existing shareholders of the Company entered into a non-binding letter of intent pursuant to which Flora will acquire 90% of the issued and outstanding securities of Breeze in exchange for fixed consideration of 700,000,000 COP, as well as contingent consideration of approximately 1,190,000 COP if certain milestones are met. Completion of the acquisition is subject to a number of conditions, including but not limited to, agreement of terms and conditions satisfactory to all parties of Flora and Breeze, satisfactory completion of due diligence, obtaining all regulatory approvals, and the signing of a definitive agreement. There can be no assurance that the acquisition will be completed as proposed or at all.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Consolidated Financial Statements
Years Ended December 31, 2019 and 2018
(Stated in Thousands of Colombian Pesos)

Calle 93 No. 15 – 40 Piso 4 Bogotá, Colombia Tel: +57 (1) 256 30 04 www.mazars.com.co

Independent Auditors’ Report

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statement of financial position of Grupo Farmacéutico Cronomed S.A.S. (the ‘Company’), as of December 31, 2018 and December 31, 2019, and the related consolidated statements of loss and comprehensive loss, changes in shareholders' equity, and cash flows for the years ended December 31, 2018 and December 31, 2019 and the related notes (collectively referred to as the ‘Financial Statements’).
In our opinion, the Financial Statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and December 31, 2019, and the results of its operations and its cash flows for the years ended December 31, 2018 and December 31, 2019, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s Financial Statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  Our audit included performing procedures to assess the risks of material misstatement of the Financial Statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the Financial Statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Financial Statements. We believe that our audit provides a reasonable basis for our opinion.

/s/Carlos Andres Molano
Carlos Andres Molano
Partner

We have served as the Company’s auditor since 2020.
Mazars Colombia SAS
December 16, 2020

Mazars Colombia SAS
NIT: 830.055.030 – 9

GRUPO FARMACEUTICO CRONOMED S.A.S.
Consolidated Statements of Financial Position
As at December 31, 2019 and 2018
(Stated in Thousands of Colombian Pesos)

	Notes	2019	2018

Assets
Current
Cash	4	$143,081	$54,459
Trade and other accounts receivable	17	562,886	694,950
Inventories	5	1,189,748	1,293,710
Prepaids and other assets		30,969	80,529
Income taxes recoverable	9	14,805	39,397
		1,941,489	2,163,045
Property, plant and equipment		4,001	996
Right of use assets	6	13,679	-
Total Assets		$1,959,169	$2,164,041

Liabilities
Current
Trade and other accounts payable	17	$967,730	$994,576
Current portion of long-term debt	7	37,971	90,259
Current portion of lease liability	6	14,617	-
Current portion of due to related party	8	9,280	4,640
Sales taxes payable		34,225	20,359
		1,063,823	1,109,834
Long-term debt	7	27,445	-
Due to related party	8	500,000	500,000
Payments received in advance		9,510	25,379
Deferred income tax liabilities	9	3,184	2,609
Total Liabilities		$1,603,962	$1,637,822

Shareholders' Equity
Share capital	10	$670,000	$670,000
Retained earnings		(333,312)	(162,300)
Restricted retained earnings	11	18,519	18,519
Total Equity		355,207	526,219
Total Liabilities and Equity		$1,959,169	$2,164,041

Subsequent Events	19

The accompanying notes are an integral part of these consolidated financial statements.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Consolidated Statements of Financial Position
As at December 31, 2019 and 2018
(Stated in Thousands of Colombian Pesos)

	Notes	2019	2018

Operating revenue
Sale of pharmaceutical products	12	$4,377,912	$4,022,889
Conditional discounts		(352,237)	(607,033)
Loyalty discounts		(15,019)	-
Sales returns		(147,071)	(88,525)
		3,863,585	3,327,331
Cost of sales	5	2,391,317	2,257,847
Gross profit		$1,472,268	$1,069,484

Operating expenses
Administrative expenses	13	$472,063	$456,993
Sales expenses	14	884,244	919,825
		1,356,307	1,376,818
Operating profit (loss)		$115,961	$(307,334)

Other income (expense)
Other income	15	$27,414	$91,796
Other expenses	16	(96,683)	(72,500)
Interest expenses		(98,305)	(91,503)
		(167,574)	(72,207)
Income (loss) before taxes		$(51,613)	$(379,541)

Current income tax	9	99,401	30,582
Deferred income tax	9	(575)	(2,609)
Local tax		20,573	16,926
Net income (loss) and comprehensive income (loss)		$(171,012)	$(424,440)

Weighted average number of outstanding shares, basic and diluted		134	134
Basic and diluted earnings per share		$(1,276.21)	$(3,167.46)

The accompanying notes are an integral part of these consolidated financial statements.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Consolidated Statements of Changes in Equity
Years Ended December 31, 2019 and 2018
(Stated in Thousands of Colombian Pesos)

	Number of Shares	Share Capital	Retained Earnings	Restricted Retained Earnings	Total

Balance at December 31, 2017	134	$670,000	$242,341	$38,318	$950,659
Net loss and comprehensive loss for the period	-	-	(424,440)		(424,440)
Transfer to restricted retained earnings			19,799	(19,799)	-
Balance at December 31, 2018	134	$670,000	$(162,300)	$18,519	$526,219

Balance at December 31, 2018	134	$670,000	$(162,300)	$18,519	$526,219
Net loss and comprehensive loss for the period	-	-	(171,012)	-	(171,012)
Balance at December 31, 2019	134	$670,000	$(333,312)	$18,519	$355,207

The accompanying notes are an integral part of these consolidated financial statements.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Consolidated Statements of Cash Flows
As at December 31, 2019 and 2018
(Stated in Thousands of Colombian Pesos)

	2019	2018
Operating Activities
Net loss for the period	$(171,012)	$(424,440)
Items not affecting cash:
Depreciation on property, plant and equipment	9,454	28,326
Depreciation on right-of-use assets	86,431	-
Lease interest expense differential	8,328	-
	(66,799)	(396,114)
Net changes in non-cash working capital
Trade and other accounts receivables	132,064	(71,432)
Inventories	103,962	24,116
Prepaids	49,560	60,036
Income taxes recoverable	24,592	(64,844)
Trade and other accounts payable	(26,846)	135,887
Payments received in advance	(15,869)	25,379
Sales taxes payable	13,866	24,601
Deferred income tax liabilities	575	(100,695)
Cash Flows Used in Operating Activities	$215,105	$(363,066
Investing Activities
Acquisition of property, plant and equipment	(12,459)	(12,385)
Cash Flows Provided by (Used In) Investing Activities	$(12,459)	$(12,385)
Financing Activities
Proceeds from long-term debt	52,000	500,000
Payment of long-term debt	(72,203)	(454,932)
Principal paid on lease liabilities	(85,492)	-
Interest paid on lease liabilities	(8,329)	-
Cash Flows Provided By Financing Activities	$(114,024)	$45,068

Net Increase in Cash During the Period	88,622	(330,383)
Cash, Beginning of Period	54,459	384,842
Cash, End of Period	$143,081	$54,459

Supplementary information
Interest paid	$75,124	67,190

The accompanying notes are an integral part of these consolidated financial statements.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

Nature of Business

Grupo Farmacéutico Cronomed S.A.S. (the “Company”) was incorporated on March 11, 2005, and registered on March 16, 2005 by means of public deed number 0000633 of Notary 25 of Bogotá D.C., Colombia, under number 00981754 of book IX. The head office, principal address and registered office of the Company is Carrera 72 M Bis # 37 B - 24 Sur Barrio Carvajal, Bogota, Colombia.
The following activities are included under the Company’s main corporate purpose: to manufacture, sell, export, and commercialize all types of products for pharmaceutical use, always supplied under the appropriate license or authorization provided in accordance with applicable law.

1.	Basis of presentation
(a)	Statement of compliance

The consolidated financial statements have been prepared using accounting policies in compliance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”) applicable to the preparation of these consolidated financial statements.

The financial statements for the year ended December 31, 2018 and December 31, 2019 were authorized for issuance by the Legal Representative of the Company on December 16, 2020.
.
(b)	Basis of measurement
The consolidated financial statements have been prepared on the historical cost basis, except where noted otherwise.
(c)	Functional and presentation currency
The consolidated financial statements are presented in thousands of Colombian pesos, unless otherwise stated, which is the Company’s functional currency.

(d)	Basis of consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Labcofarm Laboratorios S.A.S (“Labcofarm”), with intercompany balances and transactions eliminated on consolidation. Subsidiaries are those entities over which the Company has control, which exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity and is exposed to the variable returns from its activities.
Labcofarm was incorporated in accordance with Colombian law on November 20, 2013, domiciled in Bogotá (Colombia). The Company acquired 100% of the shares of Labocofarm in 2017. Its corporate purpose is: the production, wholesale and retail commercialization of various products for use in medicine, odontology, pharmaceuticals, cosmetics, perfumes and toiletries, production and commercialization of various types of products for human consumption, household products, equipment, certain products and raw materials, the import and export of various products for national consumption, and commercialization of various legal products in Colombia through specialized retailers.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

1.	Basis of presentation (continued)
(e)	Going concern
These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has been able to secure long-term debt (Note 7) from banks and related parties (Note 8) to fund its ongoing operations and business activities.
These consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and classifications in the consolidated statement of financial position that may be necessary were the Company unable to continue as a going concern and these adjustments could be material.
The business of selling pharmaceutical goods does not involve a high degree of risk. However, there can be no assurance that current business development programs will result in profitable operations. The Company’s continued existence is dependent upon the purchase of raw materials, conversion of raw materials to inventory, the sale of said inventory, the achievement of profitable operations, or the ability of the Company to raise alternative financing, if necessary, or alternatively upon the Company’s ability to dispose of its assets and operations on an advantageous basis.
As at December 31, 2019, the Company has a net loss of $171,012 (2019 – $424,440).
(f)	Estimates and critical judgements made by management
The preparation of these consolidated financial statements in conformity with IFRS requires management to make judgments and estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences.
Revisions to accounting estimates are recognized in the period in which the estimate is revised and may affect both the period of revision and future periods. While management believes that the estimates are reasonable, actual results could differ materially from those estimates and may impact the future results of operations. Items for which actual results may differ materially from these estimates are described in the following section.
(i)	Provisions
The Company estimates amounts to be settled in the future, including on contractual obligations, pending litigation and other liabilities.
Such estimates are subject to interpretations of the current facts and circumstances, forecast future events and estimates of the financial effects of such events.
(ii)	Expected credit losses on financial assets
The Company applies the IFRS 9 simplified approach to measuring expected credit losses which uses a lifetime expected loss allowance for all trade receivables. To measure the expected credit losses, trade receivables have been grouped based on the days past due. The expected loss rates are estimated based on the payment profiles of sales over a period of 720 days before December 31, 2019 and the corresponding historical credit losses experienced within this period. The historical loss rates are adjusted to reflect current and forward-looking information based on macroeconomic factors affecting the ability of the Company’s customers to settle the receivables.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

1.	Basis of presentation (continued)
(f)	Estimates and critical judgements made by management (continued)
(iii)	Inventory recoverability
The future realization of the carrying amount of inventory is affected by future sales demand, inventory levels, and product quality. Inventory is inspected for loss of value due items such as to damages in packaging, expiry dates and decreases in selling value. Judgement and estimates are applied when performing such assessments based on historical experience and current facts and circumstances.
(iv)	Income taxes
Income taxes and tax exposures recognized in the financial statements reflect management's best estimate of the outcome based on the facts known at the reporting date. When the Company anticipates a future income tax payment based on its estimates, it recognizes a liability. The difference between the expected amount and the final tax outcome has an impact on current and deferred taxes.
In addition, when the Company incurs losses that cannot be associated with current or past profits, it assesses the probability of taxable profits being available in the future based on its budgeted forecasts. These forecasts are adjusted to take into account certain non-taxable income and expenses and specific rules on the use of unused credits and tax losses. When the forecasts indicate that sufficient future taxable income will be available to deduct the temporary differences, a deferred tax asset is recognized.

2.	Adoption of new accounting pronouncements

The Company has adopted the following new and amended accounting pronouncements for the period beginning January 1, 2019.
(a)	IFRS 16 Leases
In January 2016, the IASB issued IFRS 16, Leases which replaced the previous guidance on leases, predominantly, IAS 17, Leases. This standard introduces a single lessee accounting model and requires a lessee to recognize all assets and liabilities arising from a lease. The standard is effective for annual periods beginning on or after January 1, 2019, with earlier application permitted for entities that apply IFRS 15 Revenue from Contracts with Customers at or before the date of initial adoption of IFRS 16.
As at January 1, 2019, the Company adopted IFRS 16 in accordance with the transitional provisions stipulated in IFRS 16. The Company has applied the following practical expedients:
(i) The Company applied the modified retrospective approach and did not restate comparative information. As a result, any adjustment on initial application is recognized in opening retained earnings as at January 1, 2019.
(ii)  On transition to IFRS 16, the Company elected to apply the practical expedient to grandfather the assessment of which transactions are leases. The Company applied IFRS 16 only to contracts that were previously identified as leases. Contracts that were not identified as leases under IAS 17, and IFRIC 4, were not reassessed for whether there is a lease. The Company applied the definition of a lease under IFRS 16 to contracts entered into or changed on or after January 1, 2019.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

2.	Adoption of new accounting pronouncements (continued)

(a) IFRS 16 Leases (continued)
In accordance with the practical expedients applied, the Company has recognized lease liabilities and right-of-use assets at the date of initial application for leases previously classified as operating leases in accordance with IAS 17. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases (lease term of 12 months or less) and leases for which the underlying asset is of low value. The Company has also elected to account for leases for which the lease term ends within 12 months of the date of initial application as short-term leases. In addition, the Company has elected not to record depreciation of the right-of-use assets prior to the date of initial application. Upon transition to the new standard, lease liabilities were measured at the present value of the remaining lease payments discounted at the Company's incremental borrowing rate as at January 1, 2019. Right-of-use assets and lease liabilities were recognized on the consolidated statement of financial position.
As at January 1, 2019, the Company had one non-cancellable lease for a warehouse, resulting in the recognition of a lease liability and right-of-use asset in the amount of $85,583 with $nil cumulative difference recognized in retained earnings. The lease was previously assessed and reported as an operating lease in accordance with IAS 17. The incremental borrowing rate applied on the date of initial application is 13.92%. The right-of-use asset is amortized over 1.08 years, the lesser of lease term and useful life.
The following is the Company's policy for accounting for lease contracts in accordance with IFRS 16.
At the inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company recognizes a right-of-use asset and a lease liability at the commencement date of the lease. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset, less any lease incentives received. The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. In addition, the right-of-use assets are adjusted for impairment losses, if any. The estimated useful lives and recoverable amounts of right-of-use assets are determined on the same basis as those of property and equipment.
The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company's incremental borrowing rate. The lease liability is subsequently measured at amortized cost using the effective interest method. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases and leases for which the underlying asset is of low value. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

(b) Adoption of IFRIC 23, Uncertainty Over Income Tax Treatments
IFRIC 23 clarifies the application of recognition and measurement requirements in IAS 12, Income taxes, when there is uncertainty over income tax treatments. It specifically addresses whether an entity considers each tax treatment independently or collectively, the assumptions an entity makes about the examination of tax treatments by taxation authorities, how an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates, and how an entity considers changes in facts and circumstances.
IFRIC 23 became effective for fiscal years beginning on or after January 1, 2019, with earlier application permitted. The Company has adopted this interpretation as of January 1, 2019 and has assessed no significant impact as a result of the adoption of this interpretation.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

2.1	Recently Issued Accounting Pronouncement Not Yet Adopted
IAS 1 - Presentation of Financial Statements ("IAS 1 ") and IAS 8 - Accounting Policies, Changes in Accounting Estimates and Errors ("IAS 8") were amended in October 2018 to refine the definition of materiality and clarify its characteristics. The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements. The amendments are effective for annual reporting periods beginning on or after January 1, 2020. Earlier adoption is permitted. The Company will adopt these amendments as of their effective date, and is currently assessing the impacts on adoption.

3.	Significant accounting policies
The principal accounting policies applied to the preparation of these consolidated financial statements are set out below:
(a)	Financial instruments
The Company applies IFRS 9, and aggregates its financial instruments into classes based on their nature and characteristics. Management determines the classification when the instruments are initially recognized.
The Company’s accounting policy is as follows:
(i)	Measurement basis
Financial instruments are measured either at fair value through profit or loss (“FVTPL”) or at amortized cost. The table below lists the valuation methods used to determine the fair value of each financial instrument. During the year ended December 31, 2019 and 2018, there were no financial instruments subsequently measured at fair value.

Item	Measurement Method
Financial instruments measured at fair value through profit or loss
None	None
Financial instruments measured at amortized cost
Cash; Trade and other accounts receivable; Trade and other accounts payable	Carrying amount (approximates fair value due to short-term nature)
Long-term debt; Due to related parties	Carrying value at the effective interest rate which approximates fair value
(ii)	Impairment of financial assets
The Company applies the IFRS 9 simplified approach to measuring expected credit losses which uses a lifetime expected credit loss allowance for all trade receivables.
(iii)	Fair value hierarchy
All financial instruments measured at fair value after initial recognition are categorized into one of three hierarchy levels for disclosure purposes. Each level reflects the significance of the inputs used in making the fair value measurements.
Level 1 - valuation based on quoted prices (unadjusted) in active markets for identical assets and liabilities;
Level 2 - valuation techniques based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly; and
Level 3 - valuation techniques using inputs for the asset or liability that are not based on observable market data (unobservable inputs).

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

3.	Significant accounting policies (continued)
(b)	Income taxes
Income tax expense is comprised of current and deferred tax. Current and deferred income tax are recognized in the statement of operations except to the extent that they relate to a business combination or items recognized directly in equity or other comprehensive income, in which case the income tax is also recognized directly in equity or other comprehensive income. Current income taxes are the expected taxes payable on the taxable income for the year, using tax rates enacted, or substantively enacted, at the end of the reporting period, and any adjustments to taxes payable in respect of previous years.
Deferred tax assets and liabilities are recognized in respect of all qualifying temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred income tax is determined on a non-discounted basis using tax rates and laws that have been enacted or substantively enacted at the financial position date and are expected to apply when the deferred tax asset or liability is settled. Deferred tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the asset can be utilized.
At the end of each reporting period, the Company reassesses unrecognized deferred tax assets. The Company recognizes a previously unrecognized deferred tax asset to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.
Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset tax assets and liabilities and when the deferred tax balances relate to the same taxation authority. Deferred income tax assets and liabilities are presented as non-current.
(c)	Share capital
Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial liability. The Company’s common shares are classified as equity instruments.
(d)	Provisions
Provisions are recognized for liabilities of uncertain timing or amount that have arisen as a result of past transactions, including legal or constructive obligations.  The provision is measured at the best estimate of the expenditure required to settle the obligation at the reporting date.
(e)	Basic and diluted earnings per share
Basic earnings per share is computed by dividing the net loss for the year by the weighted average number of common shares outstanding for the relevant year. Diluted earnings per common share is computed by dividing the net income or loss applicable to common shares by the sum of the weighted average number of common shares issued and outstanding and all additional common shares that would have been outstanding, if potentially dilutive instruments were converted.
(f)	Inventories
Inventories are comprised of raw materials and finished goods. Inventories are initially valued at cost and subsequently at the lower of cost and net realizable value. Inventory cost is determined on an average cost basis and any trade discounts and rebates are deducted from the purchase price. Raw material costs include the purchase cost of the materials, freight-in and duty. Finished goods include the cost of direct materials and manufacturing costs billed by third-party manufacturers.
Net realizable value represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory and contractual arrangements with customers. To the extent that circumstances have changed subsequently such that the net realizable value has increased, previous write-downs are reversed and recognized in net income (loss) in the year during which the reversal occurs.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

3.	Significant accounting policies (continued)
(g)	Revenue Recognition
The Company’s ordinary revenue is from contracts with customers. Revenue is recognized at the amount of the transaction price that is allocated to the performance obligation. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration includes the fair value of the asset received or receivable from the sale of goods or services, net of any discounts, provisions for returns, value added taxes and other taxes.
Sales of goods involve a single performance obligation. The Company recognizes the revenue once the obligation has been fulfilled, which is when control over the goods and/or underlying services of the performance obligation have been transferred to the client, at a certain point in time. Such performance obligation is fulfilled at the time the good is delivered to the client. The sale of goods does not involve a significant financing component. The Company provides a 10% discount for payments received within 10 days of delivery and 5% discount for payments received within 30 days. The Company’s payment terms range from 30 to 90 days depending on the type of client (i.e. from distributor to retail seller).

4.	Cash

	2019	2018
Petty cash	$14	$800
Banco de Bogota	62,808	32,893
Banco Davivienda	27,998	9,625
Banco Bancolombia	52,261	11,141
Total	$143,081	$54,459
There are no restrictions on the cash balances.

5.	Inventories

	2019	2018
Raw materials	$701,176	$621,399
Finished goods - Food products	86,281	607,164
Finished goods - Medications	321,362	65,147
Finished goods - Cosmetics	80,929	-
Total	$1,189,748	$1,293,710
During the year, inventories expensed to cost of sales was $1,722,509 (2018 - $2,220,256). The cost of reducing the inventories to net realizable value is $61,022 (2018 - $39,434), due to the loss recognized for expired raw materials and packaging. At December 31, 2019 and 2018, the Company has no inventories committed as security for liabilities.
Production is outsourced to third parties, thus the Company’s inventory of raw materials are stored at the warehouses of these manufacturers. The raw materials are returned as finished goods, which are stored at Company’s warehouses or are transferred directly to the clients.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

6.	Leases
(a)	Right-of-Use Assets

The following presents a reconciliation of the right-of-use assets:

Balance at January 1, 2019	$85,583
Additions	14,527
Depreciation Expense	(86,431)
Balance at December 31, 2019	$13,679

(b)	Lease Obligation

The following presents a reconciliation of the lease obligation:

Balance at January 1, 2019	$85,583
Additions	14,527
Interest expense	8,329
Lease payments	(93,822)
Balance at December 31, 2019	$14,617

The Company has leases for a warehouse and an administrative office, which began on January 11, 2016 and April 15, 2019, and will be ending on February 18, 2020 and February 7, 2020, respectively. All remaining lease payments totaling $14,863 are expected to be incurred within the next year. The incremental borrowing rate used in calculating all lease obligations is 13.92%.

7.	Long-term debt

	2019	2018
(a) Loan from Banco de Bogota - bearing interest at 1.14 % per month, 36-month term, maturing in August of 2020	$20,638	$90,259
(b) Loan from Bancolombia – bearing interest at 1.04% per month, 36-month term, maturing in July of 2022	44,778	-
	65,416	90,259
Less: current portion	37,971	90,259
Long-term potion	$27,445	$-

(a)	On August 28, 2017, the Company entered into a 36-month loan agreement with Banco de Bogota for an amount of $600,000 to finance payments to suppliers.
(b)	On July 10, 2019, the Company entered into a 36-month loan agreement with Bancolombia for an amount of $52,000 to finance payments to suppliers.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

8.	Related party transactions

All amounts either due to or from related parties, unless disclosed otherwise, are unsecured. Total revenue from the sale of pharmaceutical products to related parties amounted to $883,909 (2018 – $1,017,324). Included in trade and other accounts receivable are $92,207 (2018 – $160,177) from related parties for the sale of pharmaceutical products, none of the amounts are past due. Included in trade and other accounts payable include $27,708 (2018 – $nil) of interest expense payable on the shareholder loan noted in (i) below.
Transactions undertaken with related parties during the year ended December 31, 2019 and 2018 are as follows:
(a)	Transactions with directors, officers and companies controlled by directors, officers and/or their families

	2019	2018
Loan from shareholder (i)	$509,280	$504,640
Interest expense on shareholder loan (i)	74,300	16,250
Office equipment lease expense from shareholder (ii)	4,000	2,000

(i)
On November 8, 2018, the Company took out a loan from Inversiones Montearroyo Asociados SAS, a shareholder, for an amount of $500,000 to finance payments to suppliers and to pay down loan with Banco de Bogota. The loan is 36-months with monthly interest rate of 1.16% and is interest-only payments with full principal due upon maturity.

(ii)
On October 31, 2018, the Company begin leasing office equipment from Inversiones Montearroyo Asociados SAS, a shareholder, for a monthly amount of $1,000. The lease is month-to-month and ended during April 2020. This amount is included under Administrative expenses.

(b)	Key management compensation

	2019	2018
Salary and short-term benefits	$84,386	$100,827

9.	Income Taxes

(a)	Effective tax rate reconciliation

The Company's Colombian corporate income tax rate is 33% for the year ended December 31, 2019 and 2018. The rate is expected to apply for the full year.
	2019	2018
Net loss before income taxes	$(51,613)	$(379,541)
Local tax	20,573	16,926
Non-deductible expenses	330,513	447,382
Expenses subject to income taxes	299,473	84,767
Income tax expense	$98,826	$27,973

(b)	Components of income tax expense

	2019	2018
Current tax expense	$99,401	$30,582
Deferred tax expense
Temporary differences	(575)	(2,609)
Income tax expense	$98,826	$27,973

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

(c)	Deferred income tax asset and liability

Deferred tax assets and liabilities have been offset where they relate to income taxes levied by the same taxation authority and the Company has the legal right and intent to offset.

Balance at December 31, 2017	$ 103,304
Deferred income tax recovery	(100,695)
Balance at December 31, 2018	2,609
Deferred tax liabilities	575
Balance at December 31, 2019	$ 3,184

The Company has no accumulated non-capital losses for Colombian tax purposes.

10.	Share Capital

(a)	Authorized share capital
The Company is authorized to issue 200 common shares at $5,000 par value per share.
(b)	Issued and outstanding

	2019	2018
134 common shares	$ 670,000	$ 670,000

11.	Restricted retained earnings

	2019	2018
Restricted retained earnings	$ 18,519	$ 18,519
The Company is required to set aside as legal reserve 10% of its annual net income, until the restricted retained earnings’ balance reaches the equivalent of 50% of subscribed capital. This amount is not distributable prior to the Company’s liquidation, but it may be used to reduce annual net losses. Any amounts above the 50% mentioned above are freely available to the General Assembly of Shareholders.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

12.	Revenues
The following is the disaggregation of the Company’s gross revenue from contracts by major product type and geographic location:

December 31, 2019	Domestic (Colombia)	International	Total
Food products	$924,270	$-	$924,270
Medication	2,868,337	-	2,868,337
Cosmetics	585,305	-	585,305
Total	$4,377,912	$-	$4,377,912

December 31, 2018	Domestic (Colombia)	International	Total
Food products	$-	$-	$-
Medication	4,022,889	-	4,022,889
Cosmetics	-	-	-
Total	$4,022,889	$-	$4,022,889
During the year ended December 31, 2019, the Company earned 11.4% of its gross revenue from one customer (2018 – 8.2%).

13.	Administrative expenses

	2019	2018
Personnel	$267,325	$113,561
Professional fees	65,940	110,903
General office	106,884	189,626
Travel, meals and entertainment	9,386	14,577
Depreciation	22,528	28,326
Total	$472,063	$456,993

14.	Sales expenses

	2019	2018
Personnel	$522,645	$287,773
Professional fees	24,001	438
Advertising	38,033	34,938
General office (a)	172,664	544,330
Travel, meals and entertainment	53,544	52,346
Depreciation	73,357	-
Total	$884,244	$919,825

(a)	General office expense consists of building maintenance, utilities, communication, office supplies, equipment, bad debt, and other ad-hoc office expenses.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

15.	Other income

	2019	2018
Reversal of provisions	$-	$40,000
Gain on sale of investments	-	8,000
Recoveries from insurance	6,000	-
Other	21,414	43,796
Total	$27,414	$91,796

16.	Other expenses

	2019	2018
Bank charges	$21,793	$19,144
Donations	10,033	-
Other (a)	64,857	53,356
Total	$96,683	$72,500

(a)	Other expenses consists of tax on financial transactions, prior year costs and expenses, penalties, non-deductible expenses, and other extraordinary expenses.

17.	Financial Instruments

The Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information pertaining to these risks is presented throughout these consolidated financial statements.
There have been no substantive changes in the Company’s exposure to financial instrument risks, its objectives, policies and processes for managing those risks, or the methods used to measure them since December 31, 2018, unless otherwise stated.
(a)	Credit risk
Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company has exposure to credit risk from its cash and trade and other accounts receivable. The risk exposure is limited to their carrying amounts at the statement of financial position date. The risk for cash is mitigated by holding these balances with highly-rated financial institutions. The Company therefore does not expect any credit losses on its cash.
The Company's trade and other accounts receivable balance consists of the following:
	2019	2018
Trade accounts receivable from customers	$ 650,457	$ 747,802
Expected credit losses	(88,928)	(62,927)
Net trade receivables	561,529	684,875
Other accounts receivables	1,357	10,075
	$ 562,886	$ 694,950

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

17.	Financial Instruments (continued)
(a)	Credit risk (continued)
The Company provides credit to certain customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk. Credit risk for customers is assessed on a case-by-case basis and a provision is recorded where required. As of December 31, 2019, the Company identified certain accounts that may result in a credit loss on its accounts receivable, for which expected credit losses are recognized.
The lifetime expected loss provision for trade accounts receivables due from customers is as follows:

December 31, 2019	Expected loss rate	Gross carrying amount	Loss provision
Current	1%	$ 389,633	$ 3,886
0-90 days past-due	5%	167,135	8,422
91-180 days past-due	50%	22,747	11,375
181-360 days past-due	80%	8,860	7,086
361-720 days past-due	90%	39,227	35,304
Greater than 720 days past-due	100%	22,855	22,855
		$ 650,457	$ 88,928

December 31, 2018	Expected loss rate	Gross carrying amount	Loss provision
Current	1%	$ 533,571	$ 5,507
0-90 days past-due	5%	140,890	7,598
91-180 days past-due	27%	19,861	5,305
181-360 days past-due	78%	22,197	17,340
361-720 days past-due	87%	31,283	27,177
Greater than 720 days past-due	100%	-	-
		$ 747,802	$ 62,927

Movements in the expected credit losses that has been recognized for trade receivables are as follows:

Loss allowance
Balance at January 1, 2018	$ 13,668
Change in loss allowance	53,148
Balance at December 31, 2018	62,927
Change in loss allowance	26,001
Balance at December 31, 2019	$ 88,928

As at December 31, 2019, one customer had total accounts receivable of $115,128, which accounted for 17.7% of total trade receivables from customers (2018 – $145,568 or 19.5%).

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

17.	Financial Instruments (continued)

(b)	Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet the financial obligations associated with its financial liabilities as they come due. The Company manages liquidity risk through the management of its capital structure. The Company manages liquidity risk by maintaining adequate credit facilities with suppliers of between 30 days and 180 days, and with financial entities between 30 days to more than one year. As at December 31, 2019, the Company had working capital of $877,666 (2018 – $1,053,211). The Company has the following undiscounted contractual obligations subject to liquidity risk as at December 31, 2019:

	<1 year	1-3 years	> 3 years
Trade and other accounts payables	$ 967,730	$ -	$ -
Current portion of long-term debt	37,971	-	-
Long-term debt	-	27,445
Due to related party	9,280	500,000	-
	$ 1,014,981	$ 527,445	$ -

(c)	Market risk
(i)	Foreign currency risk
Foreign currency risk is the risk that a variation in exchange rates between the Colombian Pesos and other foreign currencies will affect the Company’s operations and financial results. The Company’s foreign currency risk is limited as it operations are based in Colombia and all transactions carried out with clients and supplies are domestic.
(ii)	Interest rate risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s long-term debt bears interest as detailed in Note 7. As at December 31, 2029 and 2018, the Company had no hedging agreements in place.

18.	Capital Management

The Company manages its cash and common shares as capital. The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern and to maintain a flexible capital structure which optimizes the cost of capital at an acceptable risk level.
The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may attempt to issue new shares, issue new debt, acquire or dispose of assets or adjust the amount of cash on hand. In order to maximize ongoing production efforts, the Company does not pay out dividends.
Management considers its approach to capital management to be appropriate given the relative size of the Company. There were no changes in the Company’s approach to capital management during the period. The company is not subject to externally imposed capital requirements other than the restricted retained earnings discussed in Note 11.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Consolidated Financial Statements
For the Year ended December 31, 2019 and December 31, 2018
(Stated in Thousands of Colombian Pesos)

19.	Subsequent events
In March 2020, the World Health Organization declared the outbreak of the novel strain of coronavirus (“COVID-19”), a global pandemic. Government measures to limit the spread of COVID-19, including the closure of non-essential businesses, had an impact on the Company's operations from the second quarter of 2020. Due to the rapid developments and uncertainty surrounding COVID-19, it is not possible to predict the impact that COVID-19 will have on the Company's business, financial position and operating results in the future. In addition, it is possible that estimates in the Company's consolidated financial statements will change in the near term as a result of COVID-19 and the effect of any such changes could be material, which could result in, among other things, impairment of long-lived assets including intangibles. The Company is closely monitoring the impact of the pandemic on all aspects of its business.

GRUPO FARMACEUTICO CRONOMED S.A.S
Interim Condensed Consolidated Financial Statements
Three and Six Months Ended June 30, 2020 and 2019
(Stated in Thousands of Colombian Pesos)
(Unaudited)

Notice of No Auditor Review of Interim Condensed Consolidated Financial Statements:

Under National Instrument 51-102, Part 4, subsection 4.3(3) (a), if an auditor has not performed a review of the interim unaudited condensed consolidated financial statements they must be accompanied by a notice indicating that the interim unaudited condensed consolidated financial statements have not been reviewed by an auditor.

The accompanying interim unaudited condensed consolidated financial statements of the Company have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent auditor has not performed a review of these interim unaudited condensed consolidated financial statements.

GRUPO FARMACEUTICO CRONOMED S.A.S

Interim Condensed Consolidated Financial Statements

Three and Six Months Ended June 30, 2020 and 2019

Page

Interim Condensed Consolidated Statements of Financial Position	F-135

Interim Condensed Consolidated Statements of Operations and Comprehensive Income	F-136

Interim Condensed Consolidated Statements of Changes in Equity	F-137

Interim Condensed Consolidated Statements of Cash Flows	F-138

Notes to Interim Condensed Consolidated Financial Statements	F-139

GRUPO FARMACEUTICO CRONOMED S.A.S
Interim Condensed Consolidated Statements of Financial Position
As at June 30, 2020 and December 31, 2019
(Stated in Thousands of Colombian Pesos, Unaudited)

	Notes	June 30, 2020	December 31, 2019

Assets
Current
Cash		$117,842	$143,081
Trade and other accounts receivable	12	446,082	562,886
Inventories	3	937,944	1,189,748
Prepaids and other assets		74,203	30,969
Income taxes recoverable		47,551	14,805
		$1,623,622	$1,941,489
Property, plant and equipment		3,839	4,001
Right of use assets	4	338,142	13,679
Total Assets		$1,965,603	$1,959,169

Liabilities
Current
Trade and other accounts payable	12	$617,642	$967,730
Current portion of long-term debt	5	42,003	37,971
Current portion of due to related party	6	49,280	9,280
Current portion of lease liability	4	50,918	14,617
Sales taxes payable		14,539	34,225
		$774,382	$1,063,823
Long-term debt	5	56,410	27,445
Due to related party	6	500,000	500,000
Lease liability	4	297,570	-
Payments received in advance		4,555	9,510
Deferred tax liability		3,184	3,184
Total Liabilities		$1,636,101	$1,603,962

Shareholders' Equity
Share capital	7	$670,000	$670,000
Retained earnings		(359,017)	(333,312)
Restricted retained earnings	8	18,519	18,519
Total Equity		$329,502	$355,207
Total Liabilities and Equity		$1,965,603	$1,959,169

Subsequent Events	14

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Approved on behalf of the Board of Directors:

Director	Director

GRUPO FARMACEUTICO CRONOMED S.A.S
Interim Condensed Consolidated Statements of Operations and Comprehensive Loss
Three and Six Months Ended June 30, 2020 and 2019
(Stated in Thousands of Colombian Pesos, Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
	Notes	2020	2019	2020	2019

Operating revenue
Sale of pharmaceutical products	9	$868,765	$1,049,285	$1,819,657	$2,118,928
Conditional discounts		(74,945)	(89,898)	(179,394)	(178,021)
Loyalty discounts		(274)	(4,292)	(1,348)	(7,634)
Sales returns		(8,489)	(50,000)	(17,875)	(80,635)
		785,057	905,095	1,621,040	1,852,638
Cost of sales	3	431,745	552,773	932,332	1,105,575
Gross profit		$353,312	$352,322	$688,708	$747,063

Operating expenses
Administrative expenses	10	$152,966	$114,042	$280,051	$206,788
Sales expenses	11	125,515	226,187	343,925	394,859
		278,481	340,229	623,976	601,647
Operating profit (loss)		$74,831	$12,093	$64,732	$145,416

Other income (expense)
Other income		$734	$9,931	$1,246	$12,888
Other expenses		(4,713)	(38,417)	(13,168)	(49,819)
Interest expenses		(44,882)	(19,663)	(70,576)	(42,426)
		(48,861)	(48,149)	(82,498)	(79,357)
Income (loss) before taxes		$25,970	$(36,056)	$(17,766)	$66,059

Local tax expense		3,761	4,431	7,939	9,197
Net income (loss) and comprehensive income (loss)		$22,209	$(40,487)	$(25,705)	$56,862

Weighted average number of outstanding shares, basic and diluted		134	134	134	134
Basic and diluted earnings (loss) per share		$165.74	$(302.14)	$(191.83)	$424.34

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

GRUPO FARMACEUTICO CRONOMED S.A.S
Interim Condensed Consolidated Statements of Changes in Equity
Three and Six Months Ended June 30, 2020 and 2019
(Stated in Thousands of Colombian Pesos, Unaudited)

	Notes	Number of Shares	Share Capital	Retained Earnings	Reserves	Total

Balance at December 31, 2018		134	$670,000	$(162,300)	$18,519	$526,219
Net income and comprehensive income for the period		-	-	56,862	-	56,862
Balance at June 30, 2019		134	$670,000	$(105,438)	$18,519	$583,081

Balance at December 31, 2019		134	$670,000	$(333,312)	$18,519	$355,207
Net loss and comprehensive loss for the period		-	-	(25,705)	-	(25,705)
Balance at June 30, 2020		134	$670,000	$(359,017)	$18,519	$329,502

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

GRUPO FARMACEUTICO CRONOMED S.A.S
Interim Condensed Consolidated Statements of Cash Flows
Three and Six Months Ended June 30, 2020 and 2019
(Stated in Thousands of Colombian Pesos, Unaudited)

	Notes	2020	2019
Operating Activities
Net income (loss) for the period		$(25,705)	$56,862
Items not affecting cash:
Depreciation on property, plant and equipment		762	3,389
Depreciation on right-of-use assets		40,200	41,036
Lease interest expense differential		26,071	5,413
		41,328	106,700
Net changes in non-cash working capital
Trade and other accounts receivables		116,804	116,666
Inventories		251,804	(32,955)
Prepaids		(43,234)	20,158
Income taxes recoverable		(32,746)	(33,234)
Trade and other accounts payable		(350,088)	(69,074)
Payments received in advance		(4,955)	(8,921)
Sales taxes payable		(19,686)	3,890
Cash Flows Used in Operating Activities		(40,773)	103,230
Investing Activities
Acquisition of property, plant and equipment		(600)	(9,608)
Cash Flows Provided by (Used In) Investing Activities		(600)	(9,608)
Financing Activities
Proceeds from long-term debt and related party loans		82,000	-
Payment of long-term debt and related party loans		(9,003)	(70,000)
Principal paid on lease liabilities		(30,792)	(39,177)
Interest paid on lease liabilities		(26,071)	(5,413)
Cash Flows Provided By Financing Activities		16,134	(114,590)

Net Increase in Cash During the Period		(25,239)	(20,968)
Cash, Beginning of Period		143,081	54,459
Cash, End of Period		$117,842	$33,491

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2020 and 2019
(Stated in Thousands of Colombian Pesos, Unaudited)

Nature of Business

Grupo Farmacéutico Cronomed S.A.S. (the “Company”) was incorporated on March 11, 2005, and registered on March 16, 2005 by means of public deed number 0000633 of Notary 25 of Bogotá D.C., Colombia, under number 00981754 of book IX. The head office, principal address and registered office of the Company is Carrera 72 M Bis # 37 B - 24 Sur Barrio Carvajal, Bogota, Colombia.
The following activities are included under the Company’s main corporate purpose: to manufacture, sell, export, commercialize and machine all types of products for pharmaceutical use, always supplied under the appropriate license or authorization provided in accordance with applicable law.

1.	Basis of presentation
(a)	Statement of compliance

These interim condensed financial statements have been prepared using accounting policies in compliance with International Accounting Standard 34, “Interim Financial Reporting” (“IAS 34”). The accounting policies adopted in preparing these interim condensed consolidated financial statements are consistent with those applied in the Company’s annual financial statements as at and for the year ended December 31, 2019, except for the adoption of new accounting standards and policies described in Note 2. The Company has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective.

These interim condensed financial statements do not conform in all respects to the requirements of International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") for annual financial statements. Accordingly, these interim condensed financial statements should be read in conjunction with the Company's December 31, 2019 audited annual consolidated financial statements and notes.

These interim condensed consolidated financial statements were approved by the Board of Directors on December 17, 2020.
(b)	Basis of measurement
The interim condensed consolidated financial statements have been prepared on the historical cost basis, except where noted otherwise.
(c)	Functional and presentation currency
The interim condensed consolidated financial statements are presented in thousands of Colombian pesos, unless otherwise stated, which is the Company’s functional currency.

(d)	Basis of consolidation
The interim condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Labcofarm Laboratorios S.A.S (“Labcofarm”), with intercompany balances and transactions eliminated on consolidation. Subsidiaries are those entities over which the Company has control, which exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity and is exposed to the variable returns from its activities.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2020 and 2019
(Stated in Thousands of Colombian Pesos, Unaudited)

1.	Basis of presentation
(d) Basis of consolidation (continued)
Labcofarm was incorporated in accordance with Colombian law on November 20, 2013, domiciled in Bogotá (Colombia). The Company acquired 100% of the shares of Labocofarm in 2017. Its corporate purpose is: the production, wholesale and retail commercialization of various products for use in medicine, odontology, pharmaceuticals, cosmetics, perfumes and toiletries, production and commercialization of various types of products for human consumption, household products, equipment, certain products and raw materials, the import and export of various products for national consumption, and commercialization of various legal products in Colombia through specialized retailers.

(e)	Estimates and critical judgements made by management
The preparation of these interim condensed consolidated financial statements in conformity with IFRS requires management to make judgments and estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and contingent liabilities at the date of the interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The interim condensed consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the interim condensed consolidated financial statements, and may require accounting adjustments based on future occurrences.
Revisions to accounting estimates are recognized in the period in which the estimate is revised and may affect both the period of revision and future periods. Actual results could differ from those estimates. Significant items that require estimates as the basis for determining the stated amounts are identified below. While management believes that the estimates are reasonable, actual results could differ materially from those estimates and may impact the future results of operations.

(f)	Novel Coronavirus (“COVID-19”)
In March 2019, the World Health Organization declared the outbreak of the novel strain of coronavirus (“COVID-19”), a global pandemic. Government measures to limit the spread of COVID-19, including the closure of non-essential businesses, had an impact on the Company's operations from the second quarter of 2020. Due to the rapid developments and uncertainty surrounding COVID-19, it is not possible to predict the impact that COVID-19 will have on the Company's business, financial position and operating results in the future. In addition, it is possible that estimates in the Company's interim condensed consolidated financial statements will change in the near term as a result of COVID-19 and the effect of any such changes could be material, which could result in, among other things, impairment of long-lived assets including intangibles. The Company is closely monitoring the impact of the pandemic on all aspects of its business.

2.	Adoption of new accounting pronouncements

IAS 1 - Presentation of Financial Statements ("IAS 1 ") and IAS 8 - Accounting Policies, Changes in Accounting Estimates and Errors ("IAS 8") were amended in October 2018 to refine the definition of materiality and clarify its characteristics. The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements. The amendments are effective for annual reporting periods beginning on or after January 1, 2020. Effective January 1, 2020, the Company has adopted this amendment and has determined that there is no material impact or disclosure required.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2020 and 2019
(Stated in Thousands of Colombian Pesos, Unaudited)

3.	Inventories

	As at June 30, 2020	As at December 31, 2019
Raw materials	$648,923	$701,176
Finished goods - Food products	123,536	86,281
Finished goods - Medications	125,514	321,362
Finished goods - Cosmetics	39,971	80,929
	$937,944	$1,189,748
During the three and six months ended June 30, 2020, inventories expensed to cost of sales was $346,683 and $713,554, respectively (June 30, 2019 - $398,944 and $979,873 respectively). The cost of reducing the inventories to net realizable value the three and six months ended June 30, 2020 was $nil and $2,949 (2018 - $21,911 and 13,491), due to the loss recognized for expired raw materials and packaging.

4.	Leases
(a)	Right-of-Use Assets

The following presents a reconciliation of the right-of-use assets:

Balance at January 1, 2019	$85,583
Additions	14,527
Depreciation Expense	(86,431)
Balance at December 31, 2019	$13,679
Additions	364,663
Depreciation Expense	(40,200)
Balance at June 30, 2020	$338,142

(b)	Lease Obligation

The following presents a reconciliation of the lease obligation:

Balance at January 1, 2020	$85,583
Additions	14,527
Interest expense	8,329
Lease payments	(93,822)
Balance at December 31, 2019	$14,617
Additions	364,633
Interest expense	26,071
Lease payments	(56,863)
Balance at June 30, 2020	$348,488
Current portion	(50,918)
Long-term portion	$297,570

The Company had leases for a warehouse and an administrative office, which ended on February 18, 2020 and February 7, 2020, respectively. A new lease for an administrative office was entered into with Inversiones Montearroyo Asociados, a shareholder, on February 15, 2020 until September 30, 2024. Monthly payments are $10,500 and the incremental borrowing rate used in calculating the lease obligation is 21.60%.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2020 and 2019
(Stated in Thousands of Colombian Pesos, Unaudited)

5.	Long-term debt

	As at June 30, 2020	As at December 31, 2019
(a) Loan from Banco de Bogota – bearing interest at 1.14 % per month, 36-month term, maturing in August of 2020	$20,638	$20,638
(b) Loan from Bancolombia – bearing interest at 1.04% per month, 36-month term, maturing in July of 2022	36,111	44,778
(c) Loan from Banco de Bogota – bearing interest at 1.07% per month, 36-month term, maturing in June of 2023	41,664	-
	98,413	65,416
Less: current portion	42,003	37,971
Long-term potion	$56,410	$27,445

(a)	On August 28, 2017, the Company entered into a 36-month loan agreement with Banco de Bogota for an amount of $600,000 to finance payments to suppliers.
(b)	On July 10, 2019, the Company entered into a 36-month loan agreement with Bancolombia for an amount of $52,000 to finance payments to suppliers.
(c)	On June 30, 2020, the Company entered into a 36-month loan agreement with Banco de Bogota for an amount of $42,000 to finance payments to suppliers.

6.	Related party transactions

All amounts either due to or from related parties, unless disclosed otherwise, are unsecured. Total revenue from the sale of pharmaceutical products to related parties for the three and six month ended June 30, 2020 amounted to $123,314 and $329,270 respectively (2019 – $224,378 and 468,444 respectively). Included in trade and other accounts receivable as at June 30, 2020 are $42,252 (2019 – $190,490) from related parties for the sale of pharmaceutical products, none of the amounts are past due. Included in trade and other accounts payable as at June 30, 2020 include $67,432 (2019 – $27,708) of interest and lease expense payable on the shareholder loan and leases noted in (i) and (ii) below.
Transactions undertaken with related parties are as follows:
(a)	Transactions with directors, officers and companies controlled by directors, officers and/or their families
(i)
On November 8, 2018, the Company took out a loan from Inversiones Montearroyo Asociados SAS, a shareholder, for an amount of $500,000 to finance payments to suppliers and to pay down loan with Banco de Bogota. The loan is 36-months with monthly interest rate of 1.16% and is interest-only payments with full principal due upon maturity.

On February 15, 2020, another $40,000 interest-only loan was borrowed from Inversiones Montearroyo Asociados bearing interest month at 1.80% with full principal due upon maturity in six months on August 15, 2020. Total interest expense paid on both loans for the three and six month period ending June 30, 2020 is $25,233 and $39,768 respectively (2019 - $17,415 and $34,830 respectively). Interest expense payable on both loans is $9,280 (December 31, 2019 - $9,280).

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2020 and 2019
(Stated in Thousands of Colombian Pesos, Unaudited)

6.	Related party transactions (continued)
(ii)
On October 31, 2018, the Company begin leasing office equipment from Inversiones Montearroyo Asociados SAS, a shareholder, for a monthly amount of $1,000. The lease is month-to-month and ended during April 2020. This amount is included under Administrative expenses.

On February 15, 2020, a new administrative lease was entered into with Inversiones Montearroyo Asociados for a monthly amount of $10,500. Total lease expenses paid for the three and six month period ending June 30, 2020 is $31,500 and $42,087 respectively (2019 - $1,000 and $4,000 respectively).

(b)	Key management compensation

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Salary and short-term benefits	$31,989	$27,005	$63,495	$46,979

7.	Share Capital

(a)	Authorized share capital
The Company is authorized to issue 200 common shares at $5,000 par value per share.
(b)	Issued and outstanding

	As at June 30, 2020	As at December 31, 2019
134 common shares	$670,000	$670,000

8.	Restricted retained earnings
The Company is required to set aside as legal reserve 10% of its annual net income, until the restricted retained earnings’ balance reaches the equivalent of 50% of subscribed capital. This amount is not distributable prior to the Company’s liquidation, but it may be used to reduce annual net losses. Any amounts above the 50% mentioned above are freely available to the General Assembly of Shareholders.

9.	Revenues
The following is the disaggregation of the Company’s gross revenue from contracts by major product type and geographic location:

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Food products	$368,591	$188,941	$622,746	$391,282
Medications	431,867	744,306	1,027,949	1,475,611
Cosmetics	68,307	116,038	168,962	252,035
	$868,765	$1,049,285	$1,819,657	$2,118,928
During the three and six months ended June 30, 2020, the Company earned 11.5% and 9.6% of its gross revenue from one customer, respectively (2019 – 5.7% and 7.9%, respectively).

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2020 and 2019
(Stated in Thousands of Colombian Pesos, Unaudited)

10.	Administrative expenses

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Personnel	$95,902	$46,678	$204,376	$92,008
Professional fees	21,944	19,926	34,557	32,509
General office	14,443	40,163	10,743	72,802
Travel, meals and entertainment	255	577	1,639	1,722
Depreciation	20,422	6,698	28,736	7,747
	$152,966	$114,042	$280,051	$206,788

11.	Sales expenses

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Personnel	$96,498	$137,644	$209,960	$253,682
Professional fees	9,000	5,400	16,400	11,951
Advertising	283	20,397	1,190	25,436
General office	16,701	33,293	96,560	42,144
Travel, meals and entertainment	3,033	11,114	7,589	24,968
Depreciation	-	18,339	12,226	36,678
	$125,515	$226,187	$343,925	$394,859

12.	Financial Instruments

The Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information pertaining to these risks is presented throughout these interim condensed consolidated financial statements.
There have been no substantive changes in the Company’s exposure to financial instrument risks, its objectives, policies and processes for managing those risks, or the methods used to measure them since December 31, 2019, unless otherwise stated.
(a)	Credit risk
Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company has exposure to credit risk from its cash and trade and other accounts receivable. The risk exposure is limited to their carrying amounts at the statement of financial position date. The risk for cash is mitigated by holding these balances with highly-rated financial institutions. The Company therefore does not expect any credit losses on its cash.
The Company's trade and other accounts receivable balance consists of the following:
	As at June 30, 2020	As at December 31, 2019
Trade accounts receivable from customers	$543,635	$650,457
Expected credit losses	(101,236)	(88,928)
Net trade receivables	442,399	561,529
Other accounts receivable	3,683	1,357
	$446,082	$562,886

12.	Financial Instruments (continued)
Company provides credit to certain customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk. Credit risk for customers is assessed on a case-by-case basis and a provision is recorded where required. As of June 30, 2020, the Company identified certain accounts that may result in a credit loss on its accounts receivable, for which expected credit losses are recognized.
The lifetime expected loss provision for trade accounts receivables due from customers is as follows:

June 30, 2020	Expected loss rate	Gross carrying amount	Loss provision
Current	1%	$270,204	$2,702
0-90 days past-due	4%	172,613	8,631
91-180 days past-due	50%	5,916	2,958
181-360 days past-due	80%	27,547	22,038
361-720 days past-due	90%	24,480	22,032
Greater than 720 days past-due	100%	42,875	42,875
		$543,635	$101,236

December 31, 2019	Expected loss rate	Gross carrying amount	Loss provision
Current	1%	$389,633	$3,886
0-90 days past-due	4%	167,135	8,422
91-180 days past-due	50%	22,747	11,375
181-360 days past-due	80%	8,860	7,086
361-720 days past-due	90%	39,227	35,304
Greater than 720 days past-due	100%	22,855	22,855
		$650,457	$88,928
Movements in the expected credit losses that has been recognized for trade receivables are as follows:

Loss allowance
Balance at January 1, 2019	$62,927
Change in loss allowance	26,001
Balance at December 31, 2019	88,928
Change in loss allowance	12,308
Balance at June 30, 2020	$101,236

As at June 30, 2020, one customer had total accounts receivable of $116,086, which accounted for 21.4% of total trade receivables from customers (December 31, 2019 – $115,138 or 17.7%).

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2020 and 2019
(Stated in Thousands of Colombian Pesos, Unaudited)

12.	Financial Instruments (continued)

(b)	Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet the financial obligations associated with its financial liabilities as they come due. The Company manages liquidity risk through the management of its capital structure. The Company manages liquidity risk by maintaining adequate credit facilities with suppliers of between 30 days and 180 days, and with financial entities between 30 days to more than one year. As at June 30, 2020, the Company had working capital of $849,240 (December 31, 2019 – $877,666). The Company has the following undiscounted contractual obligations subject to liquidity risk as at June 30, 2020:

	<1 year	1-3 years	> 3 years
Trade and other accounts payables	$617,642	$-	$-
Long-term debt	42,003	56,410	-
Due to related party	49,280	500,000	-
	$708,925	$556,410	$-

(c)	Market risk
(i)	Foreign currency risk
Foreign currency risk is the risk that a variation in exchange rates between the Colombian Pesos and other foreign currencies will affect the Company’s operations and financial results. The Company’s foreign currency risk is limited as it operations are based in Colombia and all transactions carried out with clients and supplies are domestic.
(ii)	Interest rate risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s long-term debt bears interest as detailed in Note 6. As at June 30, 2020 and December 31, 2019, the Company had no hedging agreements in place.

13.	Capital Management

The Company manages its cash and common shares as capital. The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern and to maintain a flexible capital structure which optimizes the cost of capital at an acceptable risk level.
The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may attempt to issue new shares, issue new debt, acquire or dispose of assets or adjust the amount of cash on hand. In order to maximize ongoing production efforts, the Company does not pay out dividends.
Management considers its approach to capital management to be appropriate given the relative size of the Company. There were no changes in the Company’s approach to capital management during the period. The company is not subject to externally imposed capital requirements other than the restricted retained earnings discussed in Note 9.

GRUPO FARMACEUTICO CRONOMED S.A.S.
Notes to Interim Condensed Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2020 and 2019
(Stated in Thousands of Colombian Pesos, Unaudited)

14.	Subsequent events

On August 3, 2020, the Company entered into a non-binding stock purchase agreement between the shareholders of the Company and Flora Growth Corp. to sell all of the common shares of the Company to Flora Growth Corp. for $1,000,000 USD less liabilities of the Company plus the accounts receivable of the Company as at the acquisition date. There is no assurance this transaction will take place as proposed, or at all.

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Kasa Wholefoods Company S.A.S.
Financial Statements
Years Ended December 31, 2019 and 2018
(Stated in Colombian Pesos)

Kasa Wholefoods Company S.A.S.

Financial Statements
Years Ended December 31, 2019 and 2018
(Stated in Colombian Pesos)

Page

Independent Auditor's Report	F-150

Statements of Financial Position	F-151

Statements of Operations and Comprehensive Income	F-152

Statements of Changes in Equity	F-153

Statements of Cash Flows	F-154

Notes to Financial Statements	F-155

Calle 93 No. 15 – 40 Piso 4 Bogotá, Colombia Tel: +57 (1) 256 30 04 www.mazars.com.co

Independent Auditors’ Report

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Kasa Wholefoods Company S.A.S. (the ‘Company’), as of December 31, 2019, and the related statements of loss and comprehensive loss, changes in shareholders' equity, and cash flows for the year ended December 31, 2019 and the related notes (collectively referred to as the ‘Financial Statements’).
In our opinion, the Financial Statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Material Uncertainty Related to Going Concern
The accompanying Financial Statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the Financial Statements, the Company has a negative net equity at the end of the 2019 of 780 million pesos and an accumulated net loss at the end of 2019 of 729 million pesos that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s Financial Statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  Our audit included performing procedures to assess the risks of material misstatement of the Financial Statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the Financial Statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Financial Statements. We believe that our audit provides a reasonable basis for our opinion.

/s/Carlos Andres Molano
Carlos Andres Molano
Partner
We have served as the Company’s auditor since 2020.
Mazars Colombia SAS
December 16, 2020

Mazars Colombia SAS
NIT: 830.055.030 – 9

Kasa Wholefoods Company S.A.S.
Statements of Financial Position
As at December 31, 2019 and 2018
(Stated in Colombian pesos)

	Notes	2019	2018

Assets
Current
Cash	12	$274,674,966	$20,107,005
Trade and other receivables	12	128,906,808	114,513,881
Inventories	4	126,711,015	224,377,127
Prepaid expenses		12,333,307	102,869,654
		$542,626,096	$461,867,667

Property plant and equipment	6	9,416,650	20,716,654
Intangible Assets	5	1,700,004	2,550,000
Total Assets		$553,742,750	$485,134,321

Liabilities
Current
Current portion of long-term debt	7, 12	$223,553,471	$128,135,923
Trade and other payables	8, 11, 12	520,574,492	211,820,202
Income tax payable	10	56,246,880	88,515,984
		$800,374,843	$428,472,109

Long-term debt	7, 12	180,431,900	72,554,848
Due to partners and shareholders	11, 12	-	22,369,762
Other accounts payable	8, 12	353,434,938	13,167,262
Total Liabilities		$1,334,241,681	$536,563,981

Shareholders' Deficiency
Share capital	9	200,000,000	200,000,000
Deficit		(980,498,931)	(251,429,660)
Total Shareholder's Deficiency		$(780,498,931)	$(51,429,660)

Total Liabilities and Shareholders' Deficiency		$553,742,750	$485,134,321

Subsequent Events	17

The accompanying notes are an integral part of these financial statements.

Kasa Wholefoods Company S.A.S.
Statement of Operations and Comprehensive Loss
As at December 31, 2019 and 2018
(Stated in Colombian pesos)

	Notes	2019	2018

Operating revenue
Income from ordinary activities	14	$1,337,561,832	$842,468,532
Cost of sales		(847,520,243)	(343,132,138)
Gross profit		490,041,589	499,336,394

Administrative expenses	15	(383,791,502)	(110,236,575)
Sales operating expenses	15	(650,820,729)	(213,333,038)
Total operating expenses		(1,034,612,231)	(323,569,613)

Operating profit (loss)		(544,570,642)	175,766,781

Other income	14	22,804,740	989,495
Other expenses	15	(56,386,032)	(9,674,218)
Interest expense		(68,413,111)	(40,771,695)
Provision for credit losses	12	(81,760,406)	(2,428,863)
Total other income (expenses)		(183,754,809)	(51,885,281)
Income (loss) before tax		(728,325,451)	123,881,500

Income tax provision	10	743,820	48,731,218

Net income (loss) and comprehensive income (loss)		$(729,069,271)	$75,150,282

Weighted average number of outstanding shares, basic and diluted	9	20,000	8,887
Basic and diluted earnings (loss) per share	9	$(36,453.46)	$8,456.20

The accompanying notes are an integral part of these financial statements.

Kasa Wholefoods Company S.A.S.
Statements of Changes in Equity
As at December 31, 2019 and 2018
(Stated in Colombian pesos)

	Notes	Share capital	Retained earnings (deficit)	Total equity
Balance at December 31, 2018		$200,000,000	$(251,429,660)	$(51,429,660)
Net loss		-	(729,069,271)	(729,069,271)
Shares issuances	9	-	-	-
Balance at December 31, 2019		$200,000,000	$(980,498,931)	$(780,498,931)

	Notes	Share capital	Retained earnings (deficit)	Total equity
Balance at December 31, 2017		$85,090,000	$(326,579,942)	$(241,489,942)
Net income		-	75,150,282	75,150,282
Shares issuances	9	114,910,000	-	114,910,000
Balance at December 31, 2018		$200,000,000	$(251,429,660)	$(51,429,660)

The accompanying notes are an integral part of these financial statements.

Kasa Wholefoods Company S.A.S.
Statements of Cash Flows
As at December 31, 2019 and 2018
(Stated in Colombian pesos)

	2019	2018

Operating Activities
Net income (loss)	$(729,069,271)	$75,150,282
Items not affecting cash:
Amortization	849,996	-
Depreciation	11,300,004	11,300,004

Net changes in non-cash working capital:
Trade and other receivables (net)	(14,392,927)	(45,291,881)
Inventories	97,666,112	(193,295,495)
Prepaid Expenses	90,536,347	(102,869,654)
Trade and other payables	295,587,028	13,494,184
Income tax payable	(32,269,104)	42,233,340
Due to partner and shareholders	(22,369,762)	22,369,762
Other accounts payable	353,434,938	13,167,262
Cash Flows Provided By (Used in) Operating Activities	$51,273,361	$(163,742,196)
Investing Activities
Acquisition of intangible assets	-	(2,550,000)
Cash Flows Used In Investing Activities	$-	$(2,550,000)
Financing Activities
Proceeds from share issuances		114,910,000
Repayment of long-term debt	(196,705,401)	(145,520,444)
Proceeds from long-term debt	400,000,000	181,167,000
Cash Flows Provided By Financing Activities	$203,294,599	$150,556,556

Net Increase in Cash During the Period	254,567,960	(15,735,640)
Cash, Beginning of Period	20,107,005	35,842,644
Cash, End of Period	$274,674,966	$20,107,005

Supplemental cash flow information
Taxes paid	$-	$8,174,000
Interest paid	$-	$325,000

The accompanying notes are an integral part of these financial statements.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

Nature of Business
Kasa Wholefoods Company S.A.S. (“the Company”) is a private company incorporated on June 27, 2013 in Bogotá, Colombia. On July 2, 2013, the Company is registered under the Mercantile Registry of the Chamber of Commerce. The head office and principal address of the Company is Calle 93B No. 13 - 50 Bogotá, Colombia.
The Company is a producer of exotic fruit juices which works with local farmers and indigenous Amazonian communities to cultivate its products. The Company operates under the Mambe brand and sells its product in large Colombian retailers such as Carulla, Tostao’ Café & Pan, and Deli Reposteria. Recently, it has invested in the research and development of CBD-infused juices and chocolates.

1. Basis of Presentation
(a)  Statement of compliance

The financial statements have been prepared using accounting policies in compliance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”) applicable to the preparation of these financial statements.

These financial statements for the year ended December 31, 2019 were authorized for issuance by the Legal Representative of the Company on December 16, 2020.
(b)  Basis of measurement
These financial statements have been prepared on the going concern basis, under the historical cost convention except certain assets and financial instruments measured at fair value.
(c)  Functional and presentation currency
These financial statements are presented in Colombian pesos ("COP") unless otherwise noted, which is the Company’s functional currency.
(d)  Estimates and critical judgements made by management
The preparation of these financial statements, in conformity with IFRS, requires management to make judgments and estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences.
Revisions to accounting estimates are recognized in the period in which the estimate is revised and may affect both the period of revision and future periods. While management believes that the estimates are reasonable, actual results could differ materially from those estimates and may impact the future results of operations.
Allowance for credit losses
The Company makes an assessment of whether accounts receivable are collectable, based on an expected credit loss model which factors in changes in credit quality since the initial recognition of trade accounts receivable. A significant increase in credit risk is determined based on the financial condition as well as current and past payment history. The Company is not able to predict changes in the financial condition of its customers, and if circumstances related to its customers’ financial condition deteriorate, the estimates of the recoverability of trade accounts receivable could be materially affected and the Company could be required to record additional allowances. Alternatively, if the Company provides more allowances than needed, a reversal of a portion of such allowances in future periods may be required based on actual collection experience.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

Income Taxes
Provisions for income taxes are based on statutory income tax rates and the amount of income earned in the jurisdictions in which the Company operates. Significant judgement is required in determining income tax provisions and the recoverability of deferred tax assets. The calculation of current and deferred income tax requires management to make estimates regarding the carrying values of assets and liabilities that include estimates of future cash flows and earnings related to such assets and liabilities, the interpretation of income tax legislation in the jurisdictions in which the Company operates, and the timing of reversal of temporary differences. The Company may adjust the balances in future periods based on updated tax laws and other circumstances. To the extent that these adjustments differ from original estimates, deferred tax assets and liabilities, net earnings, and comprehensive income will be affected in future periods.

2. Going Concern
These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. It will need to raise additional capital in the near term to fund its ongoing operations and business activities. While the Company has long-term debt (Note 7), majority investors plan to increase the capital stock of the company. However, there is no assurance if this financing will proceed as planned.
These financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and classifications in the statement of financial position that may be necessary were the Company unable to continue as a going concern and these adjustments could be material.
The business of consumer goods does not involve a high degree of risk. However, there can be no assurance that current business development programs will result in profitable operations. The Company’s continued existence is dependent upon the purchase of raw materials, conversion of raw materials to inventory, the sale of said inventory, the achievement of profitable operations, or the ability of the Company to raise alternative financing, if necessary, or alternatively upon the Company’s ability to dispose of its assets and operations on an advantageous basis.
As at December 31, 2019, the Company has a net loss of $729,069,271 and a working capital deficiency of $257,748,747.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

3. Significant Accounting Policies and Adoption of New Accounting Pronouncements

Adoption of new or amended accounting pronouncements
(a)	IFRS 16 Leases
In January 2016, the IASB issued IFRS 16, Leases which replaced the previous guidance on leases, predominantly, IAS 17, Leases. This standard introduces a single lessee accounting model and requires a lessee to recognize all assets and liabilities arising from a lease. The standard is effective for annual periods beginning on or after January 1, 2019, with earlier application permitted for entities that apply IFRS 15 Revenue from Contracts with Customers at or before the date of initial adoption of IFRS 16.
As at January 1, 2019, the Company adopted IFRS 16 in accordance with the transitional provisions stipulated in IFRS 16. The Company has applied the following practical expedients:
(i)
The Company applied the modified retrospective approach and did not restate comparative information. As a result, any adjustment on initial application is recognized in accumulated deficit as at January 1, 2019.

(ii)
On transition to IFRS 16, the Company elected to apply the practical expedient to grandfather the assessment of which transactions are leases. Contracts that were not identified as leases under IAS 17, and IFRIC 4, Determining whether an arrangement contains a lease, were not reassessed for whether there is a lease. The Company applied the definition of a lease under IFRS 16 to contracts entered into or changed on or after January 1, 2019.

The adoption of IFRS 16 as at January 1, 2019 did not have a material impact on these financial statements.
         (b)       Adoption of IFRIC 23, Uncertainty Over Income Tax Treatments
IFRIC 23 clarifies the application of recognition and measurement requirements in IAS 12, Income taxes, when there is uncertainty over income tax treatments. It specifically addresses whether an entity considers each tax treatment independently or collectively, the assumptions an entity makes about the examination of tax treatments by taxation authorities, how an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates, and how an entity considers changes in facts and circumstances.
IFRIC 23 became effective for fiscal years beginning on or after January 1, 2019, with earlier application permitted. The Company has adopted this interpretation as of January 1, 2019 and has assessed no significant impact as a result of the adoption of this interpretation.
         (c)        Recently Issued Accounting Pronouncement Not Yet Adopted
IAS 1 - Presentation of Financial Statements ("IAS 1 ") and IAS 8 - Accounting Policies, Changes in Accounting Estimates and Errors ("IAS 8") were amended in October 2018 to refine the definition of materiality and clarify its characteristics. The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements. The amendments are effective for annual reporting periods beginning on or after January 1, 2020. Earlier adoption is permitted. The Company will adopt these amendments as of their effective date, and is currently assessing the impacts on adoption.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

Significant accounting policies
         (a)        Inventories
Inventories consist of raw materials and finished products. Finished products include beverage produced and ready for commercialization. Consistent with IAS 2, the Company initially recognizes the inventory at purchase price plus costs of acquisition. Inventories are subsequently measured at the lower of cost and net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.
At the period ended, if the net realizable value is greater than the cost, the Company will write-down the inventories to net realizable value. In a subsequent period, if the circumstances that previously caused inventories to be written down below cost no longer exist or when there is clear evidence of an increase in net realizable value because of changed economic circumstances, the amount of the write-down is reversed at the lower of the cost and the revised net realizable value.
         (b)        Property, Plant and Equipment
Property, plant and equipment is recorded at cost less accumulated depreciation and accumulated impairment losses. Depreciation is recognized on a straight-line basis over the assets' estimated useful lives.
Vehicles – Straight-line over 5 years
Computers - Straight-line over 1 - 3 years
An asset’s residual value, useful life and depreciation method are reviewed at the end of each reporting period and adjusted if appropriate. When parts of an item of plant, property and equipment have different useful lives, they are accounted for as separate items (major components).
During their construction, property, plant and equipment are not subject to depreciation. When the asset is available for use, depreciation commences.
         (c)        Intangible Assets
Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over the assets' estimated useful lives.
Software License            3 years
Estimated useful lives and amortization methods are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.
         (d)        Impairment of Non-financial Assets
Impairment tests on goodwill and intangible assets with indefinite useful lives are undertaken annually at the financial year-end. For long-lived assets and intangible assets with a finite life, the Company reviews their carrying amounts at the end of each reporting period to determine whether there is any indication that the carrying amount is not recoverable. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where the carrying value of an asset exceeds its recoverable amount, the asset is written down accordingly.
If impairment losses are subsequently reversed, the carrying amount of the asset or cash-generating unit are increased, but not in excess of the amount that would have been determined if no impairment losses had been recognized in previous periods. The reversal of impairment losses will be recognized in the period’s profit or loss. This is not applicable for goodwill.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

The recoverable amount is the higher of fair value less costs of disposal and value in use. Fair value is determined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. In assessing value in use, the estimated future cash flows resulting from the asset’s use and eventual disposition are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.
When an individual asset does not generate independent cash flows, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs. Assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.
An impairment loss is recognized in the statement of operations.
         (e)        Financial Instruments
Financial Assets
The Company measures its financial assets at Fair Value through Profit and Loss (“FVTPL”), Fair Value through Other Comprehensive Income (“FVOCI”), or amortized cost based on the business model of the asset.
The Company initially records financial assets at fair value plus any directly attributable transaction cost unless it is FVTPL.
The Company’s financial assets include cash, trade and other receivables, due to shareholders and due to partners and shareholders, which are subsequently measured at amortized cost. The Company applies the following policy: for a debt instrument, the business model consists of collecting contractual cash flows and holding financial assets, and payments are solely comprised of principal and interest. These assets are subsequently measured at amortized cost using the effective interest rate method, net of impairment losses.
Financial Liabilities
The Company measures its financial liabilities as Fair Value through Profit and Loss (“FVTPL”) or amortized cost. The Company’s financial liabilities include trade and other payables, other liabilities, and long-term debt, which are measured at amortized cost. The Company applies the following policy. Financial liabilities are required to be measured at amortized cost, unless it meets an exception under IFRS 9 or is irrevocably designated as FVTPL to produce more relevant information. Subsequently measured at amortized cost using the effective interest rate method.
Impairment
The Company is required to recognize expected credit losses (“ECLs”) for financial assets measured at amortized cost. Application of the general method depends on the following credit stages of the financial assets:
• Stage 1: For new receivables and for receivables that have not experienced a significant increase in credit risk since initial recognition, a loss allowance is recognized equal to the 12-month expected credit losses;
• Stage 2: For receivables that have experienced a significant increase in credit risk relative to the initial recognition of the financial asset, a loss allowance is recognized equal to the credit losses expected over the remaining life of the asset; and
• Stage 3 – For receivables considered to be credit-impaired, a loss allowance is recognized equal to credit losses expected over the remaining lifetime of the asset. Interest income is calculated based on the carrying amount of the asset, net of the loss allowance, rather than on its gross carrying amount.
The evaluation of the allowance for expected credit losses for the Company is performed collectively for Stage 1 and Stage 2 as the portfolio is composed of a large number of similar trade receivables.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

For the purpose of measuring ECLs, a significant increase in credit risk is defined as either when the credit is 30 days past due or where has increasing doubts about the collectability of the credit. Credits are considered impaired when the borrower has experienced financial difficulties or there is a breach of contract. According to the Company's policy, loans that have no reasonable expectation of recovery are written off.
The expected credit loss is based on historical loss rates of the Company and comparable Colombian companies with consideration of forward looking information. The losses are probability-weighted and consider the time value of money.
Expected credit losses are recognized in income and netted against trade and other receivables.
         (f)         Income Taxes
Income tax expense is comprised of current and deferred tax. Current and deferred income tax are recognized in the statement of operations except to the extent that they relate to a business combination or items recognized directly in equity or other comprehensive income, in which case the income tax is also recognized directly in equity or other comprehensive income. Current income taxes are the expected taxes payable on the taxable income for the year, using tax rates enacted, or substantively enacted, at the end of the reporting period, and any adjustments to taxes payable in respect of previous years.
Deferred tax assets and liabilities are recognized in respect of all qualifying temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. Deferred income tax is determined on a non-discounted basis using tax rates and laws that have been enacted or substantively enacted at the financial position date and are expected to apply when the deferred tax asset or liability is settled. Deferred tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the asset can be utilized.
At the end of each reporting period, the Company reassesses unrecognized deferred tax assets. The Company recognizes a previously unrecognized deferred tax asset to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.
Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset tax assets and liabilities and when the deferred tax balances relate to the same taxation authority. Deferred income tax assets and liabilities are presented as non-current.
         (g)       Employee Benefits

Short-term employee benefits are employee benefits that are expected to be settled within 12 months after the end of the annual reporting period in which the employees render the related service. When an employee has rendered service to an entity during an accounting period, the entity shall recognize the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service as a liability (accrued expense) or an expense. The liability is recorded at an undiscounted amount.

Post-employment benefits are employee that are payable after the completion of employment, which include defined benefit and defined contribution plans.

Other long-term employee benefits are all employee benefits other than short-term employee benefits, post-employment benefits and termination benefits.

Termination benefits are employee benefits provided in exchange for the termination of an employee's employment.

The Company provides loans to its employees at below-market rates. When an employee loan is extended that is not at market rate, the difference between the price of the loan and the fair value of the loan at market rate represents and employee benefit and is accounted for under IAS 19. The fair value of the loan is accounted for as a financial instrument under IFRS 9; refer to the discussion on financial instruments above.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

         (h)       Share Capital
Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial liability. The Company’s common shares are classified as equity instruments.
         (i)         Provisions
Provisions are recognized for liabilities of uncertain timing or amount that have arisen as a result of past transactions, including legal or constructive obligations.  The provision is measured at the best estimate of the expenditure required to settle the obligation at the reporting date.
         (j)         Basic and Diluted Loss per Share
Basic loss per share is computed by dividing the net loss for the year by the weighted average number of common shares outstanding for the relevant year. Diluted loss per common share is computed by dividing the net income or loss applicable to common shares by the sum of the weighted average number of common shares issued and outstanding and all additional common shares that would have been outstanding, if potentially dilutive instruments were converted.
         (k)        Revenue Recognition
Revenue is recognized at the amount of the transaction price that is allocated to the performance obligation. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.
The Company has two revenue streams related to contracts: juice products and transportation services to deliver juices, which are assessed as one performance obligation. The Company primarily sells the juice products to large, local retailers and grocers; revenue is only earned in Colombia. Revenue from juices and transportation is recognized once the performance obligation has been satisfied, which would be upon delivery to the customer. Juices and transportation services are invoiced separately; the transaction price for each product and service is determined based on the respective invoice.
Initially, the Company will require cash and not extend credit with newer customers. Once a relationship is built, a credit of 30 days before payment is due. For larger, well-known customers, a credit of 90 days is extended before payment is due. The Company does not offer refunds on its products.
4.  Inventories

	As at December 31, 2019	As at December 31, 2018
Raw materials	$43,672,263	$84,808,522
Finished goods	83,038,752	139,568,605
	$126,711,015	$224,377,127

The inventories are composed of raw material and finished product juices in references ALBA, VELA and FARO. During the year ended December 31, 2019, inventories expensed to cost of sales was $847,520,243(December 31, 2018 - $343,132,138). No write-downs have been recorded during the year-ended December 31, 2019 and 2018.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

5.  Intangible Assets
Software license
Cost
At January 1, 2019	$2,550,000
Additions	-
Disposals	-
At December 31, 2019	$2,550,000

Accumulated Amortization
At January 1, 2019	$-
Amortization	850,000
At December 31, 2019

Net book value at
December 31, 2018	$2,550,000
Net book value at
December 31, 2019	$1,700,004

6. Property, Plant and Equipment

	Vehicles	Computer Equipment	Total
Cost
At January 1, 2019	$56,500,000	$1,400,000	$57,900,000
Additions	-	-	-
Disposals	-	-	-
At December 31, 2019	$56,500,000	$1,400,000	$57,900,000

Accumulated Depreciation
At January 1, 2019	$35,783,346	$1,400,000	$37,183,346
Depreciation	11,300,004	-	11,300,004
At December 31, 2019	$47,083,350	$1,400,000	$48,483,350
Net book value at
December 31, 2019	$9,416,650	$-	$9,416,650

	Vehicles	Computer Equipment	Total
Cost
At January 1, 2018	$56,500,000	$1,400,000	$57,900,000
Additions	-	-	-
Disposals	-	-	-
At December 31, 2018	$56,500,000	$1,400,000	$57,900,000

Accumulated Depreciation
At January 1, 2018	$24,483,342	$1,400,000	$25,883,342
Depreciation	11,300,004	-	11,300,004
At December 31, 2018	$35,783,346	$1,400,000	$37,183,346

Net book value at
December 31, 2018	$20,716,654	$-	$20,716,654

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

7.  Long-term Debt

				As at	As at
				December 31, 2019	December 31, 2018
Credit cards				$6,430,576	$7,934,086
Financing Arrangement				10,817,724	18,874,171
Bank loans
Principal	Interest rate	Issued	Maturity
121,000,000	14.29%	2017-06-07	2019-06-07	-	28,590,590
20,000,000	27.33%	2017-09-21	2019-09-21	-	3,393,203
34,700,000	18.22%	2018-02-19	2020-02-19	2,891,674	20,441,032
26,467,000	23.48%	2018-05-31	2020-05-31	5,016,744	20,313,235
30,000,000	20.70%	2019-08-30	2020-08-30	10,000,000	26,795,662
20,000,000	22.38%	2018-10-25	2020-10-25	8,333,338	18,488,877
20,000,000	20.34%	2018-12-14	2020-12-14	10,000,004	20,269,927
50,000,000	18.16%	2019-04-30	2021-04-30	33,333,336	-
197,833,000	13.03%	2019-05-30	2022-05-30	159,365,414	-
102,167,000	13.03%	2019-05-30	2022-05-30	82,301,196	-
50,000,000	14.56%	2019-12-04	2021-12-04	50,000,000	-
50,000,000	22.80%	2018-04-03	2021-04-03	25,495,365	35,589,988
				$403,985,371	$200,690,771
Less: current portion				$223,553,471	$128,135,923
Long-term portion				$180,431,900	$72,554,848

Bank loans and credit cards are with the Banco de Bogota and Bancolombia. The financing arrangement is held with Banco de Occidente. For the year-ended December 31, 2019, interest paid was $nil (2018 - $325,000).

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

8.  Trade Payables and Other Liabilities

(a)  Trade and other payables

The following amounts are included in trade and other payables:

	At December 31, 2019	At December 31, 2018
Trade payables (1)	$362,765,414	$202,423,029
Salaries & Bonus Payable (2)	129,529,089	1,624,923
Other Payables	28,279,989	7,772,250
	$520,574,492	$211,820,202

(1)  This balance is composed mainly of amounts payable to suppliers of $256,865,001 and other costs and expenses payable of $69,031,511. As at December 31, 2020, the amounts payable to suppliers are as follows:

As at
Suppliers	December 31, 2019
Union Commercial	$77,823,189
Bon Vibrant	53,357,264
Frutas Colombianas de Exportacion	36,923,787
Hot Fill	31,394,781
Distribuidora Cordoba	28,304,578
Compañia Internacional Agrofrut	14,828,200
Litografia Berna	8,141,851
Central de Insumos	3,922,554
Organic Evolution	1,444,047
Estibas y Huacales de la Loma	624,750
Cartonera Nacional	100,000
Total suppliers payable	$256,865,001

(2)  The change in the account corresponds to a salary increase for Santiago Mora in the amount of $17,385,000 and Andrea Velasco Manager in the amount of $12,500,000.
(b)  Other accounts payable
Other accounts payable primarily includes advances from third parties. These advances are non-interest bearing and unsecured with no fixed terms of repayment. The amounts payable to third parties are as follows:

	As at	As at
Third Party	December 31, 2019	December 31, 2018
Mora Peñuela Jose Maria	$6,918,476	$13,167,262
Sulliden Mining Capital Inc.	296,409,062	-
Vallita Petroleum	50,000,000	-
Viajes Zeppelin	107,400	-
Total other payables	$353,434,938	$13,167,262

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

9.  Share Capital

(a)  Authorized share capital
The Company is authorized to issue 1 million common shares.
(b)  Issued share capital

	Shares Outstanding (#)	Shares Outstanding ($)
At January 1, 2018	8,509	85,090,000
Shares issuances	11,491	114,910,000
At December 31, 2018	20,000	200,000,000
At December 31, 2019	20,000	200,000,000

The Law on Corporations in Colombia requires the establishment of a Legal Reserve for the value of 10% of undistributed profits until 20% of the capital stock has been issued.
(c)  Earnings per share
Basic earnings per share amounts are calculated by dividing the net loss attributable to common shareholders for the period by the weighted average number of common shares outstanding during the periods. The basic and diluted loss per share amounts are the same as there are no instruments that have a dilutive effect.

10.Income Taxes

(a)  Income tax expense reconciliation

The Company's Colombian corporate income tax rate is 33% for the year ended December 31, 2019 and 2018. The rate is expected to apply for the full year.

	2019	2018
Net income before income taxes	$-728,325,451	$123,881,500
Adjusting items	730,579,451	- 30,796,652
Taxable income	2,254,000	93,084,848
Income tax expense (33%)	$743,820	$30,718,000

	2019	2018
Corporate tax	$743,820	$30,718,000
Local tax	-	18,013,218
Total tax	$743,820	$48,731,218

(b)  Deferred Income Tax Asset and Liability

There are no temporary differences that gave rise to deferred assets or liabilities during the year ended December 31, 2019 and 2018.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

11.Related Party Transactions and Balances
On occasion, the Company borrows from shareholders on an interest-free basis. For the year ended December 31, 2018, the due to partners and shareholders amount related to loans from Laura Londoño and Santiago Mora, who are a partner and shareholder, respectively. A partner is personnel who has the authority and responsibility for planning, directing and controlling the activities of the entity.
Included in other payables is $6,918,476 (2018 - $13,167,262) of an interest-free loan between the Company and a family member of a shareholder.
As at December 31, 2019, $84,164,534 (2018 - $nil) of legal expenses relate to fees for Santiago Mora’s legal representative.
Management compensation in the form of salaries and benefits was $102,163,307 for the year-ended December 31, 2019 and $nil for the year-ended December 31 2018.

12.Financial Instruments

	As at	As at
	December 31, 2019	December 31, 2018
Financial Assets
Cash	$ 274,674,966	$ 20,107,005
Trade and other receivables	128,906,808	114,513,881
	$ 403,581,774	$ 134,620,886
Financial Liabilities
Trade and other payables	$ 520,574,492	$ 211,820,202
Current portion of long-term debt	223,553,471	128,135,923
Due to partners	-	22,369,762
Long-term debt	180,431,900	72,554,848
Other accounts payable	353,434,938	13,167,262
	$ 1,277,994,801	$ 448,047,997

The Company subsequently measures all financial assets and liabilities at amortized cost.
The Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information pertaining to these risks is presented throughout these financial statements.
There have been no substantive changes in the Company’s exposure to financial instrument risks, its objectives, policies and processes for managing those risks, or the methods used to measure them since December 31, 2018, unless otherwise stated.
(a)  Credit risk
Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company has exposure to credit risk from its cash and trade and other receivables. The risk exposure is limited to their carrying amounts at the statement of financial position date. The risk for cash is mitigated by holding these balances with Colombian financial institutions. The Company therefore does not expect any credit losses on its cash. As at December 31, 2019, $46,289,104 (2018 - $1,655,163) of the trade and other receivables balance relates to other receivables, which mainly consists of reserves for credits factored to third parties. The Company does not expect any credit losses on its other receivables. Therefore, expected credit loss is estimated only on the remaining trade receivables balances with customers of $84,511,118.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

The Company's trade receivable from customers balance consists of the following:

Trade receivables from customers
Opening balance	115,287,581
Origination	80,940,304
Derecognition	(29,420,913)
Write-offs	(82,295,854)
Ending balance	84,511,118

	As at December 31, 2019	As at December 31, 2018
Trade receivables from customers	$ 84,511,118	$ 115,287,581
Expected credit loss	(1,893,415)	(2,428,863)
Net trade receivables	$ 82,617,703	$ 112,858,718
The Company's change in expected credit loss is as follows:

	Stage 1	Stage 2	Stage 3	Total
Opening balance	$ 697,756	$ 1,731,107	$ -	$ 2,428,863
Originations	164,927	1,747	64,979,887	65,146,561
Derecognitions	(16,758)	(897,146)	-	(913,904)
Remeasurement	(37,620)	1,124,449	16,440,920	17,527,750
Transfer to Stage 1	53,878	(53,878)	-	-
Transfer to Stage 2	(63,302)	63,302	-	-
Transfer to Stage 3	-	(1,697,575)	1,697,575	-
Provision	101,125	(1,459,101)	83,118,382	81,760,407
Write-offs	-	-	(82,295,854)	(82,295,854)
Recoveries	-	-	-	-
Closing balance	$ 798,881	$ 272,006	$ 822,528	$ 1,893,415
The Company has assessed that there is no concentration of credit risk as at December 31, 2019 and 2018.
An analysis of the aging of trade receivables is as follows:

	As at December 31, 2019	As at December 31, 2018
Current (30 days or less)	$ 81,205,888	$ 78,060,363
31-60 days	185,640	2,927,628
61-90 days	902,724	3,777,493
Greater than 90 days	2,216,866	30,522,097
	$ 84,511,118	$ 115,287,581

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

(b)  Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet the financial obligations associated with its financial liabilities as they come due. The Company manages liquidity risk through the management of its capital structure. As at December 31, 2019, the Company had a working capital deficiency of $257,748,747 (December 31, 2018 – surplus of $33,395,558). The Company has the following undiscounted contractual obligations subject to liquidity risk:

	<1 year	1-3 years	> 3 years	Total
Accounts payable and accrued liabilities	$ 520,574,492	$ -	$ -	$ 520,574,492
Long-term debt	223,553,471	180,431,900	-	403,985,371
Total	$ 744,127,963	$ 180,431,900	$ -	$ 924,559,863

(c)  Market risk
(i)  Foreign currency risk
Foreign currency risk is the risk that a variation in exchange rates between the Colombian peso and other foreign currencies will affect the Company’s operations and financial results. The Company’s foreign currency risk is limited as it operations are mainly based in Colombia.

13.  Fair Value of Financial Instruments
Assets recorded at fair value in the statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:
Level 1 - valuation based on quoted prices (unadjusted) in active markets for identical assets and liabilities;
Level 2 - valuation techniques based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly; and
Level 3 - valuation techniques using inputs for the asset or liability that are not based on observable market data (unobservable inputs).

There are no financial instruments subsequently measured at fair value. All financial assets and liabilities are measured at amortized cost.

Financial instruments measured at amortized cost
Cash; trade & other receivables; trade and other payables; other payables; due to partner and shareholders	Carrying amount (approximates fair value due to short-term nature)
Long-term debt	Carrying value at the effective interest rate which approximates fair value

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

14.Revenues
(a)  Revenues
Revenues consist of contracts with various Colombian companies. A concentration of revenue by customer for 2019 and 2018, respectively, is as follows:
2019
Customer	Revenue	Concentration of Revenue
Tostato	$ 1,154,425,480	86.31%
Colombian Mountain Coffee	33,938,457	2.54%
Sipote Burrito	30,603,150	2.29%
Cencosud	29,052,152	2.17%
Other	89,542,593	6.69%
Total	$ 1,337,561,832	100.00%

2018
Customer	Revenue	Concentration of Revenue
Tostato	$ 613,535,976	72.82%
Dyval	39,347,497	4.67%
Sipote Burrito	39,078,949	4.64%
Colombian Mountain Coffee	36,583,403	4.34%
Cencosud	13,840,262	1.64%
Other	100,082,445	11.89%
Total	$ 842,468,532	100.00%
(b)  Other income
Other income of $22,804,740 (2018 – $989,495) relates to revenue earned from byproducts as a result from production. Byproducts mainly relate to pulp during the juicing process.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

15.Expenses

The following tables present a break-down of administrative expenses, sales expenses and other expenses:

(a)  Administrative expenses

	As at December 31, 2019	As at December 31, 2018
Personnel expenses (1)	$ 243,982,673	$ 26,683,487
Professional fees	8,301,873	40,397,776
Legal expenses (2)	105,959,722	17,458,827
Services	7,679,369	823,372
Maintenance and repairs	652,113	2,866,871
Depreciation	11,300,004	11,300,004
Amortization	849,996	-
Other	5,065,752	10,706,238
Total administrative expenses	$ 383,791,502	$ 110,236,575

(1)  Personnel expenses include the following amounts:
As at
December 31, 2019
Salaries	$ 208,040,831
Viaticos	323,961
Disabilities	195,557
Transportation	2,525,992
Layoffs	2,907,877
Interest on layoffs	280,596
Service bonus	2,758,415
Vacation	1,273,292
Training	240,000
Security	25,436,152
Total personnel expenses	$ 243,982,673

(2)  As at December 31, 2019, $84,164,534 (2018 - $nil) of legal expenses relate to fees for Santiago Mora’s legal representative.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

(b)  Sales expenses

	As at December 31, 2019	As at December 31, 2018
Personnel expenses	$ 48,822,011	$ 64,624,788
Professional fees	-	3,802,222
Marketing expense (1)	403,921,726	-
Insurance	3,115,560	4,323,946
Services	91,448,332	75,575,765
Maintenance and repairs	2,173,788	11,006,365
Other (2)	101,339,312	53,999,952
Total sales expenses	$ 650,820,729	$ 213,333,038

(1)  Marketing expenses include costs to market the MAMBE brand and create the MAMBE product formulas.
(2)  Other includes sundry expenses such as parking, fuel and office supplies.

As at
December 31, 2019
Commissions	$ 36,918,319
Cleaning costs	1,772,152
Tools and stationery	1,324,240
Fuel	2,153,857
Transportation	1,080,400
Entertainment	66,732
Parking fees	125,904
Others (i)	57,897,708
Total other expenses	$ 101,339,312

(i)  Other mainly relates to the payment on electronic invoicing to Sufactura of $48,236,547.

(c)  Other expenses

	As at December 31, 2019	As at December 31, 2018
Bank fees and expenses	$ 21,173,767	$ 8,859,763
Other	35,212,265	814,455
Total other expenses	$ 56,386,032	$ 9,674,218

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Financial Statements
Years Ended December 31, 2019 and December 31, 2018
(Stated in Colombian Pesos)

16.Capital Management

The Company manages its cash and common shares as capital. The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of its business and to maintain a flexible capital structure which optimizes the cost of capital at an acceptable risk level.
The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may attempt to issue new shares, issue new debt, acquire or dispose of assets or adjust the amount of cash and short-term investments on hand.
In order to maximize ongoing production efforts, the Company does not pay out dividends. The Company’s policy is to hold cash on hand to invest further in the operations of the business.
Management considers its approach to capital management to be appropriate given the relative size of the Company. There were no changes in the Company’s approach to capital management during the period.

17. Subsequent Events
(a)  COVID-19 Estimation Uncertainty
In March 2020, the World Health Organization declared the outbreak of the novel strain of coronavirus (“COVID-19”), a global pandemic. Government measures to limit the spread of COVID-19, including the closure of non-essential businesses, are expected to impact the business. As of the release date of these financial statements, management has identified no material impact to the business as a result of COVID-19 and will continue to monitor the situation as it progresses.
(b)  On January 3rd, 2020, Flora Growth Corp. announced that is entered into an agreement to acquire 90% equity interest in the Company.
In order to close the Transaction, Flora must pay to shareholders of Kasa USD$294,000 in cash and repay Kasa’s outstanding loan payables of USD$91,000.  The transaction is subject to the parties negotiating and entering into a definitive agreement and obtaining of the necessary regulatory approvals.

Kasa Wholefoods Company S.A.S.
Interim Condensed Financial Statements
Six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

Notice of No Auditor Review of Interim Financial Statements:

Under National Instrument 51-102, Part 4, subsection 4.3(3) (a), if an auditor has not performed a review of the interim unaudited condensed financial statements they must be accompanied by a notice indicating that the interim unaudited condensed financial statements have not been reviewed by an auditor.

The accompanying interim unaudited condensed financial statements of the Company have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent auditor has not performed a review of these interim unaudited condensed d financial statements.

Kasa Wholefoods Company S.A.S.

Interim Condensed Financial Statements
Six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)
Page

Statements of Financial Position	F-176

Statements of Operations and Comprehensive Income	F-177

Statements of Changes in Equity	F-178

Statements of Cash Flows	F-179

Notes to Financial Statements	F-180

Kasa Wholefoods Company S.A.S.
Interim Condensed Statements of Financial Position
As at June 30, 2020 and December 31, 2019
(Stated in Colombian pesos)
(Unaudited)

	Notes	2020	2019
Assets
Current
Cash	11, 12	$214,957,521	$274,674,966
Trade and other receivables	11, 12	104,585,197	128,906,808
Inventories	4	161,701,620	126,711,015
Prepaid expenses		22,629,023	12,333,307
		$503,873,361	$542,626,096

Property plant and equipment	6	3,766,648	9,416,650
Intangible Assets	5	34,063,306	1,700,004
Total Assets		$541,703,315	$553,742,750

Liabilities
Current
Current portion of long-term debt	7, 11, 12	181,877,882	223,553,471
Trade and other payables	8, 11, 12	599,766,570	520,574,492
Income tax payable		2,576,496	56,246,880
		$784,220,948	$800,374,843

Long-term debt	7, 11, 12	190,162,031	180,431,900
Other accounts payable	8, 11, 12	839,329,885	353,434,938
Total Liabilities		$1,813,712,864	$1,334,241,681

Shareholders' Deficiency
Share capital	9	200,000,000	200,000,000
Deficit		(1,472,009,549)	(980,498,931)
Total Shareholder's Deficiency		$(1,272,009,549)	$(780,498,931)

Total Liabilities and Shareholders' Deficiency		$541,703,315	$553,742,750

The accompanying notes are an integral part of these interim condensed financial statements.

Approved on behalf of the Board of Directors:

Director	Director

Kasa Wholefoods Company S.A.S.
Interim Condensed Statements of Operations and Comprehensive Loss
Three and Six Months Ended June 30, 2020 and June 30, 2019
(Stated in Colombian pesos)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
	Notes	2020	2019	2020	2019
Operating revenue
Income from ordinary activities	13	$36,506,243	$288,276,728	$316,170,548	$609,963,999
Cost of sales	4	(1,334,522)	(220,331,982)	(189,906,034)	(365,978,399)
Gross profit		35,171,721	67,944,746	126,264,514	243,985,600

Administrative expenses	14	(155,214,219)	(80,851,781)	(376,319,601)	(123,957,632)
Sales operating expenses	14	(69,242,540)	(76,573,949)	(153,908,740)	(146,960,531)
Total operating expenses		(224,456,759)	(157,425,730)	(530,228,341)	(270,918,163)

Operating profit (loss)		(189,285,038)	(89,480,984)	(403,963,827)	(26,932,563)

Other income	13	2,109,673	17,376,403	6,713,627	18,794,915
Other expenses	14	(19,006,766)	(23,678,060)	(47,912,269)	(32,890,811)
Interest expense		(15,041,920)	(18,897,008)	(45,637,722)	(28,491,260)
Provision for credit losses	11	172,210	-	(710,426)	-
Total other income (expenses)		(31,766,804)	(25,198,664)	(87,546,790)	(42,587,156)
Income (loss) before tax		(221,051,842)	(114,679,648)	(491,510,617)	(69,519,719)

Income tax provision		-	-	-	-

Net income (loss) and comprehensive income (loss)		$(221,051,842)	$(114,679,648)	$(491,510,617)	$(69,519,719)

Weighted average number of outstanding shares, basic and diluted		20,000	20,000	20,000	20,000
Basic and diluted earnings (loss) per share		$(11,053)	$(5,734)	$(24,576)	$(3,476)

The accompanying notes are an integral part of these interim condensed financial statements.

Kasa Wholefoods Company S.A.S.
Interim Condensed Statements of Changes in Equity
Six Months Ended June 30, 2020 and June 30, 2019
(Stated in Colombian pesos)
(Unaudited)

	Notes	Share capital	Retained earnings (deficit)	Total equity
Balance at December 31, 2019		$200,000,000	$(980,498,931)	$(780,498,931)
Net loss		-	(491,510,617)	(491,510,617)
Shares issuances	9	-	-	-
Balance at June 30, 2020		$200,000,000	$(1,472,009,549)	$(1,272,009,549)

	Notes	Share capital	Retained earnings	Total equity
Balance at December 31, 2018		$200,000,000	$(251,429,660)	$(51,429,660)
Net loss		-	(69,519,719)	(69,519,719)
Shares issuances	9	-	-	-
Balance at June 30, 2019		$200,000,000	$(320,949,379)	$(120,949,379)

The accompanying notes are an integral part of these interim condensed financial statements.

Kasa Wholefoods Company S.A.S.
Interim Condensed Statements of Cash Flows
Six Months Ended June 30, 2020 and June 30, 2019
(Stated in Colombian pesos)
(Unaudited)

	2020	2019

Operating Activities
Net loss	$(491,510,617)	$(69,519,719)
Items not affecting cash:
Amortization	424,998	424,998
Depreciation	5,650,002	5,650,002

Net changes in non-cash working capital:
Trade and other receivables	24,321,610	52,899,160
Inventories	(34,990,605)	(151,014,246)
Prepaid Expenses	(10,295,716)	27,961,457
Trade and other payables	79,192,078	33,165,031
Income tax payable	(53,670,384)	(84,522,303)
Due to partner and shareholders	-	(4,720,823)
Other accounts payable	485,894,947	13,124,888
Cash Flows Used in Operating Activities	$5,016,313	$(176,551,555)

Investing Activities
Acquisition of property, plant and equipment	-	-
Acquisition of intangible assets	(32,788,300)	-
Cash Flows Provided by (Used In) Investing Activities	$(32,788,300)	$-

Financing Activities
Repayment of long-term debt	(117,945,459)	(81,558,760)
Proceeds from long-term debt	86,000,000	350,000,000
Cash Flows Provided By Financing Activities	$(31,945,459)	$268,441,240

Net Increase in Cash During the Period	(59,717,446)	91,889,685
Cash, Beginning of Period	274,674,966	20,107,005
Cash, End of Period	$214,957,521	$111,996,690

Supplemental cash flow information
Taxes paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these interim condensed financial statements.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

Nature of Business
Kasa Wholefoods Company S.A.S. (“the Company”) is a private company incorporated on June 27, 2013 in Bogotá, Colombia. On July 2, 2013, the Company registered under the Mercantile Registry of the Chamber of Commerce. The head office and principal address of the Company is Calle 93B No. 13 - 50 Bogotá, Colombia.
The Company is a producer of exotic fruit juices which works with local farmers and indigenous Amazonian communities to cultivate its products. The Company operates under the Mambe brand and sells its product in large Colombian retailers such as Carulla, Tostao’ Café & Pan, and Deli Reposteria. Recently, it has invested in the research and development of CBD-infused juices and chocolates.

1. Basis of Presentation
(a)	Statement of compliance

These interim condensed financial statements have been prepared using accounting policies in compliance with International Accounting Standard 34, “Interim Financial Reporting” (“IAS 34”). The accounting policies adopted in preparing these interim condensed financial statements are consistent with those applied in the Company’s annual financial statements as at and for the year ended December 31, 2019, except for the adoption of new accounting standards and policies described in Note 2. The Company has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective.

These interim condensed financial statements do not conform in all respects to the requirements of International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") for annual financial statements. Accordingly, these interim condensed financial statements should be read in conjunction with the Company's December 31, 2019 audited annual financial statements and notes.

These financial statements for the period ended June 30, 3030 were authorized for issuance by the Legal Representative of the Company on December 17, 2020.
(b)	Basis of measurement
These interim condensed financial statements have been prepared on the going concern basis, under the historical cost convention except certain assets and financial instruments measured at fair value.
(c)	Functional and presentation currency
These financial statements are presented in Colombian pesos ("COP") unless otherwise noted, which is the Company’s functional currency.

(d)	Estimates and critical judgements made by management
The preparation of these interim condensed financial statements, in conformity with IFRS, requires management to make judgments and estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The interim condensed financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences.
Revisions to accounting estimates are recognized in the period in which the estimate is revised and may affect both the period of revision and future periods. While management believes that the estimates are reasonable, actual results could differ materially from those estimates and may impact the future results of operations.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

(e)	COVID-19
In March 2020, the World Health Organization declared the outbreak of the novel strain of coronavirus (“COVID-19”), a global pandemic. Government measures to limit the spread of COVID-19, including the closure of non-essential businesses, are expected to impact the business. As of the release date of these interim condensed financial statements, management has identified no material impact to the business as a result of COVID-19 and will continue to monitor the situation as it progresses.

2.	Adoption of New or Amended Accounting Pronouncements
IAS 1 - Presentation of Financial Statements ("IAS 1 ") and IAS 8 - Accounting Policies, Changes in Accounting Estimates and Errors ("IAS 8") were amended in October 2018 to refine the definition of materiality and clarify its characteristics. The revised definition focuses on the idea that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements. The amendments are effective for annual reporting periods beginning on or after January 1, 2020. Earlier adoption is permitted. The adoption of the IAS 1 amendment did not have a material impact on the interim condensed financial statements.
3.	Going Concern
These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. It will need to raise additional capital in the near term to fund its ongoing operations and business activities. While the Company has long-term debt (Note 7), majority investors plan to increase the capital stock of the company. However, there is no assurance if this financing will proceed as planned.
These financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and classifications in the statement of financial position that may be necessary were the Company unable to continue as a going concern and these adjustments could be material.
The business of consumer goods does not involve a high degree of risk. However, there can be no assurance that current business development programs will result in profitable operations. The Company’s continued existence is dependent upon the purchase of raw materials, conversion of raw materials to inventory, the sale of said inventory, the achievement of profitable operations, or the ability of the Company to raise alternative financing, if necessary, or alternatively upon the Company’s ability to dispose of its assets and operations on an advantageous basis.
As at June 30, 2020, the Company has a net loss of $221,051,842 and $491,510,617 for the 3 and 6 months ended respectively. The Company also has a working capital deficiency of $280,347,587.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

4.	Inventories

	As at June 30, 2020	As at December 31, 2019
Raw materials	$84,526,575	$43,672,262
Finished goods	77,175,045	83,038,752
	$161,701,620	$126,711,015

The inventories expensed to cost of sales was $1,334,522 (2019 - $220,331,982) and $189,906,034 (2019 - $365,978,399) for the three and six months ended respectively. No write-downs have been recorded during the three and six months ended June 30, 2020 and 2019.
5.	Intangible Assets

Software license
Cost
At January 1, 2020	$2,550,000
Additions	32,788,300
Disposals	-
At June 30, 2020	$35,338,300

Accumulated Amortization
At January 1, 2020	$849,996
Amortization	424,998
At June 30, 2020	$1,274,994

Net book value at
December 31, 2019	$1,700,004
Net book value at
June 30, 2020	$34,063,306

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

6.	Property, Plant and Equipment

	Vehicles	Computer Equipment	Total
Cost
At January 1, 2020	$56,500,000	$1,400,000	$57,900,000
Additions	-	-	-
Disposals	-	-	-
At June 30, 2020	$56,500,000	$1,400,000	$57,900,000

Accumulated Depreciation
At January 1, 2020	$47,083,350	$1,400,000	$48,483,350
Depreciation	5,650,002	-	5,650,002
At June 30, 2020	$52,733,352	$1,400,000	$54,133,352

Net book value at
June 30, 2020	$3,766,648	$-	$3,766,648

	Vehicles	Computer Equipment	Total
Cost
At January 1, 2019	$56,500,000	$1,400,000	$57,900,000
Additions	-	-	-
Disposals	-	-	-
At December 31, 2019	$56,500,000	$1,400,000	$57,900,000

Accumulated Depreciation
At January 1, 2019	$35,783,346	$1,400,000	$37,183,346
Depreciation	11,300,004	-	11,300,004
At December 31, 2019	$47,083,350	$1,400,000	$48,483,350

Net book value at
December 31, 2019	$9,416,650	$-	$9,416,650

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

7.	Long-term Debt
				As at	As at
				June 30, 2020	December 31, 2019
Credit cards				$5,100,069	$6,430,576
Financing Arrangement				6,511,247	10,817,724

Bank loans
Principal	Interest rate	Issued	Maturity
34,700,000	18.22%	2018-02-19	2019-02-19	-	2,891,674
26,467,000	23.48%	2018-05-31	2020-05-31	-	5,016,744
30,000,000	20.70%	2019-08-30	2020-08-30	-	10,000,000
20,000,000	22.38%	2018-10-25	2020-10-25	-	8,333,338
20,000,000	20.34%	2018-12-14	2020-12-14	-	10,000,004
50,000,000	18.16%	2019-04-30	2021-04-30	-	33,333,336
197,833,000	13.03%	2019-05-30	2022-08-30	142,879,331	159,365,414
102,167,000	13.03%	2019-05-30	2022-08-30	73,787,280	82,301,196
50,000,000	14.56%	2019-12-04	2022-03-04	43,750,001	50,000,000
50,000,000	22.80%	2018-03-28	2021-06-28	15,511,985	25,495,365
36,000,000	16.19%	2020-02-27	2022-05-27	34,500,000	-
50,000,000	14.49%	2020-05-27	2022-08-27	50,000,000	-
				$372,039,913	$403,985,371
Less: current portion				$181,877,882	$223,553,471
Long-term portion				$190,162,031	$180,431,900

Interest paid was $nil for the three and six months ended June 30, 2020 and 2019. Interest expense was $15,041,920 (2019 – $23,678,060) for the three months ended June 30, 2020 and $45,637,722 (2019 - $28,491,260) for the six months ended June 30, 2020.

For all loan balances existing as at June 30, 2020, the Company opted into the deferral payment program by the bank as a response to COVID-19. The program allowed the Company to defer three loan payments as of April 1, 2020. The payments resume as of July 1, 2020 and the loan maturity is extended for three months as well.

8.	Trade Payables and Other Liabilities

(a)	Trade and other payables

The following amounts are included in trade and other payables
	As at June 30, 2020	As at December 31, 2019
Trade payable	$368,559,105	$362,765,414
Salaries & Bonus Payable	171,392,239	129,529,089
Other current payables	59,815,226	28,279,989
	$599,766,570	$520,574,492
(b)	Other payables

As at June 30, 2020 other payables mainly includes advances from Flora Growth Group SAS, Sulliden Mining Capital Inc., Vallita Petroleum SAS. These are interest free advances with no terms of repayment.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

9.	Share Capital

(a)	Authorized share capital
The Company is authorized to issue 1 million common shares.
(b)	Issued share capital

	Shares Outstanding (#)	Shares Outstanding ($)
At December 31, 2019	20,000	200,000,000
At June 30, 2020	20,000	200,000,000

(c)	Earnings per share
Basic earnings per share amounts are calculated by dividing the net loss attributable to common shareholders for the period by the weighted average number of common shares outstanding during the periods. The basic and diluted loss per share amounts are the same as there are no instruments that have a dilutive effect.

10.	Related Party Transactions and Balances

Included in other payables is $6,918,476 of an interest-free loan between the Company and a family member of a shareholder.

11.	Financial Instruments
	As at	As at
	June 30, 2020	December 31, 2019
Financial Assets
Cash	$214,957,521	$274,674,966
Trade and other receivables	104,585,197	128,906,808
	$319,542,718	$403,581,774
Financial Liabilities
Trade and other payables	$599,766,570	$520,574,492
Long-term debt	372,039,913	403,985,371
Other payables	839,329,885	353,434,938
	$1,881,136,368	$1,277,994,801
The Company subsequently measures all financial assets and liabilities at amortized cost.
The Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information pertaining to these risks is presented throughout these financial statements.
There have been no substantive changes in the Company’s exposure to financial instrument risks, its objectives, policies and processes for managing those risks, or the methods used to measure them since December 31, 2019, unless otherwise stated.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

(a)	Credit risk
Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company has exposure to credit risk from its cash, trade and other receivables and partner and shareholders loans. The risk exposure is limited to their carrying amounts at the statement of financial position date. The risk for cash is mitigated by holding these balances with Colombian financial institutions. The Company therefore does not expect any credit losses on its cash. As at June 30, 2020, $49,358,406 (2019 - $46,289,104) of the trade and other receivables balance relates to other receivables, which mainly consists of reserves for credits factored to third parties. The Company does not expect any credit losses on its other receivables. Therefore, expected credit loss is estimated only on the remaining trade receivables balances with customers of $57,830,631.
The Company's trade receivable from customer balance consists of the following:

Trade Receivables
Opening balance	$84,511,118
Origination	54,045,021
Derecognition	(80,725,508)
Ending balance	$57,830,631

	As at June 30, 2020	As at December 31, 2019
Trade receivables from customers	$57,830,631	$84,511,118
Expected credit loss	(2,603,840)	(1,893,415)
Net trade receivables	$55,226,791	$82,617,703
The Company’s change in expected credit loss during the three months ended March 31, 2020 and June 30, 2020 is as follows:

Expected Credit Loss	Stage 1	Stage 2	Stage 3	Total
Opening balance	$798,881	$272,006	$822,528	$1,893,415
Originations	241,606	23,855	-	265,461
Derecognitions	(436,821)	(62,078)	-	(498,899)
Remeasurement	14,718.51	46,510.31	-	61,229
Transfer to Stage 1	(47,134)	47,133.77	-	-
Transfer to Stage 2	-	-	-	-
Transfer to Stage 3	-	-	-	-
Provision	(227,630)	55,421	-	(172,210)
Write-offs	-	-	-	-
Recoveries	-	-	-	-
Closing balance	$571,250	$327,427	$822,528	$1,721,204

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

Expected Credit Loss	Stage 1	Stage 2	Stage 3	Total
Opening balance	$571,250	$327,427	$822,528	$1,721,204
Originations	-	1,034,636	-	1,034,636
Derecognitions	(565,483)	(212,637)	-	(778,120)
Remeasurement	207,479	418,640	-	626,119
Transfer to Stage 1	(207,481)	207,480.88	-	-
Transfer to Stage 2	-	-	-	-
Transfer to Stage 3	-	-	-	-
Provision	(565,485)	1,448,120	-	882,635
Write-offs	-	-	-	-
Recoveries	-	-	-	-
Closing balance	$5,765	$1,775,547	$822,528	$2,603,840
The Company has assessed that there is no concentration of credit risk as at June 30, 2020 and December 31, 2019.
An analysis of the aging of trade receivables is as follows:

	As at June 30, 2020	As at December 31, 2019
Current (30 days or less)	$2,971,455	$81,205,888
31-60 days	2,100,746	185,640
61-90 days	22,277,262	902,724
Greater than 90 days	30,481,168	2,216,866
	$57,830,631	$84,511,118

(b)	Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet the financial obligations associated with its financial liabilities as they come due. The Company manages liquidity risk through the management of its capital structure. As at June 30, 2019, the Company had working capital of -$280,347,587 (December 31, 2019 – -$257,748,747). The Company has the following undiscounted contractual obligations subject to liquidity risk:

	<1 year	1-3 years	> 3 years	Total
Trade and other payables	$599,766,570	$-	$-	$599,766,570
Long-term debt	181,877,882	190,162,031	-	372,039,913
Total	$781,644,452	$190,162,031	$-	$971,806,483

(c)	Market risk
(i)	Foreign currency risk
Foreign currency risk is the risk that a variation in exchange rates between the Colombian peso and other foreign currencies will affect the Company’s operations and financial results. The Company’s foreign currency risk is limited as it operations are mainly based in Colombia.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

12.	Fair Value of Financial Instruments
Assets recorded at fair value in the statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:
Level 1 - valuation based on quoted prices (unadjusted) in active markets for identical assets and liabilities;
Level 2 - valuation techniques based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly; and
Level 3 - valuation techniques using inputs for the asset or liability that are not based on observable market data (unobservable inputs).

There are no financial instruments subsequently measured at fair value. All financial assets and liabilities are measured at amortized cost.

Financial instruments measured at amortized cost
Cash; trade & other receivables; trade and other payables; other payables	Carrying amount (approximates fair value due to short-term nature)
Long-term debt	Carrying value at the effective interest rate which approximates fair value

13.	Revenues
(a)	Revenues
Revenues consist of contracts with various Colombian companies. A concentration of revenue by customer for the 3 month and 6 month ended June 30, 2020 and 2019, respectively, is as follows:

3 months ended June 30, 2020
Customer	Revenue	Concentration of Revenue
Flora Growth Corp	$18,358,366	50.29%
Cosechemos	14,523,425	39.78%
Cencosud	2,511,252	6.88%
Other	1,113,200	3.05%
	$36,506,243	100.00%

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

3 months ended June 30, 2019
Customer	Revenue	Concentration of Revenue
Tostato	$244,475,880	84.81%
Colombian Mountain Coffee	8,203,296	2.85%
Cencosud	7,578,789	2.63%
Sipote Burrito	6,864,000	2.38%
Other	21,154,763	7.34%
	$288,276,728	100.00%

6 months ended June 30, 2020
Customer	Revenue	Concentration of Revenue
Tostato	$221,024,700	69.91%
Flora Growth Corp	18,358,366	5.81%
Coscechemos	14,523,425	4.59%
Cronomed	14,523,425	4.59%
Cencosud	10,447,656	3.30%
Colombian Mountain Coffee	7,488,000	2.37%
Sipote Burrito	4,243,200	1.34%
Other	25,561,776	8.08%
	$316,170,548	100.00%

6 months ended June 30, 2019
Customer	Revenue	Concentration of Revenue
Tostato	$514,579,275	84.36%
Colombian Mountain Coffee	16,531,462	2.71%
Sipote Burrito	15,564,750	2.55%
Cencosud	14,400,533	2.36%
Other	48,887,979	8.01%
	$609,963,999	100.00%
(b)	Other income
Other income relates to revenue earned from byproducts as a result from production. Byproducts mainly relate to pulp during the juicing process.

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

14.	Expenses

The following tables present a break-down of administrative expenses, sales expenses and other expenses:

(a)	Administrative expenses

	3 months
	June 30, 2020	June 30, 2019
Salaries & severance	$140,919,988	$25,350,698
Professional fees	12,548,000	10,820,540
Legal expenses	(4,789,270)	21,566,893
Maintenance and repairs	-	132,113
Depreciation	2,825,001	2,825,001
Amortization	212,499	212,499
Other	3,498,001	19,944,037
Total administrative expenses	$155,214,219	$80,851,781

	6 months
	As at	As at
	June 30, 2020	June 30, 2019
Salaries & severance	$289,585,898	$47,278,424
Professional fees	51,839,330	18,053,873
Legal expenses	(634,318)	21,598,093
Maintenance and repairs	982,500	132,113
Depreciation	5,650,002	5,650,002
Amortization	424,998	424,998
Other	28,471,191	30,820,129
Total administrative expenses	$376,319,601	$123,957,632

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

(b)	Sales Expenses

	3 months
	As at	As at
	June 30, 2020	June 30, 2019
Personnel expenses	$8,679,920	$14,154,273
Professional fees	12,050,000	-
Services	31,968,125	34,211,123
Legal	8,009,846	-
Other	8,534,649	28,208,553
Total sales expenses	$69,242,540	$76,573,949

	6 months
	As at	As at
	June 30, 2020	June 30, 2019
Personnel expenses	$18,343,821	$28,800,822
Professional fees	24,100,000	-
Services	72,694,982	62,802,104
Legal	8,009,846	-
Other	30,760,091	55,357,605
Total sales expenses	$153,908,740	$146,960,531

(c)	Other Expenses
	3 months
	As at	As at
	June 30, 2020	June 30, 2019
Bank fees and expenses	$8,845,698	$11,413,072
Other	10,161,068	12,264,988
Total other expenses	$19,006,766	$23,678,060

	6 months
	As at	As at
	June 30, 2020	June 30, 2019
Bank fees and expenses	$13,255,536	$12,539,778
Other	34,656,733	20,351,033
Total other expenses	$47,912,269	$32,890,811

KASA WHOLEFOODS COMPANY S.A.S.
Notes to Interim Condensed Financial Statements
For the six months ended June 30, 2020
(Stated in Colombian Pesos)
(Unaudited)

15.	Capital Management

The Company manages its cash and common shares as capital. The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of its business and to maintain a flexible capital structure which optimizes the cost of capital at an acceptable risk level.
The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may attempt to issue new shares, issue new debt, acquire or dispose of assets or adjust the amount of cash and short-term investments on hand.
In order to maximize ongoing production efforts, the Company does not pay out dividends. The Company’s policy is to hold cash on hand to invest further in the operations of the business.
Management considers its approach to capital management to be appropriate given the relative size of the Company. There were no changes in the Company’s approach to capital management during the period.

FLORA GROWTH CORP.
PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

June 30, 2020

(Expressed in United States dollars)

FLORA GROWTH CORP.
Pro Forma Condensed Consolidated Statement of Financial Position
As at June 30, 2020
(Unaudited)
(Expressed in US dollars)

	Flora Growth Corp.At June 30, 2020	Cronomed At June 30, 2020	Breeze At June 30, 2020	Kasa At June 30, 2020	Pro Forma Adjustments (Note 5)		Pro Forma Consolidation

ASSETS
Current
Cash	$6,174,917	31,350	$86,114	57,186	$15,000,000	(e)	$31,859,409
					(1,280,000)	(f)
					(469,500)	(h)
					(1,552,140)	(i)
					(1,680,793)	(k)
					(110,000)	(l)
					(206,200)	(m)
					(922,776)	(m)
					(235,600)	(m)
					17,119,624	(c)
					516,256	(c)
					(100)	(n)
					(100)	(p)
					(100)	(o)
					50,000	(r)
					(718,729)	(s)
Restricted cash	516,256	-	-	-	(516,256)	(c)	-
Amounts receivable	240,583	118,673	102,574	27,823	-		489,653
Inventories	-	249,526	238,835	43,018	-		531,379
Loans receivable	1,314,553	-	-	-	(218,324)	(a)	1,096,229
Prepaid expenses and other assets	56,943	19,741	38,842	6,020	373,739	(s)	495,285
Advances	345,501	-	-	-	(213,922)	(b)	-
	-				(131,579)	(l)
Income taxes recoverable	-	12,650	-	-	-		12,650
	8,648,753	431,940	466,365	134,047	24,803,500		34,484,605
Non-current
Due from shareholders	-	-	-	-	-		-
Property, plant and equipment	430,534	90,978	359,404	1,002	344,990	(s)	1,226,908
Intangible assets and goodwill	216,124	-	-	9,062	335,680	(m)	1,996,159
					835,117	(m)
					600,176	(m)
Total assets	$9,295,411	$522,918	$825,769	$144,111	$26,919,463		$37,707,672

LIABILITIES
Current
Trade payables and accrued liabilities	$1,291,855	$168,182	$238,377	$135,804	$-		$1,834,218
Advances payable	-	-	189,484	24,438	(213,922)	(b)	-
Current lease liability	52,715	13,546	-	-	-		66,261
Current portion of long-term debt	-	11,174	61,537	48,386	-		121,097
Due to related parties	-	13,110	220,246	-	-		233,356
Contingent consideration payable	-	-	-	-	186,224	(m)	186,224
	1,344,570	206,012	709,644	208,628	(27,698)		2,441,156
Non-current
Lease liability	187,431	79,164	-	-	-		266,595
Due to related parties	-	133,017	-	-	-		133,017
Long-term debt	-	15,007	15,778	50,590	-		81,375
Other accounts payable	-	2,059	-	223,291	(218,324)	(a)	7,026
Total liabilities	$1,532,001	$435,259	$725,422	$482,509	$(246,022)		$2,929,169

SHAREHOLDERS' EQUITY
Share capital	$11,056,384	$178,243	$13,834	$53,207	$14,618,003	(c)	$39,221,397
	-	-	-	-	15,000,000	(e)
	-	-	-	-	(2,024,254)	(f)
	-	-	-	-	(469,500)	(h)
	-	-	-	-	(442,987)	(g)
	-	-	-	-	(1,435,186)	(k)
	-	-	-	-	(13,834)	(m)
	-	-	-	-	(178,243)	(m)
	-	-	-	-	(53,207)	(m)
	-	-	-	-	121,776	(n)
	-	-	-	-	182,516	(o)
	-	-	-	-	2,561,622	(q)
					53,022	(r)
Warrants	1,678,521	-	-	-	2,501,621	(c)	5,118,753
	-	-	-	-	744,254	(f)
	-	-	-	-	(75,810)	(g)
	-	-	-	-	518,797	(g)
	-	-	-	-	(245,607)	(k)
					(3,022)	(r)
Options	422,916	-	-	-	1,999,605	(d)	2,399,538
	-	-	-	-	(22,983)	(j)
Non-controlling interest	(56,595)	-	-	-	43,603	(m)	(3,958)
	-	-	-	-	26,178	(m)
	-	-	-	-	(17,144)	(n)
Accumulated other comprehensive income	41,923	-	-	-	-		41,923
Restricted retained earnings	-	4,927	5,351	-	(5,351)	(m)	-
	-	-	-	-	(4,927)	(m)
Retained earnings (deficit)	(5,379,739)	(95,511)	81,162	(391,605)	(1,999,605)	(d)	(11,999,150)
	-	-	-	-	(1,552,140)	(i)
	-	-	-	-	22,983	(j)
	-	-	-	-	(241,579)	(l)
	-	-	-	-	(81,162)	(m)
	-	-	-	-	95,511	(m)
	-	-	-	-	391,605	(m)
	-	-	-	-	(104,732)	(n)
	-	-	-	-	(182,616)	(o)
	-	-	-	-	(100)	(p)
	-	-	-	-	(2,561,622)	(q)
	7,763,410	87,659	100,347	(338,398)	27,165,485		34,778,503
	$9,295,411	$522,918	$825,769	$144,111	$26,919,463		$37,707,672

See accompanying Notes to the Unaudited Pro-Forma Condensed Consolidated Financial Statements

FLORA GROWTH CORP.
Pro Forma Condensed Consolidated Statement of Loss and Comprehensive Loss
For the period ended June 30, 2020
(Unaudited)
(Expressed in US dollars)

	Flora Growth Corp. For the six months ended June 30, 2020	Cronomed For the six months ended June 30, 2020	Breeze For the six months ended June 30, 2020	Kasa For the six months ended June 30, 2020	Pro Forma Adjustments (Note 5)	Pro Forma Consolidation

Revenue	$-	$439,209	$197,563	$85,664	$-	722,436
Cost of sales	-	252,608	129,374	51,454	-	433,436
Gross profit	-	186,601	68,189	34,210	-	289,000

Expenses
Consulting and management fees	818,866	-	-	-	-	818,866
Salaries and benefits	-	112,261	25,847	83,431	-	221,539
Professional fees	217,960	13,806	5,518	22,573	-	259,857
General office expenses	714,947	29,396	16,728	36,011	-	797,082
Travel expenses	233,362	2,500	-	-	-	235,862
Share based compensation	344,406	-	-	-	-	344,406
Amortization	56,617	11,099	9,769	1,646	-	79,131
Research and development	53,405	-	-	-	-	53,405

Loss before the undernoted	(2,439,563)	17,539	10,327	(109,451)	-	(2,521,148)

Interest expense (income)	72,087	19,122	16,502	12,365	-	120,076
Other expenses (income)	(80,579)	3,230	(5,571)	11,354	-	(71,566)
Foreign exchange loss (gain)	170,041	-	-	-	-	170,041
Income (loss) before income taxes	(2,601,112)	(4,813)	(604)	(133,170)	-	(2,739,699)
Income tax expense (recovery)	-	2,151	(1,671)	-	-	480

Net income (loss)	$(2,601,112)	$(6,964)	$1,067	$(133,170)	$-	$(2,740,179)

Other comprehensive income (loss)
Exchange differences on foreign operations	19,046	(13,767)	(14,615)	32,936	-	23,600
Total comprehensive loss	$(2,582,066)	$(20,731)	$(13,548)	$(100,234)	$-	$(2,716,579)

Net income (loss) attributable to:
Flora Growth Corp.	(2,555,413)	(6,964)	960	(119,853)	-	(2,681,270)
Non-controlling interests	(45,699)	-	107	(13,317)	-	(58,909)

Comprehensive loss attributable to:
Flora Growth Corp.	(2,536,367)	(20,731)	(12,193)	(90,211)	-	(2,659,502)
Non-controlling interests	(45,699)	-	(1,355)	(10,023)	-	(57,077)

Basic and diluted loss per share						$(0.07)
Weighted average number of common shares outstanding - basic and diluted						42,023,753

See accompanying Notes to the Unaudited Pro-Forma Condensed Consolidated Financial Statements

FLORA GROWTH CORP.
Pro Forma Condensed Consolidated Statement of Loss and Comprehensive Loss
For the year ended December 31, 2019
(Unaudited)
(Expressed in US dollars)

	Flora Growth Corp For the period from March 13, 2019 to December 31, 2019	Cronomed For the year ended December 31, 2019	Breeze For the year ended December 31, 2019	Kasa For the year ended December 31, 2019	Pro Forma Adjustments (Note 5)		Pro Forma Consolidation

Revenue	$-	$1,177,530	$404,021	$407,657	$-		$1,989,208
Cost of sales	-	728,817	148,850	258,304	-		1,135,971
Gross profit	-	448,713	255,171	149,353	-		853,237

Expenses
Consulting and management fees	2,000,508	-	-	-	-		2,000,508
Salaries and benefits	-	240,764	72,703	89,240	1,552,140	(i)	1,954,847
Professional fees	182,900	27,412	15,077	2,530	-		227,919
General office expenses	175,296	96,792	45,960	219,853	-		537,901
Travel expenses	305,874	19,180	-	-	-		325,054
Share based compensation	107,024	-	-	-	1,999,605	(d)	4,668,251
					2,561,622	(q)	-
Depreciation and amortization	25,865	29,223	21,853	3,703	-		80,644
Research and development	21,040	-	-	-	-		21,040
Acquisition costs	-	-	-	-	241,579	(l)	241,579

Income (loss) before the undernoted	(2,818,507)	35,342	99,578	(165,973)	(6,354,946)		(9,204,506)

Other expenses (income)	-	21,112	(9,939)	10,235	-		21,408
Foreign exchange loss	6,119	-	-	-	-		6,119
Provision for credit losses	-	-	-	24,919	-		24,919
Interest expense (income)	19,485	29,961	44,299	20,851	-		114,596

Income (loss) before income taxes	(2,844,111)	(15,731)	65,218	(221,978)	(6,354,946)		(9,371,548)
Income tax expense	-	36,390	12,164	227	-		48,781
Net income (loss)	$(2,844,111)	$(52,121)	$53,054	$(222,205)	$(6,354,946)		$(9,420,329)

Other comprehensive income (loss)
Exchange differences on foreign operations	22,877	(1,416)	-	-	-		21,461
Total comprehensive income (loss)	$(2,821,234)	$(53,537)	$53,054	$(222,205)	$(6,354,946)		$(9,398,868)

Net income (loss) attributable to:
Flora Growth Corp.	(2,824,326)	(52,121)	47,749	(199,984)	(6,354,946)		(9,383,628)
Non-controlling interests	(19,785)	-	5,305	(22,221)	-		(36,701)

Comprehensive income (loss) attributable to:
Flora Growth Corp.	(2,801,449)	(53,537)	47,749	(199,984)	(6,354,946)		(9,362,167)
Non-controlling interests	(19,785)	-	5,305	(22,221)	-		(36,701)

Basic and diluted loss per share							$(0.22)
Weighted average number of common shares outstanding - basic and diluted							42,023,753

See accompanying Notes to the Unaudited Pro-Forma Condensed Consolidated Financial Statements

FLORA GROWTH CORP.
Notes to the Unaudited Pro-Forma Condensed Consolidated Financial Statements
June 30, 2020
(Expressed in US Dollars)

1. BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements of Flora Growth Corp. (“Flora”) and Kasa Wholefoods Company S.A.S (“Kasa”), Grupo Farmaceutico Cronomed S.A.S. (“Cronomed”) and Breeze Laboratory S.A.S. (“Breeze”) which comprise the pro forma condensed consolidated statement of financial position as at June  30, 2020 and the pro forma condensed consolidated statements of loss and comprehensive loss for the six months ended June 30, 2020 and for the year ended December 31, 2019, have been prepared by management of Flora for illustrative purposes only, to show the effect of the combination of Flora with Kasa, Cronomed, and Breeze as well as the effect of the initial public offering (“IPO”) of Flora’s common shares on a stock exchange. As more fully described in Note 3, Flora entered into agreements pursuant to which Flora will acquire all of the issued and outstanding securities of Cronomed, and 90% of the issued and outstanding securities of Kasa and Breeze (the “Business Combinations”). Completion of the IPO and the Business Combinations is subject to the satisfaction or waiver of certain conditions, including the receipt of shareholder and regulatory approval.

The unaudited pro forma condensed consolidated financial statements have been compiled from:

a) The audited consolidated financial statements of Flora as at December 31, 2019 and for the period from March 13, 2019 (incorporation) to December 31, 2019;
b) The unaudited condensed consolidated financial statements of Flora as at and for the six months ended June 30, 2020;
c) The unaudited condensed consolidated financial statements of Cronomed as at and for the six months ended June 30, 2020;
d) The unaudited condensed financial statements of Kasa as at and for the six months ended June 30, 2020;
e) The unaudited condensed financial statements of Breeze as at and for the six months ended June 30, 2020;
f) The audited consolidated financial statements of Cronomed as at and for the year ended December 31, 2019;
g) The audited financial statements of Kasa as at and for the year ended December 31, 2019; and
h) The audited financial statements of Breeze as at and for the year ended December 31, 2019.

These pro-forma condensed consolidated financial statements are presented in US Dollars which is expected to be the functional currency of Flora. For the purposes of these pro forma condensed consolidated statements, the statements of financial position of Cronomed, Kasa, and Breeze have been translated from Colombian Pesos (“COP”) (the functional and reporting currency of Cronomed, Kasa, and Breeze) to US Dollars using the exchange rate as at June 30, 2020 (1 USD = 3,758.91 COP), and the statements of loss and comprehensive loss have been translated at the average exchange rates for the respective periods.

The unaudited pro forma condensed consolidated statement of financial position as at June 30, 2020 has been prepared as if the Business Combinations and IPO described in Notes 3 and 4 and pro forma adjustments described in Note 5 had occurred on June 30, 2020, and the unaudited pro forma condensed consolidated statements of loss and comprehensive loss for the six months ended June 30, 2020 and for the year ended December 31, 2019 have been prepared as if the Business Combinations and IPO described in Notes 3 and 4 and pro forma adjustments described in Note 5 had occurred on January 1, 2019. It is management’s opinion that the unaudited pro forma condensed consolidated financial statements, in all material respects, the Business Combinations, IPO, assumptions and adjustments described in Notes 3, 4, and 5 are consistent with International Financial Reporting Standards (“IFRS”). The unaudited pro forma condensed consolidated financial statements are not intended to reflect the financial position of Flora which would have actually resulted had the Business Combinations and IPO been affected on the dates indicated. Actual amounts recorded upon consummation of the agreements will likely differ from those recorded in the unaudited pro forma condensed consolidated financial statements. Any potential synergies that may be realized and integration costs that may be incurred upon consummation of the Business Combinations have been excluded from the unaudited pro-forma condensed consolidated financial statements. Certain elements of the financial statements of Flora, Cronomed, Kasa, and Breeze have been reclassified to provide a consistent format.

FLORA GROWTH CORP.
Notes to the Unaudited Pro-Forma Condensed Consolidated Financial Statements
June 30, 2020
(Expressed in US Dollars)

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of Flora as at and for the period from March 13, 2019 to December 31, 2019, the unaudited condensed consolidated financial statements of Flora as at and for the six months ended June 30, 2020, the unaudited condensed financial statements of Cronomed, Kasa, and Breeze as at and for the six months ended June 30, 2020 and the audited financial statements of Cronomed, Kasa, and Breeze as at and for the year ended December 31, 2019 including notes thereto.

2. SIGNIFICANT ACCOUNTING POLICIES

The accounting policies used in the preparation of the unaudited pro forma condensed consolidated financial statements are as set out in Flora’s audited consolidated financial statements for the period from March 13, 2019 to December 31, 2019. In preparing the unaudited pro forma condensed consolidated financial statements, a review was undertaken to identify accounting policy differences between Flora, Cronomed, Kasa, and Breeze where the impact was potentially material and could be reasonably estimated. Accounting policy differences may be identified after consummation and integration of the proposed Business Combinations. However, the significant accounting policies of Flora are believed to conform, in all material respects, to those of Cronomed, Kasa, and Breeze.

3. BUSINESS COMBINATIONS

(a)  Cronomed

On August 3, 2020, Flora and the shareholders of Cronomed entered into a share purchase agreement pursuant to which Flora will acquire all of the issued and outstanding securities of Cronomed in exchange for $1 million. In addition, Flora previously paid fees related to the acquisition of $131,579.

Completion of the Business Combination is subject to a number of conditions, including but not limited to, agreement of terms and conditions satisfactory to all parties of Flora and Cronomed, satisfactory completion of due diligence, obtaining all regulatory approvals, and the signing of a definitive agreement. There can be no assurance that the Business Combination will be completed as proposed or at all. Refer to Note 5(m) for estimated purchase price allocation.
(b)  Kasa

In December 2020, Flora and the existing shareholders of Kasa entered into a non-binding letter of intent pursuant to which Flora will acquire 90% of the issued and outstanding securities of Kasa in exchange for $235,600.

Completion of the Business Combination is subject to a number of conditions, including but not limited to, agreement of terms and conditions satisfactory to all parties of Flora and Kasa, satisfactory completion of due diligence, obtaining all regulatory approvals, and the signing of a definitive agreement. There can be no assurance that the Business Combination will be completed as proposed or at all. Refer to Note 5(m) for estimated purchase price allocation.
(c)  Breeze

In December 2020, Flora and the existing shareholders of Breeze entered into a non-binding letter of intent pursuant to which Flora will acquire 90% of the issued and outstanding securities of Breeze in exchange for fixed consideration of $206,200, as well as estimated contingent consideration of approximately 700,000,000 COP (approximately $186,224 USD) if certain milestones are met.

Completion of the Business Combination is subject to a number of conditions, including but not limited to, agreement of terms and conditions satisfactory to all parties of Flora and Breeze, satisfactory completion of due diligence, obtaining all regulatory approvals, and the signing of a definitive agreement. There can be no assurance that the Business Combination will be completed as proposed or at all. Refer to Note 5(m) for estimated purchase price allocation.

FLORA GROWTH CORP.
Notes to the Unaudited Pro-Forma Condensed Consolidated Financial Statements
June 30, 2020
(Expressed in US Dollars)

4. INITIAL PUBLIC OFFERING

Flora intends to issue securities under a planned initial public offering (“IPO”), consisting of the Company’s common shares that will be applied to trade on the Nasdaq. The IPO is subject to a regulatory process and may not be completed as proposed or at all.

5. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated statement of financial position reflects the following adjustments as if the Business Combinations and IPO had occurred on June 30, 2020. Pursuant to the IPO, the Company intends to execute a 3:1 stock consolidation, which has been reflected in these unaudited pro-forma condensed consolidated financial statements as if the stock consolidation took place on January 1, 2019. The unaudited pro-forma condensed consolidated statements of loss and comprehensive loss for the year ended December 31, 2019 and for the six months ended June 30, 2020 reflect the following adjustments as if the acquisition had occurred on January 1, 2019.

(a)	To eliminate the intercompany loan between Kasa and Flora.

(b)	To eliminate the intercompany advances between Cronomed, Breeze, Kasa and Flora.

(c)
To record the issuance of additional units pursuant to Regulation A Financing to December 2020 and record the release of restricted cash from prior issuances. Each unit is comprised of one common share and one-half of one share purchase warrant. Each whole warrant entitles the subscriber to purchase one common share at an exercise price of $3.00 with an expiry date of eighteen months from the issuance date. The completion of the raise includes an additional 7,608,721 units at a price of $2.25 per unit. The proceeds are allocated between common shares and warrants. The warrants are valued using the Black-Scholes model, applying the following assumptions:

Current stock price - $1.92
Exercise price - $3.00
Risk free rate – 0.25%
Volatility – 100%
Time to expiry – 1.5 years

(d)
To record 1,450,000 stock options issued to employees, directors, and consultants of Flora subsequent to June 30, 2020. The stock options have an exercise price of $2.25 per share with a five year expiry date. The stock options are valued using the Black-Scholes model, applying the following assumptions:

Current stock price - $1.92
Exercise price - $2.25
Risk free rate – 0.36%
Volatility – 100%
Time to expiry – 5 years

(e)	To record 3,333,333 common shares to be issued pursuant to the IPO at an assumed price of $4.50 per share which is the midpoint of the price range set forth on the cover page of this prospectus,

FLORA GROWTH CORP.
Notes to the Unaudited Pro-Forma Condensed Consolidated Financial Statements
June 30, 2020
(Expressed in US Dollars)

(f)
To record broker share issuance costs on IPO, which are comprised of $1,280,000 in estimated cash costs, as well as broker warrants equal to 7% of the shares issued in the IPO. This is estimated to include 233,333 broker warrants with an exercise price of $5.625 per share and an expiry of five years. The warrants are valued using the Black-Scholes model, applying the following assumptions:

Current stock price - $4.5
Exercise price - $5.625
Risk free rate – 0.36%
Volatility – 100%
Time to expiry – 5 years

(g)
To record broker fees related to the Regulation A Financing, which includes warrants equal to 7% of the units issued under the Regulation A Financing subsequent to September 8, 2020. This is estimated to include 398,807 broker warrants with an exercise price of $3.00 per share and an expiry of five years. These issuance costs are allocated between share capital and warrants, consistent with the allocation of the proceeds of the Regulation A Financing. The warrants are valued using the Black-Scholes model, applying the following assumptions:

Current stock price - $1.92
Exercise price - $3.00
Risk free rate – 0.36%
Volatility – 100%
Time to expiry – 5 years

(h)	To record estimated professional fees pursuant to the intended IPO.

(i)	To record bonus paid in cash to employees, directors, and consultants of Flora subsequent to June 30, 2020.

(j)	To record cancellation of 16,666 stock options of Flora, which previously vested.

(k)
To record unit issuance costs pursuant to the Regulation A Financing. These issuance costs are allocated between share capital and warrants, consistent with the allocation of the proceeds of the Regulation A Financing.

(l)	To record estimated acquisition costs on Business Combinations, $241,579.

(m)	To record the Business Combinations in accordance with IFRS 3 as at June 30, 2020. (See Note 3)

(i)	Cronomed

Cash consideration for 100% of common shares of Cronomed	$922,776

Estimated fair value of net assets:
Fair value of assets	$522,918
Fair value of liabilities	$435,259
$87,659

Goodwill (residual)	$835,117

FLORA GROWTH CORP.
Notes to the Unaudited Pro-Forma Condensed Consolidated Financial Statements
June 30, 2020
(Expressed in US Dollars)

(ii)	Kasa

Cash consideration for 90% of common shares of Kasa	$235,600

Grossed up consideration for 100% of common shares of Kasa	$261,778

Estimated fair value of net assets:
Fair value of assets	$144,111
Fair value of liabilities	$482,509
$(338,398)

Goodwill (residual)	$600,176

Non-controlling interest (10%)	$26,178

(iii)	Breeze

Cash consideration for 90% of common shares of Breeze	$206,200
Contingent consideration for 90% of common shares of Breeze	$186,224
$392,424

Grossed up consideration for 100% of common shares of Breeze	$436,027

Estimated fair value of net assets:
Fair value of assets	$825,769
Fair value of liabilities	$725,422
$100,347

Goodwill (residual)	$335,680

Non-controlling interest (10%)	$43,603

Management will continue to review information and perform further analysis with respect to the valuation of the purchase consideration and the net assets acquired, prior to finalizing the allocation of the purchase price.

(n)
To record the acquisition of an additional 10% of Flora Beauty LLC, which was incorporated on February 12, 2020. Flora originally owned 77% of Flora Beauty LLC. To acquire the additional 10%, Flora issued 63,333 common shares, valued at $1.92 per share and paid $100. As this transaction does not impact Flora’s level of influence, the transaction is accounted for within shareholders’ equity.

(o)
To record the acquisition of an additional 20% of Hemp Textiles SAS (Colombia), which was incorporated on June 25, 2020. Flora originally owned 80% of this entity. To acquire the additional 20%, Flora issued 95,000 common shares, valued at $1.92 per share and paid $100. As this transaction does not impact Flora’s level of influence, the transaction is accounted for within shareholders’ equity.

FLORA GROWTH CORP.
Notes to the Unaudited Pro-Forma Condensed Consolidated Financial Statements
June 30, 2020
(Expressed in US Dollars)

(p)
To record the acquisition of an additional 10% of Hemp Textiles LLC (USA), which was incorporated on August 14, 2020. Flora originally owned 90% of this entity. To acquire the additional 10%, Flora paid $100. As this transaction does not impact Flora’s level of influence, the transaction is accounted for within shareholders’ equity.

(q)	To record 1,333,333 shares issued to an employee of the Company as consideration for services rendered.

(r)	To record 333,333 warrants exercised at an exercise price of $0.15 per share.

(s)	To record the acquisition of certain assets of Laboratorios Quipropharma SAS, including the acquisition of certain equipment as well as a deposit on the purchase of real estate.

6. PRO FORMA SHAREHOLDERS’ EQUITY CONTINUITY

A pro-forma continuity of Flora’s issued capital stock and related recorded values after giving effect to the pro-forma adjustments described in Note 5 above is set out below:

	Share capital		Warrants	Options	Accumulated Other Comprehensive Income	Accumulated Deficit	Non-controlling interest	Total
	#	$	$	$	$	$	$	$

Flora at June 30, 2020	29,256,700	$11,056,384	$1,678,521	$422,916	$41,923	$(5,379,739)	$(56,595)	$7,763,410
								-
Pro forma adjustments (Note 5)
Issuance of units pursuant to Regulation A	7,608,721	14,618,003	2,501,621	-	-	-	-	17,119,624
Issuance of stock options	-	-	-	1,999,605	-	-	-	1,999,605
Issuance of common shares pursuant to IPO	3,333,333	15,000,000	-	-	-	-	-	15,000,000
Share issuance costs pursuant to IPO	-	(2,493,754)	744,254	-	-	-	-	(1,749,500)
Share issuance costs pursuant to Regulation A	-	(1,878,173)	197,380	-	-	-	-	(1,680,793)
Issuance of shares to employee	1,333,333	2,561,622	-	-	-	-		2,561,622
Cancellation of stock options	-	-	-	(22,983)	-	22,983	-	-
Business combinations	-	-	-	-	-	-	69,781	69,781
Acquisition of additional interests	158,333	304,292	-	-	-	(287,448)	(17,144)	(300)
Exercise of warrants	333,333	53,022	(3,022)	-	-	-	-	50,000
Net loss	-	-	-	-	-	(6,354,946)	-	(6,354,946)

	42,023,753	$39,221,397	$5,118,753	$2,399,538	$41,923	$(11,999,150)	$(3,958)	$34,778,503

FLORA GROWTH CORP.
Notes to the Unaudited Pro-Forma Condensed Consolidated Financial Statements
June 30, 2020
(Expressed in US Dollars)

As at June 30, 2020, Flora has the following stock options and warrants outstanding after giving effect to the pro forma adjustments described in Note 5:

Stock options:

# of stock options outstanding	# of stock options exercisable	Exercise price	Expiry date

2,133,333	2,133,333	$ 0.15	June 28, 2024
250,000	250,000	$ 2.25	April 23, 2025
1,433,334	1,433,334	$ 2.25	June 30, 2025

Warrants:

# of warrants outstanding	# of warrants exercisable	Exercise price	Expiry date

2,000,000	2,000,000	$ 0.15	March 15, 2022
2,861,683	2,861,683	$ 3.00	July 23, 2021 to December 29, 2021
3,804,361	3,804,361	$ 3.00	December 29, 2021
233,333	233,333	$ 5.63	June 30, 2025
398,807	398,807	$ 3.00	June 30, 2025

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED MARCH 19 , 2021

Flora Growth Corp.
1,315,200 Common Shares
and up to 657,600 Common Shares Underlying Warrants

This prospectus relates to the resale of 1,315,200 Common Shares and up to 657,600 Common Shares underlying Warrants of the Company by the selling shareholders named in this prospectus.

Prior to this offering, there has been no public market for our Common Shares.  We are in the process of applying to list our Common Shares and have reserved the symbol “FLGC” for purposes of listing our Common Shares on the NASDAQ Capital Market under the symbol “FLGC.” NASDAQ might not approve such application, and if our application is not approved, this offering cannot be completed. We will not receive any proceeds from the sale of shares by the selling shareholders.

We are organized under the laws of the Province of Ontario and are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Emerging Growth Company Status.”

Investing in our securities is highly speculative and involves a high degree of risk.  See “Risk Factors” for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19 , 2021.

THE OFFERING

Common Shares offered by the selling shareholders	1,315,200 Common Shares and up to 657,600 Common Shares underlying Warrants

Common Shares outstanding prior to this offering	116,071,260 (or 38,690,420 post-split) Common Shares

Common Shares outstanding immediately after this offering	42,023,753 (post-split) Common Shares(1)

Use of Proceeds	We will not receive any of the proceeds from the sale of the Common Shares and Common Shares underlying Warrants by the selling shareholders named in this prospectus.

(1) Assumes issuance by us of our Common Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Common Shares and Common Shares underlying Warrants by the selling shareholders named in this prospectus.

SELLING SHAREHOLDERS

The following table sets forth certain information with respect to the selling shareholders’ beneficial ownership of our Common Shares and Common Shares underlying Warrants as of the date of this prospectus. Although there was no agreement between the Company and any of the shareholders to register these shares, the Company believes the registration of these shares is beneficial to the Company.
Percentage of beneficial ownership before this offering is based on 116,071,260 Common Shares (or 38,690,420 Common Shares post-split) outstanding as of March 1, 2021. We have determined beneficial ownership in accordance with the rules of the SEC. Beneficial ownership is based on information furnished by each of the selling shareholders. Each selling shareholder listed in the table has acquired his or her respective Common Shares being registered for resale pursuant to our Regulation A, Tier 2 Offering qualified by the Securities and Exchange Commission on December 12, 2019.

Unless otherwise indicated, the selling shareholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares they respectively beneficially own.

None of the selling shareholders have had any position, office or other material relationship within past three years with the Company. To our knowledge, no selling shareholder is a broker dealer or an affiliate of a broker dealer. To our knowledge, no selling shareholder has an agreement or understanding to distribute any of the shares being registered. Each of the selling shareholders may offer for sale from time to time any or all of the shares described in the “Plan of Distribution.” The table below assumes that the selling shareholders will sell all of the shares offered for sale hereby. The selling shareholders are under no obligation to sell any shares pursuant to this prospectus.

Name of Selling Security holder	Common Shares Beneficially Owned Prior to Offering	Warrant Shares Beneficially Owned Prior to Offering	Number of Common Shares Being Offered (post-split)	Number of Warrant Shares Being Offered (post -split)	Common Shares Beneficially Owned After the Offered Common Shares are Sold(1)	Warrant Shares Beneficially Owned After the Offered Warrant Shares are Sold(2)
Nelson Ning Liu	3200	1600	1,067	533	-	-
Ryan Johnson	3200	1600	1,067	533	-	-
Jonathan Roehia Walker	1600	800	533	267	-	-
Peter Ainley	1600	800	533	267	-	-
Robert Sterling Desmond	8000	4000	2,667	1,333	-	-
Daryl Ford	2400	1200	800	400	-	-
David Dyjur	1600	800	533	267	-	-
Gary Wayne Smith	1600	800	533	267	-	-
Vadim Anton	6000	3000	2,000	1,000	-	-
Duro Akinremi	2000	1000	667	333	-	-
Krzysztof Milewski	1600	800	533	267	-	-
Essence Financials Ltd	6800	3400	2,267	1,133	-	-
Patricia Marie Briggs	2400	1200	800	400	-	-
Eugene Bint	1600	800	533	267	-	-
Darren Storm	4000	2000	1,333	667	-	-
Malcolm Russell	10000	5000	3,333	1,667	-	-

Damon Stewart	2800	1400	933	467	-	-
Gladys Gimena Hongo	10000	5000	3,333	1,667	-	-
Jonathan Velasco	3200	1600	1,067	533	-	-
Ivano Clauser	4000	2000	1,333	667	-	-
Jill Nelda Pietrzykowski	1600	800	533	267	-	-
John Hamilton	4800	2400	1,600	800	-	-
John Henri Laprise	2000	1000	667	333	-	-
Pietro Scaramuzzo	26000	13000	8,667	4,333	-	-
Robin Richards	4400	2200	1,467	733	-	-
Sean David Aughey	2000	1000	667	333	-	-
Terence John O'Sullivan	13600	6800	4,533	2,267	-	-
Kim Louise Morrison	1600	800	533	267	-	-
Charles Owen Seeton	2000	1000	667	333	-	-
Lucio Antonio D'Alo	1600	800	533	267	-	-
Justin Curtis Desnoyers	1600	800	533	267	-	-
Ronald Bruce Southern	1600	800	533	267	-	-
John Blake Hamm	1600	800	533	267	-	-
Charish Layon	3600	1800	1,200	600	-	-
David Adam Horak	1600	800	533	267	-	-
Don Strang	1600	800	533	267	-	-
John H Abraham	1600	800	533	267	-	-
Sabin Santina	1600	800	533	267	-	-
Angus Andrew Charles Evenden	11200	5600	3,733	1,867	-	-
Ankur Pathak	2000	1000	667	333	-	-
Heinrich Friesen	1600	800	533	267	-	-
Gerardo Garay Lopez	1600	800	533	267	-	-
Graydon Baker	10000	5000	3,333	1,667	-	-
Eric Melancon	3600	1800	1,200	600	-	-
Guyaume Arseneault	4000	2000	1,333	667	-	-
Great Danil Energy Corp.	3200	1600	1,067	533	-	-
Charles Wilson	1600	800	533	267	-	-
Jessyca Desmarais	1600	800	533	267	-	-
Cyndy Scott	1600	800	533	267	-	-
Jaimanie Persad-Maharaj	3200	1600	1,067	533	-	-
Maclaine Morrissey	1600	800	533	267	-	-
Andre Martineau	34400	17200	11,467	5,733	-	-
Ehab Gabrial	4800	2400	1,600	800	-	-
Paul Denis Vallee	1600	800	533	267	-	-
Sherry Mctavish	1600	800	533	267	-	-
Lawrence Fredrick Ferguson	1600	800	533	267	-	-
Reezwan Khimji	1600	800	533	267	-	-
Carl Johnson	1600	800	533	267	-	-
Grant Arthur Maddess & Wendy Maddess	1600	800	533	267	-	-
Jared Ward	1600	800	533	267	-	-
Denis Perron	2000	1000	667	333	-	-
Andrew Lee	1600	800	533	267	-	-
Michael Angelo Kallis	2000	1000	667	333	-	-
Neil Edwin Crosswhite	1600	800	533	267	-	-
Mohammed Omer Tahseen Ahmed	8000	4000	2,667	1,333	-	-
Ajayan Sritharan	2000	1000	667	333	-	-
Brendan Mulhern	1600	800	533	267	-	-
Jody Rachel Blomme	1600	800	533	267	-	-
Stefan Lorin Florchuk	1600	800	533	267	-	-
Mike P Caranci	2000	1000	667	333	-	-
David Raynes	2000	1000	667	333	-	-
Natalie Forstbauer	1600	800	533	267	-	-
Alan Bankes	1600	800	533	267	-	-

Jesse Coleman	2800	1400	933	467	-	-
Fransic Battiston	2000	1000	667	333	-	-
Roch Laviolette	4800	2400	1,600	800	-	-
Michael Jason Storm	6000	3000	2,000	1,000	-	-
Manpreet Sidhu	1600	800	533	267	-	-
Roch Laviolette	3200	1600	1,067	533	-	-
Dany Provost	4000	2000	1,333	667	-	-
Jason Alexander Hazen Valliant-Saunders	4000	2000	1,333	667	-	-
Saurabh Talwar	26400	13200	8,800	4,400	-	-
Agnes Biswanger	3200	1600	1,067	533	-	-
Pierre Dussault	1600	800	533	267	-	-
Kirk Stanley	1600	800	533	267	-	-
Zhi Hui Wu	12000	6000	4,000	2,000	-	-
Frank Ofori Akwa	6400	3200	2,133	1,067	-	-
Gerry Titus	3200	1600	1,067	533	-	-
Robert W Palm	2800	1400	933	467	-	-
Josh Daniel George Saunders	8000	4000	2,667	1,333	-	-
Trever Morris	2800	1400	933	467	-	-
Rosemary Spencer	1600	800	533	267	-	-
Kangwei Yu	26400	13200	8,800	4,400	-	-
Reliable Metal Buildings Ltd.	6000	3000	2,000	1,000	-	-
Jocelyn Roy	1600	800	533	267	-	-
Peter Walker	1600	800	533	267	-	-
Lucy Baran Meilleur	2800	1400	933	467	-	-
Anthony Tullo	2000	1000	667	333	-	-
Adrian Williams	1600	800	533	267	-	-
John Kho	1600	800	533	267	-	-
Jason Kristjanson	1600	800	533	267	-	-
Nivian Alexander	1600	800	533	267	-	-
Phillip Nauta	5600	2800	1,867	933	-	-
Igors Lavrinovics	2800	1400	933	467	-	-
Stacey Katharine Holden	8000	4000	2,667	1,333	-	-
John Kho	3200	1600	1,067	533	-	-
Lucio Antonio D'Alo	1600	800	533	267	-	-
Michael Stern	1600	800	533	267	-	-
Edward J Weber	1600	800	533	267	-	-
Steve Lebold	2800	1400	933	467	-	-
Tauseef Mamoon	1600	800	533	267	-	-
Lukas Neil Moody	1600	800	533	267	-	-
Christine Mcivor	1600	800	533	267	-	-
Dino Di Fiore	1600	800	533	267	-	-
John Hamilton	5200	2600	1,733	867	-	-
Maxime Destin	1600	800	533	267	-	-
Philip Coleman	2800	1400	933	467	-	-
Fay Whittaker	8000	4000	2,667	1,333	-	-
Leonard Campbell	2800	1400	933	467	-	-
Richard Harvey	1600	800	533	267	-	-
Heide Lambert	5600	2800	1,867	933	-	-
Hari Kumar Bandi	2800	1400	933	467	-	-
David J Little	1600	800	533	267	-	-
Veronica Day	1600	800	533	267	-	-
Ferdinant Kumria	3200	1600	1,067	533	-	-
John Marvin Scott	2000	1000	667	333	-	-

Jared Wade	1600	800	533	267	-	-
Darwin Achiel Claeys	1600	800	533	267	-	-
Kenneth Scott Mckerricher	1600	800	533	267	-	-
Ibrahim Santina	1600	800	533	267	-	-
James Gregory Gascoigne Bates	1600	800	533	267	-	-
Ramesh N Topiwala	1600	800	533	267	-	-
Ellen Janice Berg	1600	800	533	267	-	-
Hussein Dhirani	1600	800	533	267	-	-
Joan L Sumner	4000	2000	1,333	667	-	-
Jeremy Cedric Wong	14000	7000	4,667	2,333	-	-
James Lam	3200	1600	1,067	533	-	-
Wrap-It Investments Inc.	3200	1600	1,067	533	-	-
Robert Hearn	4000	2000	1,333	667	-	-
Sean Paul Nozewski	12800	6400	4,267	2,133	-	-
Frederico Esteban Hayes	1600	800	533	267	-	-
John Campbell	3200	1600	1,067	533	-	-
Subhas K Mukhopadkyay	10000	5000	3,333	1,667	-	-
Hongyu Zhao	1600	800	533	267	-	-
Fiona Lan Ma	1600	800	533	267	-	-
Gordon Allen Macinnes	6400	3200	2,133	1,067	-	-
Jason Hadley	10800	5400	3,600	1,800	-	-
Stana Anghelescu	2000	1000	667	333	-	-
Joanne Di Fiore	1600	800	533	267	-	-
Christopher Schooley	2000	1000	667	333	-	-
Lei Camille Martin	1600	800	533	267	-	-
Aslam Ghauri	3200	1600	1,067	533	-	-
Richard More	2400	1200	800	400	-	-
Benoit Marcoux	3200	1600	1,067	533	-	-
Donald Gary Garside	1600	800	533	267	-	-
Haythim Saghir	1600	800	533	267	-	-
David Wickson	1600	800	533	267	-	-
Jaimanie Persad-Maharaj	1600	800	533	267	-	-
Andre Martineau	12800	6400	4,267	2,133	-	-
Franz Harpain	4000	2000	1,333	667	-	-
Brian Petri	6000	3000	2,000	1,000	-	-
Philip C De Souza	1600	800	533	267	-	-
J. Berger Investments Ltd.	4000	2000	1,333	667	-	-
Roland Estrabillo	4000	2000	1,333	667	-	-
Rudy Sookraj	1600	800	533	267	-	-
Terrance Raymond Tkachyk	1600	800	533	267	-	-
David Mooney	3200	1600	1,067	533	-	-
Ernst Radies	2000	1000	667	333	-	-
Donovan Evans	8000	4000	2,667	1,333	-	-
Derek Palmer	2000	1000	667	333	-	-
Ernie Barbillion	8000	4000	2,667	1,333	-	-
Kaleel Mohammed	1600	800	533	267	-	-
Raymond Omonigho	1600	800	533	267	-	-
Simeon Kehinde Owolabi	2800	1400	933	467	-	-

Colin Nicols	1600	800	533	267	-	-
Nicholas James Morris	3200	1600	1,067	533	-	-
Mourad Raouf Attalla Guirguis	1600	800	533	267	-	-
Kerry Denis	4800	2400	1,600	800	-	-
Medel D. Hongo	2000	1000	667	333	-	-
Investissements Mifran Inc	4000	2000	1,333	667	-	-
Frank Crossland	4000	2000	1,333	667	-	-
Geraldine Iwanciw	1600	800	533	267	-	-
Joerg George Rosset	1600	800	533	267	-	-
Cameron Paul Witt	1600	800	533	267	-	-
Carrol Rosner	4800	2400	1,600	800	-	-
Joseph Tkach	1600	800	533	267	-	-
Pierre Labrinos	13200	6600	4,400	2,200	-	-
Eugene Di Fiore	1600	800	533	267	-	-
Anar Merali	14000	7000	4,667	2,333	-	-
Philip Coleman	10400	5200	3,467	1,733	-	-
Brett Nolan	6000	3000	2,000	1,000	-	-
Cheryl D'Costa	2800	1400	933	467	-	-
Jacqueline A Leigh	1600	800	533	267	-	-
Elkin Correa	2000	1000	667	333	-	-
Trevor Frith	1600	800	533	267	-	-
Joel Boot	1600	800	533	267	-	-
Peter Jonathan Moffat	1600	800	533	267	-	-
Donna Jean Dixon	2000	1000	667	333	-	-
William Spaetgens	2800	1400	933	467	-	-
Reynald Gabas	2000	1000	667	333	-	-
Philip A. Coleman	1600	800	533	267	-	-
John Ernest Mcgee	1600	800	533	267	-	-
Ajayan Sritharan	2000	1000	667	333	-	-
Hamed Morshed	13200	6600	4,400	2,200	-	-
Gholam Reza Rastegar	4000	2000	1,333	667	-	-
Josie Gardiner	2000	1000	667	333	-	-
Chimdi Uhoegbu	1600	800	533	267	-	-
Rainer Preuss	3200	1600	1,067	533	-	-
Clandro Cautillo	1600	800	533	267	-	-
Babar Munir	1600	800	533	267	-	-
John Child	5200	2600	1,733	867	-	-
Cory Allan Reynolds	1600	800	533	267	-	-
Talia Marina Faith Whitbeck	2000	1000	667	333	-	-
Patrick O'Reilly	1600	800	533	267	-	-
Anna O'Sullivan	4800	2400	1,600	800	-	-
Andrzej Olejnik	4000	2000	1,333	667	-	-
Gurdish Gill	1600	800	533	267	-	-
Derek Palmer	1600	800	533	267	-	-
Rene Jeanneault	2000	1000	667	333	-	-
Karim Ghatas	2000	1000	667	333	-	-
Connie Fetterly	2400	1200	800	400	-	-
Steven Walter Wood	1600	800	533	267	-	-
Benjamin Basson	2000	1000	667	333	-	-
Tejal Rameshchandra Topiwala	1600	800	533	267	-	-
Vlaho Miljas	13200	6600	4,400	2,200	-	-
Jack Peter Boekhorst	1600	800	533	267	-	-
Sofiya Shaykhrazieva	2400	1200	800	400	-	-
Curtis Shevchenko	6000	3000	2,000	1,000	-	-

Eldon Blair Galloway	2000	1000	667	333	-	-
Bich Nhu Reyes	1600	800	533	267	-	-
Cheryl Morehouse	1600	800	533	267	-	-
Michele Lynn France Fraser	1600	800	533	267	-	-
Hugh Travers	1600	800	533	267	-	-
Gerald Stchyrba	1600	800	533	267	-	-
Jacqueline Capstick	3200	1600	1,067	533	-	-
Sharon Ann Smith	3200	1600	1,067	533	-	-
Frederick Lucki-Comtois	2000	1000	667	333	-	-
Pierre Leclerc	1600	800	533	267	-	-
Taranjit Lotey	1600	800	533	267	-	-
Kyle Pegg	4400	2200	1,467	733	-	-
James Lam	3200	1600	1,067	533	-	-
Marina Straszak-Suri	5600	2800	1,867	933	-	-
Brian Marling	13600	6800	4,533	2,267	-	-
Hany Ishak	2000	1000	667	333	-	-
Marcel Jacques Deschamps	1600	800	533	267	-	-
Rosario Fortugno	8000	4000	2,667	1,333	-	-
Cheryl Morehouse	1600	800	533	267	-	-
Winston Smith	2000	1000	667	333	-	-
G. Bethell Associates Ltd.	3200	1600	1,067	533	-	-
Marc Benard	10000	5000	3,333	1,667	-	-
Robin Harold Vollmer	2000	1000	667	333	-	-
Greg Honsinger	4000	2000	1,333	667	-	-
Henricus Boekhorst	1600	800	533	267	-	-
Richard J Wysoczanski	1600	800	533	267	-	-
Manjit Hansra	5200	2600	1,733	867	-	-
John Perri	1600	800	533	267	-	-
Olivier Jolicoeur-Morin	8000	4000	2,667	1,333	-	-
Dave Lewis	4000	2000	1,333	667	-	-
Stephen Ku Chen Lau	1600	800	533	267	-	-
Christopher Raphael Rodrigues	22400	11200	7,467	3,733	-	-
Lindsy Bailey	1600	800	533	267	-	-
Veronica Devall	1600	800	533	267	-	-
Chandran Baker	2000	1000	667	333	-	-
Donald Birch	2400	1200	800	400	-	-
Robert L Meilleur	5600	2800	1,867	933	-	-
Antony Brioso	2800	1400	933	467	-	-
Robert Gough	1600	800	533	267	-	-
Ernie Barbillion	2000	1000	667	333	-	-
Ryan Mooney	1600	800	533	267	-	-
Donald James Lock	1600	800	533	267	-	-
Louis Stephen Lovejoy	6800	3400	2,267	1,133	-	-
Thomas Alfred Stevens	1600	800	533	267	-	-
Michael P. Caranci	3200	1600	1,067	533	-	-
Ronald Lanferman	1600	800	533	267	-	-
Debora Erichsen	1600	800	533	267	-	-
Valentin Kurdaliev	13200	6600	4,400	2,200	-	-
Hermel Desjardins	1600	800	533	267	-	-
John Gerber	1600	800	533	267	-	-
Lynn Willard Evoy And Jo-Ann Evoy	4000	2000	1,333	667	-	-
Sachini Kalpana Kurunduwa Hewage	3200	1600	1,067	533	-	-

Nicholas Stavropoulos	1600	800	533	267	-	-
Valerie J. Wingfield-Digby	1600	800	533	267	-	-
Sean David Aughey	2000	1000	667	333	-	-
Susan Kay Chiddix	6000	3000	2,000	1,000	-	-
Debora Erichsen	1600	800	533	267	-	-
Alexander John Leigh	1600	800	533	267	-	-
Sanjay Malhotra	1600	800	533	267	-	-
Peter Jonathan Moffat	2800	1400	933	467	-	-
Patrick Tomlinson Wilson	100000	50000	33,333	16,667	-	-
Srecko Culk	1600	800	533	267	-	-
Dwight Decker	4000	2000	1,333	667	-	-
Anar Merali	3200	1600	1,067	533	-	-
Randolph Lloyd Dale Plett	8000	4000	2,667	1,333	-	-
Wendie Lou Milner	6800	3400	2,267	1,133	-	-
Thor W Nilsson	1600	800	533	267	-	-
Leonard T Doust	12800	6400	4,267	2,133	-	-
Graham Kosakoski	2000	1000	667	333	-	-
Christopher Malbrecht	1600	800	533	267	-	-
Gabriele Noll	6400	3200	2,133	1,067	-	-
Allan Earl Reyes	1600	800	533	267	-	-
Jeff Farrington	2800	1400	933	467	-	-
David Kelly	1600	800	533	267	-	-
Dima Santina	1600	800	533	267	-	-
Anna O'Sullivan	6000	3000	2,000	1,000	-	-
Sidney Kazakoff	2000	1000	667	333	-	-
Julie Couillard	1600	800	533	267	-	-
Jason Hadley	6800	3400	2,267	1,133	-	-
Simon Margel	12000	6000	4,000	2,000	-	-
Sridevi Bandi	1600	800	533	267	-	-
Irvin Goodleaf	8000	4000	2,667	1,333	-	-
Roy Panelli	8000	4000	2,667	1,333	-	-
Caroline Leone Robertson	1600	800	533	267	-	-
Alexandre Richard	1600	800	533	267	-	-
Richard Leonard Campbell	4800	2400	1,600	800	-	-
Guy George Pellett	3200	1600	1,067	533	-	-
2526199 Ontario Inc	5600	2800	1,867	933	-	-
Dehou Pan	8000	4000	2,667	1,333	-	-
Jonathan Ritchey	6000	3000	2,000	1,000	-	-
Cedomir Grujic	2000	1000	667	333	-	-
Nancy Irene Henderson	3200	1600	1,067	533	-	-
Richard More	3200	1600	1,067	533	-	-
Jozsef Boka	1600	800	533	267	-	-
Andrew Scott Rudolph	4000	2000	1,333	667	-	-
Margaret Leitch	2800	1400	933	467	-	-
Total:	1,315,200	657,600	438,400	219,200

(1)	The Common Shares beneficially owned by each of the selling securityholders after the offered Common Shares are sold is less than 1%.
(2)	The Warrant Shares beneficially owned by each of the selling securityholders after the offered Warrant Shares are sold is less than 1%.

SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

After the primary offering closes, and our Common Shares are listed on the NASDAQ Capital Market, the selling shareholders may sell the resale shares from time to time at the market price prevailing on the NASDAQ Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

These Common Shares are being registered pursuant to this Resale Prospectus in order to permit the selling shareholders to be able to trade such Common Shares to a person or company outside Canada, including on or through the facilities of the NASDAQ Capital Market, without restriction under Canadian securities laws.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as
•	principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share; and
•	a combination of any such methods of sale.
The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of our Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Common Shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the Common Shares and Common Shares underlying Warrants offered by them will be the purchase price of the Common Shares less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker-dealers, that participate in the sale of the Common Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling shareholders and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Shareholders” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, our Common Shares and Common Shares underlying Warrants to be sold, the name of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Certain legal matters as to United States federal securities and state securities law in connection with this offering will be passed upon for us by Greenberg Traurig, P.A. The validity of the Common Shares offered in this offering and certain legal matters as to Canadian law will be passed upon for us by Wildeboer Dellelce LLP and Colombian law will be passed upon for us by our Colombian in-house counsel.

Flora Growth Corp.

 1,315,200 Common Shares
and up to 657,600 Common Shares underlying Warrants

Prospectus

           , 2021

Until and including        , 2021 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6. Indemnification of Directors and Officers.
In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company (the “Bylaws”), subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We shall advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below or is not successful on the merits in their defense of the action or proceeding. Indemnification is prohibited unless the individual:

•	Acted honestly and in good faith with a view to our best interests;
•	In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and
•	Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Item 7. Recent Sales of Unregistered Securities.
Pursuant to an offering under Tier 2 of Regulation A, Tier 2 under Section 3(b) of the Securities Act of 1933, as amended, the Company completed its offering of 40,000,000 Units of the Company.  The Regulation A Offering was qualified by the U.S. Securities and Exchange Commission on December 12, 2019.  Each Unit is comprised of one Common Share, with no par value per share and one-half of one Common Share purchase warrant to purchase one additional Common Share at an exercise price of $1.00 per whole warrant share, subject to certain adjustments, over an 18-month exercise period following the date of issuance of the warrant. The Units were offered at a purchase price of $0.75 per Unit.

The Company engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC registered broker-dealer (“Dalmore”), to provide broker-dealer services in seven specified states, including Washington, Arizona, Texas, Alabama, North Dakota, Florida and New Jersey, in connection with the Regulation A Offering.  The Company agreed to pay Dalmore a one-time setup fee of $25,000, as described in the Broker-Dealer Agreement between the Company and Dalmore, as well as a 3% commission on the aggregate amount raised by the Company from investors in the specified states from the sale of Units. Commissions are not payable upon exercise of the warrants.

As of the date of this prospectus, the Company has received subscriptions totaling approximately $29,997,195 pursuant to the Regulation A Offering. The Regulation A Offering closed in December 2020 with 40,000,000 Units sold and $30,000,000 in gross proceeds raised.  We used the proceeds from the Regulation A Offering to fund our cannabis program and general and administrative operating costs.

Pursuant to an engagement letter between Boustead Securities, LLC (“Boustead”) and the Company, dated as of September 8, 2020, Boustead is entitled to receive warrants in connection with the closing of certain debt financing transactions between Boustead and the Company. Such warrants shall be for the purchase of a number of Common Shares equal to 4.0% of the gross proceeds from each such debt financing transaction, divided by the price per share paid by investors in the Company’s most recent financing.

Item 8. Exhibits and Financial Statements Schedule
(a)	The following exhibits are filed as part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K:

Exhibit Number	Description

1.1†	Form of Underwriting Agreement

3.1**	Articles of Incorporation of Flora Growth Corp. (incorporated by reference to Exhibit 2.1 of Flora’s Form 1-A, filed with the SEC on October 10, 2019)

3.2**	Bylaws of Flora Growth Corp.(incorporated by reference to Exhibit 2.2 of Flora’s Form 1-A, filed with the SEC on October 10, 2019)

4.1*	Specimen Common Share Certificate.

4.2**	Form of Regulation A, Tier 2 Common Share Purchase Warrant (incorporated by reference to Exhibit 3.1 of the Company's Form 1-U, filed with the SEC on January 23, 2020)

4.3*	Form of Regulation A, Tier 2 Founder Warrant to Purchase Common Shares

4.4**	Form of Regulation A, Tier 2 Subscription Agreement (incorporated by reference to Exhibit 4.1 of the Company's Form 1-AA, filed with the SEC on November 22, 2019)

4.5**	Regulation A, Tier 2 Warrant Indenture (incorporated by reference to Exhibit 3.2 of the Company's Form 1-U, filed with the SEC on January 23, 2020)

4.6†	Boustead Securities, LLC Form of Underwriter Warrant

4.7**
Shareholders’ Agreement dated October 2, 2019 among Flora Growth Corp., Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa.(incorporated by reference to Exhibit 6.15 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

5.1 †	Form of Opinion of Canadian counsel as to the validity of the Common Shares.

10.1**
Consulting Agreement dated March 14, 2019 between Flora Growth Corp. and Forbes Manhattan, Inc.(incorporated by reference to Exhibit 6.1 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.2**	Consulting Agreement dated March 14, 2019 between Flora Growth Corp. and Stan Bharti. (incorporated by reference to Exhibit 6.2 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.3**	Consulting Agreement dated March 14, 2019 between Flora Growth Corp. and Damian Lopez.(incorporated by reference to Exhibit 6.3 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.4**	Consulting Agreement dated September 11, 2019 between Flora Growth Corp. and Orlando Bustos.(incorporated by reference to Exhibit 6.5 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.5**
Consulting Agreement dated March 14, 2019 between Flora Growth Corp. and Jadan Consulting Group.(incorporated by reference to Exhibit 6.4 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.6**
Consulting Agreement dated September 6, 2019 between Flora Growth Corp. and DALV Consulting, LLC.(incorporated by reference to Exhibit 6.8 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.7**
Broker-Dealer Agreement dated September 6, 2019 between Flora Growth Corp. and Dalmore Group, LLC.(incorporated by reference to Exhibit 6.7 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.8**
Shared Costs Services Agreement dated March 14, 2019 between Flora Growth Corp. and 2227929 Ontario Inc.(incorporated by reference to Exhibit 6.9 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.9**
Promissory Lease with Option to Sale and Purchase Agreement dated December 27, 2018 between Cosechemos YA S.A.S. and Waldshut C.V.(incorporated by reference to Exhibit 6.10 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.10**
Amendment to Promissory Lease with Option to Sale and Purchase Agreement dated November 1, 2019 between Cosechemos YA S.A.S. and Waldshut C.V.(incorporated by reference to Exhibit 6.18 of the Company's Form 1-AA, filed with the SEC on November 22, 2019)

10.11**
Promissory Lease with Option to Sale and Purchase Agreement dated December 27, 2018 between Cosechemos YA S.A.S. and Vicalvaro C.V. (incorporated by reference to Exhibit 6.11 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.12**
Amendment to Promissory Lease with Option to Sale and Purchase Agreement dated November 1, 2019 between Cosechemos YA S.A.S. and Vicalvaro C.V. (incorporated by reference to Exhibit 6.19 of the Company's Form 1-AA, filed with the SEC on November 22, 2019)

10.13**	Lease Agreement dated May 2, 2018 between Cosechemos YA S.A.S. and C.I Gramulaz S.C.A (incorporated by reference to Exhibit 6.12 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.14**
Amendment to Lease Agreement dated September 1, 2019 between Cosechemos YA S.A.S. and C.I Gramulaz S.C.A.(incorporated by reference to Exhibit 6.13 of the Company's Form 1-AA, filed with the SEC on November 22, 2019)

10.15**	Loan Agreement dated June 18, 2019 between Flora Growth Corp. and Q-Gold Resources Ltd. (incorporated by reference to Exhibit 6.26 of the Company's Form 1-SA, filed with the SEC on September 28, 2020)

10.16**
Loan Agreement dated August 6, 2019 between Flora Growth Corp. and Copper One Inc., as amended on September 12, 2019.(incorporated by reference to Exhibit 6.14 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.17**
Loan Agreement dated November 6, 2019 between Flora Growth Corp. and Sulliden Mining Capital Inc. (incorporated by reference to Exhibit 6.23 of the Company's Form 1-SA, filed with the SEC on September 28, 2020)

10.18**	Loan Agreement dated February 12, 2020 between Flora Growth Corp. and Newdene Gold Inc. (incorporated by reference to Exhibit 6.20 of the Company's Form 1-K, filed with the SEC on April 29, 2020)

10.19**
Loan Agreement dated April 17, 2020 between Flora Growth Corp. and Consultances and Consultancies of Latam by GM LLC (incorporated by reference to Exhibit 6.25 of the Company's Form 1-SA, filed with the SEC on September 28, 2020)

10.20**
Promissory Note No. 101 dated June 1, 2020 between Flora Growth Corp. and Kasa Wholefoods Company SAS. (incorporated by reference to Exhibit 6.24 of the Company's Form 1-SA, filed with the SEC on September 28, 2020)

10.21**
Independent Contractor Agreement dated January 1, 2020 between Flora Growth Corp. and Pedra da Gavea Co. Ltd.(incorporated by reference to Exhibit 6.22 of the Company's Form 1-K, filed with the SEC on April 29, 2020)

10.22**
Independent Contractor Agreement dated April 5, 2020 between Flora Growth Corp. and Evan Veryard. (incorporated by reference to Exhibit 6.21 of the Company's Form 1-K, filed with the SEC on April 29, 2020)

10.23**
Share Purchase Agreement dated July 16, 2019 among Flora Growth Corp., Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa.(incorporated by reference to Exhibit 7.1 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.24**	Flora Growth Corp. Stock Option Plan. (incorporated by reference to Exhibit 6.16 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.25**	Form of Stock Option Agreement.(incorporated by reference to Exhibit 6.17 of the Company's Form 1-A, filed with the SEC on October 10, 2019)

10.26**	Amendment to Independent Contractor Agreement dated December 16, 2020 between Flora Growth Corp. and Luis Merchan.

10.27**	Amendment to Independent Contractor Agreement dated December 16, 2020 between Flora Growth Corp. and Damian Lopez Consulting Corporation.

10.28**	Amendment to Independent Contractor Agreement dated December 16, 2020 between Flora Growth Corp. and Jadan Consulting Corporation.

10.29**	Amendment to Independent Contractor Agreement dated December 16, 2020 between Flora Growth Corp. and 2051580 Ontario Inc.

10.30**	Amendment to Independent Contractor Agreement dated December 16, 2020 between Flora Growth Corp. and Forbes & Manhattan Inc.

10.31**	Amendment to Independent Contractor Agreement dated December 16, 2020 between Flora Growth Corp. and Orlando Bustos.

10.32**	Amendment to Independent Contractor Agreement dated December 16, 2020 between Flora Growth Corp. and Consultancies and Consultancies of LATAM by GM LLC.

10.33**	Assignment of Membership Interest Flora Beauty LLC dated December 29, 2020 between Flora Growth Corp. and Andrés Restrepo.

10.34**	Assignment of Membership Interest Flora Beauty LLC dated December 29, 2020 between Flora Growth Corp. and Luis Merchan.

10.35**	Share Purchase Agreement dated December 29, 2020 between Flora Growth Corp., Santiago Mora Bahamon, Laura Londono Tapia, Pablo Silva, and Stefan Lauer.

10.36**	Share Purchase Agreement dated December 29, 2020 between Flora Growth Corp., Ángel Miguel Ramírez, Roberto Barreto, and Sandra Milena Barreto Garzón.

10.37**	Share Purchase Agreement dated December 18, 2020 between Flora Growth Corp. and the shareholders of Grupo Farmaceutico Cronomed S.A.S.

10.38**	Assignment of Shares of Hemp Textiles & Co LLC dated December 29, 2020 between Flora Growth Corp. and Luis Merchan.

10.39**	Assignment of Shares of Hemp Textiles & Co S.A.S. dated December 29, 2020 between Flora Growth Corp. and Santiago Mora Bahamón.

10.40**	Assignment of Shares of Hemp Textiles & Co S.A.S. dated December 29, 2020 between Flora Growth Corp. and Nicolás Vásquez.

10.41**	Assignment of Membership Interest of Hemp Textiles & Co S.A.S. dated December 29, 2020 between Flora Growth Corp. and Luis Merchan.

10.42**	Assets Purchase Agreement between Laboratorios Quipropharma, Selling Party and Flora Growth Corp Sucursal Colombia, Buying Party effective January 12, 2021

21.1**	List of subsidiaries of Flora Growth Corp.

23.1†	Consent of Davidson & Company LLP, independent registered public accounting firm.

23.2†	Consent of Moore Assurance SAS

23.3 †	Consent of Wildeboer Dellelce LLP (included in Exhibit 5.1).

23.4†	Consent of Auditors of Kasa Wholefoods Company SAS Colombia.

23.5†	Consent of Auditors of Breeze Laboratory S.A.S.

23.6†	Consent of Auditors of Grupo Farmaceutico Cronomed SAS.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1 **	Request for Waiver

*To be filed by Amendment
**Previously filed
† Filed herewith
(b) Financial Statements Schedules
See our Financial Statements starting on page F-1.  All other schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 9. Undertakings
(a) The undersigned registrant (which we refer to as the “Registrant”) hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The Registrant hereby undertakes:
(1)
That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on March 19 , 2021.
FLORA GROWTH CORP.

By:	/s/ Luis Merchan
Name: Luis Merchan
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Luis Merchan and Deborah Battiston his or her true and lawful attorney‑in‑fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any and all amendments to this Form F-1/A registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Luis Merchan	Date: March 19 , 2021
Name: Luis Merchan Title: Chief Executive Officer, President and Director (Principal Executive Officer)

/s/Deborah Battiston	Date: March 19 , 2021
Name: Deborah Battiston Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/Dr. Bernard Wilson	Date: March 19 , 2021
Name: Dr. Bernard Wilson Title: Executive Chairman

/s/Dr. Beverley Richardson	Date: March 19 , 2021
Name: Dr. Beverley Richardson Title: Director

/s/Juan Carlos Gomez Roa	Date: March 19 , 2021
Name: Juan Carlos Gomez Roa Title: Director

/s/Stan Bharti	Date: March 19 , 2021
Name: Stan Bharti Title: Director

Signature of Authorized U.S. Representative of Registrant
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Flora Growth Corp., has signed this registration statement on March 19 , 2021.

By:	/s/Luis Merchan
Name:	Luis Merchan
Title:	President and Chief Executive Officer